AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2003


                                                   REGISTRATION NO. 333-61812

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                               POST-EFFECTIVE
                             AMENDMENT NO. 1 TO
                                  FORM S-4


          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                NOVEON, INC.
           (Exact name of registrant as specified in its charter)

      DELAWARE                    2891                   13-414395
  (State or other         (Primary Standard          (I.R.S. Employer
  jurisdiction of            Industrial             Identification No.)
  incorporation or         Classification
   organization)             Code Number

                           9911 BRECKSVILLE ROAD
                           CLEVELAND, OHIO 44141
                               (216) 447-5000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                    SEE TABLE OF ADDITIONAL REGISTRANTS
                            CHRISTOPHER R. CLEGG
                            VICE PRESIDENT-LEGAL
                                NOVEON, INC.
                           9911 BRECKSVILLE ROAD
                           CLEVELAND, OHIO 44141
                               (216) 447-5000


  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copy to:
                               DAVID C. GOLAY
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             ONE NEW YORK PLAZA
                       NEW YORK, NEW YORK 10004-1980
                               (212) 859-8000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.


          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                      CALCULATION OF REGISTRATION FEE

                                                        PROPOSED     PROPOSED
                                                         MAXIMUM     MAXIMUM
                                            AMOUNT TO   AGGREGATE   AGGREGATE      AMOUNT OF
            TITLE OF CLASS OF                  BE      PRICE PER    OFFERING      REGISTRATION
       SECURITIES TO BE REGISTERED         REGISTERED    UNIT(1)     PRICE(1)         FEE(2)
       ---------------------------         ----------    -------     --------         ------
11% Senior Subordinated Notes Due 2011     $275,000,000  $1,000    $275,000,000    $68,750

Guarantees of 11% Senior Subordinated
  Notes Due 2011(3)                        $275,000,000    (4)         (4)           (5)


(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2)  Registration fee has been previously paid in full.

(3)  See inside facing page for table of registrant guarantors.

(4)  No separate consideration will be received for the guarantees.

(5)  No further fee is payable pursuant to Rule 457(n).



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                TABLE OF ADDITIONAL REGISTRANTS


                                  PRINCIPAL EXECUTIVE       STATE OF       I.R.S. EMPLOYER
NAME OF REGISTRANT                      OFFICE            INCORPORATION    IDENTIFICATION NO.
------------------                -------------------     -------------    ------------------

Noveon China, Inc...........     9911 Brecksville Road       Delaware         31-1567152
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

Noveon Diamalt, Inc.........     9911 Brecksville Road       Delaware         22-3481037
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

Noveon FCC, Inc.............     9911 Brecksville Road       Delaware         51-0340498
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

Noveon Hilton Davis, Inc....     9911 Brecksville Road       Delaware         95-4071292
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

Noveon Kalama, Inc..........     9911 Brecksville Road       Washington       91-0862423
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

Noveon Textile Chemicals,        9911 Brecksville Road       Delaware         56-1767462
Inc.........................     Cleveland, Ohio 44141
                                 (216) 447-5000

FCC Acquisition Corp........     9911 Brecksville Road       Delaware         23-2791891
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

Noveon Holding Corporation..     9911 Brecksville Road       Delaware         31-1231786
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

Performance Materials I Inc.     9911 Brecksville Road       Delaware         51-0408646
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

Performance Materials II LLC     9911 Brecksville Road       Delaware            N/A
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

Noveon IP Holdings Corp.....     9911 Brecksville Road       Illinois         52-2310787
                                 Cleveland, Ohio 44141
                                 (216) 447-5000

      The Standard Industrial Classification Code Number for each additional registrant is 2891.


                             INTRODUCTORY NOTE

     This Registration Statement contains a form of prospectus that may be used by any broker-dealer subsidiary of Credit Suisse First Boston LLC in connection with offers and sales of the previously issued securities described therein in market-making transactions.

PROSPECTUS


                                $275,000,000


                                NOVEON, INC.

                   11% SENIOR SUBORDINATED NOTES DUE 2011

        FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT DESCRIBED
                IN THIS PROSPECTUS BY SPECIFIED SUBSIDIARIES

                      -------------------------------

     This prospectus, including any amendments or supplements thereto, has been prepared for and will be used by Credit Suisse First Boston LLC in connection with offers and sales of the 11% Senior Subordinated Notes Due 2011 in market-making transactions. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices. Credit Suisse First Boston LLC may act as principal or agent in these transactions. Noveon, Inc. will not receive any of the proceeds of such sales of the notes.

     Investing in the notes involves risks. See "Risk Factors" on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                         Credit Suisse First Boston


                The date of this prospectus is June __, 2003.

                             TABLE OF CONTENTS


                                                                       Page
                                                                       ----

Prospectus Summary.....................................................  1
Risk Factors...........................................................  4
Special Note Regarding Forward-Looking Statements...................... 11
Use of Proceeds........................................................ 12
Capitalization......................................................... 13
Selected Consolidated Financial Data................................... 14
Management's Discussion and Analysis of Financial Condition
and Results of Operations.............................................. 16
Business............................................................... 40
Management............................................................. 53
Security Ownership of Certain Beneficial Owners and Management......... 63
The Transactions....................................................... 65
Certain Relationships and Related Transactions......................... 67
Description of the Credit Facilities................................... 70
Description of the Notes............................................... 73
Book-Entry, Delivery and Form..........................................116
Certain United States Federal Income Tax Consequences..................120
Plan of Distribution...................................................125
Legal Matters..........................................................125
Experts................................................................125
Where You Can Find More Information....................................126
Index to Consolidated Financial Statements.............................F-1



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR REFERRED TO IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.


     We will provide, upon written or oral request, without charge, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been referred to in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to Noveon, Inc., 9911 Brecksville Road, Cleveland, OH 44141, Attention: General Counsel, (216) 447-5000. This prospectus is based on information provided by us and other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes various documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. See "Where You Can Find More Information."

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

     References to "Noveon," the "Company," "we," "us" or "our" refer to Noveon, Inc. and its subsidiaries, except where the context makes clear that the reference is only to Noveon, Inc. itself and not to its subsidiaries. Any references to the "Company", "we", "us" or "our" as of a date prior to February 28, 2001, the date of the completion of our acquisition of the Performance Materials Segment from the Goodrich Corporation (formerly known as The B.F.Goodrich Company) are to the Performance Materials Segment of the Goodrich Corporation, the predecessor to Noveon, Inc. Any references to "Goodrich" are to the Goodrich Corporation. Any references to "International" are to Noveon International, Inc., the parent of Noveon, Inc.

                             PROSPECTUS SUMMARY

OUR BUSINESS

     We are a leading global producer and marketer of technologically advanced specialty materials and chemicals used in a broad range of consumer and industrial applications. We have a number of high growth, industry leading franchises marketed under some of the industry's most recognized brand names including Carbopol(R), TempRite(R), Estane(R) and Hycar(R). These global brands are complemented by a diverse portfolio of historically stable, cash-generating businesses. We have a significant presence in many niche product categories, where customers value our long-standing ability to provide need-specific formulations and solutions. Our products and services enhance the value of customers' end-products by improving performance, providing essential product attributes, lowering cost, simplifying processing or making them more environmentally friendly.

     Through our worldwide network of 27 strategically located manufacturing facilities, we service more than 7,000 customers operating in over 25 industries. For the three months ended March 31, 2003, we generated sales of $282.3 million, net income of $5.3 million and cash flow from operations of $0.3 million. In 2002, we generated sales of $1,069.3 million, net income of $34.7 million and cash flow from operations of $142.9 million. In 2002, we derived approximately 63% of our sales from the United States, 18% of our sales from Europe and 19% of our sales from the rest of the world. Our margins, combined with our strong cash flow from operations, ongoing capital efficiency efforts and available cash, provide us with significant flexibility to capitalize on future growth opportunities.

     Consistent with our focus on industries and end-use applications, we have organized our business into three segments: Consumer Specialties, Specialty Materials and Performance Coatings.

                                  NOVEON


CONSUMER SPECIALITIES        SPECIALTY MATERIALS        PERFORMANCE COATINGS

- Personal Care and         - Specialty Plastics      - Performance Coatings
  Pharmaceuticals
- Food and Beverage         - Polymer Additives

                                 KEY BRANDS
                                 ----------

Carbopol(R), Pemulen(R),    Estane(R), TempRite(R),    Hycar(R), Sancure(R)
Avalure(R)                  FlowGuard(R),
                            Blazemaster(R), Corzan(R)

     CONSUMER SPECIALTIES is a global producer of specialty chemicals targeting the personal care, pharmaceutical and food and beverage industries. Key products in this segment include synthetic thickeners, film formers, pharmaceutical actives and intermediates, benzoate preservatives, synthetic food dyes and natural colorants. Consumer Specialties generated sales of $82.9 million and operating income of $11.7 million for the three months ended March 31, 2003 and sales of $290.8 million and operating income of $48.2 million in 2002.

     SPECIALTY MATERIALS is the largest global supplier of chlorinated polyvinyl chloride, or CPVC, resins and compounds, thermoplastic polyurethane, or TPU, and reactive liquid polymers, or RLP. Applications for CPVC include piping for residential and commercial plumbing, for TPU include plastic film and sheet for various coatings processes and for RLP include engineering adhesives. Specialty Materials is also a leading North American producer of rubber and lubricant antioxidants and rubber accelerators. Specialty Materials generated sales of $104.7 million and operating income of $20.5 million for the three months ended March 31, 2003 and sales of $402.4 million and operating income of $84.3 million in 2002.

     PERFORMANCE COATINGS is a leading global producer of high performance polymers for specialty paper, graphic arts, architectural and industrial coatings and textile applications. Approximately 80% of Performance Coatings' sales are generated from our water-based emulsion polymers and compounds. We believe that we offer our customers one of the most complete spectrums of emulsion chemistries in the industry. Performance Coatings generated sales of $94.7 million and operating income of $11.2 million for the three months ended March 31, 2003 and sales of $376.1 million and operating income of $59.4 million in 2002.

STRENGTHS

     We believe that we have industry leading positions as a result of the following core strengths:

   o LEADING PRODUCT FRANCHISES AND TECHNOLOGIES. We maintain a number of leading product franchises marketed under some of the industry's most recognized brand names, including Carbopol(R) acrylic thickeners, TempRite(R) CPVC, Estane(R) TPU, Hycar(R) acrylic emulsions and Sancure(R) polyurethane dispersions. Each of these products has a proprietary technology position within its respective industry.

   o LONG-STANDING, LOYAL CUSTOMER BASE. We have developed many of our products in cooperation with our customers, often as a result of their specific needs, resulting in long-standing, loyal customer relationships. Our products generally represent a small percentage of our customers' production costs, but are critical to end-product performance.

   o DIVERSE PRODUCTS, CUSTOMERS AND END-USE APPLICATIONS. We sell over 10,000 products to more than 7,000 customers worldwide for use in diverse end-use applications.

   o RELENTLESS FOCUS ON PRODUCTIVITY IMPROVEMENT. Since our inception in March 2001, we successfully implemented cost-savings initiatives that reduced our fixed manufacturing overhead by over $20 million, delayered our organization, reduced working capital and refocused our capital spending on productivity-related projects.

   o STRONG MANAGEMENT TEAM WITH SIGNIFICANT EQUITY INTEREST. Our senior management has instilled an entrepreneurial culture throughout our organization, successfully implemented leading productivity practices and positioned our Company for strong future earnings growth and cash flow generation. As of April 30, 2003, our management and employees owned approximately 9.3% of International's equity, including outstanding shares and options.

GROWTH STRATEGY

     Our growth strategy consists of the following key elements:

   o ENTER NEW APPLICATIONS AND END-USES. We intend to build on our core product franchises and technology to expand our product offerings by modifying existing formulations to meet new end-use applications.

   o EXPAND GLOBAL REACH. We expect to continue to serve our existing multinational customers globally as they penetrate emerging regions and to target other customers in such regions.

   o EXTEND PRODUCT BREADTH. We expect to continue to expand our product offerings through both internal research and development and the acquisition of new formulations and products.

   o CONTINUE PRODUCTIVITY IMPROVEMENTS. We expect to continue our successful cost-savings initiatives by pursuing operational efficiencies, maintaining a lean organizational structure, reducing fixed costs, rationalizing capacity and efficiently managing capital spending.

   o TARGET STRATEGIC ACQUISITIONS. We plan to accelerate profitable growth through selected acquisitions of assets and technology that target high value niche markets and complement our current product offerings and capabilities.

OTHER INFORMATION

     We commenced operations on March 1, 2001 after our acquisition, completed on February 28, 2001, of the Performance Materials Segment of Goodrich. The total purchase price was $1,386.5 million before fees and expenses. The textile dyes and drug delivery systems businesses that were operated as part of the Performance Materials Segment of Goodrich were not part of the acquisition.

      The acquisition was completed by PMD Investors I LLC, PMD Investors
II LLC, DLJ Merchant Banking Partners III, LP and affiliated funds, and DB Capital/PMD Investors, LLC that was renamed MidOcean Capital/PMD Investors, LLC in April 2003. PMD Investors I LLC and the assets of PMD Investors II
LLC, collectively referred to in this prospectus as PMD, are entities owned by investor groups led by AEA Investors LLC, the successor company of AEA Investors Inc., referred to in this prospectus as AEA. DLJ Merchant Banking Partners III, LP and affiliated funds are affiliates of Credit Suisse First Boston LLC. DLJ Merchant Banking Partners III, LP and affiliated funds that hold shares of International's common stock are collectively referred to in this prospectus as DLJ Merchant Banking. MidOcean Capital/PMD Investors,
LLC was controlled by DB Capital Partners, Inc. through February 20, 2003.
DB Capital Partners, Inc. is an affiliate of Deutsche Bank Securities Inc.
On February 20, 2003, MidOcean Partners, LP and Existing Fund GP, Ltd. acquired an 80% limited partnership interest and general partnership interest, respectively, in DB Capital Partners, LP from DB Capital
Partners, Inc. From February 21, 2003 forward, MidOcean Capital/PMD Investors, LLC is an affiliate of MidOcean Partners, LP, which is controlled by MidOcean Associates, SPC. In this prospectus, MidOcean Capital/PMD Investors, LLC, MidOcean Partners, LP, MidOcean Associations, SPC and their affiliates are referred to collectively as MidOcean.

     To finance the acquisition from Goodrich, we utilized funds from the following sources:

   o The equity sponsors, led by AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC contributed $355.0 million of cash as equity to International, our parent, which in turn contributed this cash to us.

   o  International issued a $172.0 million seller note to Goodrich; and

   o We issued $275.0 million of 11% senior subordinated notes due 2011 and borrowed $635.0 million under our senior credit facilities. The credit facilities are secured by all of our assets, and the assets of our domestic subsidiaries, 100% of the capital stock of our direct and indirect restricted domestic subsidiaries and 65% of the capital stock of our first tier foreign subsidiaries. In addition, the credit facilities are guaranteed by International and each of our direct and indirect material domestic subsidiaries.

     Our principal executive offices are located at 9911 Brecksville Road, Cleveland, Ohio 44141 and our telephone number is 216-447-5000. Our website is located at www.noveoninc.com. Information contained on our website does not constitute a part of this prospectus.

                                RISK FACTORS

     An investment in the notes involves various risks. Some of these risks, but not all of them, are described below. You should consider carefully the following risks and all of the information set forth in this prospectus before making an investment in the notes.

                         RISKS RELATED TO THE NOTES

OUR INDEBTEDNESS COULD RESTRICT OUR OPERATIONS AND MAKE US MORE VULNERABLE TO ADVERSE ECONOMIC CONDITIONS.

     We now have, and after this offering will continue to have, a significant amount of indebtedness. As of March 31, 2003, our total debt was $865.9 million, including the aggregate principal amount due under the notes of $275.0 million. For the year ended December 31, 2002, we made cash principal and interest payments totaling $136.0 million, including a $45.0 million prepayment of our credit facilities. Holding all other variables constant, if interest rates increased or decreased by 1%, interest expense for the year ended December 31, 2002 would increase or decrease by approximately $3.9 million. Our total debt could increase, as we have a total borrowing capacity of $125.0 million under our credit facilities, of which $101.4 million was available as of March 31, 2003. Furthermore, the terms of the indenture governing the notes allow us and our subsidiaries to incur additional amounts of indebtedness, including up to $65.0 million at any time under various baskets, and unlimited additional borrowings, so long as we satisfy a minimum interest coverage ratio after giving effect to those borrowings. Based on this interest coverage ratio, as of March 31, 2003, we could have incurred an additional $418.0 million of indebtedness.



     Our current and future indebtedness could have important consequences to you. For example, it could:


     o impair our ability to make investments and obtain additional financing for working capital, capital expenditures, acquisitions or general corporate or other purposes;


     o limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal and interest payments on our indebtedness;

     o put us at a competitive disadvantage to competitors that have less debt;


     o    increase our vulnerability to interest rate increases; and

     o hinder our ability to adjust to rapidly changing economic and industry conditions.

     Our ability to meet our debt service and other obligations may depend in significant part on the extent to which we can successfully implement our business strategy. We may not be able to implement, or realize the benefits of, our business strategy.


WE MAY INCUR MORE INDEBTEDNESS WHICH COULD EXACERBATE THE RISKS
DESCRIBED ABOVE.


     We may be able to incur additional indebtedness in the future. As described above, under our credit facilities, we have additional borrowing capacity of up to $125.0 million, of which $101.4 million was available as of March 31, 2003, net of $18.5 million of borrowings and $5.1 million of outstanding letters of credit. Additionally, the terms of the indenture relating to the notes do not prohibit us or our subsidiaries from incurring indebtedness, although the indenture does contain limitations on additional indebtedness. If new indebtedness is added to our current levels of indebtedness, the risk described above could increase.


WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE OBLIGATIONS.

     Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the notes.


OUR DEBT AGREEMENTS AND THOSE OF OUR SUBSIDIARIES CONTAIN, AND ANY FUTURE FINANCING AGREEMENTS WE ENTER INTO MAY CONTAIN, RESTRICTIONS THAT WILL LIMIT OUR ABILITY TO FINANCE OPERATIONS AND CAPITAL NEEDS OR ENGAGE IN OTHER BUSINESS ACTIVITIES.

     Our debt agreements contain covenants that, among other things, restrict our ability to:



     o    incur additional indebtedness (including guarantees);

     o    make some acquisitions;



     o    pay dividends and make other restricted payments;


     o    issue certain types of stock;


     o    enter into sale and leaseback transactions;

     o    make loans and investments;

     o    enter into new lines of business; and



     o    engage in some transactions with affiliates.



     In addition, we are required to comply with specified financial covenants including maintenance of net worth, limitations on capital expenditures, minimum interest coverage ratios, maximum leverage ratios and a minimum EBITDA, as defined in the credit agreement.

     Our ability to meet these covenants and requirements in the future may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Our breach or failure to comply with any of these covenants could result in a default under our credit facilities or the indenture governing the notes. If we default under our credit facilities, the lenders could cease to make further extensions of credit, cause all of our outstanding debt obligations under these credit facilities to become due and payable, require us to apply all of our available cash to repay indebtedness under these credit facilities, prevent us from making debt service payments on any other indebtedness we owe and/or proceed against the collateral granted to them to secure repayment of those amounts. The credit facilities are secured by substantially all of our assets and those of our domestic subsidiaries, 100% of the capital stock of our direct and indirect restricted domestic subsidiaries and 65% of the capital stock of our first tier foreign subsidiaries. If the indebtedness under the credit facilities or our outstanding notes is accelerated, we may not have sufficient assets to repay amounts due under these existing debt agreements or on other debt securities then outstanding.

THE NOTES ARE UNSECURED AND JUNIOR TO ALL OF OUR PRESENT AND FUTURE SENIOR DEBT, INCLUDING THE CREDIT FACILITIES.

     The notes are unsecured and subordinated in right of payment to all of our present and future senior debt, including all indebtedness under the credit facilities. As of March 31, 2003, the notes are subordinated to approximately $590.9 million of our senior debt. The effect of this subordination is that if we were to undergo insolvency, liquidation or another reorganization, our assets would be available to pay our obligations on the notes only after all senior debt, including borrowings under the credit facilities and all interest or other amounts due on the senior debt, is paid in full. We cannot assure you that there will be sufficient assets remaining to pay amounts due on all or any of the notes. The indenture governing the notes will not limit the amount of senior debt we may incur if we satisfy certain fixed charge coverage tests.

     We generally may not pay our obligations on the notes, or repurchase, redeem or otherwise retire the notes if any senior debt is not paid when due or any default on senior debt occurs and the maturity of the senior debt is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived, any acceleration has been rescinded or the senior debt has been paid in full. In addition, if any default exists with respect to certain senior debt and other specified conditions exist, we will be prohibited from making any payments on the notes for a designated period of time. Moreover, our debt under the credit facilities is secured by liens on substantially all of our assets, including 100% of the capital stock of our U.S. subsidiaries and 65% of the capital stock of some of our non-U.S. subsidiaries. The notes are unsecured and therefore do not have the benefit of this collateral. Accordingly, if an event of default occurs under the credit facilities, the lenders under those credit facilities have a security interest in our assets and may foreclose upon the collateral. In that case, our assets would first be used to repay in full amounts outstanding under the credit facilities and may not be available to repay our obligations on the notes.

THE NOTES ARE SUBJECT TO THE PROVISIONS OF FEDERAL BANKRUPTCY LAW AND COMPARABLE PROVISIONS OF STATE LAW WITH RESPECT TO FRAUDULENT CONVEYANCES.


     The incurrence by us of debt, such as the notes, could be subject to review under relevant federal and state fraudulent transfer laws in a bankruptcy case or a lawsuit. Federal or state fraudulent transfer laws permit a court, if it makes findings, to:

     o avoid all or a portion of our obligations to holders of the notes;

     o subordinate our obligations to holders of the notes to our other existing and future debt, entitling other creditors to be paid in full before any payment is made on the notes; and

     o take other action detrimental to holders of the notes, including, in some circumstances, invalidating the notes.

     If a court were to take any of those actions, we cannot assure holders of the notes that they would ever be repaid.

     Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

     o issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

     o received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes; and

     o were insolvent or was rendered insolvent by reason of the issuance of the notes;

     o were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

     o intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as those debts mature.

     Different jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we incurred the debt constituting the notes if (1) the fair market value (or fair saleable value) of our assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute or mature or (2) we were incurring debts beyond our ability to pay as such debts mature. We cannot assure holders of the notes as to what standard a court would apply in order to determine whether we were "insolvent" as of the date of issuance of the notes and we cannot assure holders of the notes that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Additionally, we cannot assure holders of the notes that a court would not determine, regardless of whether we were insolvent on the date of issuance of the notes, that the issuance constituted a fraudulent transfer on other grounds.

WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Upon a change of control event, if we do not redeem the notes, each holder of the notes will have the right to require us to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. Our ability to repurchase the notes upon a change of control event is limited by the terms of our debt agreements, including our credit facilities. Upon a change of control event, we may be required to repay immediately the outstanding principal, and any accrued interest or any other amounts, owed by us under our credit facilities. We may not be able to repay these amounts or obtain the necessary consents under these credit facilities to repurchase the notes. The source of funds for any purchase of notes would be our available cash or cash generated from other sources. However, we may not have enough available funds or be able to generate the necessary funds upon a change of control to make any required repurchases of tendered notes. This may result in our having to refinance our outstanding indebtedness, which we may not be able to do on favorable terms or at all.

YOU MAY BE UNABLE TO RESELL YOUR NOTES IF A TRADING MARKET FOR THE NOTES DOES NOT CONTINUE.

     Although the notes are eligible for trading in PORTAL, we cannot assure you that an active trading market will continue for the notes. If an active trading market ceases, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We have been informed by Credit Suisse First Boston LLC that it currently intends to make a market in these notes. However, Credit Suisse First Boston LLC may cease its market-making at any time. We do not intend to apply for listing the notes on any securities exchange.

WE ARE CONTROLLED BY ONE STOCKHOLDER.

     The interests of our sole stockholder may be in conflict with your interests as a holder of notes. We are 100% owned by International. As a result, International will be able to direct the election of the members of our board of directors and therefore direct our management and policies. Circumstances may occur in which the interests of International, as an equity holder, could be in conflict with the interests of the holders of notes. For example, International may have an interest in pursuing acquisitions, divestitures or other transactions that, in its judgment, could enhance its equity investment, even though those transactions might involve disproportionate risks to the holders of the notes. The owners of our sole stockholder are engaged in numerous investment activities, some of which may be competitive with us. These owners will be entitled to maintain and pursue for their own account, opportunities which may be competitive with us and neither these owners, nor their nominees to our board of directors, will be obligated to present us with opportunities in which we may be interested.

                       RISKS RELATED TO OUR BUSINESS

INCREASES IN RAW MATERIAL PRICES AND REDUCTIONS IN AVAILABILITY OF RAW MATERIAL SUPPLIES COULD DISRUPT OUR OPERATIONS.


     We use a variety of specialty and commodity chemicals in our manufacturing processes. These raw materials are generally available from numerous independent suppliers. We typically purchase our major raw materials on a contract basis in order to insure that we receive minimum required volumes. Some of the raw materials that we use are derived from petrochemical-based feedstocks. There have been historical periods of rapid and significant movements in the prices of these feedstocks both upward and downward. We selectively pass changes in the prices of raw materials to our customers from time to time. We cannot always do so, however, and any limitation on our ability to pass through any price increases could have an adverse effect on our business, financial condition or results of operations.



COMPETITION IN OUR INDUSTRY MAY PUT DOWNWARD PRESSURE ON OUR PRICES
AND MARGINS.

     We compete with a wide variety of product materials and specialty chemicals manufacturers. Some of our competitors are larger, have greater financial resources and have less debt than we do. As a result, these competitors may be better able to withstand a change in conditions within our industry and throughout the economy as a whole. In addition, we could be subject to adverse results caused by our competitors' pricing decisions. These competitors may also be able to maintain significantly greater operating and financial flexibility than we can. Additionally, a number of our niche product applications are customized or sold for highly specialized uses. Competitors that have greater financial, technological, manufacturing and marketing resources than we do and that do not currently market similar products may do so in the future. Increased competition could have an adverse effect on our business, financial condition or results of operations.

OUR BUSINESS HAS CYCLICAL EXPOSURE, WHICH MAY REDUCE DEMAND FOR OUR
PRODUCTS.

     A substantial portion of our sales is attributable to products and markets that historically have been cyclical and sensitive to relative changes in supply and demand and general economic conditions. The demand for our products depends, in part, upon the general economic conditions of the industries of our customers. Downward economic cycles in our customers' industries may reduce sales of our products.

ENVIRONMENTAL REGULATIONS MAY CAUSE US TO INCUR SIGNIFICANT COSTS AND
LIABILITIES.

     Our operations are subject to extensive environmental laws and regulations of foreign, federal, state and local authorities, including those pertaining to air emissions, wastewater discharges, the generation, handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use, storage, release and disposal of hazardous substances. We have incurred, and will continue to incur, costs and capital expenditures in complying with these laws and regulations. Any failure by us to comply with such laws and regulations could subject us to significant future liabilities.

     A majority, but not all, of our properties have been the subject of recent environmental site assessments performed by outside environmental consultants to determine the level of environmental risk. However, not all potential instances of either environmental non-compliance or soil and groundwater contamination may have been identified, even at those sites where environmental site assessments have been conducted. Accordingly, we may discover previously unknown environmental conditions and the cost of remediating such conditions could be material.

     Several of our facilities have environmental cleanups that are currently in process and for which Goodrich provided an indemnity. In addition to Goodrich's indemnity, there are several other indemnities from third parties such as past owners of the facilities. However, if Goodrich or the third party indemnitors become unable to, or otherwise do not, comply with their respective indemnity obligations in the future, we could become subject to significant liabilities. See "Business--Health, Safety and Environmental Matters."

     In addition, environmental laws and regulations, and their interpretations, are constantly evolving and it is impossible to predict accurately the effect that changes in these laws and regulations, or their interpretation, may have upon our business, financial condition or results of operations. Should environmental laws and regulations, or their interpretations become more stringent, the costs of compliance could increase. If we cannot pass along future costs to our customers, any increases may have an adverse effect on our business, financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Contingencies--Environmental" and "Business--Health, Safety and Environmental Matters."

INTERNATIONAL SOCIAL, POLITICAL AND ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING PERFORMANCE.

     Our international operations are subject to risks, including currency exchange controls, labor unrest, regional economic uncertainty, political instability, terrorism, expropriation of property, restrictions on the transfer of funds into or out of a country, export duties, taxes and quotas, domestic and foreign customs and tariffs, and current and changing regulatory environments. These events could have an adverse effect on our international operations in the future by reducing the demand for our products, increasing the prices at which we can sell our products or otherwise having an adverse effect on our business, financial condition or results of operations.

CURRENCY TRANSLATION RISK AND CURRENCY TRANSACTION RISK MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     The financial condition and results of operations of each foreign operating subsidiary are reported in the relevant local currency and then translated to U.S. dollars at the applicable currency exchange rate for inclusion in our financial statements. Exchange rates between these currencies and U.S. dollars in recent years have fluctuated significantly and may do so in the future. For the year ended December 31, 2002, we generated approximately 28% of our sales in foreign currencies, and we incurred approximately 26% of our total costs in foreign currencies. Significant changes in the value of the euro relative to the U.S. dollar could also have an adverse effect on our financial condition and results of operations and our ability to meet interest and principal payments on euro-denominated debt, including borrowings under our credit facilities, and U.S. dollar-denominated debt, including the notes and borrowings under the credit facilities. In addition to currency translation risks, we incur currency transaction risk whenever one of our operating subsidiaries enters into either a purchase or a sales transaction using a different currency from the currency in which it receives revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Given the volatility of exchange rates, we may not be able to effectively manage our currency translation and/or transaction risks, and any volatility in currency exchange rates may have an adverse effect on our financial condition or results of operations.

THE PATENTS AND CONFIDENTIALITY AGREEMENTS WE RELY ON TO PROTECT OUR INTELLECTUAL PROPERTY MAY BE CHALLENGED OR RENDERED UNENFORCEABLE.

     Protection of our proprietary processes, methods and compounds and other technology is important to our business. Consequently, we rely on judicial enforcement and protection of our patents. While a presumption of validity exists with respect to patents issued to us in U.S. and non-U.S. jurisdictions, our patents may be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, any pending patent application filed by us may not result in an issued patent, and if patents are issued to us, those patents may not provide meaningful protection against competitors or against competitive technologies.

     We also rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality agreements with our employees and third parties to protect our intellectual property, these agreements may be breached, may not provide meaningful protection for our trade secrets or proprietary manufacturing expertise or may not provide for adequate remedies in the event of an unauthorized use or disclosure of our trade secrets and manufacturing expertise. In addition, others may obtain knowledge of our trade secrets through independent development or other access by legal means. The failure of our patents or confidentiality agreements to protect our processes, equipment, technology, trade secrets and proprietary manufacturing expertise, methods and compounds could have an adverse effect on our business, financial condition or results of operations.

WE MAY BE UNABLE TO RESPOND EFFECTIVELY TO TECHNOLOGICAL CHANGES IN OUR INDUSTRY, WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.



     Our future business success will depend upon our ability to maintain and enhance our technological capabilities, develop and market products and applications that meet changing customer needs and successfully anticipate or respond to technological changes on a cost-effective and timely basis. Our inability to anticipate, respond to or utilize changing technologies could have an adverse effect on our business, financial condition or results of operations.



IF WE MAKE ACQUISITIONS IN THE FUTURE, WE MAY EXPERIENCE PROBLEMS
INTEGRATING NEW BUSINESSES AND ASSETS AND ALLOCATING MANAGEMENT RESOURCES.

     Identifying, acquiring and integrating businesses requires substantial management, financial and other resources and may pose several risks, some or all of which could have a material adverse effect on our business, financial condition and results of operation. These risks include:

     o    unforeseen operating difficulties and expenditures;

     o difficulties in assimilation of acquired personnel, operations and technologies;

     o the need to manage a significantly larger and more geographically dispersed business;

     o    increased indebtedness;

     o diversion of management's attention from ongoing development of our business or other business concerns;

     o    potential loss of customers;

     o    failure to retain key personnel of the acquired business; and

     o the use of substantial amounts of our available cash and/or credit facilities.

OUR PRODUCTION FACILITIES ARE SUBJECT TO OPERATING RISKS THAT MAY ADVERSELY AFFECT OUR OPERATIONS.

     We are dependent on the continued operation of our production facilities. These production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, remediation complications, chemical spills, discharges or releases of toxic or hazardous substances or gases, storage tank leaks and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to, or destruction of, property and equipment and environmental damage, fines and liabilities and could have an adverse effect on our business, financial condition or results of operations. In addition, some of our production facilities are co-located at sites where our neighbors face the same operational risks and, in some cases, they provide critical supplies and/or services, and any disruption in those supplies and/or services could have a material adverse effect on our operations.

OUR PRODUCTION FACILITIES ARE OF THE TYPE THAT MAY ATTRACT TERRORIST ATTACKS, AND ANY ATTACK MAY DISRUPT OUR OPERATIONS AND CAUSE US TO INCUR SIGNIFICANT COSTS AND LIABILITIES.

     Uncertainty surrounding the possibility and scope of terrorist attacks may impact our operations in unpredictable ways, including the possibility that our chemical production facilities may become direct targets, or indirect casualties, of possible terrorist attacks. While our production facilities are under a heightened level of security, this level of security may be insufficient to prevent a terrorist attack. The resulting damage would be difficult to assess, may be severe and could include loss of life and property damage. Available insurance coverage may not be sufficient to cover all of the damage incurred or may be prohibitively expensive. In addition, some of our production and other facilities are co-located at sites where our neighbors may be potential targets of terrorist attacks. The resulting collateral damage may be significant and substantial.

PRESENT AND FUTURE LITIGATION MAY ADVERSELY AFFECT OUR RESULTS OF
OPERATIONS.

     We are a defendant in lawsuits that result from, and are incidental to, the conduct of our business. These suits concern, and future suits may concern, issues, including product liability, contract disputes, labor-related matters, patent infringement, environmental proceedings, property damage and personal injury matters. It is not feasible to predict the outcome of all pending or future suits and claims, and the ultimate resolution of these matters could have an adverse effect upon our business, financial condition or results of operations.

WE ARE SUBJECT TO GOVERNMENT REGULATION THAT MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We are subject to regulation by many U.S. and non-U.S. supranational, national, federal, state and local governmental authorities. In some circumstances, before we may sell some of our products, these authorities must approve these products, our manufacturing processes and facilities. We are also subject to ongoing reviews of our products and manufacturing processes.

     In order to obtain regulatory approval of various new products, we must, among other things, demonstrate to the relevant authority that the product is safe and effective for its intended uses and that we are capable of manufacturing the product in accordance with current regulations. The process of seeking approvals can be costly, time consuming and subject to unanticipated and significant delays, and approvals may not be granted to us on a timely basis, if at all. Any delay in obtaining, or any failure to obtain or maintain, these approvals would adversely affect our ability to introduce new products and to generate revenue from those products.



     New laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, which could have an adverse effect on our business, financial condition or results of operations.



GOODWILL IMPAIRMENT MAY UNPREDICTABLY AFFECT OUR RESULTS OF OPERATIONS IN THE FUTURE.

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Intangible Assets," effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill (and intangible assets deemed to have indefinite lives) is no longer amortized but is subject to annual impairment tests in accordance with SFAS No. 142. Other intangible assets will continue to be amortized over their remaining useful lives. We adopted SFAS No. 142 in our first quarter of 2002.

     Under the provisions of SFAS No. 142, goodwill at each of our reporting units must be tested for impairment at least annually. We determined that no goodwill impairment had occurred during 2002. Future events could cause the impairment of goodwill associated with any of our reporting units. Any resulting impairment loss may have a material adverse impact on our results of operations in any future period in which we record a charge for it. In addition, a significant impairment of goodwill may cause us to be in default under the net worth covenant of our credit facilities.

             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this section and elsewhere in this prospectus include forward-looking statements, including those that relate to our future plans, objectives, expectations and intentions. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "expects," "anticipates," "intends," "plans," "believes," "estimates," "seeks," "thinks" and variations of these words and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, our goals may not be achieved. These forward-looking statements are made as of the date of this report, and, except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"), we assume no obligation to update or revise them or provide reasons why actual results may differ.

     Important factors that may affect our expectations, estimates or projections include:

     o the effects of the substantial debt we have incurred in connection with our acquisition of the Performance Materials Segment from Goodrich and our ability to refinance or repay that debt;

     o changes in customer requirements in markets or industries we serve;

     o    general economic and market conditions;

     o    competition within our industry;

     o our access to capital markets and any restrictions placed on us by any current or future financing arrangements;

     o    environmental and government regulations;

     o the effect of risks of investing in and conducting operations in foreign countries, including political, social, economic, currency and regulatory factors;

     o    changes in the price and supply of major raw materials; and

     o the effect of fluctuations in currency exchange rates on our international operations.



                              USE OF PROCEEDS



     This prospectus is delivered in connection with the sale of the notes by Credit Suisse First Boston LLC in market-making transactions. We will not receive any of the proceeds from such transactions.

                               CAPITALIZATION



The following table sets forth our cash and capitalization as of March 31, 2003. In addition, you should read the following table in conjunction with "Selected Consolidated Financial Data", our consolidated financial statements and the accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which are contained in this prospectus.

                                                       AS OF
                                                     MARCH 31,
                                                       2003
                                                   ---------------
                                                    (DOLLARS IN
                                                     MILLIONS)
                                                    (unaudited)
   Cash and cash equivalents                         $   70.7
                                                     ========
   Short-term bank debt                              $    0.1
   Revolving credit facility (1)                         18.5
   Term loans (2)                                       572.0
   11% Senior Subordinated Notes due 2011               275.0
   Other                                                  0.3
                                                      --------
   Total debt (including short-term debt)               865.9

   Stockholder's equity:

   Common stock                                           -
    Paid in capital                                     498.0
    Retained earnings                                     3.4
    Accumulated other comprehensive income                3.8
                                                     --------
     Total stockholder's equity                         505.2
                                                     --------
     Total capitalization                            $1,371.1
                                                     ========

-------------------------

(1) Our revolving credit facility and related subfacilities provide for total borrowing capacity of up to $125.0 million.

(2) Term loans include both current and long-term portions and, as of March 31, 2003, were comprised of Term Loan A with a balance of $73.0 million and Term Loan B with a balance of $499.0 million.

                    SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents selected financial data at the dates and for the periods indicated. The data for the three months ended March 31, 2003 and 2002 are derived from our unaudited condensed consolidated financial statements, which, in our opinion, include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the information set forth therein. The data for the year ended December 31, 2002 and the ten months ended December 31, 2001 are derived from our audited consolidated financial statements. The data for the two months ended February 28, 2001 and the years ended December 31, 2000, 1999 and 1998 are derived from the audited consolidated historical financial statements of the Performance Materials Segment of Goodrich. The information set forth below should be read in conjunction with the consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere in this prospectus.

                                                                              THREE MONTHS
                                                         NOVEON, INC.                  PERFORMANCE MATERIALS SEGMENT OF GOODRICH
                                         ------------------------------------------  ---------------------------------------------
                                            (UNAUDITED)
                                            THREE MONTHS                  TEN MONTHS  TWO MONTHS
                                                ENDED         YEAR ENDED   ENDED        ENDED
                                              MARCH 31         DECEMBER   DECEMBER    FEBRUARY 28     YEAR ENDED DECEMBER 31
                                           2003       2002       2002       2001         2001       2000        1999       1998
                                         ------------------------------------------  ---------------------------------------------
                                               (DOLLARS IN MILLIONS, EXCEPT RATIOS)
 Statement of Operations Data:

   Sales                                  $ 282.3    $ 259.4    $1,069.3   $  876.4   $  187.0   $1,167.7    $1,217.7   $1,195.2
   Cost of sales                            200.5      177.0       726.8      628.1      137.3      819.5       832.2      817.8
                                         ------------------------------------------  ---------------------------------------------
   Gross profit                              81.8       82.4       342.5      248.3       49.7      348.2       385.5      377.4
   Selling and administrative expenses       50.4       49.1       201.6      160.5       35.2      201.1       218.2      223.4
   Amortization expense (c)                   3.6        3.8        13.9       26.5        4.0       24.4        24.6       18.2
   Restructuring and consolidation costs      2.0        0.1         6.1        3.1        -         40.5        37.3         -
                                         ------------------------------------------  ---------------------------------------------
   Operating income                          25.8       29.4       120.9       58.2       10.5       82.2       105.4      135.8
   Interest expense (income), net            18.0       19.3        75.6       73.5       (0.6)      (4.4)       (0.5)       0.7
   Other (income)expense, net                (0.1)       0.2         2.4        0.7        1.5        0.4         1.5        0.2
                                         ------------------------------------------  ---------------------------------------------
   Income (loss) from continuing
    operations before income taxes            7.9        9.9        42.9      (16.0)       9.6       86.2       104.4      134.9
   Income tax expense                         2.1        1.4         8.2        4.6        4.0       35.9        42.3       55.4
                                         ------------------------------------------  ---------------------------------------------
   Income (loss) from continuing
    operations                                5.8        8.5        34.7      (20.6)       5.6       50.3        62.1       79.5
   Loss from discontinued operations-net
    of taxes                                  -          -           -          -          -          -           -         (1.6)
                                         ------------------------------------------  ---------------------------------------------
   Income (loss) before cumulative
    effect of accounting change               5.8        8.5        34.7      (20.6)       5.6       50.3        62.1       77.9
   Cumulative effect of accounting
    change-net of tax                         0.5        -         -          -            -          -           -           -
                                         ------------------------------------------  ---------------------------------------------
   Net income (loss)                       $  5.3    $   8.5    $   34.7   $  (20.6)   $   5.6   $   50.3    $   62.1   $   77.9
                                         ==========================================  =============================================
 Other Data:
   Cash flow provided (used) by
     operating activities                  $  0.3    $   2.8    $  142.9   $ 153.9     $ (31.6)  $  180.9    $  156.1   $  168.7
   Cash flow (used) by investing
     activities                             (27.2)      (4.9)      (79.7) (1,218.7)       (7.6)     (75.3)      (97.3)    (449.3)
   Cash flow provided (used) by
     financing activities                    18.2       (7.1)     (107.5)  1,184.4        37.5     (100.2)      (54.4)     273.7
   Depreciation and amortization             21.8       20.9        84.7      83.0        14.4       86.7        86.9       76.1
   Capital expenditures                      16.5        4.9        52.3      28.5         7.6       64.0        79.6       70.7
   Ratio of earnings to fixed charges(a)      1.4x       1.5x        1.5x     (b)         10.8x      11.6x       14.4x      16.7x

 Balance Sheet Data:
   Cash and cash equivalents               $ 70.7    $ 110.7    $   79.5   $ 120.0       N/A     $   15.7    $   10.6   $    6.6
   Property, plant and equipment, net       669.3      655.1       670.7     672.5       N/A        563.2       600.8      610.8
   Total assets                           1,651.4    1,650.9     1,629.1   1,661.8       N/A      1,359.2     1,430.6    1,439.0
   Total debt                               865.9      893.2       847.5     900.7       N/A         30.0        42.7       69.3
   Stockholder's equity                     505.2      505.0       499.7     496.2       N/A          -           -           -
   Goodrich's investment                     -          -           -         -          N/A        910.4       950.9      938.1


(a) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, discontinued operations and the cumulative effect of accounting changes and include interest expense, amortization of interest previously capitalized and a portion of rental expense representing an interest factor. Fixed charges consist of interest expensed and capitalized and a portion of rental expense representing an interest factor.

(b) We experienced a loss for the ten months ended December 31, 2001, and as a result, the ratio of earnings to fixed charges was less than 1:1. The Company would require additional earnings of $16.2 million to achieve coverage of 1:1.

(c) We adopted SFAS No. 142 effective January 1, 2002. Goodwill amortization expense was $15.1 million, $3.0 million, $18.6 million, $20.0 million and $15.0 million for the ten months ended December 31, 2001, the two months ended February 21, 2001 and the years ended December 31, 2000, 1999 and 1998, respectively.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS
              OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



     You should read the following discussion in conjunction with the audited consolidated financial statements of Noveon, Inc. and the Performance Materials Segment of Goodrich included elsewhere in this prospectus.

     This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to those described under "Risk Factors" beginning on page 4, and included in other portions of this prospectus. See "Special Note Regarding Forward-Looking Statements" for a discussion of the uncertainties, risks and assumptions associated with these statements.

OVERVIEW

     We are a leading global producer and marketer of technologically advanced specialty materials and chemicals used in a broad range of consumer and industrial applications. We have a number of high growth, industry-leading franchises marketed under some of the industry's most recognized brand names including Carbopol(R), TempRite(R), Estane(R) and Hycar(R). These global brands are complemented by a diverse portfolio of historically stable, cash generating businesses. We have a significant presence in many niche product categories, where customers value our long-standing ability to provide need-specific formulations and solutions. Our products and services enhance the value of customers' end-products by improving performance, providing essential product attributes, lowering cost, simplifying processing or making them more environmentally friendly. Through our worldwide network of 27 strategically located manufacturing facilities, we service more than 7,000 customers operating in over 25 industries. In 2002, we derived approximately 63% of our sales from the United States, 18% of our sales from Europe and 19% of our sales from the rest of the world.

     Consistent with our focus on industries and end-use applications, we have organized our business into three segments: Consumer Specialties, Specialty Materials and Performance Coatings.

     We commenced operations on March 1, 2001 through the acquisition on February 28, 2001 of the Performance Materials Segment of Goodrich. The acquisition was financed through borrowings under our credit facilities, proceeds from our 11% senior subordinated note offering, and an equity contribution from International. We are a wholly owned subsidiary of International.

     International was organized for the purpose of owning all of our common stock and was capitalized through an equity contribution of $355.0 million from affiliates of its equity sponsors, AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC. International has no independent operations or investments other than its investment in us. International has made an equity contribution of $527.0 million to us comprised of $355.0 million in cash and $172.0 million from the seller note that International issued to a subsidiary of Goodrich in connection with the acquisition. The seller note bears interest at an initial rate of 13% payable semiannually in cash or additional notes at the option of International and increases to a rate of 15% after five years. However, if the interest is paid in cash after five years, the interest rate remains at 13%. International may be dependent on our cash flows to repay the seller note upon maturity in 2011. At March 31, 2003, there was $155.8 million outstanding on the seller note.

     The acquisition was recorded using the purchase method of accounting. The purchase price before fees and expenses, totaling $21.4 million, was $1,386.5 million and consisted of cash of $1,167.1 million, assumption of debt and liabilities of $32.9 million, net of cash acquired, and a $172.0 million equity contribution resulting from the seller note of International issued to Goodrich.

     Pursuant to the Agreement for Sale and Purchase of Assets between Goodrich and the Company, the purchase price was subject to a post-closing working capital adjustment. On June 28, 2002, the Company entered into an agreement with Goodrich settling the working capital adjustment pursuant to which the Company paid Goodrich $14.5 million. The settlement payment and the costs associated with the settlement efforts have been reflected as an adjustment to the purchase price in the Company's financial statements and increased the goodwill associated with the acquisition.

     The acquisition was financed through term loan borrowings under our credit facilities, proceeds from the offering of senior subordinated notes, and the $527.0 million equity contribution from International. The proceeds from the credit facilities included $125.0 million on a six-year Term Loan A facility that matures in 2007 and $510.0 million on a Term Loan B facility that matures in 2008. The proceeds from the 11% senior subordinated notes due 2011 were $275.0 million.

     The assets acquired and liabilities assumed of the Performance Materials Segment of Goodrich have been recorded at fair values. The deferred income taxes provided in the purchase price allocation are attributed to the tax effects of differences between the assigned values and the tax basis of assets acquired (except for certain goodwill which is non-deductible for tax purposes) and liabilities assumed. As of March 31, 2003, goodwill and identifiable intangible assets arising principally from the acquisition, represented 22.7% and 10.9%, respectively, of total assets and they represented 74.2% and 35.6%, respectively, of total stockholder's equity.

RESTRUCTURING MATTERS

     In order to increase efficiency and productivity and to reduce costs, the Company has reduced headcount at various administrative and manufacturing facilities in 2003. All headcount reductions comprising the $1.7 million of restructuring and consolidation costs were completed by March 31, 2003. As of March 31, 2003, approximately $1.4 million remains accrued for these restructuring costs with the remaining costs to be paid by 2004.

     During 2002, we consolidated our static control manufacturing facilities into our Malaysia facility and closed the Twinsburg, Ohio leased facility in order to improve the productivity of our electronics industry-related product lines. In conjunction with this consolidation, we incurred personnel-related charges as well as closure costs, totaling $1.3 million, related to this leased facility in 2002.

     In 2001, we implemented a plan to restructure and streamline our operations to increase efficiency and productivity, reduce costs and support our global growth strategy. As part of this plan, we reduced headcount throughout our global operations, restructured our colorants business in Cincinnati, Ohio and discontinued our flush pigments and colorformers product lines. Through these restructuring efforts, we planned to eliminate approximately 440 positions. Approximately 95% of the affected employees have left their positions as of March 31, 2003. In conjunction with this restructuring plan, the Company recorded net consolidation costs of $4.7 million in 2002 consisting of $1.2 million in personnel-related costs associated with the closing of a plant in England and $3.5 million of other restructuring related expenses. The restructuring accrual was reduced in 2002 by $1.6 million, which represents a revision of prior estimates recorded in purchase accounting at the date of acquisition, with a corresponding reduction in goodwill. As of March 31, 2003, approximately $1.7 million remains accrued for these restructuring costs with most of the remaining costs anticipated to be paid in 2003.

FACTORS THAT AFFECT OUR BUSINESS

     Economic and Industry Conditions. Economic growth rates have varied in each geographic region in which we operate and may do so in the future. Our results in the past have been negatively impacted by reduced demand in the paper and packaging, textile, construction and electronics industries during cyclical periods. We have also experienced pricing pressure in parts of Performance Coatings and Specialty Materials as a result of consolidation among some of our competitors and customers and as some of the industries we serve have matured. Furthermore, our results in the past have been negatively affected by increases in feedstock and energy costs. Raw materials that affect our results include toluene, ethyl and butyl acrylate, glacial acrylic acid, chlorine, MDI, PTMEG, aniline, acetone, PVC, styrene and ethylene glycol.

     Our Current and Future Indebtedness Could Significantly Impact Our Business. For example, our indebtedness could impair our ability to make investments and obtain additional financing for working capital, capital expenditures, acquisitions or general corporate or other purposes; limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal and interest payments on our indebtedness; put us at a competitive disadvantage to competitors that have less debt; increase our vulnerability to interest rate increases to the extent our variable-rate debt is not effectively hedged; and hinder our ability to adjust to rapidly changing economic and industry conditions. As of March 31, 2003, our total debt was $865.9 million. In addition, under our credit facility, we have total borrowing capacity of $125.0 million, of which $101.4 million was available as of March 31, 2003, net of $18.5 million of borrowings and $5.1 million of outstanding letters of credit.

     Our ability to repay or refinance our indebtedness will depend on our financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and to financial, business and other factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs or raw material or product prices, the response of competitors, regulatory developments, disruption in the financial markets and delays in implementing strategic projects.

     Effects of Currency Fluctuations. Our worldwide results of operations are subject to both currency transaction and translation risk. We incur currency transaction risk whenever we enter into either a purchase or sales transaction using a currency other than the local currency of the entity. We incur currency translation risk because we measure and record our financial condition and results of operations in local currencies before translating these results into U.S. dollars and including them in our consolidated financial statements. Exchange rates between these currencies and U.S. dollars in recent years have fluctuated significantly and may do so in the future. For 2002, we generated approximately 28% of our sales in foreign currency, and we incurred approximately 26% of our total costs in foreign currency. The net depreciation of the euro and/or constituent currencies against the U.S. dollar and other world currencies from 1998 through 2002 had a negative impact on our sales and operating income as reported in U.S. dollars in our historical consolidated financial statements. Under our credit facilities we borrowed a portion of Term Loan A and Term Loan B in euros, and under our revolving credit facility we have the ability to borrow in multiple currencies, which may reduce risks relating to currency fluctuations. At March 31, 2003, approximately $31.7 million and $31.8 million were outstanding on Term Loan A and Term Loan B, respectively, and payable in euros.


ACQUISITIONS AND DIVESTITURES

     The acquisitions by us and Goodrich as discussed in the following paragraphs were recorded using the purchase method of accounting. The results of operations of the acquired companies have been included in our results since their respective dates of acquisition.

     The Specialty Materials segment purchased selected assets and technology from a European extruder of electrostatic dissipative sheet in February 2003 and made an investment in a company that produces TPU-based cushion technology in March 2003. Also, in March 2003, the Performance Coatings segment purchased certain coatings technology and manufacturing assets. The aggregate purchase price paid for these acquisitions and investment was $10.7 million, which was allocated to the assets acquired and resulted in goodwill of $9.3 million.

     During 2002, the Consumer Specialties segment purchased certain tangible assets of a Latin American personal care and pharmaceutical distributor; certain assets, technology, and other intellectual property from a dispersions business; and certain assets, technology and other intellectual property related to aroma chemicals. During 2002, the Performance Coatings segment purchased certain tangible assets and technology of a textile coatings business. During 2002, the Specialty Materials segment acquired the common stock of Gemoplast SA, which is a business located in Lyon, France engaged in the conception, production and marketing of plastic alloys. The total cash paid for these 2002 acquisitions was $11.9 million, which was allocated to the assets acquired and resulted in goodwill of $5.3 million.

     In December 2001, we acquired certain intellectual property and tangible assets as an addition to our TempRite(R) product family within our Specialty Materials segment for $3.6 million.

     During 2000, Goodrich acquired the intellectual property related to two businesses in our Consumer Specialties segment. Total consideration aggregated $11.6 million, of which $10.2 million represented goodwill and other intangible assets.

     In March 2000, Goodrich contributed $17.9 million of net assets related to the North American Telene(R) product line for a 50% interest in a joint venture with Advanced Polymer Technologies, Inc. We sold our interest in this joint venture in March 2002.

RESULTS OF OPERATIONS

HISTORICAL BASIS

     The following table presents our unaudited income statement for the three months ended March 31, 2003 and 2002.

                                                 THREE MONTHS ENDED MARCH 31
                                            -----------------------------------
                                                2003      %      2002     %
                                            ------------------- ---------------
                                                  (DOLLARS IN MILLIONS)

   INCOME STATEMENT

    Sales                                      $ 282.3  100.0%  $ 259.4  100.0%
    Cost of sales                                200.5   71.0%    177.0   68.2%
                                            ------------------- ---------------
    Gross profit                                  81.8   29.0%     82.4   31.8%
    Selling and administrative expenses           50.4   17.9%     49.1   18.9%
    Amortization expense                           3.6    1.3%      3.8    1.4%
    Restructuring and consolidation costs          2.0    0.7%      0.1     -
                                            ------------------- ---------------
    Operating income                              25.8    9.1%     29.4   11.3%
    Interest expense--net                         18.0    6.4%     19.3    7.4%
    Other (income) expense--net                   (0.1)     -       0.2    0.1%
                                            ------------------- ---------------
    Income before income taxes and
     cumulative effect of accounting change        7.9    2.7%      9.9    3.8%
    Income tax expense                             2.1    0.6%      1.4    0.5%
                                            ------------------- ---------------
    Income before cumulative effect of
     accounting change                             5.8    2.1%      8.5    3.3%
    Cumulative effect of accounting
    change--net of tax                             0.5    0.2%      -       -
                                            ------------------- ---------------
    Net income                                 $   5.3    1.9%   $  8.5    3.3%
                                            =================== ===============

     The following tables present the major components of the statement of operations on a historical basis. Consistent with our focus on industries and end-use applications, we have organized our business into three segments: Consumer Specialties, Specialty Materials and Performance Coatings. The textile dyes business and the drug delivery systems business, which were not part of our acquisition of the Performance Materials Segment of Goodrich, had sales and an operating loss of $1.1 million and $0.6 million, respectively, during the two months ended February 28, 2001 and sales and an operating loss of $15.7 million and $3.6 million, respectively, for the year ended December 31, 2000. The results of the textile dyes business and the drug delivery systems business are included in the data for the year ended December 31, 2000 and for the two months ended February 28, 2001. We show segment sales as a percent of total sales and segment gross profit and operating income as a percentage of segment sales.

                                                NOVEON, INC.
                                         THREE MONTHS ENDED MARCH 31

                                       2003       %      2002       %
                                      ------------------------------------
                                           (DOLLARS IN MILLIONS)
   SALES
   Consumer Specialties                $ 82.9    29.4%   $ 66.9    25.8%
   Specialty Materials                  104.7    37.1%     98.1    37.8%
   Performance Coatings                  94.7    33.5%     94.4    36.4%
                                      ------------------------------------
   Total sales                         $282.3   100.0%   $259.4   100.0%
                                      ====================================

   GROSS PROFIT
   Consumer Specialties                $ 22.4    27.0%   $ 20.0    29.9%
   Specialty Materials                   36.5    34.9%     36.1    36.8%
   Performance Coatings                  22.9    24.2%     26.3    27.9%
                                      ---------         ---------
   Total gross profit                  $ 81.8    29.0%   $ 82.4    31.8%
                                      =========         =========
   OPERATING INCOME
   Consumer Specialties                $ 11.7    14.1%   $ 10.6    15.8%
   Specialty Materials                   20.5    19.6%     21.3    21.7%
   Performance Coatings                  11.2    11.8%     15.1    16.0%
                                      ---------         ---------
   Total segment operating income        43.4    15.4%     47.0    18.1%
   Corporate costs                      (15.6)   (5.6)%   (17.5)   (6.8)%
   Restructuring and
     consolidation costs                 (2.0)   (0.7)%    (0.1)       -
                                      ------------------------------------
   Total operating income              $ 25.8     9.1%   $ 29.4    11.3%
                                      ====================================



                                            NOVEON, INC.                     PERFORMANCE MATERIALS SEGMENT OF GOODRICH
                          ----------------------------------------------------------------------------------------------------
                                YEAR ENDED             TEN MONTHS ENDED         TWO MONTHS ENDED            YEAR ENDED
                                DECEMBER 31               DECEMBER 31             FEBRUARY 28              DECEMBER 31
                          ------------------------- ------------------------------------------------- ------------------------
                             2002          %           2001          %           2001         %          2000         %
                          ------------------------- ------------------------------------------------- ------------------------
                                                                (DOLLARS IN MILLIONS)
 SALES
 Consumer Specialties       $   290.8    27.2%        $  238.8     27.2%       $   45.2     24.2%       $   283.3     24.3%
 Specialty Materials            402.4    37.6%           324.4     37.0%           73.1     39.1%           426.7     36.5%
 Performance Coatings           376.1    35.2%           313.2     35.8%           68.7     36.7%           457.7     39.2%
                          ------------------------- ------------------------------------------------- ------------------------
 Total sales                $ 1,069.3   100.0%        $  876.4    100.0%       $  187.0    100.0%       $ 1,167.7    100.0%
                          ========================= ========================= ======================= ========================
 GROSS PROFIT
 Consumer Specialties       $    88.9    30.6%        $   64.5     27.0%       $   10.5     23.2%       $    84.8     29.9%
 Specialty Materials            147.6    36.7%           106.5     32.8%           25.6     35.0%           149.4     35.0%
 Performance Coatings           106.0    28.2%            77.3     24.7%           13.6     19.8%           114.0     24.9%
                          -------------             -------------            --------------           -------------
 Total gross profit         $   342.5    32.0%        $  248.3     28.3%       $   49.7     26.6%       $   348.2     29.8%
                          =============             =============            ==============           =============
 OPERATING INCOME
 Consumer Specialties       $    48.2    16.6%        $   30.8     12.9%       $    2.1     4.6%        $    40.2     14.2%
 Specialty Materials             84.3    20.9%            52.3     16.1%           16.9    23.1%             98.3     23.0%
 Performance Coatings            59.4    15.8%            34.5     11.0%            3.2     4.7%             52.5     11.5%
 Corporate costs                (64.9)   (6.1)%          (56.3)    (6.4)%         (11.7)   (6.3)%           (68.3)    (5.8)%
                          -------------             -------------            --------------           -------------
                                127.0    11.9%            61.3     7.0%            10.5     5.6%            122.7     10.5%
 Restructuring and
   consolidation costs           (6.1)   (0.6)%           (3.1)   (0.4)%            -          -            (40.5)    (3.5)%
                          -------------             -------------            --------------           -------------
 Total operating income     $   120.9    11.3%        $   58.2     6.6%        $   10.5     5.6%        $    82.2      7.0%
                          =============             =============            ==============           =============


PRO FORMA BASIS

     The following tables present major components of the historical and pro forma statements of operations. The major components of the pro forma consolidated statements of operations for 2001 reflect the effect of the acquisition of the Performance Materials Segment of Goodrich on February 28, 2001 as if it occurred on January 1, 2001 and excludes the results of the textile dyes business and drug delivery systems business. The primary effects of the acquisition include: increased depreciation for the write-up of property, plant and equipment; increased amortization expense for goodwill and intangible assets; the impact of increased stand-alone costs; management fees; amortization expense of debt issuance costs associated with the credit facilities; increased interest expense associated with the credit facilities; and the associated income tax impact of these items.

     The components of the pro forma consolidated statements of operations for the year ended December 31, 2001 are derived from the audited consolidated financial statements of the Performance Materials Segment of Goodrich for the two months ended February 28, 2001 and the audited consolidated financial statements of Noveon, Inc. for the ten months ended December 31, 2001.


                                                                          YEAR ENDED DECEMBER 31
                                               ------------------------------------------------------------------------------
                                                                              PRO
                                                  ACTUAL                     FORMA                     ACTUAL
                                                   2002          %            2001         %            2000         %
                                               -------------------------- ------------------------- -------------------------
                                                                          (DOLLARS IN MILLIONS)
      STATEMENT OF OPERATIONS
       Sales                                     $ 1,069.3     100.0%       $ 1,062.3     100.0%     $  1,167.7     100.0%
       Cost of sales                                 726.8      68.0%           765.5      72.1%          819.5      70.2%
                                               -------------------------- ------------------------- -------------------------
       Gross profit                                  342.5      32.0%           296.8      27.9%          348.2      29.8%
       Selling and administrative expenses           201.6      18.8%           195.7      18.4%          201.1      17.2%
       Amortization expense                           13.9       1.3%            31.8       3.0%           24.4       2.1%
       Restructuring and consolidation costs           6.1       0.6%             3.1       0.3%           40.5       3.5%
                                               -------------------------- ------------------------- -------------------------
       Operating income                              120.9      11.3%            66.2       6.2%           82.2       7.0%
       Interest expense (income)--net                 75.6       7.1%            87.8       8.3%           (4.4)     (0.4)%
       Other expense--net                              2.4       0.2%             2.2       0.2%            0.4        -
                                               -------------------------- ------------------------- -------------------------
       Income (loss) before income taxes              42.9       4.0%           (23.8)     (2.3)%          86.2       7.4%
       Income tax expense                              8.2       0.8%             5.5       0.5%           35.9       3.1%
                                               -------------------------- ------------------------- -------------------------
       Net income (loss)                         $    34.7       3.2%       $   (29.3)     (2.8)%    $     50.3       4.3%
                                               ========================== ========================= =========================


                                                                          YEAR ENDED DECEMBER 31
                                               ------------------------------------------------------------------------------
                                                                              PRO
                                                  ACTUAL                     FORMA                     ACTUAL
                                                   2002          %            2001         %            2000         %
                                               -------------------------- ------------------------- -------------------------
                                                                          (DOLLARS IN MILLIONS)
      SALES
       Consumer Specialties                      $   290.8      27.2%       $   284.0      26.7%      $    283.3     24.3%
       Specialty Materials                           402.4      37.6%           397.5      37.4%           426.7     36.5%
       Performance Coatings                          376.1      35.2%           380.8      35.9%           457.7     39.2%
                                               -------------------------- ------------------------- -------------------------
       Total sales                               $ 1,069.3     100.0%       $ 1,062.3     100.0%      $  1,167.7    100.0%
                                               ========================== ========================= =========================
       GROSS PROFIT

       Consumer Specialties                      $    88.9      30.6%       $    74.7      26.3%      $     84.8     29.9%
       Specialty Materials                           147.6      36.7%           131.6      33.1%           149.4     35.0%
       Performance Coatings                          106.0      28.2%            90.5      23.8%           114.0     24.9%
                                               --------------             --------------            --------------
       Total gross profit                        $   342.5      32.0%       $   296.8      27.9%      $    348.2     29.8%
                                               ==============             ==============            ==============
       OPERATING INCOME

       Consumer Specialties                      $    48.2      16.6%       $    32.6      11.5%      $     40.2     14.2%
       Specialty Materials                            84.3      20.9%            66.9      16.8%            98.3     23.0%
       Performance Coatings                           59.4      15.8%            38.1      10.0%            52.5     11.5%
       Corporate costs                               (64.9)     (6.1)%          (68.3)     (6.4)%          (68.3)    (5.8)%
                                               --------------             --------------            --------------
                                                     127.0      11.9%            69.3       6.5%           122.7     10.5%
       Restructuring and consolidation costs          (6.1)     (0.6)%           (3.1)     (0.3)%          (40.5)    (3.5)%
                                               --------------             --------------            --------------
       Total operating income                    $   120.9      11.3%       $    66.2       6.2%      $     82.2      7.0%
                                               ==============             ==============            ==============


     The following table reconciles the actual results of the Performance Materials Segment of Goodrich for the two months ended February 28, 2001 to the unaudited pro forma results of Noveon, Inc. for the two months ended February 28, 2001 (dollars in millions). In order to derive the unaudited pro forma results for the year ended December 31, 2001 the unaudited pro forma results of Noveon, Inc. for the two months ended February 28, 2001 are summed with the actual results of Noveon, Inc. for the ten months ended December 31, 2001.

                                    PERFORMANCE MATERIALS SEGMENT OF GOODRICH                              NOVEON, INC.
                           --------------------------------------------------------------    --------------------------------------
                              ACTUAL                                                         PRO FORMA      ACTUAL
                            TWO MONTHS                                                      TWO MONTHS    TEN MONTHS     PRO FORMA
                              ENDED                                                            ENDED         ENDED      YEAR ENDED
                           FEBRUARY 28  PRE-TRANSACTION     PRO FORMA      TRANSACTION      FEBRUARY 28   DECEMBER 31   DECEMBER 31
                               2001     ADJUSTMENTS (A)  PRE-TRANSACTION   ADJUSTMENTS         2001          2001          2001
                          ---------------------------------------------------------------   ---------------------------------------
    Sales                     $  187.0     $   (1.1)       $  185.9          $    -          $   185.9      $  876.4  $  1,062.3
    Cost of sales                137.3         (1.3)                              0.8   (b)
                                                -             136.0               0.6   (c)      137.4         628.1       765.5
                           --------------------------------------------------------------   ---------------------------------------
    Gross profit                  49.7          0.2            49.9              (1.4)            48.5         248.3       296.8
    Selling and
      administrative
      expenses                    35.2         (0.4)                             (1.0)  (b)
                                                                                  0.8   (d)
                                                               34.8               0.6   (e)       35.2         160.5       195.7
    Amortization expenses          4.0          -                                (4.0)  (f)
                                                -               4.0               5.3   (f)        5.3          26.5        31.8
    Restructuring and
      consolidation costs          -            -               -                 -                -             3.1         3.1
                           --------------------------------------------------------------   ---------------------------------------
    Operating income
      (loss)                      10.5          0.6            11.1              (3.1)             8.0          58.2        66.2
    Interest (income)
      expense-net                 (0.6)         0.6             -                13.2   (g)
                                                                                  1.1   (h)       14.3          73.5        87.8
    Other expense-net              1.5          -               1.5               -                1.5           0.7         2.2
                           --------------------------------------------------------------   ---------------------------------------
    Income (loss) before
      income taxes                 9.6          -               9.6             (17.4)            (7.8)        (16.0)      (23.8)
    Income tax expense
      (benefit)                    4.0          -               4.0              (3.1)  (i)        0.9           4.6         5.5
                           --------------------------------------------------------------   ---------------------------------------
    Net income (loss)         $    5.6     $    -          $    5.6          $  (14.3)       $    (8.7)     $  (20.6) $    (29.3)
                           ==============================================================   =======================================


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR NOVEON,
INC. FOR THE YEAR ENDED DECEMBER 31, 2001:


     (a) Represents the exclusion of the results of the textile dyes and drug delivery system businesses of the Performance Materials Segment of Goodrich which we did not acquire.

     (b) Reflects the difference between the costs of our employee benefit plans and the costs reflected in the historical financial information. As per the purchase agreement, Goodrich retained certain of the assets and liabilities relating to postretirement benefit obligations and pension plan assets/liabilities of the Performance Materials Segment of Goodrich retirees and those eligible to retire as of December 31, 2002. The pro forma expense reduction/increase has been allocated to cost of sales and selling and administrative expenses.

     (c) Represents the incremental depreciation on the write-up of property, plant and equipment.

     (d) Reflects the other estimated additional selling and administrative expenses which would have been incurred if we had been operating on a stand-alone basis.

     (e) Reflects the aggregate annual management fees of $4.0 million paid to affiliates of AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC for management services to be provided to us.

     (f) Represents the elimination of historical goodwill and other intangible asset amortization and the recording of amortization for goodwill and identifiable intangible assets acquired. Beginning in 2002 goodwill is no longer amortized, as required by the provisions of Statement of Financial Accounting Standards No.
          142. Pro forma annualized goodwill amortization expense in 2001 would have been approximately $18.0 million.

     (g) Reflects the incremental interest expenses incurred as a result of the credit facilities and the senior subordinated notes.

     (h) Represents the amortization of debt issuance costs incurred in connection with the acquisition. The amortization periods range from six through ten years based on the life of the debt.

     (i) Represents the income tax effects of pre-tax pro forma adjustments and the related financing structure.


THREE MONTHS ENDED MARCH 31, 2003 COMPARED WITH THREE MONTHS ENDED
MARCH 31, 2002

TOTAL COMPANY ANALYSIS

     Sales. Sales increased $22.9 million, or 8.8%, from $259.4 million for the three months ended March 31, 2002 to $282.3 million for the three months ended March 31, 2003. The increase in sales was attributable to the strength of the euro, incremental sales of $8.1 million associated with acquisitions and increased volumes. Improved volumes and the strength of the euro were principally responsible for sales increases of $5.9 million within our personal care product lines, $4.3 million in Estane(R) TPU product lines, $2.9 million in our pharmaceutical product lines, and $2.1 million in our TempRite(R) CPVC product lines. Increased sales of $7.3 million within the food and beverage product lines were due primarily to the impact of acquisitions, increased volumes and favorable pricing. Sales within the performance coatings segment were relatively flat as sales increases attributable to the strength in the euro and incremental sales associated with acquisitions were offset by lower sales volumes in our paints and coatings, engineered paper and textile finishing product lines.

     Cost of Sales. Cost of sales as a percentage of sales increased from 68.2% for the three months ended March 31, 2002 to 71.0% for the three months ended March 31, 2003. The increase in cost of sales as a percentage of sales was primarily attributable to an increase in raw material and utility costs across all segments.

     Gross Profit. Gross profit decreased $0.6 million, or 0.7%, from $82.4 million for the three months ended March 31, 2002 to $81.8 million for the three months ended March 31, 2003. As a percentage of sales, gross profit decreased from 31.8% for the three months ended March 31, 2002 to 29.0% for the three months ended March 31, 2003. The decrease in gross profit and gross profit as a percentage of sales was primarily associated with increases in raw material and utility costs.

     Selling and Administrative Expenses. Selling and administrative expenses increased $1.3 million, or 2.6%, from $49.1 million for the three months ended March 31, 2002 to $50.4 million for the three months ended March 31, 2003. The increase in selling and administrative expenses was primarily related to the impact of the stronger euro, the addition of sales and marketing resources that contributed to increased sales and the addition of research and development resources. The increase was partially offset by reduced spending and headcount reductions. Selling and administrative expenses as a percentage of sales declined from 18.9% for the three months ended March 31, 2002 to 17.9% for the three months ended March 31, 2003.

     Amortization Expense. Amortization expense totaled $3.8 million for the three months ended March 31, 2002 and was comparable to $3.6 million for the three months ended March 31, 2003.

     Restructuring and Consolidation Costs. Restructuring and consolidation costs increased $1.9 million from $0.1 million for the three months ended March 31, 2002 to $2.0 million for the three months ended March 31, 2003. These expenses relate to our effort to increase efficiency and productivity and to reduce costs.

     Operating Income. Operating income decreased by $3.6 million, or 12.2%, from $29.4 million for the three months ended March 31, 2002 to $25.8 million for the three months ended March 31, 2003. The decrease in operating income was primarily attributable to increases in raw material costs, restructuring and consolidation costs and increased selling and administrative expenses. The decrease was partially offset by increased volumes within our personal care, TempRite(R) CPVC and Estane(R) TPU product lines, lower manufacturing spending, the strength in the euro and the impact of acquisitions.

     Interest Expense-Net. Interest expense was $19.3 million for the three months ended March 31, 2002 and $18.0 million for the three months ended March 31, 2003. The decrease in interest expense was attributable to lower interest rates and lower average debt outstanding in 2003.

     Other (Income) Expense-Net. Other expense was $0.2 million for the three months ended March 31, 2002 and other income was $0.1 million for the three months ended March 31, 2003.

     Income Tax Expense. Income tax expense was $1.4 million for the three months ended March 31, 2002 compared to $2.1 million for the three months ended March 31, 2003. The income tax expense for the three months ended March 31, 2002 and 2003 was primarily associated with our international operations. The effective tax rate for the three months ended March 31, 2002 and 2003 was 14.1% and 26.6%, respectively.

     For the three months ended March 31, 2003 and even more so for the three months ended March 31, 2002, the effective tax rate differed from the federal statutory rate predominantly due to decreases in the income tax rate as a result of the reversal of tax valuation allowances previously recorded for our domestic operations. In addition, decreases in the income tax rate resulted from certain income tax credits and the effective tax rate differential on consolidated foreign subsidiaries. The decreases in the income tax rate were partially offset by increases in tax valuation allowance amounts associated with our foreign operations and other nondeductible items.

     The increase in the effective tax rate for the first quarter of 2003 as compared to the first quarter of 2002 was principally related to a net increase in valuation allowances recorded in 2003.

     As of March 31, 2003, we have determined, based on our new capital structure and lack of prior earnings history based on this new structure, that it is uncertain that future taxable income of the Company will be sufficient enough to recognize certain of these net deferred tax assets. In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, we intend to maintain the tax valuation allowances recorded at March 31, 2003 for certain deferred tax assets until sufficient positive evidence (for example, cumulative positive earnings and future taxable income) exists to support the reversal of the tax valuation allowances.

     Cumulative Effect of Accounting Change-Net of Tax. The cumulative effect of accounting change was $0.5 million for the three months ended March 31, 2003 and relates to the adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations" effective January 1, 2003.

     Net Income. As a result of the factors discussed above, net income decreased by $3.2 million from $8.5 million for the three months ended March 31, 2002 to $5.3 million for the three months ended March 31, 2003.

SEGMENT ANALYSIS

     Consumer Specialties. Sales increased $16.0 million, or 23.9%, from $66.9 million for the three months ended March 31, 2002 to $82.9 million for the three months ended March 31, 2003. The increase is primarily attributable to the impact of higher sales of $5.9 million in our personal care product lines, principally due to higher Carbopol(R) acrylic thickener sales and the successful launch of new products, and higher sales of $2.9 million within our pharmaceutical product lines due primarily to a stronger euro and increased sales volumes. Additionally, the impact of acquisitions, increased volumes and favorable pricing contributed to increased sales of $7.3 million within our food and beverage product lines.

     Gross profit increased $2.4 million, or 12.0%, from $20.0 million for the three months ended March 31, 2002 to $22.4 million for the three months ended March 31, 2003. The increase in gross profit was primarily associated with higher personal care volumes and the strength in the euro offset by increased raw material and utility costs within our food and beverage product lines. As a percentage of sales, gross profit decreased from 29.9% for the three months ended March 31, 2002 to 27.0% for the three months ended March 31, 2003. The decrease in gross profit as a percentage of sales is due to increases in raw material and utility costs.

     Operating income increased $1.1 million, or 10.4%, from $10.6 million for the three months ended March 31, 2002 to $11.7 million for the three months ended March 31, 2003. The increase was primarily associated with higher personal care volumes and the strength in the euro offset by increased raw material and utility costs within our food and beverage product lines.

     Specialty Materials. Sales increased by $6.6 million, or 6.7%, from $98.1 million for the three months ended March 31, 2002 to $104.7 million for the three months ended March 31, 2003. The increase was primarily attributable to $4.3 million in higher sales within our Estane(R) TPU product lines, principally related to a stronger euro and higher volumes, partially offset by competitive pricing pressure, and $2.1 million of higher sales within our TempRite(R) CPVC product lines, principally due to increased volumes.

     Gross profit increased $0.4 million, or 1.1%, from $36.1 million for the three months ended March 31, 2002 to $36.5 million for the three months ended March 31, 2003. The increase in gross profit was primarily attributable to higher volumes within our Estane(R) TPU and TempRite(R) CPVC product lines, offset by increased raw material and utility costs and competitive pricing pressure. As a percentage of sales, gross profit decreased from 36.8% for the three months ended March 31, 2002 to 34.9% for the three months ended March 31, 2003. The decrease in gross profit as a percentage of sales is due to increases in raw material and utility costs.

     Operating income for the segment decreased $0.8 million, or 3.8%, from $21.3 million for the three months ended March 31, 2002 to $20.5 million for the three months ended March 31, 2003. The decrease was primarily attributable to higher raw material and utility costs, competitive pricing pressure and increased selling and administrative expenses, primarily related to the addition of sales and marketing resources, offset by increased volumes within our Estane(R) TPU and TempRite(R) CPVC product lines.

     Performance Coatings. Sales increased $0.3 million, or 0.3%, from $94.4 million for the three months ended March 31, 2002 to $94.7 million for the three months ended March 31, 2003. The increase was primarily attributable to the strength in the euro and the impact of acquisitions, offset by lower sales volumes in our paints and coatings, engineered paper and textile finishing product lines.

     Gross profit decreased $3.4 million, or 12.9%, from $26.3 million for the three months ended March 31, 2002 to $22.9 million for the three months ended March 31, 2003. The decrease in gross profit was primarily attributable to higher raw material and utility costs and lower sales volumes in our engineered paper, paints and coatings and textile finishing product lines, offset by the impact of acquisitions and the strength in the euro. As a percentage of sales, gross profit decreased from 27.9% for the three months ended March 31, 2002 to 24.2% for the three months ended March 31, 2003. The decrease in gross profit as a percentage of sales is due to increases in raw material and utility costs.

     Operating income decreased $3.9 million, or 25.8%, from $15.1 million for the three months ended March 31, 2002 to $11.2 million for the three months ended March 31, 2003. The decrease was primarily attributable to increased raw material and utility costs and lower sales volumes in our engineered paper, paints and coatings and textile finishing product lines, offset by the impact of acquisitions and the strength in the euro.

     Corporate. Corporate costs decreased $1.9 million, or 10.9%, from $17.5 million for the three months ended March 31, 2002 to $15.6 million for the three months ended March 31, 2003. This decrease was primarily the result of reduced spending and headcount reductions.

2002 COMPARED WITH PRO FORMA 2001

     The comparison of the year ended December 31, 2002 to the pro forma year ended December 31, 2001 has been completed by using audited consolidated financial information for 2002 and unaudited pro forma consolidated financial information for 2001. This unaudited pro forma consolidated financial information is provided for informational purposes only and does not purport to be indicative of the results which would have actually been obtained had the acquisition of the Performance Materials Segment of Goodrich occurred on January 1, 2001.

TOTAL COMPANY ANALYSIS

     Sales. Sales increased $7.0 million, or 0.7%, from $1,062.3 million in pro forma 2001 to $1,069.3 million in 2002. The increase was primarily the result of higher sales within our TempRite(R) CPVC product lines of $17.3 million and personal care product lines of $9.8 million, principally related to increased volume. Additionally, current year acquisitions resulted in increased sales of approximately $11.4 million. These increases were offset by lower sales of $12.4 million in Specialty Materials, excluding TempRite(R) CPVC, due primarily to lower industrial and European demand and competitive price pressure, and $4.7 million in Performance Coatings, primarily due to lower textile application volume. Furthermore, sales decreased in our food colorants business by $5.9 million, principally due to the impact of product lines discontinued in 2001.

     Cost of Sales. Cost of sales as a percentage of sales decreased from 72.1% in pro forma 2001 to 68.0% in 2002. The decrease in cost of sales as a percentage of sales was primarily attributable to a decrease in raw material and utility costs across all segments and, to a lesser extent, lower manufacturing spending.

     Gross Profit. Gross profit increased $45.7 million, or 15.4%, from $296.8 million in pro forma 2001 to $342.5 million in 2002. As a percentage of sales, gross profit increased from 27.9% in pro forma 2001 to 32.0% in 2002. The increase in gross profit was primarily associated with decreases in raw material and utility costs and lower manufacturing spending. The increase was partially offset by competitive pricing pressure and an unfavorable sales mix shift.

     Selling and Administrative Expenses. Selling and administrative expenses increased $5.9 million, or 3.0%, from $195.7 million in pro forma 2001 to $201.6 million in 2002. The increase in selling and administrative expenses is primarily attributable to the strategic addition of sales and marketing resources and the additional costs associated with our variable incentive plans, driven by improved financial performance during 2002 and expansion of the variable incentive plans to include substantially all employees beginning in 2002. The increase was partially offset by cost reductions attributable to our restructuring efforts. Selling and administrative expenses as a percentage of sales increased from 18.4% in pro forma 2001 to 18.8% in 2002.

     Amortization Expense. Amortization expense decreased $17.9 million, or 56.3%, from $31.8 million in pro forma 2001 to $13.9 million in 2002. The decrease was primarily due to the elimination of $18.1 million of goodwill amortization, as required by the provisions of SFAS No. 142 beginning in 2002.

     Restructuring and Consolidation Costs. Restructuring and consolidation costs increased $3.0 million from $3.1 million in pro forma 2001 to $6.1 million in 2002. This increase was related to the consolidation of the static control manufacturing facilities into Malaysia and the closing of the Twinsburg, Ohio leased facility, which occurred in the third quarter of 2002, expenses related to our effort to increase efficiency and productivity, reduce costs and support our global growth strategy, and to additional pension expenses associated with the exit of a facility in Europe.

     Operating Income. Operating income increased by $54.7 million, or 82.6%, from $66.2 million in pro forma 2001 to $120.9 million in 2002. The increase in operating income was primarily attributable to decreases in raw material and utility costs, lower manufacturing spending, increased volumes within our TempRite(R) CPVC and personal care product lines and reduced amortization expense for goodwill. The increase was partially offset by competitive pricing pressure and an unfavorable sales mix shift and an increase in selling and administrative expenses.

     Interest Expense-Net. Interest expense decreased $12.2 million from $87.8 million in pro forma 2001 to $75.6 million in 2002. The decrease in expense was attributable to lower interest rates in 2002, debt repayment and interest income from our cash balances.

     Other Expense-Net. Other expense was $2.4 million in 2002 and $2.2 million in pro forma 2001.

     Income Tax Expense. Income tax expense was $8.2 million in 2002 compared to income tax expense of $5.5 million in pro forma 2001. The income tax expense in 2002 and pro forma 2001 was primarily associated with our international operations. The effective tax rate for 2002 and pro forma 2001 was 19.1% and 23.1%, respectively.

     For pro forma 2001, we incurred pro forma domestic losses. These pro forma cumulative losses and a lack of prior earnings history in our new capital structure provided substantial evidence regarding our inability to realize certain deferred tax assets. As a result, under the provisions of SFAS No. 109, we established a tax valuation allowance to offset domestic income tax benefits associated with domestic losses for 2001.

     For the year ended December 31, 2002, sufficient income was generated to realize certain of the deferred tax assets. Therefore, under the provisions of SFAS No. 109, income tax expense for 2002 has been offset by $4.8 million related to the net reversal of tax valuation allowances.

     As of December 31, 2002, we still have cumulative losses and intend to maintain tax valuation allowances for the balance of deferred tax assets until sufficient positive evidence (for example, cumulative positive domestic earnings and taxable income) exists to support the reversal of the tax valuation allowances.

     Net Income (Loss). As a result of the factors discussed above, net income increased by $64.0 million from a net loss of $29.3 million in pro forma 2001 to net income of $34.7 million in 2002.

SEGMENT ANALYSIS

     Consumer Specialties. Sales increased $6.8 million, or 2.4%, from $284.0 million in pro forma 2001 to $290.8 million in 2002. The increase is primarily attributable to the impact of higher sales of $9.8 million in our personal care product lines, principally due to higher Carbopol(R) acrylic thickener sales volumes and the impact of the success of new product introductions. The increase was partially offset by lower sales in our food colorants business of $5.9 million, principally the result of discontinued product lines.

     Gross profit increased $14.2 million, or 19.0%, from $74.7 million in pro forma 2001 to $88.9 million in 2002. As a percentage of sales, gross profit increased from 26.3% in pro forma 2001 to 30.6% in 2002. The increase in gross profit was primarily associated with decreases in raw material and utility costs, lower manufacturing spending and higher personal care volumes.

     Operating income increased $15.6 million, or 47.9%, from $32.6 million in pro forma 2001 to $48.2 million in 2002. The increase was primarily associated with decreases in raw material and utility costs, lower manufacturing spending, higher personal care volumes and $5.2 million in reduced amortization expense for goodwill.

     Specialty Materials. Sales increased by $4.9 million, or 1.2%, from $397.5 million in 2001 to $402.4 million in 2002. The increase was primarily attributable to higher sales of $17.3 million in TempRite(R) CPVC, primarily related to volume increases, partially offset by lower sales of $12.4 million in polymer additives product lines, static control and Estane(R) TPU, principally resulting from competitive pricing pressure and soft industrial demand.

     Gross profit increased $16.0 million, or 12.2%, from $131.6 million in pro forma 2001 to $147.6 million in 2002. As a percentage of sales, gross profit increased from 33.1% in pro forma 2001 to 36.7% in 2002. The increase in gross profit was primarily attributable to decreases in raw material and utility costs, higher TempRite(R) CPVC volume and lower manufacturing spending.

     Operating income for the segment increased $17.4 million, or 26.0%, from $66.9 million in pro forma 2001 to $84.3 million in 2002. The increase was primarily attributable to decreases in raw material and utility costs, higher TempRite(R) CPVC volume, lower manufacturing spending and $7.6 million in reduced amortization expense for goodwill. The increase was partially offset by lower sales in Estane(R) TPU and polymer additives as mentioned above and increases in selling and administrative expenses, primarily related to the addition of sales and marketing resources and the additional costs associated with our variable incentive plans, driven by improved financial performance during 2002.

     Performance Coatings. Sales decreased $4.7 million, or 1.2%, from $380.8 million in pro forma 2001 to $376.1 million in 2002. The decrease was primarily attributable to a decline in demand in textile applications, competitive pricing pressure and an unfavorable sales mix shift.

     Gross profit increased $15.5 million, or 17.1%, from $90.5 million in pro forma 2001 to $106.0 million in 2002. As a percentage of sales, gross profit increased from 23.8% in pro forma 2001 to 28.2% in 2002. The increase in gross profit was primarily associated with decreases in raw material and utility costs. The increase was partially offset by a decline in demand in textile applications.

     Operating income for the segment increased $21.3 million, or 55.9%, from $38.1 million in 2001 to $59.4 million in 2002. The increase was primarily associated with the decrease in raw material and utility costs, and $5.3 million in reduced amortization expense for goodwill. The increase was partially offset by a decline in demand in textile applications.

     Corporate. Corporate costs decreased $3.4 million, or 5.0% from $68.3 million in pro forma 2001 to $64.9 million in 2002. This decrease was primarily the result of our restructuring efforts, partially offset by additional costs associated with our variable incentive plans, driven by improved financial performance during 2002 and expansion of the variable incentive plans to include substantially all employees beginning in 2002.

SHORT PERIOD DISCUSSIONS

     Since Noveon acquired the Performance Materials Segment of Goodrich on February 28, 2001, the Performance Materials Segment of Goodrich and Noveon are reported under different bases. Accordingly, there are short reporting periods that are not comparable to other periods. Discussions follow for the short periods, including the ten months ended December 31, 2001 for Noveon and the two months ended February 28, 2001 for the Performance Materials Segment of Goodrich.

TEN MONTHS ENDED DECEMBER 31, 2001

TOTAL COMPANY ANALYSIS

     For the ten months ended December 31, 2001, we generated sales of $876.4 million, with cost of sales of $628.1 million resulting in a gross profit of $248.3 million and a gross profit margin of 28.3%. Selling and administrative expenses were $160.5 million, or 18.3% of sales. Amortization was $26.5 million, restructuring and consolidation costs were $3.1 million and operating income was $58.2 million, or 6.6% of sales. Interest expense was $73.5 million, other expense was $0.7 million, income tax expense was $4.6 million and net loss was $20.6 million.

SEGMENT ANALYSIS

     Consumer Specialties. For the ten months ended December 31, 2001, the Consumer Specialties segment generated sales of $238.8 million, with a gross profit of $64.5 million and a gross profit margin of 27.0%. Operating income was $30.8 million, or 12.9% of sales.

     Specialty Materials. For the ten months ended December 31, 2001, the Specialty Materials segment generated sales of $324.4 million, with a gross profit of $106.5 million and a gross profit margin of 32.8%. Operating income was $52.3 million, or 16.1% of sales.

     Performance Coatings. For the ten months ended December 31, 2001, the Performance Coatings segment generated sales of $313.2 million, with a gross profit of $77.3 million and a gross profit margin of 24.7%. Operating income was $34.5 million, or 11.0% of sales.

     Corporate. For the ten months ended December 31, 2001, corporate expense was $56.3 million.

TWO MONTHS ENDED FEBRUARY 28, 2001

TOTAL COMPANY ANALYSIS

     For the two months ended February 28, 2001, the Performance Materials Segment of Goodrich generated sales of $187.0 million, with cost of sales of $137.3 million, resulting in a gross profit of $49.7 million and a gross profit margin of 26.6%. Selling and administrative expenses were $35.2 million, or 18.8% of sales. Amortization expense was $4.0 million and operating income was $10.5 million, or 5.6% of sales. Interest income was $0.6 million, other expense was $1.5 million, income tax expense was $4.0 million and net income was $5.6 million, or 3.0% of sales.

SEGMENT ANALYSIS

     Consumer Specialties. For the two months ended February 28, 2001, the Consumer Specialties segment of the Performance Materials Segment of Goodrich generated sales of $45.2 million, with a gross profit of $10.5 million and a gross profit margin of 23.2%. Operating income was $2.1 million, or 4.6% of sales.

     Specialty Materials. For the two months ended February 28, 2001, the Specialty Materials segment of the Performance Materials Segment of Goodrich generated sales of $73.1 million, with a gross profit of $25.6 million and a gross profit margin of 35.0%. Operating income was $16.9 million, or 23.1% of sales.

     Performance Coatings. For the two months ended February 28, 2001, the Performance Coatings segment of the Performance Materials Segment of Goodrich generated sales of $68.7 million, with a gross profit of $13.6 million and a gross profit margin of 19.8%. Operating income was $3.2 million, or 4.7% of sales.

     Corporate. For the two months ended February 28, 2001, the corporate expense of the Performance Materials Segment of Goodrich was $11.7 million.

PRO FORMA 2001 COMPARED WITH 2000

     The comparison of the pro forma year ended December 31, 2001 to the year ended December 31, 2000 has been completed by using unaudited pro forma consolidated financial information for 2001 and audited consolidated financial information for 2000. This unaudited pro forma consolidated financial information is provided for informational purposes only and does not purport to be indicative of the results that would have actually been obtained had the acquisition of the Performance Materials Segment of Goodrich occurred on January 1, 2001.

TOTAL COMPANY ANALYSIS

     Sales. Sales decreased $105.4 million, or 9.0%, from $1,167.7 million in 2000 to $1,062.3 million in pro forma 2001. The decline is related to lower sales of $76.9 million in Performance Coatings and $29.2 million in Specialty Materials, primarily related to volume declines in products sold to the paper and packaging, graphic arts, textiles and automotive industries and a reduction of $15.7 million associated with the disposition of the textile dyes product line prior to the acquisition, as well as reduced sales due to our decision to discontinue various product lines within our food colorants business in June 2001. These decreases were partially offset by increased sales of our products sold by the Consumer Specialties segment.

     Cost of Sales. Cost of sales as a percentage of sales increased from 70.2% in 2000 to 72.1% in pro forma 2001. The increase in cost of sales as a percentage of sales in pro forma 2001 was attributable to an increase in raw material and utility costs, reduced utilization of facilities due to lower production volume, incremental depreciation expense associated with the write-up of property, plant and equipment in purchase accounting and the incremental cost of sales in pro forma 2001 associated with the non-cash write-up of inventory in purchase accounting resulting in approximately $3.0 million of expense. The increase was partially offset by lower manufacturing spending.

     Gross Profit. Gross profit decreased $51.4 million, or 14.8%, from $348.2 million in 2000 to $296.8 million in pro forma 2001. The decrease was primarily associated with sales volume reductions, an increase in raw material and utility costs, reduced utilization of facilities due to lower production volume and the incremental depreciation and non-cash expense associated with the write-up of assets in purchase accounting. The decrease was partially offset by lower manufacturing spending.

     Selling and Administrative Expenses. Selling and administrative expenses decreased $5.4 million, or 2.7%, from $201.1 million in 2000 to $195.7 million in pro forma 2001. Selling and administrative expenses as a percent of sales increased from 17.2% in 2000 to 18.4% in pro forma 2001. The increase in selling and administrative expenses as a percent of sales in pro forma 2001 was a result of lower sales volumes and investor management fees of $3.9 million in pro forma 2001.

     Amortization Expense. Amortization expense increased $7.4 million, or 30.3%, from $24.4 million in 2000 to $31.8 million in pro forma 2001. The increase was primarily associated with the incremental amortization of the excess of purchase price over fair value of tangible net assets acquired allocated to identifiable intangible assets and goodwill.

     Restructuring and Consolidation Costs. Restructuring and consolidation costs decreased from $40.5 million in 2000 to $3.1 million in pro forma 2001. Goodrich recorded net restructuring and consolidation costs of $40.5 million consisting of $4.2 million in personnel-related costs (offset by a $0.7 million credit representing a revision of prior estimates) and $37.0 million in asset write-down and facility closure costs. Personnel costs include $3.7 million of severance related to the textile restructuring associated with Goodrich's divestiture of its Performance Materials Segment and $0.5 million for other workforce reductions.

     The pro forma 2001 costs of $3.1 million include $1.9 million of restructuring expenses associated with Goodrich's textile restructuring and $1.2 million associated with our restructuring and consolidation plan.

     Operating Income. Operating income decreased by $16.0 million, or 19.5%, from $82.2 million in 2000 to $66.2 million in pro forma 2001. The decrease in operating income was primarily attributable to sales volume declines, higher raw material and energy costs, reduced utilization of facilities due to lower production volume and the incremental depreciation and non-cash expense associated with the write-up of assets in purchase accounting. The decrease was partially offset by increased sales volume of products within the Consumer Specialties segment, lower manufacturing spending, selling and administrative cost controls and reduced consolidation costs in pro forma 2001.

     Interest Expense (Income)-Net. Interest income, net was $4.4 million in 2000 and interest expense, net was $87.8 million in pro forma 2001. The increase in expense was primarily attributable to the change in the debt structure associated with the acquisition.

     Other Expense-Net. Other expense was $0.4 million in 2000 and $2.2 million in pro forma 2001. The increase in expense was primarily due to the unfavorable operating performance of our investments accounted for under the equity method.

     Income Tax Expense. Income tax expense was $5.5 million in pro forma 2001 compared to an income tax expense of $35.9 million in 2000. During 2001, we determined, based on our domestic losses incurred in 2001 and lack of prior earnings history in our new capital structure, that it was uncertain whether our future taxable income would be sufficient to recognize certain deferred tax assets. As a result, a valuation allowance at December 31, 2001 was established. The effective tax rate was 41.6% in 2000 and 23.1% in pro forma 2001. The principal difference in the tax rates between pro forma 2001 and 2000 is due to the establishment of certain tax valuation allowances in 2001.

     Net Income (Loss). As a result of the factors discussed above, net income (loss) decreased by $79.6 million from net income of $50.3 million in 2000 to a net loss of $29.3 million in pro forma 2001.

SEGMENT ANALYSIS

     Consumer Specialties. Sales increased $0.7 million, or 0.2%, from $283.3 million in 2000 to $284.0 million in pro forma 2001. The increase was driven by higher volume in products sold to the food and beverage and other consumer related industries. These increases were partially offset by unfavorable price and product sales mix, the discontinuation of various product lines within our food colorants business in June 2001 and the unfavorable exchange impact of the weakened euro.

     Gross profit decreased $10.1 million, or 11.9%, from $84.8 million in 2000 to $74.7 million in pro forma 2001. As a percentage of sales, gross profit decreased from 29.9% in 2000 to 26.3% in pro forma 2001. The decrease in gross profit was primarily associated with unfavorable price and product sales mix and the discontinuation of various product lines within our food colorants business.

     Operating income decreased $7.6 million, or 18.9%, from $40.2 million in 2000 to $32.6 million in pro forma 2001. The decrease was primarily due to unfavorable price and product mix and the lower margins associated with the discontinuance of various product lines within our food colorants business. These effects were partially offset by increased sales volumes and a reduction in selling and administrative expenses in the segment.

     Specialty Materials. Sales decreased by $29.2 million, or 6.8%, from $426.7 million in 2000 to $397.5 million in pro forma 2001. The decrease was primarily attributable to lower sales of $15.9 million in Estane(R) TPU product lines and $10.7 million in polymer additives, primarily related to volume declines and the unfavorable exchange impact of the weakened euro and $3.4 million due to the exclusion of the North America Telene(TM) business that was contributed to a joint venture on March 31, 2000.

     Gross profit decreased $17.8 million, or 11.9%, from $149.4 million in 2000 to $131.6 million in pro forma 2001. As a percentage of sales, gross profit decreased from 35.0% in 2000 to 33.1% in pro forma 2001. The decrease was primarily attributable to volume reductions in the polymer additives and Estane(R) TPU product lines along with reduced utilization of facilities due to lower production volume. These effects were partially offset by lower manufacturing spending.

     Operating income for the segment decreased $31.4 million, or 31.9%, from $98.3 million in 2000 to $66.9 million in pro forma 2001. The decrease was primarily attributable to volume reductions for the polymer additives and Estane(R) TPU product lines, reduced utilization of facilities due to lower production volume, the unfavorable exchange impact of the weakened euro and the incremental expenses associated with the write-up of assets in purchase accounting. These effects were partially offset by lower manufacturing spending.

     Performance Coatings. Sales decreased $76.9 million, or 16.8%, from $457.7 million in 2000 to $380.8 million in pro forma 2001. The decrease was primarily attributable to lower demand for products sold in the paper and packaging and textile industries and $15.7 million due to the disposition of the textile dyes product line prior to the acquisition.

     Gross profit decreased $23.5 million, or 20.6%, from $114.0 million in 2000 to $90.5 million in pro forma 2001. As a percentage of sales, gross profit decreased from 24.9% in 2000 to 23.8% in pro forma 2001. The decrease was primarily associated with the sales volume reductions due to lower demand for products sold in the paper and packaging and textile industries, reduced utilization of facilities due to lower production volume, an increase in raw material and energy costs and incremental expenses associated with the write-up of assets in purchase accounting. The decrease was partially offset by lower manufacturing spending.

     Operating income for the segment decreased $14.4 million, or 27.4%, from $52.5 million in 2000 to $38.1 million in pro forma 2001. The decrease was primarily associated with sales volume reductions due to lower demand for products sold in the paper and packaging and textile industries, reduced utilization of facilities due to lower production volume, an increase in raw materials and energy costs, and incremental expenses associated with the write-up of assets in purchase accounting. The decrease was partially offset by lower manufacturing spending and selling and administrative cost controls.

     Corporate. Corporate costs remained unchanged at $68.3 million for both 2000 and pro forma 2001.

RAW MATERIAL COST TRENDS

     Raw material prices have been increasing and some forecasts anticipate that these costs will continue to remain at levels in excess of 2002. Raw material cost increases could have an unfavorable impact on our financial results. We benefited from reduced costs for raw materials for the three months ended March 31, 2002 compared to the comparable period in 2003.

STRENGTH IN THE EURO

     We have benefited from the strength in the euro for the three months ended March 31, 2003 compared to the three months ended March 31, 2002. Changes in the euro can have a significant impact on our financial results.

LIQUIDITY AND CAPITAL RESOURCES

DEBT AND COMMITMENTS

     Our credit facilities include (1) a Term Loan A facility in the original amount of $125.0 million that matures in 2007, (2) a Term Loan B facility in the original amount of $510.0 million that matures in 2008 and
(3) a revolving credit facility in the amount of $125.0 million that matures in 2007. A portion of the revolving credit facility is available in various foreign currencies. A portion of Term Loan A and Term Loan B are denominated in euros. The domestic revolving credit facility provides for a letter of credit subfacility, usage under which will reduce the amount available under the domestic revolving credit facility. Borrowings under the revolving credit facility may be used for working capital and for general corporate purposes. We and each of our direct and indirect material domestic subsidiaries guarantee our obligations under the credit facilities.

     We amended our Term Loan agreements in 2002 allowing us to prepay $45.0 million of our outstanding Term Loans and dividend to International $45.0 million in cash so that International could reduce the seller note based upon an agreed discount arranged between International and Goodrich. As a result of the prepayment of the Term Loans, we had no current maturities of long-term debt at December 31, 2002.

     As of March 31, 2003, we had a cash balance of $70.7 million. We had $101.4 million available under the $125.0 million revolving credit facility, net of $18.5 million of borrowings and $5.1 million of outstanding letters of credit. As of March 31, 2003, the balance of Term Loan A was $73.0 million, and the balance of Term Loan B was $499.0 million.

     Our $275.0 million senior subordinated notes mature on February 28, 2011 and interest accrues at 11% per year. Interest payments on the notes occur on March 15 and September 15 of each year.

     Principal and interest payments under the credit facilities and the senior subordinated notes represent significant liquidity requirements for us. Borrowings under the credit facilities bear interest at floating rates and require periodic interest payments. Interest on the senior subordinated notes is payable semi-annually and interest and principal on the credit facilities is payable periodically but not less frequently than quarterly. The credit facilities will be repaid in periodic installments until the maturity of each of the term loans. The credit facilities contain customary representations, covenants related to net worth requirements, capital expenditures, interest coverage, leverage and EBITDA levels and events of default. As of March 31, 2003, we were in compliance with all of the covenants of our credit facilities.

     We believe that our cash on hand, anticipated funds from operations, and the amounts available to us under our revolving credit facilities will be sufficient to cover our working capital needs, capital expenditures, debt service requirements and tax obligations for the foreseeable future. However, our ability to fund working capital, capital expenditures, debt service requirements and tax obligations will be dependent upon our future financial performance and our ability to repay or refinance our debt obligations which in turn will be subject to economic conditions and to financial, business and other factors, many of which are beyond our control.

     The table below summarizes our debt obligations as of March 31, 2003 (dollars in millions):

                                           PAYMENTS DUE BY PERIOD
                               ------------------------------------------------
                                         LESS THAN   1-3      4-5     AFTER
                                 TOTAL    1 YEAR    YEARS    YEARS   5 YEARS
                               ------------------------------------------------

   Term Loan A                  $   73.0   $  4.0   $ 43.8    $ 25.2   $   -
   Term Loan B                     499.0      2.7     10.9      10.9     474.5
   Revolving credit facility        18.5      -        -        18.5       -
   11% Senior Subordinated         275.0      -        -         -       275.0
   Notes
   Other debt                        0.4      0.1      0.2       0.1       -
                               ------------------------------------------------
   Total debt obligations       $  865.9   $  6.8   $ 54.9    $ 54.7   $ 749.5
                               ================================================

     The table below summarizes future minimum lease payments under noncancelable operating leases with initial or remaining noncancelable lease terms in excess of one year at December 31, 2002 (dollars in millions):

                                           PAYMENTS DUE BY PERIOD
                               ------------------------------------------------
                                         LESS THAN   1-3      4-5     AFTER
                                 TOTAL    1 YEAR    YEARS    YEARS   5 YEARS
                               ------------------------------------------------

   Operating leases             $   10.3   $  4.3   $  4.5    $  1.4   $   0.1
                               ================================================

CASH FLOWS

     Cash flows provided by operating activities decreased $2.5 million from $2.8 million in the three months ended March 31, 2002 to $0.3 million in the three months ended March 31, 2003. The decrease was primarily related to a reduction in operating results and increased working capital related to sales growth period over period.

     Investing activities included payments made in connection with acquisitions of $10.7 million and $16.5 of purchases of property, plant and equipment in the three months ended March 31, 2003. Investing activities used $4.9 million for purchases of property, plant and equipment in the three months ended March 31, 2002.

     Financing activities provided $18.2 million for the three months ended March 31, 2003, primarily related to borrowings on our revolving credit facility. Financing activities used $7.1 million for the three months ended March 31, 2002, primarily related to the principal payments on our Term Loans.

CAPITAL EXPENDITURES

     We believe that our manufacturing facilities are generally in good condition and we do not anticipate that major capital expenditures will be needed to replace existing facilities in the near future. Our capital expenditures for the three months ended March 31, 2003 were $16.5 million. These expenditures were used to maintain our production sites, implement our business strategy regarding operations and health and safety and for strategic capacity expansion in our key product lines. These capital expenditures were paid for using cash on hand and proceeds from borrowings on our revolving credit facility. We expect capital expenditures for the years 2003 and 2004 to be between $50.0 million and $60.0 million annually.

WORKING CAPITAL ADJUSTMENT

     Pursuant to the purchase agreement between us and Goodrich, the purchase price for the acquisition was subject to a post-closing working capital adjustment. On June 28, 2002, we entered into an agreement with Goodrich settling the working capital adjustment and in which we agreed to pay Goodrich $14.5 million. We paid that amount to Goodrich on June 28, 2002 using cash on hand. The settlement payment and the costs associated with the settlement efforts have been reflected as an adjustment to the purchase price in our financial statements and increased the goodwill associated with the acquisition.

CONTINGENCIES

     We have numerous purchase commitments for materials, supplies and energy incident to the ordinary course of business. We have numerous sales commitments to supply product incident to the ordinary course of business.

GENERAL

     There are pending or threatened claims, lawsuits and administrative proceedings against us or our subsidiaries, all arising from the ordinary course of business with respect to commercial, product liability, and environmental matters, which seek remedies or damages. We believe that any liability that may finally be determined with respect to commercial and product liability claims should not have a material adverse effect on our consolidated financial position, results of operations or cash flows. From time to time, we are also involved in legal proceedings as a plaintiff involving contract, patent protection, environmental and other matters. Gain contingencies, if any, are recognized when they are realized.

ENVIRONMENTAL

     We are generators of both hazardous and non-hazardous wastes, the treatment, storage, transportation and disposal of which are regulated by various laws and governmental regulations. Although we believe past operations were in substantial compliance with the then-applicable regulations, either we or the Performance Materials Segment of Goodrich have been designated as potentially responsible parties by the U.S. Environmental Protection Agency, or similar state agencies, in connection with several disposal sites. These laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and similar state laws, generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources.

     We initiate corrective and/or preventive environmental projects to ensure environmental compliance and safe and lawful activities at our current operations. We also conduct a compliance and management systems audit program. We believe that compliance with current laws and regulations will not have a material adverse effect on our capital expenditures, results of operations or competitive position.

     Our environmental engineers and consultants review and monitor environmental issues at our existing operating sites. This process includes investigation and remedial selection and implementation, as well as negotiations with other potentially responsible parties and governmental agencies.

     Goodrich provided us with an indemnity for various environmental liabilities. We estimate Goodrich's share of such currently identified liabilities under the indemnity, which extends to 2011, to be about $8.1 million. In addition to Goodrich's indemnity, several other indemnities from third parties such as past owners relate to specific environmental liabilities. Goodrich and other third party indemnitors are currently indemnifying us for several environmental remediation projects. Goodrich's share of all these liabilities may increase to the extent such third parties fail to honor their indemnity obligations through 2011. Our March 31, 2003 balance sheet includes liabilities, measured on an undiscounted basis, of $19.1 million to cover future environmental expenditures either payable by us or indemnifiable by Goodrich. Accordingly, the current portion of the environmental obligation of $0.9 million is recorded in accrued expenses and $1.4 million is recorded in accounts receivable. Non-current liabilities include $18.2 million and other non-current assets include $6.7 million, reflecting the recovery due from Goodrich.

     We believe that our reserves are adequate based on currently available information. We believe that it is reasonably possible that additional costs may be incurred beyond the amounts accrued as a result of new information, newly discovered conditions or a change in the law. However, the additional costs, if any, cannot be currently estimated.

NEW ACCOUNTING STANDARDS

     The Financial Accounting Standards Board ("FASB") issued SFAS No.
142, "Goodwill and Other Intangible Assets," in July 2001. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes Accounting Principles Board ("APB") Opinion No. 17, "Intangible Assets." SFAS No. 142 applies to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Under the new rules, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests. Other intangible assets continue to be amortized over their useful lives. We adopted SFAS No. 142 effective January 1, 2002. After giving effect to the elimination of goodwill amortization, as required by SFAS No. 142, net income (loss) for the ten months ended December 31, 2001, the two months ended February 28, 2001, and the year ended December 31, 2000, would have been $(5.5) million, $8.5 million and $68.3 million, respectively. During the second quarter of 2002, we performed the first of the required impairment tests of goodwill as of January 1, 2002. During the fourth quarter of 2002, we performed our annual impairment test of goodwill. We have determined that no goodwill impairment has occurred during 2002.

     In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," that requires the fair value of the liability for closure and removal costs associated with the resulting legal obligations upon retirement or removal of any tangible long-lived assets be recognized in the period in which it is incurred. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. We adopted this statement on January 1, 2003. We recorded a liability for the expected present value of future asset retirement obligations costs of $1.1 million, increased net property, plant and equipment by $0.4 million and recognized a charge of $0.5 million, net of tax, related to the cumulative effect of this change in accounting principle.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," that supersedes SFAS No. 121, "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." SFAS No. 144 retains the fundamental provisions of SFAS No. 121 related to the recognition and measurement of the impairment of long-lived assets to be "held and used," provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset (group) to be disposed of other than by sales (i.e. abandoned) be classified as "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset (group) as "held for sale." We adopted SFAS No. 144 effective January 1, 2002. The effect of adoption had no impact to our consolidated financial condition or results of operations.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections." For most companies, SFAS No. 145 will require gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. Upon adoption, any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods presented that does not meet the criteria of APB Opinion No. 30 for such classification should be reclassified to conform with the provisions of SFAS No. 145. SFAS No. 145 also amends certain extinguishments as provided in APB Opinion No. 30. SFAS No. 145 also amends SFAS No. 13 to require certain modifications to capital leases to be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor). We adopted SFAS No. 145 during the second quarter of 2002 and the effect of which had no impact on the Company's consolidated financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted this Statement effective January 1, 2003. The effect of adoption had no impact on the Company's consolidated financial position or results of operations.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation--Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The Company has included these disclosures for the quarter ended March 31, 2003 and the year ended December 31, 2002.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. We do not expect the adoption of SFAS No. 149 to have a material impact on our consolidated financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 also requires that an issuer classify a financial instrument that is within its scope as a liability, many of which were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We are currently considering the impact, if any, that the adoption of this statement will have on our consolidated financial statements.

CRITICAL ACCOUNTING POLICIES

     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to product returns, bad debts, inventories, investments, intangible assets, income taxes, restructuring, pensions and other postretirement benefits, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affect our significant judgments and estimates used in the preparation of our consolidated financial statements.

REVENUE AND INCOME RECOGNITION

     Revenue from the sale of products is recognized at the point of passage of title, which is at the time of shipment or consumption by the customer for inventory on consignment. We require that persuasive evidence of a revenue arrangement exists, delivery of product has occurred or services have been rendered, the price to the customer is fixed and determinable and collectibility is reasonably assured before revenue is realized and earned. Rebates, customer claims, allowances, returns and discounts are reflected as reductions from gross sales in determining net sales. In 2002, the total of rebates, customer claims, returns and allowances and discounts amounted to 3.5% of gross sales. Rebates are accrued based on contractual relationships with customers as shipments are made. Customer claims, returns and allowances and discounts are accrued based on our history of claims and sales returns and allowances. Allowances for doubtful accounts are maintained for estimated losses resulting from the inability of customers to make required payments.

INVENTORIES

     Inventories are stated at the lower of cost or market. The elements of inventory cost include raw materials and labor and manufacturing overhead costs attributed to the production process. Most domestic inventories are valued by the last-in, first-out, or LIFO, cost method. Inventories not valued by the LIFO method are valued principally by the average cost method. We provide for allowances for excess and obsolete inventory based on the age and quality of our products.

DERIVATIVE AND HEDGING ACTIVITIES

     As required by our credit agreement, we have entered into interest rate swap agreements to limit our exposure to interest rate fluctuations on $180.0 million of the outstanding principal of our Term Loans through 2005. In the first quarter of 2003, we entered into an additional interest rate swap agreement to limit our exposure to interest rate fluctuations on $25.0 million of the outstanding principal of Term Loan B. These agreements require us to pay a fixed rate of interest while receiving a variable rate. The net payments or receipts under these agreements are recognized as an adjustment to interest expense in the Company's results of operations. As of March 31, 2003, the fair value of these swap arrangements included in other non-current liabilities totaled approximately $14.7 million. The offsetting impact of this hedge transaction is included in accumulated other comprehensive income.

     We enter into currency forward exchange contracts, totaling $11.9 million as of March 31, 2003, to hedge certain firm commitments denominated in foreign currencies. The purpose of our foreign currency hedging activities is to protect us from risk that the eventual dollar cash flows from the sale of products to international customers will be adversely affected by changes in the exchange rates. The fair value of these contracts was not material to our results of operations, cash flow or financial position.

     We have foreign denominated floating rate debt to protect the value of our investments in our foreign subsidiaries in Europe. Realized and unrealized gains and losses from these hedges are not included in the income statement, but are shown in the cumulative translation adjustment account included in accumulated other comprehensive income. During the three months ended March 31, 2003, we recognized $0.2 million of net losses included in the cumulative translation adjustment, related to the foreign denominated floating rate debt.

DEFERRED INCOME TAXES

     The provision for income taxes is calculated in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes using the liability method. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. We provide valuation allowances against the deferred tax assets if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Included in deferred tax assets are net operating loss carryforwards. At December 31, 2002, we had domestic net operating loss carryforwards and credits of $155.6 million, which expire in 2021 and 2022. Additionally, we had foreign net operating loss carryforwards and credits of $28.7 million at December 31, 2002, of which $5.9 million expires in years 2005 through 2010, and $22.8 million that have an indefinite carryforward period.

     In determining the adequacy of the valuation allowance, which totaled $36.7 million as of March 31, 2003, management assesses our profitability by taking into account the present and anticipated amounts of domestic and international earnings, as well as the anticipated taxable income as a result of the reversal of future taxable temporary differences.

     Although we generated sufficient income through March 31, 2003 to realize certain deferred tax assets, we intend to maintain the recorded valuation allowances until sufficient positive evidence (for example, continuing cumulative positive earnings and future taxable income) exists to support a reversal of the tax valuation allowances.

QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK

MARKET RISK

     We are exposed to various market risk factors such as fluctuating interest rates and changes in foreign currency rates. These risk factors can impact results of operations, cash flows and financial position. We manage these risks through regular operating and financing activities and periodically use derivative financial instruments such as foreign exchange forward contracts. These derivative instruments are placed with major financial institutions and are not for speculative or trading purposes.

FOREIGN CURRENCY RISK

     We limit our foreign currency risk by operational means, primarily by locating our manufacturing operations in those locations where we have significant exposures to major currencies. We have entered into forward contracts to partially offset the transactional risk of foreign currency fluctuations. The fair value of these contracts at March 31, 2003 was not material to our results of operations, cash flow or financial position.

     We sell to customers in foreign markets through foreign operations and through export sales from plants in the U.S. These transactions are often denominated in currencies other than the U.S. dollar. The primary currency exposure is the euro.

     We have foreign denominated floating rate debt to protect the value of our investments in our foreign subsidiaries in Europe. Realized and unrealized gains and losses from these hedges are not included in the income statement, but are shown in the cumulative translation adjustment account included in accumulated other comprehensive income.

INTEREST RATE RISK

     As required by our credit agreement, we are a party to interest rate swap agreements with notional amounts of $180.0 million and for which we pay a fixed rate of interest and receive a LIBOR-based floating rate. In the first quarter of 2003, we entered into an additional interest rate swap agreement to limit our exposure to interest rate fluctuations on $25.0 million of the outstanding principal of Term Loan B. Our interest rate swap agreements as of March 31, 2003 qualify for hedge accounting under SFAS No. 133 and as such the changes in the fair value of the interest rate swap agreements are recognized as a component of equity. The change in the fair value of the interest rate swap agreements was not material to stockholder's equity for the three months ended March 31, 2003.

     At March 31, 2003, we carried $865.9 million of outstanding debt on our balance sheet, with $385.9 million of that total, net of $205.0 million of debt that is hedged, held at variable interest rates. Holding all other variables constant, if interest rates hypothetically increased or decreased by 10%, for the three months ended March 31, 2003, interest expense would increase or decrease by $0.6 million. In addition, if interest rates hypothetically increased or decreased by 10% on March 31, 2003, with all other variables held constant, the fair market value of our $275.0 million, 11% senior subordinated notes would decrease or increase by approximately $15.8 million.

                                  BUSINESS

OVERVIEW



     We are a leading global producer and marketer of technologically advanced specialty materials and chemicals used in a broad range of consumer and industrial applications. We have organized our business into three segments: Consumer Specialties, Specialty Materials and Performance Coatings. We have a number of high growth, industry leading franchises marketed under some of the industry's most recognized brand names including Carbopol(R), TempRite(R), Estane(R), Hycar(R), and Sancure(R). These global brands are complemented by a diverse portfolio of historically stable, cash-generating businesses. We have a significant presence in many niche product categories, where customers value our long-standing ability to provide need-specific formulations and solutions. Our products and services enhance the value of customers' end-products by improving performance, providing essential product attributes, lowering cost, simplifying processing or making them more environmentally friendly.

     Through our worldwide network of 27 strategically located manufacturing facilities, we service more than 7,000 customers operating in over 25 industries. For the three months ended March 31, 2003, we generated sales of $282.3 million, net income of $5.3 million and cash flow from operations of $0.3 million. In 2002, we generated sales of $1,069.3 million, net income of $34.7 million and cash flow from operations of $142.9 million. In 2002, we derived approximately 63% of our sales from the United States, 18% of our sales from Europe and 19% of our sales from the rest of the world.

     Our principal executive offices are located at 9911 Brecksville Road, Cleveland, Ohio 44141-3247 and our telephone number is (216) 447-5000.

DEVELOPMENT OF BUSINESS

     We commenced operations on March 1, 2001 through the acquisition on February 28, 2001 of the Performance Materials Segment of Goodrich. The total purchase price was $1,386.5 million before fees and expenses. The textile dyes and drug delivery systems businesses that were operated as part of the Performance Materials Segment of Goodrich were not part of the acquisition.

      The acquisition was completed by PMD Investors I LLC, PMD Investors II LLC, DLJ Merchant Banking Partners III, LP and affiliated funds, and DB Capital/PMD Investors, LLC that was renamed MidOcean Capital/PMD Investors, LLC in April 2003. PMD Investors I LLC and PMD Investors II LLC, collectively referred to as "PMD," are entities owned by investor groups led by AEA Investors LLC, the successor company of AEA Investors Inc. ("AEA"). DLJ Merchant Banking Partners III, LP and affiliated funds are affiliates of Credit Suisse First Boston LLC. DLJ Merchant Banking Partners III, LP and affiliated funds that hold shares of International's common stock are collectively referred to as "DLJ Merchant Banking." MidOcean Capital/PMD Investors, LLC was controlled by DB Capital Partners, Inc. through February 20, 2003. DB Capital Partners, Inc. is an affiliate of Deutsche Bank Securities Inc. On February 20, 2003, MidOcean Partners, LP and Existing Fund GP, Ltd. acquired an 80% limited partnership interest and general partnership interest, respectively, in DP Capital Partners, LP from DB Capital Partners, Inc. From February 21, 2003 forward, MidOcean Capital/PMD Investors, LLC is an affiliate of MidOcean Partners, LP, which is controlled by MidOcean Associates, SPC. In this prospectus, MidOcean Capital/PMD Investors, LLC, MidOcean Partners, LP, MidOcean Associates, SPC and their affiliates are referred to collectively as "MidOcean."

     To finance the acquisition from Goodrich, we utilized funds from the following sources:

   o The equity sponsors, led by PMD, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC contributed $355.0 million of cash as equity to International, our parent, which in turn contributed this cash to us;

   o  International issued a $172.0 million seller note to Goodrich; and

   o We issued $275.0 million of 11% senior subordinated notes due 2011 and borrowed $635.0 million under our credit facilities.

     International was organized for the purpose of owning all of our common stock and has no independent operations or investments other than its investment in us.

STRENGTHS

     LEADING PRODUCT FRANCHISES AND TECHNOLOGIES. We maintain a number of leading product franchises marketed under some of the industry's most recognized brand names, including Carbopol(R) acrylic thickeners, TempRite(R) CPVC, Estane(R) TPU, Hycar(R) acrylic emulsions and Sancure(R) polyurethane dispersions. Each of these products has a proprietary technology position within its respective industry. We invented Carbopol(R) acrylic thickener, which is the global leader in synthetic thickeners due to its efficient stabilizing properties and superior thickening capabilities. In addition, we commercially developed TempRite(R) CPVC, the industry standard for CPVC piping, which is a higher performance, lower cost alternative to copper and steel in household plumbing, fire sprinklers and other industrial applications.

     LONG-STANDING, LOYAL CUSTOMER BASE. We have developed many of our products in cooperation with our customers, often as a result of their specific needs, resulting in long-standing, loyal customer relationships. Our products generally represent a small percentage of our customers' production costs, but are critical to end-product performance. In addition, many of our products are specified in our customers' formulations, resulting in significant barriers to changing suppliers. Specific examples include carbomer thickeners in personal care and pharmaceutical applications, FDA-approved polymers used in food packaging applications and innovative stain blocking polymers for primer paints.

     DIVERSE PRODUCTS, CUSTOMERS AND END-USE APPLICATIONS. We sell over 10,000 products to more than 7,000 customers worldwide for use in diverse end-use applications, including:

             o   Construction           o   Electronics
             o   Food and Beverage      o   General Industrial
             o   Household Products     o   Paper and Packaging
             o   Personal Care          o   Pharmaceuticals
             o   Textiles               o   Transportation

     The diversity of our customer base and product end-use applications provides our business with significant stability.

     RELENTLESS FOCUS ON PRODUCTIVITY IMPROVEMENT. Our operating culture is based on continuing productivity improvement, maximizing operating efficiency and optimizing the use of capital resources across all business lines.

     STRONG MANAGEMENT TEAM WITH SIGNIFICANT EQUITY INTEREST. We have a highly motivated senior management team with an average of approximately 20 years of experience in the specialty chemicals industry. Our senior management has instilled an entrepreneurial culture throughout our organization, successfully implemented leading productivity practices and positioned our company for strong future earnings growth and cash flow generation. As of April 30, 2003, our management and employees owned approximately 9.3% of International's equity, including outstanding shares and options.

GROWTH STRATEGY

     ENTER NEW APPLICATIONS AND END-USES. We intend to build on our core product franchises and technology to expand our product offerings by modifying existing formulations to meet new end-use applications. For example, we pioneered the development of hand sanitizing gels by using the stabilizing properties of Carbopol(R) acrylic thickener to combine water and alcohol, and we broadened the use of Carbopol(R) acrylic thickeners into applications such as oven cleaners and alkaline batteries.

     EXPAND GLOBAL REACH. We expect to continue to serve our existing multinational customers globally as they penetrate emerging regions and to target other customers in such regions. Our approach is to strategically add sales, marketing and technical personnel in selected regions and to follow with further infrastructure expansion as the markets for our customers' products develop. For example, in 2002, we broke ground on a small coatings compounding facility in China and purchased a local supplier of personal care and pharmaceutical products in Latin America.

     EXTEND PRODUCT BREADTH. We expect to continue to expand our product offerings through both internal research and development and the acquisition of new formulations and products. For example, in 2002, we combined technologies from our coatings product line with Carbopol(R) acrylic thickener to launch a new hair fixative offering for use in hair gels and sprays. We also introduced a new Estane(R) TPU product that makes high-end TPU materials easier to extrude. In addition, in 2001 we purchased assets and technology giving us the capability to offer flexible piping systems to the plumbing industry.

     CONTINUE PRODUCTIVITY IMPROVEMENTS. We expect to continue our successful cost-savings initiatives by pursuing operational efficiencies, maintaining a lean organizational structure, reducing fixed costs, rationalizing capacity and efficiently managing capital spending. For example, we are introducing into Europe the cost-savings initiatives we launched in North America in 2001. During 2003, we launched a Six Sigma initiative, which is designed to further enhance our understanding of our customers' needs, our process capabilities and the total cost of maintaining quality. The term "Six Sigma" refers to a measure of business capability. A company that performs at a Six Sigma level has demonstrated either that the amount of variation in its process is so tightly controlled that there are at most six standard deviations between the mean and the nearest customer specification or that the company's measurable process have a defect rate of not more than 3.4 defects for every million opportunities. We believe this initiative is a natural extension of our productivity efforts and will allow us to focus our activities on those areas expected to provide us with the highest customer impact and organizational productivity.

     TARGET STRATEGIC ACQUISITIONS. We plan to accelerate profitable growth through selected acquisitions of assets and technology that target high value niche markets and complement our current product offerings and capabilities. At the same time, we will consider selected divestitures to optimize our product portfolio and to strengthen our financial flexibility.

BUSINESS SEGMENTS

     Consistent with our focus on industries and end-use applications, we have organized our business into three segments: Consumer Specialties, Specialty Materials and Performance Coatings.

     CONSUMER SPECIALTIES is a global producer of specialty chemicals targeting the personal care, pharmaceutical and food and beverage industries. Key products in this segment include synthetic thickeners, film formers, pharmaceutical actives and intermediates, benzoate preservatives, synthetic food dyes and natural colorants. Consumer Specialties generated sales of $82.9 million and operating income of $11.7 million for the three months ended March 31, 2003 and sales of $290.8 million and operating income of $48.2 million in 2002.

     Personal Care and Pharmaceuticals. Our products serving the personal care and pharmaceutical end-use industries impart physical properties, such as texture, stability and thickness to products, including lotions, hair gels, cosmetics and pharmaceuticals. Our products are an important component of the functionality and aesthetics of the end product, but typically represent a small portion of the customer's total product costs. We invented Carbopol(R) acrylic thickener, which is the global leader in synthetic thickeners due to its efficient stabilizing properties and superior thickening capabilities. Primary end-uses in the personal care industry for Carbopol(R) acrylic thickeners include skin care, hair care and personal and oral hygiene products. Primary end-uses in pharmaceuticals for Carbopol(R) acrylic thickeners include topical and controlled-release applications. Our other pharmaceutical products include calcium polycarbophil bulk laxatives, advanced intermediates and active ingredients such as mesalazine, which is used in the treatment of Crohn's disease, an inflammatory disease of the gastrointestinal tract.

     Food and Beverage. Our products preserve freshness and improve the color and consistency of food and beverages, making them more appealing to consumers. We are a leading global producer of benzoate preservatives, the second largest U.S. supplier of synthetic colorants and an integrated producer of flavors, fragrances and other food additives to the food and beverage industry. Benzoates improve the shelf life of consumable goods and are the preservative of choice for manufacturers of soft drinks, bottled beverages, fruit-based products and prepared salads due to their anti-microbial properties. We believe that our Kalama, Washington benzoate facility is the largest facility of its type in North America and the second largest in the world, giving us the capability to service large customers globally. This facility also produces a number of high-value, distinct flavor and fragrance products for use in many food, personal care and soap products as well as certain intermediate products. The intermediate products include plasticizers used in adhesives, sealants and safety glass, and phenol, a co-product, used for adhesive resins in forest-product applications.

     We also sell a full line of FDA-approved food, drug and cosmetic primary dyes (including blends of primary dyes), as well as lakes and natural colors. Primary end-uses for our product line within food and beverage applications include carbonated soft drinks and processed foods, such as canned soup and pre-made meals. In addition, within the colorant operation, we produce pigment dispersions for use in architectural coatings and technical dyes used in household dyes and other applications.

     The following is a list of representative uses for Consumer
Specialties products:

CATEGORY                PRODUCT                       DESCRIPTION
-------------------------------------------------------------------------------

Personal Care and   Carbopol(R)             Acrylic thickener, which imparts
and Pharmaceuticals                         stability and improves aesthetics.
                                            Often used as a controlled release
                                            agent.
                    Pemulen(R)              Polymeric emulsifier reducing
                                            formulation irritancy and
                                            providing unique sensory
                                            properties.

                    Avalure(R)              Polymers for color cosmetics and
                                            skin care.

                    Specialty silicones     Polymers affecting "slip-and-feel."
                    Colorants               Imparts color in personal care
                                            products.
                    Polycarbophil           Active agent for bulk laxatives.
                    Amino acid-based        Active ingredients for
                    actives                 pharmaceuticals.
                    Fixate(TM)              Resin for hair styling.
                    Advanced                Used in the production of active
                    intermediates           pharmaceutical ingredients.
                    Cassia gum              Gelling agents for pet food and
                                            human food (Japan).
Food and Beverage   Colors

                      Food, drug and        Colorants for beverages,
                      cosmetic dyes,        confectionary goods, dry
                      lakes, natural        mixes/snacks, processed foods and
                      colors and            pet food and colorants for inks,
                      pigments              paints and paper dyes.

                    Benzoates

                      Sodium benzoate       Improves shelf life for certain
                                            consumable goods.

                      Potassium benzoate    Preservative for manufacturers of
                                            soft drinks, bottled beverages,
                                            fruit-based products and prepared
                                            salads.

                    Flavors and
                    Fragrances
                      Benzaldehyde-based    Food, personal care and soap
                      chemicals             products.

                    Intermediates
                      Phenol,               Pharmaceuticals, coatings,
                      benzaldehyde,         agrochemical products,
                      benzyl alcohol        plasticizers, adhesives, sealant
                      and benzoic acid      products and alkyd resins.

     Consumer Specialties products are sold worldwide to major manufacturers of cosmetics, personal care products, household products, pharmaceuticals, soft drinks and food products.

     SPECIALTY MATERIALS is the largest global supplier of chlorinated polyvinyl chloride (CPVC) resins and compounds, thermoplastic polyurethane
(TPU) and reactive liquid polymers (RLP) sold under the trademarks TempRite(R), Estane(R) and Hycar(R), respectively. Applications for TempRite(R) CPVC include piping for residential and commercial plumbing and fire sprinkler systems, for Estane(R) TPU include plastic film and sheet for various coatings processes and for RLP include engineering adhesives. Specialty Materials is also a leading North American producer of rubber and lubricant antioxidants and rubber accelerators. Specialty Materials generated sales of $104.7 million and operating income of $20.5 million for the three months ended March 31, 2003 and sales of $402.4 million and operating income of $84.3 million in 2002.

     Specialty Plastics. Our core specialty plastics products are TempRite(R) CPVC, TempRite(TM) PEX and Estane(R) TPU. TempRite(R) CPVC is a technologically advanced heat, fire and chemical resistant polymer that we commercially developed to serve technically demanding applications not well served by traditional PVC and other commodity plastics. Our TempRite(R) CPVC polymers are sold to customers who produce plastic piping for the following end-use applications: residential and commercial plumbing, fire sprinkler systems and industrial piping applications. TempRite(R) CPVC piping has inherent advantages over copper and other metals due to its heat and corrosion resistance, increased insulation properties, ease of installation and lower installed cost. We market our TempRite(R) branded CPVC products for specific applications: FlowGuard(R) and FlowGuard Gold(R) for residential and commercial plumbing, Corzan(R) for industrial piping and BlazeMaster(R) for fire sprinkler systems. We believe we have built strong end-user awareness of our brands by using a direct sales force that markets directly to builders, contractors, plumbers, architects, engineers and building owners.

     Specialty Materials recently purchased the compounding assets and technology used to manufacture cross-linked polyethylene pipe, or PEX. TempRite(TM) PEX enables Specialty Materials to add a flexible piping compound to its rigid piping product offering. TempRite(TM) PEX is a small but growing product within certain piping applications that demand flexible piping systems.

     Estane(R) TPU, an engineered, highly versatile thermoplastic, provides a high quality, lower cost alternative to rigid plastics and flexible rubber. Performance attributes of Estane(R) TPU include abrasion, heat and chemical stress resistance, minimal fatigue from bending, ease of processing and paintability. These performance characteristics make Estane(R) TPU attractive for use in a broad range of end-uses, including film and sheet for various coating processes, wire and cable insulation, athletic equipment (such as footwear), pneumatic tubing and automotive molded parts. Noveon has recently introduced several new product families that can extend the uses for Estane(R) TPU. This includes products that can be melt spun into elastic spandex fibers and materials that offer enhanced breathability for garments. Estane(R) TPU is one of the industry's leading brand names. We also market Stat-Rite(R) thermoplastics, which are static dissipative materials used in packaging for the electronics industry. In addition, we market fiber-reinforced TPU under the Estaloc(R) brand. Estaloc(R) reinforced engineering thermoplastics offer the functional properties of traditional TPU, yet are reinforced for higher stiffness to provide the strength, dimensional stability and impact resistance required to withstand a variety of tough applications and harsh environments. Applications include automotive trim, sporting goods, agricultural equipment and other mechanical components.

     Polymer Additives. We are one of the largest global suppliers of RLP and one of the leading North American producers of polymer additives including rubber and lubricant antioxidants and rubber accelerators. Our products in this category extend the life and improve the performance characteristics of rubber, lubricating oil, plastics and thermoset resin-based formulations.

     RLP is a high-growth niche product for technologically challenging applications, including structural and engineered adhesives used in aerospace, transportation and electronics. RLP improves impact and crack resistance in composites and coatings and improves the toughness and long-term durability of epoxy-based structural adhesives.

     Our antioxidant products are used in rubber, plastics and lubricants and are marketed under the Good-Rite(R) name, a leading industry brand. Antioxidants prevent oxidative degradation and are primarily utilized by rubber manufacturers and to a lesser extent plastic manufacturers, to impart durability and prevent the loss of functional attributes such as flexibility. In motor oil and other lubricants, antioxidants prevent thermal breakdown and extend product life. We also manufacture a line of accelerators, marketed under our brand, Cure-Rite(R), which are utilized by rubber manufacturers to reduce the vulcanization/curing time, and thereby improve manufacturing productivity.

     The following is a list of representative uses for Specialty Materials products:

CATEGORY                   PRODUCT                     DESCRIPTION
--------------------------------------------------------------------------------

Specialty         CPVC
Plastics             TempRite(R)            Residential plumbing.
                     FlowGuard(R)           Residential and commercial
                     FlowGuard Gold(R)      plumbing.
                                            Residential and commercial
                                            plumbing.

                     Corzan(R)              Industrial piping.
                     BlazeMaster(R)         Fire sprinkler piping.
                  PEX

                     TempRite(TM)PEX        Flexible piping systems.
                  TPU

                     Estane(R)              Film and sheet, wire and cable
                                            insulation, athletic equipment,
                                            pneumatic tubing, automotive
                                            molded parts and adhesives.

                     Estaloc(R)             Automotive trim, sporting goods,
                                            agricultural equipment and other
                                            mechanical components.

                     Stat-Rite(R)           Packaging of semiconductors,
                                            sensitive electronic components,
                                            disk drive heads and cell phones.

Polymer           Reactive Liquid Polymer
Additives
                     Hycar(R) Used as a toughener and flexibilizer in thermoset resin formulations (construction, composites, coatings and structural adhesives).

                  Antioxidants

                     Good-Rite(R)           Primarily used by rubber
                                            manufacturers to prevent
                                            oxidative degradations, impart
                                            durability and prevent loss of
                                            flexibility.

                  Accelerators
                     Cure-Rite(R)           Helps reduce vulcanization/curing
                                            time.

     Specialty Materials products are sold to a diverse customer base comprised of major manufacturers in the construction, automotive, telecommunications, electronics, recreation and aerospace industries.

     PERFORMANCE COATINGS is a leading global producer of high performance polymers for specialty paper, graphic arts, architectural and industrial coatings and textile applications. Approximately 80% of Performance Coatings' sales are generated from our water-based emulsion polymers and compounds. We believe that we offer our customers one of the most complete spectrums of emulsion chemistries in the industry. Performance Coatings generated sales of $94.7 million and operating income of $11.2 million for the three months ended March 31, 2003 and sales of $376.1 million and operating income of $59.4 million in 2002.

     Our product offerings include a broad range of water-based polymer emulsions, resins and auxiliaries used in the production of high-end paints and coatings for wood, paper, metal, concrete, plastic, textiles and other surfaces. Our water-based polymers, which are environmentally attractive substitutes for solvent-based products, are valued for the superior gloss and durability properties they provide. In addition, our polymers are used as ink vehicles and in overprint varnishes for graphic arts, primarily for use in specialty packaging applications. We are also forward integrated in the graphic arts industry as a leading global producer of water-borne coatings for consumer products packaging applications. We supply acrylic emulsions used to improve the appearance, texture, durability and flame retardance of high-end specialty textiles sold to the home furnishings, technical fabrics and apparel industries. In addition, we believe we are the only fully integrated U.S. supplier of glyoxal and glyoxal-based resins for durable press and wrinkle resistant textile additives.

     Our business strategy is centered on our ability to formulate and compound polymer emulsions to create customized solutions to meet the specific needs of our customers. We have had success with water-borne technologies as global restrictions targeting the reduction of the volatile organic compounds prevalent in solvent-based products have become more stringent. We continue to develop new proprietary water-borne technologies to enhance our portfolio of over 1,100 formulations. These formulations include acrylic, polyurethane, nitrile, styrene-butadiene and vinyl. We expect water-borne formulations to continue to grow faster than the overall industry growth rate for paints and coatings.

The following is a list of representative uses for Performance Coatings products:

CATEGORY                   PRODUCT                  DESCRIPTION
--------------------------------------------------------------------------

Performance         Architectural and
Coatings            Industrial Paints and
                    Coatings
                       Hycar(R) Water-borne acrylic emulsion for high gloss enamels and stain blocking paint primers.

                       Sancure(R)          Polyurethane dispersions used
                                           on wood flooring to promote
                                           toughness and durability.

                    Specialty Paper

                       Hycar(R)and         Water-borne acrylic nitrile
                       Vycar(R)            and PVC emulsions used to
                                           modify physical attributes of
                                           specialty paper and nonwovens
                                           including stiffness, porosity
                                           and water repellency. Used in
                                           ink-jet printer paper and tea
                                           bag sheathing.
                    Graphic Arts

                       Carboset(R)         Water-borne acrylic polymers
                                           used in ink vehicles and
                                           graphic arts coatings.

                       Carbotac(R)         Water-borne acrylic emulsions
                                           used as pressure-sensitive
                                           adhesives and laminating
                                           adhesives on films and paper.

                       Algan(R) Water-borne coatings used to provide gloss and protection for literature and packaging materials.

                    Textile Coatings

                       Hycar(R)            Acrylic-based coatings
                                           applied to textiles to offer
                                           a pleasing texture,
                                           low-temperature flexibility
                                           and wash resistance.

                    Auxiliary Chemicals

                       Glyoxal             Preparation agents to improve
                       Glyoxal resins      manufacturing process and add
                       Fluorocarbon        attributes such as softness,
                       extenders           durable press and anticrease
                       Polymer-based       agents, stain repellents and
                       softeners           flame retardants.

                    Printing Chemicals

                       Dye thickener and   Thickeners are used to impart
                       binders             viscosity to the printing
                       Carbopol(R)         paste applied to fabrics.
                                           Pigment binders are used to
                                           add a pigment to a printing
                                           paste and prevent
                                           deterioration by abrasion or
                                           laundering.

     Performance Coatings products are sold to major companies in the specialty paper, graphic arts, paints and coatings, and textiles industries.

COMPETITION

     We face a variety of competitors in each of our product lines, but we believe no single company competes with us across all of our existing product lines. The specialty chemicals industry is highly fragmented and its participants offer a broad array of product lines and categories, representing many different products designed to meet specific customer requirements. Individual products or service offerings compete on a global, regional and local level due to the nature of the businesses and products, as well as the end-use applications and customers served. The following chart sets forth our principal competitors by segment:

                       END-USE/PRODUCT
SEGMENT                   CATEGORY             PRINCIPAL COMPETITORS
-----------------------------------------------------------------------------

Consumer             Personal Care and   Cognis, Croda, Hercules, ISP,
Specialties          Pharmaceuticals     Nihon Junkayu, Rohm and Haas,
                                         Sigma/3V, Sumitomo Seika

                     Food & Beverage     CPKelco, DSM, FMC, Synrise,
                                         Quest, Rhodia, Sensient,
                                         Tessenderlo,Velsicol

Specialty            Specialty Plastics  Atochem, BASF, Bayer, Dow,
Materials                                Georgia Gulf, Huntsman, Kaneka,
                                         Nippon Carbide Industries, Sekisui

                     Polymer Additives   Atochem, Bayer, Crompton,
                                         Flexsys, Great Lakes, General
                                         Quimica, Nippon Zeon

Performance          Performance         BASF, Bayer, Ciba, Clariant, Dow,
Coatings             Coatings            Omnova, Parachem, PolymerLatex,
                                         Reichhold, Rohm and Haas, UCB

SALES AND MARKETING

     Our principal sales and marketing strategies include focusing on end-users and process intermediaries, a strong cooperative development among salespersons, technical staff and customers and a decentralized worldwide organization that facilitates the effective sale of our products.

     We sell and support our products in over 90 countries throughout the world. Our sales network is primarily end-use focused, with regional coverage provided as appropriate. For the year ended December 31, 2002, we derived approximately 63% of our sales from the United States, approximately 18% from Europe and approximately 19% from the rest of the world.

RESEARCH, DEVELOPMENT AND TECHNOLOGY

     We have a long history as an industry innovator, creating proprietary, high-performance materials for our customers. Notably, we invented Carbopol(R) synthetic thickeners and commercially developed TempRite(R) CPVC. These products are derived from a broad range of technology platforms developed either internally or externally through licensing, acquisition or joint technological alliances with global suppliers and customers. Our research and development staff includes over 150 professionals, many of whom possess Ph.D. or equivalent degrees. Our research and development staff works with both our sales force and customers to utilize our wide spectrum of technology platforms and processing capabilities to produce one of the most comprehensive product offerings in the specialty chemicals industry. We have developed many of our products in cooperation with our customers, often as a result of their specific needs, resulting in long-standing loyal customer relationships.

     Our successful record of technological innovation is evidenced by the more than 700 patents we have secured during the past 20 years. Currently, we possess approximately 1,000 issued and pending foreign and domestic patents and patent applications worldwide and over 500 foreign and domestic product trademarks and applications and other significant trade secrets. Many of these new products represented breakthrough innovations, including specialty Estane(R) TPU for producing breathable fabric, new generation TempRite(R) CPVC for impact resistant pipe, water-based acrylic urethane emulsion blends for clear varnishes on wood flooring, FixateTM resin for hair styling and Carbopol(R) acrylic thickener formulations for ink-jet printing applications.

RAW MATERIALS

     We use a variety of specialty and commodity chemicals in our manufacturing processes. The majority of raw materials used in manufacturing our products are available from more than one source and are readily available on the open market. Those materials that we choose to purchase from a single source generally have long-term supply contracts as a basis to guarantee supply reliability. The majority of our raw materials are derived from petrochemical-based feedstocks. Our single largest raw material purchased represented less than 3% of total sales in 2002. Described below is a summary of the principal raw material requirements of each segment:

                 SEGMENT                    PRINCIPAL RAW MATERIALS
   ------------------------------------------------------------------------

   Consumer Specialties                Toluene
                                       Glacial Acrylic Acid
   Specialty Materials                 PVC




   Performance Coatings                Ethyl Acrylate
                                       Butyl Acrylate
                                       Styrene
                                       Ethylene Glycol

MANUFACTURING AND PROPERTIES

     We possess global manufacturing, sales and technical service facilities enabling us to provide customers with worldwide service and a reliable supply of products. We have 27 manufacturing sites, with two of the facilities, located at Kalama, Washington and Pohang, South Korea, certified to ISO 14000 and all but two U.S. plants, three European plants and two Asian plants certified to ISO 9002 standards. The non-certified plants are recent acquisitions or recent startups. In addition, the three plants located at Calvert City, Kentucky; Chennai, India and Raubling, Germany operate to "current good manufacturing practices" standards and manufacture products suitable for use in the production of pharmaceutical products. Each plant has rigorous productivity and quality assessment programs in place, with performance metrics summarized and reviewed on a monthly basis by our management.

     Our headquarters and primary research facility is located in Brecksville, Ohio. Our chemical manufacturing facilities are listed below.

    LOCATION                          OWNED/LEASED       SIZE (APPROX.)
    ---------------------------------------------------------------------

    Henry, Illinois                       Owned         100,000 sq. ft.
    Calvert City, Kentucky                Owned          75,000 sq. ft.
    Louisville, Kentucky                  Owned         232,000 sq. ft.
    Lawrence, Massachusetts               Owned         160,000 sq. ft.
    Leominster, Massachusetts             Owned          59,000 sq. ft.
    Pedricktown, New Jersey               Owned          40,000 sq. ft.
    Charlotte, North Carolina             Owned         270,000 sq. ft.
    Gastonia, North Carolina              Owned         116,000 sq. ft.
    Akron, Ohio                           Owned         236,000 sq. ft.
    Avon Lake, Ohio                       Owned         240,000 sq. ft.
    Brecksville, Ohio                     Owned         380,000 sq. ft.
    Chagrin Falls, Ohio                   Owned          49,000 sq. ft.
    Cincinnati, Ohio                     Leased         450,000 sq. ft.
    Kalama, Washington                    Owned         550,000 sq. ft.
    Antwerp, Belgium                      Owned          81,000 sq. ft.
    Oevel, Belgium                        Owned         215,000 sq. ft.
    Lyon, France                         Leased          13,500 sq. ft.
    Raubling, Germany                 Leased/Owned      134,500 sq. ft.
    Chennai, India                       Leased         114,000 sq. ft.
    Vadadora, India                   Jointly Owned     294,000 sq. ft.
    Senawang, Malaysia                    Owned          38,000 sq. ft.
    Delfzijl, The Netherlands            Leased          50,000 sq. ft.
    Qingpu, People's Republic of         Leased          45,000 sq. ft.
    China
    Wenzhou, People's Republic of        Leased          53,000 sq. ft.
    China
    Pohang, South Korea               Leased/Owned       49,000 sq. ft.
    Barcelona, Spain                  Leased/Owned       76,000 sq. ft.
    Barnsley, United Kingdom              Owned          50,000 sq. ft.

     We have met increases in global demand through internal expansion, acquisitions and joint ventures, as well as by investment in new or significantly expanded existing production facilities in the United States, Europe and Asia. Since 1997, we have made investments in a Carbopol(R) acrylic thickener and latex facility in Antwerp, Belgium, a TempRite(R) CPVC compounding facility in Oevel, Belgium, an Estane(R) TPU plant expansion in Avon Lake, Ohio, an acrylic plant expansion in Gastonia, North Carolina, a benzoate plant expansion in Kalama, Washington, a static control polymers plant in Senawang, Malaysia, as well as a compounding facility in Qingpu, People's Republic of China.

EMPLOYEES

     As of March 31, 2003, we have approximately 2,800 employees worldwide, with approximately 1,900 in North and Latin America, 600 in Europe and 300 in the Asia/Pacific region. Many of our employees are highly trained. Key plant managers possess an average of over 15 years of experience.

     Six of the United States sites are organized by labor unions with collective bargaining agreements with durations varying from three to five years. Approximately 470 employees are covered by these contracts, with four agreements expiring between 2003 and 2004. Production employees in Europe generally fall under national master agreements for all chemical companies that are reviewed and modified as of March 1 of each year.

     We observe local customs and legislation in labor relations (including staff councils, where required) and, where applicable, in negotiating collective bargaining agreements.

HEALTH, SAFETY AND ENVIRONMENTAL MATTERS

     Our operations, like those of other companies engaged in similar businesses, are subject to extensive environmental laws and regulations by foreign, federal, state and local authorities, including those pertaining to air emissions, wastewater discharges, occupational safety and health, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use, storage, release and disposal of hazardous substances. We have incurred, and will continue to incur, costs and capital expenditures in complying with these laws and regulations and to obtain and maintain all necessary permits. In our effort to comply with these environmental laws and regulations, we maintain a disciplined environmental and occupational safety and health compliance program. We conduct internal and external regulatory audits at our plants to identify and categorize potential environmental exposures as well as to ensure compliance with applicable environmental, health and safety laws and regulations. In addition, we are committed to the implementation of the American Chemistry Council's Responsible Care(R) principles and to the continuous improvement of our health, safety and environmental performance.

     We believe that our business, operations and facilities are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. Based on information presently known to us and our existing accrued environmental reserves, we do not expect environmental costs or contingencies to have a material adverse effect on us. The operation of manufacturing plants entails risks in these areas, and we may incur material costs or liabilities in the future which could adversely affect us. Material expenditures could potentially be required in the future. For example, we may be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or to address newly discovered contamination or other conditions or information that require a response.

     Under certain environmental laws, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and similar state laws, we may be jointly and severally liable for the costs of environmental contamination at current or former facilities and at off-site locations at which we have disposed of hazardous waste. As a result, we may be subject to liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. As discussed below, Goodrich has agreed to indemnify us with respect to the majority of environmental liabilities relating to these contaminated sites.

     We reduced our environmental accrual by $23.7 million to $23.2 million on March 1, 2001 from $46.9 million as of February 28, 2001, because under the acquisition agreement, Goodrich retained and did not sell to us seven parcels of real property for which there was an environmental accrual. As reflected in the environmental accrual as of January 1, 2001, these sites, and various other environmental obligations retained by Goodrich, represented $24.3 million of the accrual. Under the acquisition agreement, Goodrich also has agreed to indemnify us against, or has retained, certain environmental liabilities for which our financial statements as of March 31, 2003 included reserves of $19.1 million. We estimate Goodrich's share of such currently identified liabilities under the indemnity, which extends to 2011, to be approximately $8.1 million. In addition to Goodrich's indemnity, several other indemnities from third parties such as past owners relate to specific environmental liabilities. Goodrich and other third party indemnitors are currently indemnifying us for several environmental remediation projects. Goodrich's share of such liabilities may increase to the extent such third parties fail to honor their indemnity obligations through 2011. Accordingly, the current portion of the environmental obligations of $0.9 million is recorded in accrued expenses and $1.4 million is recorded in accounts receivable. Approximately $18.2 million is included in non-current liabilities and $6.7 million is included in other non-current assets, reflecting the recovery due from Goodrich.

     Although we believe that our environmental reserves are adequate, given the uncertainties involved in estimating environmental costs, it is possible that the amount of expenses which will be required relating to remedial actions and compliance with applicable environmental laws and regulations will exceed the amounts reflected in our reserves or that Goodrich (or any of other third party indemnitors) will not fulfill its indemnity obligations. Accordingly, currently identified environmental liabilities may not be adequately covered and additional environmental liabilities may arise in the future that could have a material adverse effect on our financial position, results of operations, or cash flows.

PRODUCT LIABILITY

     Goodrich has agreed to indemnify us for all liabilities (including product liability claims and product recalls) arising in connection with product lines no longer manufactured or sold by us. In addition, Goodrich has agreed to indemnify us against all product liability, product warranty and product defect claims made prior to the 10th anniversary of the closing of the acquisition, relating to products manufactured, sold or delivered by Goodrich prior to the closing of the acquisition and involving damages of at least $2.0 million. However, Goodrich may not fulfill its indemnity obligations.

                                 MANAGEMENT

                      DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to each member of our Board of Directors and each of our executive officers.

NAME                         AGE                   POSITION
---------------------------- ------ ----------------------------------------



H. William Lichtenberger     67     Chairman of the Board and Director
Steven J. Demetriou          45     Director, Chief Executive Officer and
                                      President
T. J. Dermot Dunphy          71     Director
John L. Garcia               46     Director
Brian R. Hoesterey           35     Director
Vincent A. Sarni             74     Director
Susan C. Schnabel            41     Director
James ("Ted") E. Virtue      42     Director
Christopher R. Clegg         45     Senior Vice President, General
                                    Counsel and Secretary
Michael D. Friday            51     Executive Vice President and Chief
                                      Financial Officer
William B. Sedlacek          48     Senior Vice President and General
                                      Manager, Personal Care and
                                      Pharmaceuticals Global Business Unit
Kumar Shah                   54     Senior Vice President, Corporate and
                                      Business Development
Sean M. Stack                36     Vice President and Treasurer

     H. William Lichtenberger has been our Chairman of the Board of Directors since March 2001. In November 2000, Mr. Lichtenberger retired from Praxair, Inc., which was spun off from Union Carbide Corporation in 1992. He served as Chairman of the Board of Praxair from 1992 until his retirement in 2000 and as Chief Executive Officer of Praxair from 1992 until March 2000. Mr. Lichtenberger is currently a director of Arch Chemicals, Inc. and Ingersoll-Rand Company. Mr. Lichtenberger is a former President, Chief Operating Officer and director of Union Carbide. He holds a bachelor of arts and a bachelor of science in chemical engineering from the University of Iowa. Mr. Lichtenberger holds a master's degree in business administration from the State University of New York, Buffalo.

     Steven J. Demetriou has been our Chief Executive Officer since March 2001 and our President since May 2001, and has served on our Board of Directors since March 2001. Prior to joining us, Mr. Demetriou served as an Executive Vice President of IMC Global Inc. and President of IMC Crop Nutrients. Mr. Demetriou joined IMC Global Inc. in June 1999 as a Senior Vice President and President of the IMC Phosphates business unit. From December 1997 to June 1999, Mr. Demetriou served as Vice President, Global Specialty Resins and President, Cytec Asia-Pacific of Cytec Industries, Inc., a manufacturer of specialty materials. Prior to working for Cytec, Mr. Demetriou worked for Exxon Chemical Company for 16 years and held various leadership positions during that time. Mr. Demetriou serves on the Board of Directors of Commonwealth Industries, Inc. Mr. Demetriou holds a bachelor of science in chemical engineering from Tufts University.

     T. J. Dermot Dunphy has served on our Board of Directors since March 2001. Mr. Dunphy has been the Chairman of Kildare Enterprises, LLC, a private equity management and investment firm since December 2001. Prior to joining Kildare, Mr. Dunphy worked for Sealed Air Corporation, a manufacturer and marketer of proprietary protective products and systems. In 1971, Mr. Dunphy was elected President and Chief Executive Officer of Sealed Air, and in 1996, he was elected Chairman and Chief Executive Officer of Sealed Air. From 1971 until he retired in 2000, Sealed Air's annual sales grew from approximately $5 million to approximately $3 billion. Mr. Dunphy was also President of Custom-Made Packaging, Inc. and worked for Westinghouse Electric Corporation as Manager of Services for the corporation's air-conditioning division. Mr. Dunphy is currently a director of Sealed Air Corporation and FleetBoston Financial Corporation and was formerly a director of Public Service Enterprise Group, Rockaway Corporation and Loctite Corporation. Mr. Dunphy graduated from Oxford University and holds a master's degree in business administration from Harvard Business School.

     John L. Garcia has served on our Board of Directors since March 2001. Mr. Garcia is President of AEA Investors LLC, the successor company of AEA Investors Inc., of which he has been President since September 2002. Previously, he was a Managing Director of AEA Investors Inc. from May 1999. From 1994 to 1999, Mr. Garcia was a Managing Director with Credit Suisse First Boston Corporation, where he served as Global Head of the Chemicals Investment Banking Group and Head of the European Acquisition and Leveraged Finance and Financial Sponsor Groups. His previous experience was at ARCO Chemicals, in research, strategic planning and commercial development roles. Mr. Garcia is currently a director of Acetex Corporation and Sovereign Specialty Chemicals, Inc. and is on the advisory board of Internet Capital Group. Mr. Garcia is a graduate of the University of Kent in England and holds a master's degree and Ph.D. in organic chemistry from Princeton University. He also holds a master's degree in business administration from The Wharton School of the University of Pennsylvania.

     Brian R. Hoesterey has served on our Board of Directors since March 2001. Mr. Hoesterey is a Managing Director of AEA Investors LLC, the successor company of AEA Investors Inc., of which he has been a Managing Director since September 2002, and had been a Director from July 1999 to September 2002. Prior to joining AEA, he was an Associate with BT Capital Partners, the private equity investment vehicle of Bankers Trust, from 1998 to 1999. Mr. Hoesterey worked for McKinsey & Co. as an Engagement Manager from 1995 to 1997 and the investment banking division of Morgan Stanley & Co. Incorporated in both New York and Hong Kong from 1989 to 1993. He is currently an officer of Sovereign Specialty Chemicals, Inc. Mr. Hoesterey obtained a bachelor of business administration degree from Texas Christian University and holds a master's degree in business administration from Harvard Business School.

     Vincent A. Sarni has served on our Board of Directors since March 2001. Mr. Sarni retired from PPG Industries, Inc. in August 1993, concluding a 25-year career with the company, and is currently an independent consultant. He served as Chairman of the Board and Chief Executive Officer of PPG from 1984 until his retirement in 1993. Mr. Sarni is currently a director of Mueller Group, Inc. He is a former director of Amtrol, Inc., Brockway, Inc., Hershey Foods Corp., Honeywell, Inc., LTV Corporation, Mellon Bank, and PNC Financial Corp. Mr. Sarni is also a former Chairman of the Pittsburgh Pirates. Mr. Sarni holds a bachelor of science from the University of Rhode Island. He completed graduate studies in marketing at New York University Graduate School of Business and the advanced management program of Harvard Business School.

     Susan C. Schnabel has served on our Board of Directors since March 2001. Ms. Schnabel has been a Managing Director in the Private Equity group of Credit Suisse First Boston since December 2000. In 1990, she joined Donaldson, Lufkin & Jenrette, Inc. and became a Managing Director in 1996. In 1997, Ms. Schnabel left DLJ to serve as Chief Financial Officer of PETsMART, a high-growth specialty retailer of pet products and supplies. She rejoined DLJ in her present capacity in 1998. Ms. Schnabel serves on the Board of Directors of DeCrane Aircraft Holdings, Inc., Environmental Systems Products Holding, Inc. and Shoppers Drug Mart. Ms. Schnabel received a bachelor of science in chemical engineering from Cornell University and holds a master's degree in business administration from Harvard Business School.

     James E. Virtue has served on our Board of Directors since April 2003. Mr. Virtue is the Chief Executive Officer of MidOcean Partners, the successor company to DB Capital Partners, of which he has been Chief Executive Officer since June 1999. From 1990 to 1999, Mr. Virtue was a Managing Director of Bankers Trust Company. Mr. Virtue is currently a director of Kinetics Holdings Corp. and Centerparcs UK. Mr. Virtue graduated from Middlebury College with a bachelor of arts degree.

     Christopher R. Clegg is our Senior Vice President, General Counsel and Secretary and has served in that capacity since March 2001. Mr. Clegg had served as Vice President-Legal for the Performance Materials Segment of Goodrich since 1999. Before assuming that position, Mr. Clegg served as Senior Corporate Counsel for Goodrich Aerospace since May 1991. Prior to joining Goodrich, Mr. Clegg was a corporate lawyer in private practice with the law firms of Squire, Sanders & Dempsey in Cleveland, Ohio from March 1988 to May 1991 and Perkins Coie in Seattle, Washington. Mr. Clegg holds a bachelor's degree in political science from the University of California at Berkeley, a master's degree in International Studies from the Johns Hopkins University School of Advanced International Studies and a law degree from the Georgetown University Law Center.

     Michael D. Friday is our Executive Vice President and Chief Financial Officer and has served in that capacity since April 2003. Prior to that, he was our Senior Vice President and Chief Financial Officer since March 2001. Mr. Friday had served as Vice President-Finance, Business Development and Information Technology of the Performance Materials Segment of Goodrich since March 1997. Prior to joining Goodrich, Mr. Friday spent three years at Rubbermaid Incorporated as Vice President of Finance for the Little Tikes Company, where he had responsibility for information technology, customer service and finance. Prior to joining Rubbermaid, Mr. Friday spent 20 years in the General Electric Company's financial organization. Mr. Friday holds a bachelor of science degree in business administration from the Rochester Institute of Technology.

     William B. Sedlacek is our Senior Vice President and General Manager, Personal Care and Pharmaceuticals Global Business Unit and has served in that capacity since March 2001. Mr. Sedlacek had served as Group President of the Consumer Specialties Group for the Performance Materials Segment of Goodrich since 1998. Mr. Sedlacek joined Goodrich in 1977 as a product engineer in that company's international business unit. In 1988, Mr. Sedlacek moved to Brussels, Belgium, as business manager for the hydrophilics business in Europe. In 1992, Mr. Sedlacek returned to the United States as General Manager of the Hycar(R) Reactive Liquid Polymers business unit. Mr. Sedlacek was named Vice President and General Manager of the consumer specialties business unit in 1995 and promoted to Group President in 1998. Mr. Sedlacek earned a bachelor's degree in chemistry and zoology from Miami University and a master's degree in business administration from Miami University.

     Kumar Shah is our Senior Vice President, Corporate and Business Development and has served in that capacity since March 2001. Prior to joining us, Mr. Shah was an independent consultant from July 2000 to May 2001. Mr. Shah served as Senior Vice President-Corporate Development of International Specialty Products Inc., a specialty chemicals firm, from March 1999 to April 2000. From 1993 to February 1999, Mr. Shah served as Vice President-Corporate Development, Investor Relations of Cytec Industries, Inc., a manufacturer of specialty materials. Mr. Shah holds a bachelor's degree in chemical engineering from the Indian Institute of Technology, a master's degree in polymer science from the Polytechnic Institute of Brooklyn and a master's degree in business administration from New York University.

     Sean M. Stack is our Vice President and Treasurer and has served in that capacity since March 2001. Prior to joining us, Mr. Stack served as Vice President and Treasurer for Specialty Foods Corporation from May 1996 to December 2000. Specialty Foods filed for bankruptcy in September 2000 and emerged from bankruptcy in December 2000. Mr. Stack joined Specialty Foods as Assistant Treasurer in 1996. Prior to that he was a Vice President at ABN AMRO Bank in commercial and investment banking. Mr. Stack holds a bachelor's degree in business administration from the University of Notre Dame and a master's degree in management from Northwestern University's J.L. Kellogg Graduate School of Management.

BOARD COMMITTEE MEMBERSHIP

     Our Board of Directors has two standing committees: a compensation committee and an audit committee. The compensation committee is comprised of Messrs. Lichtenberger, Dunphy and Garcia. The audit committee is comprised of Messrs. Sarni, Hoesterey and Lichtenberger. Currently, Mr. Garcia is President and Mr. Hoesterey is a Managing Director of AEA. For a more detailed discussion of relationships among our stockholders, AEA, Credit Suisse First Boston LLC and us, see "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION

     The table below summarizes compensation information for our Chief Executive Officer and our four other most highly compensated executive officers for the period of March 1, 2001 through December 31, 2002.


                                      SUMMARY COMPENSATION TABLE
                                          ANNUAL COMPENSATION
                             -------------------------------------------------    SECURITIES
                              FISCAL                               OTHER ANNUAL   UNDERLYING       ALL OTHER
NAME                           YEAR    SALARY($)      BONUS($)   COMPENSATION($)  OPTIONS(#)(1)  COMPENSATION($)
---------------------------------------------------------------------------------------------------------------
Steven J. Demetriou            2002    $600,000       $600,000       $  61,577         0        $  26,241(2)
Chief Executive Officer        2001     475,000(3)     500,000         157,115(4) 98,611          214,400
and President

Michael D. Friday              2002    $261,250       $225,078       $  22,040         0        $  13,305(5)
Senior Vice President and      2001     203,400(3)      71,250          25,620    30,000            3,476
Chief Financial Officer

Sarah R. Coffin                2002    $291,500       $217,593       $  29,728       300(6)     $  17,520(7)
Senior Vice President and      2001     242,916(3)      59,055          38,455    10,000            6,330
General Manager, Performance
Coatings Global Business Unit

William B. Sedlacek            2002    $238,700       $170,264       $  32,886       300(6)     $  16,352(8)
Senior Vice President and      2001     198,920(3)      78,224          51,732    10,000            5,555
General Manager, Personal
Care and Pharmaceuticals
Global Business Unit

Christopher R. Clegg           2002    $240,000       $172,484       $  32,365       300(6)     $  12,766(9)
Senior Vice President,         2001     179,167(3)      62,700          22,157    10,000           52,118
General Counsel and
Secretary

--------------------------------

     (1) The securities underlying these option grants are shares of common stock of International.

     (2) Reflects premiums paid of $15,241 for excess liability and life insurance policies for Mr. Demetriou and a payment of $11,000 for our matching contributions under our 401(k) plan for the 2002 plan year.

     (3) We began operations on March 1, 2001. Salary amounts reflect compensation paid for fiscal year 2001. Messrs. Friday, Clegg and Sedlacek and Ms. Coffin were employed by us as of March 1, 2001. Mr. Demetriou began employment with us on March 15, 2001.

     (4) Includes reimbursements of $73,000 for expenses relating to Mr. Demetriou's temporary housing and living expenses associated with relocation.

     (5) Reflects payment of $11,000 for our matching contributions under our 401(k) plan for the 2002 plan year and premiums paid of $2,306 for a life insurance policy for Mr. Friday.

     (6) The compensation committee of the board of directors of International approved the grant of options to purchase shares of International common stock on January 21, 2002 as follows: Ms. Coffin, 300; Mr. Sedlacek, 300; and Mr. Clegg, 300.

     (7) Reflects payment of $11,000 for our matching contributions under our 401(k) plan for the 2002 plan year and premiums paid of $6,520 for excess long-term disability and life insurance policies for Ms. Coffin.

     (8) Reflects payment of $11,000 for our matching contributions under our 401(k) plan for the 2002 plan year and premiums paid of $5,352 on excess long-term disability and life insurance policies for Mr. Sedlacek.

     (9) Reflects payment of $11,000 for our matching contributions under our 401(k) plan for the 2002 plan year and premiums paid of $1,766 for a life insurance policy for Mr. Clegg.

STOCK OPTIONS

     The table below sets forth information concerning options to purchase shares of common stock of International to the executives listed in the Summary Compensation Table as of December 31, 2002.


                          OPTION GRANTS IN FISCAL YEAR 2002

                                              INDIVIDUAL GRANTS(1)
                    -------------------------------------------------------------------------------------
                                                                                 POTENTIAL REALIZABLE
                    NUMBER OF    % OF TOTAL                                       VALUE AT ASSUMED
                    SECURITIES     OPTIONS                                      ANNUAL RATES OF STOCK
                    UNDERLYING     GRANTED TO        EXERCISE                   PRICE APPRECIATION FOR
                     OPTIONS     EMPLOYEES IN         PRICE       EXPIRATION       OPTION TERM(2)
   NAME             GRANTED(#)   FISCAL YEAR (3)  ($/SHARE)(4)       DATE          5% ($)    10% ($)
   ------------------------------------------------------------------------------------------------------

   Steven J. Demetriou       0          -             -          -                  -         -
   Michael D. Friday         0          -             -          -                  -         -
   Sarah R. Coffin         300        2.6%         $128.57      2012             $10,296   $39,241
   William B. Sedlacek     300        2.6%          128.57      2012              10,296    39,241
   Christopher R. Clegg    300        2.6%          128.57      2012              10,296    39,241

--------------------------------
(1) The compensation committee of the board of directors of International approved the grant of options to purchase shares of International common stock on January 21, 2002 as follows: Ms. Coffin, 300;
      Mr. Sedlacek, 300; and Mr. Clegg, 300.

(2) Values are based on assumed rates of annual compounded appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed rates of appreciation are established by the Commission and do not represent our estimate or projection of future stock price.

(3) Pursuant to International's stock option plan, an aggregate of 394,444 shares of common stock of International were reserved for options to be granted to our key employees, consultants and directors. As of December 31, 2002, International had granted options to purchase 316,911 shares of its common stock, which includes 20,000 shares of common stock for options granted to certain directors of International.

(4) Pursuant to the terms of the stock option plan, unless the applicable stock option agreement provides otherwise, 20% of the shares subject to an option vest on each of the first five anniversaries of the grant date, subject to continued employment with us. In the event of certain change of control transactions involving us, 50% of the unvested options become fully exercisable. Any remaining unvested options become fully exercisable upon the earlier of the first anniversary of the change of control, if the optionee is employed by us, or the date the optionee is involuntarily terminated. It is expected that options will generally expire on the tenth anniversary of the date of grant.



     The following table sets forth the information concerning the value of options for shares of common stock of International held by each of the executives listed in the Summary Compensation Table as of December 31, 2002.


                      AGGREGATE OPTION EXERCISES AND OPTION VALUES
                   -------------------------------------------------------------------------
                                                             NUMBER OF
                                                            SECURITIES        VALUE OF
                                                            UNDERLYING      UNEXERCISED
                                                            UNEXERCISED     IN-THE-MONEY
                            SHARES                            OPTIONS       OPTIONS ($)
                          ACQUIRED ON        VALUE         EXERCISABLE/    EXERCISABLE/
   NAME                   EXERCISE(#)     REALIZED($)      UNEXERCISABLE   UNEXERCISABLE(1)
   -----------------------------------------------------------------------------------------
   Steven J. Demetriou        0               0            19,722/78,889        0/0
   Michael D. Friday          0               0             6,000/24,000        0/0
   Sarah R. Coffin            0               0             2,000/8,300         0/0
   William B. Sedlacek        0               0             2,000/8,300         0/0
   Christopher R. CLegg       0               0             2,000/8,300         0/0

--------------------------------

  (1) There is no public trading market for shares of common stock of International. Accordingly, these values of exercisable and unexercisable in-the-money options are based on the fair market value of International common stock at May 3, 2001 of $100 per share, as determined by its board of directors, and the $128.57 exercise price per share.


EMPLOYMENT AGREEMENT AND EQUITY PLANS

Employment Agreements

     We have entered into an agreement with Steven J. Demetriou providing for his employment as our Chief Executive Officer for a three-year term beginning on March 15, 2001. Mr. Demetriou's minimum annual salary is $600,000. He received a signing bonus of $200,000. Mr. Demetriou is eligible for an annual performance-based bonus under the 2002 Management Incentive Plan based primarily on attainment of Noveon's actual adjusted EBITDA and working capital targets. Under this plan for 2002, Mr. Demetriou received a bonus of $600,000. For 2001, he received a guaranteed bonus of $300,000. Mr. Demetriou also received a bonus of $200,000 for the 2001 fiscal year based upon the attainment of working capital targets and the achievement of personal management objectives agreed upon by Mr. Demetriou and our compensation committee.

     Mr. Demetriou purchased from International 10,000 shares of its common stock at a per share purchase price of $100 in exchange for a full recourse note of $1.0 million with a term of 10 years and an interest rate of 7% per annum. For a description of this note, see "Certain Relationships and Related Transactions."

     If Mr. Demetriou's employment is terminated without cause, which includes any failure by us to extend the term of employment for successive one-year periods, or if Mr. Demetriou terminates his employment with good reason, we are required to pay or provide Mr. Demetriou (1) any unpaid portion of his annual salary and paid vacation earned through the date of termination, (2) an amount equal to Mr. Demetriou's annual salary at the time of termination for the remainder of the term of employment, provided that the amount is at least equal to three times Mr. Demetriou's annual salary at the time of termination, and (3) employee benefits for the remainder of the term, but in no event for less than two years.

     If we terminate Mr. Demetriou's employment in connection with a change in control, we are required to pay or provide Mr. Demetriou (1) any unpaid portion of his annual salary and paid vacation earned through the date of termination, (2) an amount equal to Mr. Demetriou's annual salary for a period of three years, provided that Mr. Demetriou will not receive that amount if the value of his vested stock options on the date of the change in control exceeds the total value of three years of his annual salary, and
(3) employee benefits for a period of two years.

     Mr. Demetriou is entitled to a gross-up payment in the event he is subject to a federal excise tax resulting from payments or benefits received in connection with a change in control. Mr. Demetriou has the right to terminate his employment at any time on 30 days notice. Mr. Demetriou is subject to non-competition, non-solicitation and non-disclosure covenants. The non-competition covenant does not apply if Mr. Demetriou's employment is terminated by us without cause, by him with good reason, in connection with a change in control, or if we fail to extend his term of employment.

AMENDED AND RESTATED STOCK OPTION PLAN

     The following paragraphs summarize the principal features of International's stock option plan. A copy of the stock option plan is filed as an exhibit to the registration statement of which this prospectus forms a part.

     In 2001, International adopted the stock option plan to provide for the grant of nonqualified stock options to key employees, consultants and directors of International and its subsidiaries (including us) and affiliates. The maximum number of shares of International common stock underlying the options available for award under the stock option plan is 394,444. If any options terminate or expire unexercised, the shares subject to such unexercised options are again available for grant.

     The stock option plan is administered by a committee of the board of directors of International. Generally, the committee interprets and implements the stock option plan, grants options, exercises all powers, authority, and discretion of the board under the stock option plan, and determines the terms and conditions of option agreements, including vesting provisions, exercise price, and termination date of options.

     Each option is evidenced by an agreement between an optionee and International containing such terms as the committee determines. Unless determined otherwise by the committee, 20% of the shares subject to the option vest on each of the first five anniversaries of the grant date subject to continued employment. The committee may accelerate the vesting of options at any time. Unless determined otherwise by the committee, the option price is not less than the fair market value of the underlying shares on the grant date. Generally, unless otherwise set forth in an agreement or as determined by the committee, vested options terminate 45 days after termination of employment (180 days in the event of termination by reason of death or disability).

     In the event of a transaction that constitutes a change in control of International, as described in the stock option plan, unless otherwise set forth in an agreement or as determined by the committee, 50% of the unvested options held by each optionee become fully exercisable. Any remaining unvested options held by an optionee become fully exercisable upon the earlier of the first anniversary of the change in control transaction, if such optionee is then employed by us, or the date the optionee's employment is involuntarily terminated, as described in the stock option plan. In the event of specified transactions that result in holders of International common stock receiving payments or securities in respect of, or in exchange for, their International common stock that do not result in a change in control of International, as described in the stock option plan, unless otherwise set forth in an option agreement or as determined by the committee, options remain subject to the terms of the stock option plan and the applicable option agreement, and thereafter, upon exercise, optionees will be entitled to receive in respect of any option the same per share consideration received by holders of International common stock in connection with the transaction.

     In the event of either of the above-described transactions, International may cancel any options unexercised as of the transaction date upon substitution of equivalent options or a payment from International to the holders of options of the difference between the fair market value of the underlying stock and the option exercise price. Options will in no event entitle the holder of the option to ordinary cash dividends payable upon the International common stock issuable upon exercise of the options.

     The International stock option plan provides that the aggregate number of shares subject to the stock option plan and any option, the purchase price to be paid upon exercise of an option and the amount to be received in connection with the exercise of any option, will be automatically adjusted to reflect any stock splits, reverse stock splits or dividends paid in the form of International common stock, and equitably adjusted as determined by the committee for any other increase or decrease in the number of issued shares of International common stock resulting from the subdivision or combination of shares or other capital adjustments, or the payment of any other stock dividend or other extraordinary dividend, or other increase or decrease in the number of such shares of International common stock or any substantial sale of the assets of International.

     The International board of directors may amend, alter, or terminate the stock option plan. Any board action may not adversely alter outstanding options without the consent of the optionee. The stock option plan will terminate 10 years from its effective date, but all outstanding options will remain effective until satisfied or terminated under the terms of the stock option plan.

PENSION PLAN

     We adopted a tax qualified defined benefit retirement plan (the "Noveon Retirement Plan") that will provide pension benefits to our U.S. salaried employees. The amount of an employee's pension will depend on a number of factors including final average earnings ("FAE") for the highest 48 consecutive months of an employee's earnings and years of credited service. The table below sets forth the estimated normal annual retirement benefits payable to eligible employees under the Noveon Retirement Plan in the specified compensation levels and with the specified years of benefit service.

     The benefit formula under the Noveon Retirement Plan will generally provide an annual pension of 1.15% of FAE (subject to certain limitations imposed by the Internal Revenue Code) times all years of pension credit, plus 0.45% of FAE in excess of "covered compensation" times years of pension credit up to 35 years. Certain eligible employees will be given pension credit for past service with Goodrich and the benefits provided to certain employees under the Noveon Retirement Plan will be offset by benefits payable from Goodrich's defined benefit pension plan for salaried employees. The numbers listed below do not reflect this offset. Benefits will not be subject to any deduction for Social Security.


                               YEARS OF BENEFIT SERVICE
           ----------------------------------------------------------------------------
  FINAL
 AVERAGE
 EARNINGS         10        15       20       25         30          35         40
---------------------------------------------------------------------------------------

 $   100,000   $ 14,021  $ 21,032  $ 28,043  $ 35,054   $ 42,064  $  49,075  $  54,825
 $   125,000   $ 18,021  $ 27,032  $ 36,043  $ 45,054   $ 54,064  $  63,075  $  70,263
 $   150,000   $ 22,021  $ 33,032  $ 44,043  $ 55,054   $ 66,064  $  77,075  $  85,700
 $   200,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   250,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   300,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   350,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   400,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   450,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   500,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   600,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   700,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   800,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $   900,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575
 $ 1,000,000   $ 30,021  $ 45,032  $ 60,043  $ 75,054   $ 90,064  $ 105,075  $ 116,575


     Earnings include salary and certain incentive payments, including annual cash bonuses, but exclude any awards under any long-term incentive plans and our matching contributions under our 401(k) plan.

     The pension amounts shown above reflect an assumed Internal Revenue Code limitation on FAE taken into account under the benefit formula of $200,000 and covered compensation of $43,968. The table also assumes retirement at age 65 and the benefit being paid in the form of a five-year certain and continuous annuity with no survivor benefits.

      As of December 31, 2002, Mr. Demetriou had 1.9 years of credited service; Mr. Clegg had 11.7 years of credited service and his pension benefit will be subject to an estimated offset under the Goodrich Pension Plan of $23,700; Ms. Coffin had 4.5 years of credited service and her pension benefit will be subject to such offset, estimated to be $6,600; Mr. Sedlacek had 25.1 years of credited service and his pension benefit will be subject to such offset, estimated to be $58,900; and Mr. Friday had 5.9 years of credited service and his pension benefit will be subject to such offset, estimated to be $9,800.

MANAGEMENT INCENTIVE PLAN

      On February 24, 2003, we adopted the Management Incentive Plan to more closely align compensation of key management employees with our performance.

      Our Management Incentive Plan is administered by the compensation committee of our Board of Directors. Participants are selected and approved annually by the President and Chief Executive Officer. Incentive awards under the plan take the form of cash payments made to participants based primarily on attainment of our actual EBITDA, working capital and sales targets and are calculated based on the base salary, position and location of each participant. Any awards under the plan are entirely discretionary.

SPECIAL DEFERRED COMPENSATION PLAN

      We adopted the 2001 Special Deferred Compensation Plan to provide a select group of senior managers of the Performance Materials Segment of Goodrich who became employees of Noveon the ability to defer the receipt of compensation for periods provided in the plan. Effective November 1, 2002, the plan was amended and restated, in part to permit additional senior managers to participate in the Noveon, Inc. Special Deferred Compensation Plan.

      To participate in the plan, certain eligible employees make an election by executing assignment and election agreements. The election agreement states the amount of the compensation to be deferred and the date and manner in which it shall be paid to the participant. We have established a deferred account representing each participant's deferred compensation, which has been placed in a trust. Account balances are deemed to be invested among certain investment choices selected by each participant. The account balances are adjusted at least quarterly to reflect the actual performance of the selected investment allocation.

DIRECTOR COMPENSATION

      Members of our Board of Directors are reimbursed for traveling costs and other out-of-pocket expenses incurred in attending Board of Directors and committee meetings. Messrs. Lichtenberger, Sarni and Dunphy each receive an annual fee of $25,000 for their services as directors. Mr. Lichtenberger also received 10,000 options to purchase common shares of International. Messrs. Sarni and Dunphy each also received 5,000 options to purchase common shares of International. The other members of the Board of Directors do not receive additional compensation for their services on the Board of Directors or its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As of December 31, 2002, the compensation committee of our Board of Directors is comprised of Messrs. Lichtenberger, Dunphy and Garcia. In addition to being the President of AEA, Mr. Garcia is also Chairman of the Board of Directors of a wholly owned subsidiary of AEA, which is the general partner of each of the partnerships that wholly own PMD Investors I LLC and PMD Investors II LLC. Mr. Garcia is also a limited partner in each of these partnerships. PMD owns approximately 43% of the common stock of International, our corporate parent. For a more detailed discussion of relationships between AEA, PMD and us see "Certain Relationships and Related Transactions."

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      All of our common stock is held by International. The following table sets forth information with respect to the beneficial ownership of the common stock of International as of May 15, 2003 by (a) any person or group who will beneficially own more than five percent of the common stock of International
(b) each of our directors and executive officers and (c) all of our directors and executive officers as a group.

      In the table below, unless otherwise noted, the address of the person is in care of our Company.


                                                                 PERCENTAGE
                                                                    OF
                                                        NUMBER   OUTSTANDING
                                                          OF       COMMON
  NAME OF BENEFICIAL OWNER                              SHARES    STOCK(1)
  ---------------------------------------------------------------------------

  DLJ  Merchant Banking Partners III, L.P.
  and related owners (2)(3)                             1,500,000    41.7%
  PMD Investors II LLC (4)                              1,361,215    37.8%
  MidOcean Capital/PMD Investors, LLC (5)(6)              500,000    13.9%
  PMD Investors I LLC (7)                                 188,785     5.2%
  Steven J. Demetriou (8)                                  49,444     1.4%
  H. William Lichtenberger (9)(10)                          9,000     *
  T. J. Dermot Dunphy (11)                                  9,000     *
  John L. Garcia (9)                                            -     *
  Brian R. Hoesterey (9)                                        -     *
  Vincent A. Sarni (12)                                     2,500     *
  Susan C. Schnabel (13)                                        -     *
  James ("Ted") Virtue (14)                                     -     *
  Christopher R. Clegg                                      5,060     *
  Michael D. Friday                                        13,250     *
  William B. Sedlacek                                       6,560     *
  Kumar Shah                                                8,500     *
  Sean M. Stack                                             2,600     *
  All directors and executive officers as a group
  (13 persons)                                            105,914     2.9%

--------------------------------
*     Represents beneficial ownership of less than one percent.

     (1) As used in this table, each person or entity with the power to vote or direct the disposition of shares is deemed to be a beneficial owner. Ownership includes the following number of options that become exercisable within 60 days of May 15, 2003:
          Mr. Demetriou, 39,444; Mr. Lichtenberger, 4,000; Mr. Dunphy, 2,000; Mr. Sarni, 2,000; Mr. Clegg, 4,060; Mr. Friday, 12,000;
          Mr. Sedlacek, 4,060; Mr. Shah, 7,000; and Mr. Stack, 1,600. The percentage ownerships are calculated by totaling outstanding shares of common stock and vested options that become exercisable within 60 days of May 15, 2003.

     (2) Consists of shares held by DLJ Merchant Banking Partners III, L.P.; DLJMB Funding III, Inc.; DLJ ESC II, L.P., DLJ Offshore Partners III, C.V.; DLJ Offshore Partners III-1, C.V.; DLJ Offshore Partners III-2, C.V. DLJ MB PartnersIII GmbH & Co. KG and Millennium Partners II, L.P. Investment and voting decisions on behalf of the partnerships are generally controlled by DLJ Merchant Banking III, Inc. and DLJ Merchant Banking III, L.P., as general partners or adviser and managing limited partner of the partnerships. The general partner of DLJ Merchant Banking III, L.P. is DLJ Merchant Banking III, Inc., an affiliate of Credit Suisse First Boston LLC. Most major decisions regarding investments by DLJ Merchant Banking are made by an investment committee whose composition may change. No individual has authority to make any such decisions without the approval of the investment committee. Certain matters may also require the approval of an advisory committee comprised of limited partners that are not affiliated with DLJ Merchant Banking III, Inc.

     (3) The address for DLJ Merchant Banking Partners III, L.P. and related owners is c/o DLJ Merchant Banking, Eleven Madison Avenue, 16th Floor, New York, New York 10010.

     (4) These shares may be deemed to be beneficially owned by AEA. The managing member of PMD Investors II, LLC is PMD Investors II LP. The general partner of PMD Investors II LP is AEA PMD Investors Inc., or "AEA PMD". John L. Garcia is a Director and Chairman of the Board of AEA PMD. Brian R. Hoesterey is a Director, President and Treasurer of AEA PMD. AEA disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. The address for AEA and PMD Investors II LLC is c/o AEA Investors LLC, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

     (5) MidOcean Capital/PMD Investors, LLC, formerly known as DB Capital/PMD Investors, LLC, was an indirect wholly owned subsidiary of DB Capital Partners, Inc., part of the Corporate Investments division of Deutsche Bank AG, until February 20, 2003. From February 20, 2003, DB Capital Investors, L.P., DB Capital Partners, L.P., Existing Fund GP, Ltd., MidOcean Partners, LP and MidOcean Associates, SPC may all be deemed to be beneficial owners of the shares as a result of their direct or indirect control relationship with DB Capital/PMD Investors, LLC that was renamed MidOcean Capital/PMD Investors, LLC in April 2003. DB Capital Investors, L.P. is the managing member of MidOcean Capital/PMD Investors, LLC. DB Capital Partners, L.P. is the general partner of DB Capital Investors, L.P. Existing Fund GP, Ltd. is the general partner of DB Capital Partners, L.P. MidOcean Partners, LP is the sole owner of Existing Fund GP, Ltd. and a limited partner in DB Capital Partners, L.P., and MidOcean Associates, SPC is the general partner of MidOcean Partners, LP. On February 20, 2003, MidOcean Partners, LP and Existing Fund GP, Ltd. acquired an 80% limited partnership interest and a general partnership interest, respectively, in DB Capital Partners, L.P. from DB Capital Partners, Inc. Prior to this time, none of Existing Fund GP, Ltd., MidOcean Partners, LP or MidOcean Associates, SPC had a beneficial ownership interest in the shares.

     (6) The address for MidOcean Capital/PMD Investors, LLC, DB Capital Investors, L.P., DB Capital Partners, L.P., Existing Fund GP, Ltd., MidOcean Partners, LP and MidOcean Associates, SPC is 345 Park Avenue, 16th Floor, New York, New York 10154. The address for DB Capital Partners, Inc. is 31 West 52nd Street, New York, New York 10019.

     (7) These shares may be deemed to be beneficially owned by AEA. The managing member of PMD Investors I LLC is PMD Investors I LP. The general partner of PMD Investors I LP is AEA PMD. John L. Garcia is a Director and Chairman of the Board of AEA PMD. Brian R. Hoesterey is a Director, President and Treasurer of AEA PMD. AEA disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. The address for AEA and PMD Investors I LLC is c/o AEA Investors LLC, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

     (8) Pursuant to an employment agreement, Mr. Demetriou purchased 10,000 shares of common stock of International.

     (9) Does not include shares beneficially owned by AEA, PMD Investors I LLC and PMD Investors II LLC. Mr. Lichtenberger is a limited partner in PMD Investors I LP, the partnership that owns PMD Investors I LLC. Messrs. Garcia, Hoesterey and Lichtenberger serve on International's board of directors as designees of PMD. Messrs. Garcia and Hoesterey are limited partners in PMD Investors I LP, the partnership that owns PMD Investors I LLC and in PMD Investors II LP, the partnership that owns PMD Investors II LLC, and are officers and directors of AEA PMD, the general partner of PMD Investors I LP and PMD Investors II LP. Mr. Garcia and Mr. Hoesterey are also officers of AEA.

     (10) Includes 5,000 shares held by H. William Lichtenberger FlintTM Trust, dated July 20, 2001, which may be deemed to be beneficially owned by Mr. Lichtenberger.

     (11) Mr. Dunphy serves on International's board of directors as a designee of DLJ Merchant Banking.

     (12) Includes 500 shares held by Ms. Sandra P. Sarni, Vincent A. Sarni's wife, which may be deemed to be beneficially owned by Mr. Sarni. Mr. Sarni serves on International's board of directors as a designee of DLJ Merchant Banking.

     (13) Does not include shares beneficially owned by DLJ Merchant Banking Partners III, L.P. and related owners. Ms. Schnabel is a managing director in the Private Equity Group of Credit Suisse First Boston, the indirect parent of DLJ Merchant Banking Partners III, L.P. and related owners. Ms. Schnabel denies beneficial ownership of these shares. Ms. Schnabel serves on International's board of directors as a designee of DLJ Merchant Banking.

     (14) Does not include shares beneficially owned by MidOcean Partners, LP. Mr. Virtue is an officer of MidOcean Partners, LP. Mr. Virtue disclaims beneficial ownership of the shares owned by MidOcean Capital/PMD Investors, LLC except to the extent of his pecuniary interest therein. The address for MidOcean Partners, LP is 345 Park Avenue, 16th Floor, New York, New York 10154. Mr. Virtue serves on our Board of Directors as a designee of MidOcean Partners, LP.

                              THE TRANSACTIONS

          On February 28, 2001, we completed the acquisition of the Performance Materials Segment from Goodrich for $1,386.5 million, before fees and expenses. The textile dyes and drug delivery systems businesses that were operated as part of the Performance Materials Segment of Goodrich were not part of the acquisition.

          To finance the acquisition, including related fees and expenses, we utilized funds from the following sources:

     o The equity sponsors, led by AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC, contributed $355.0 million of cash as equity to International, our corporate parent, which in turn contributed this cash to us;

     o    International issued a $172.0 million seller note to Goodrich;
          and

     o We issued $275.0 million of senior subordinated notes due 2011 and borrowed $635.0 million under the credit facilities.

In this prospectus we refer to these events and the acquisition as the "Transactions."

THE PURCHASE AGREEMENT

          The following is a summary of the material terms of the purchase agreement between Goodrich and Noveon, Inc., dated November 28, 2000, to purchase Goodrich's performance materials business (including shares of various subsidiaries of Goodrich) for a total purchase price of $1,386.5 million. The following summary is qualified in its entirety by reference to the purchase agreement. A copy of the purchase agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Indemnification

          Goodrich has agreed to indemnify us against customary liabilities as well as specified liabilities. These include, but are not limited to, the following:

          Environmental Liabilities. Goodrich has agreed to indemnify us and our affiliates from and against all environmental costs relating to or arising from all fines and penalties imposed by governmental entities under environmental laws relating to: (1) the ownership or operation of the business on or before the closing; (2) any real property which is not being conveyed to us, including environmental costs relating to any off-site location used for the disposal of hazardous materials; (3) any divested or former entity, services, facility or property of Goodrich; and (4) some facilities which are either closed or scheduled for closure.

          Goodrich will also indemnify us against all out-of-pocket cash costs relating to, or arising out of, some environmental remediation projects at our facilities in Charlotte, North Carolina, Cincinnati, Ohio, Louisville, Kentucky and Kalama, Washington for a period of 10 years from the date of the closing of the purchase. After the expiration of the 10-year period, we will assume responsibility for these remediation projects.

          Subject to the limitations described below, Goodrich is also required to indemnify us against 50% of any out-of-pocket environmental costs resulting from a breach of Goodrich's representation that it has complied with environmental laws prior to closing of the purchase, but only to the extent that claims for these costs are made within 18 months of closing and these costs exceed the amounts reserved for these items in the capital expenditure budget of the business. This indemnity does not apply to Goodrich's indemnity obligations with respect to soil or groundwater contamination which, to the extent not subject to the indemnities described in the prior two paragraphs, are subject to indemnity described in the next paragraph.

          Subject to the limitations described below, Goodrich has also agreed to indemnify us from all other environmental costs resulting from conditions, events or activities occurring or existing at or before the closing of the purchase, at, on, in or migrating to or from any owned or leased real property or other assets being purchased, provided that we will be responsible for 50% of these environmental costs only to the extent that these environmental costs are not actually paid or indemnified by a third party. These obligations of Goodrich terminate on the 10th anniversary of the closing of the purchase (except for some obligations which extend until the 14th anniversary of the closing of the purchase). Goodrich is only required to indemnify us against the environmental costs described in the prior two paragraphs once they exceed $100,000 (at which point those environmental costs, including those which aggregated to $100,000, would become subject to the foregoing indemnities).

          Our potential 50% share of the environmental costs described in the prior two paragraphs is subject to a cap of $20.0 million in the aggregate and is also subject to our not having to fund more than $2.0 million of these costs in any one year, with any costs above $2.0 million being carried forward until fully paid, subject to the $20.0 million cap. In addition, our 50% share of these environmental costs will reduce the $10.0 million deductible applicable to indemnity claims for breaches by Goodrich of its representations and warranties.

          We have also agreed on the apportionment of environmental costs arising from specific environmental compliance and issues related to permits at four sites.

          Product Liabilities. Goodrich has agreed to indemnify us from all liabilities (including product liability claims and product recalls) arising in connection with product lines not currently manufactured or sold by Goodrich. In addition, Goodrich has agreed to indemnify us against all product liability, product warranty and product defect claims made prior to the 10th anniversary of the closing of the purchase, relating to products manufactured, sold or delivered by Goodrich prior to the closing of the purchase and involving damages of at least $2.0 million.

          Taxes. Goodrich has agreed to indemnify us from all tax liabilities relating to the operation of its performance materials business on or before the closing (subject to offset for some reserves), as well as specified tax liabilities which may arise in conjunction with the Transactions.

Other Provisions

          Non-Compete. Goodrich agreed not to engage or participate in a competing business for five years from the date of the closing of the purchase. Goodrich can, however, acquire an entity or business that includes a competing business as long as the competing business represents less than 30% of the aggregate sales revenue of the entire acquired entity or business and Goodrich sells the competing business within two years. Goodrich also agreed not to solicit any of our employees for a period of two years from the date of the closing of the purchase.

          Employees. We are obligated to offer employment to all active employees of the business as of the closing of the purchase and to provide employee benefits (excluding equity-based, change in control, supplemental retirement, excess benefit and retiree medical plans (other than required pursuant to collectively bargained agreements)) that, in the aggregate, are substantially comparable to those provided pursuant to the employee benefit plans of Goodrich's Performance Materials Segment in effect on the date of the purchase agreement. We are also obliged to assume all collective bargaining agreements for union employees.

          Pensions. We have agreed to establish new defined benefit pension plans for both union and non-union employees located in the United States and to maintain them for at least five years following the closing of the purchase. The new pension plans will generally recognize employee service with Goodrich prior to the closing for purposes of eligibility, benefit accrual and vesting. The new pension plans will provide pension benefits that are substantially comparable to those provided under the Goodrich defined benefit pension plans, less an offset for benefits accrued under the Goodrich pension plans prior to the closing of the purchase. Goodrich will retain all obligations for retirement benefits accrued under its defined benefit pension plans prior to the closing.

SELLER NOTE

          In connection with the acquisition, our parent company, International, issued to Goodrich a seller note in the principal amount of $172.0 million. The note bears an initial interest rate of 13% payable semiannually in cash or additional notes at the option of International and increases to 15% after five years. If interest on the seller note is paid in cash after five years, the interest rate remains 13%. The seller note matures in 2011. The restrictive covenants in the terms of the seller note are not more restrictive than those in the terms of the notes.



              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDERS AGREEMENT

          The following is a summary of the material terms of the stockholders agreement among International, PMD, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC, formerly known as DB Capital/PMD Investors, LLC, dated as of November 28, 2000, as amended, and entered into with respect to the shares of International. As of March 31, 2003, PMD owns approximately 43% of the common stock of International, DLJ Merchant Banking owns approximately 42% and DB Capital/PMD Investors, LLC owns approximately 14%.

          The stockholders agreement provides PMD, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC with various corporate governance rights so long as specific stock ownership levels are maintained. PMD and DLJ Merchant Banking each have the right to designate three members to the board of directors of International, and to jointly designate one additional director. MidOcean Capital/PMD Investors, LLC has the right to designate one director. The agreement also provides that International's chief executive officer will serve as a director.

          Pursuant to the terms of the stockholders agreement, prior to an initial public offering, or IPO, of International, all actions approved by the board of directors require the vote of at least one director designated solely by each of PMD and DLJ Merchant Banking. After an IPO, a significant number of board actions will require the approval of a majority of the International directors, which majority must include at least one director designated by each of PMD and DLJ Merchant Banking so long as, in each case, PMD or DLJ Merchant Banking, respectively owns at least 15% of the common stock of International. Such board actions include, among other things:

     o    amending International's certificate of incorporation or by-laws;

     o entering into transactions between International and any of PMD, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC, with limited exceptions; and

     o causing International's liquidation, dissolution or voluntary bankruptcy.

          If any of PMD, DLJ Merchant Banking or MidOcean Capital/PMD Investors, LLC, together with their affiliates (as defined in the stockholders agreement), cease to hold at least 5% of International's common stock, such stockholder will lose its special voting rights and its right to designate directors. In addition, such stockholders will also lose these rights upon the earlier of February 28, 2011 or the date following the completion of an IPO on which such stockholders collectively cease to own at least 25% of International's common stock.

          Pursuant to the stockholders agreement, AEA, Credit Suisse First Boston LLC, formerly known as Credit Suisse First Boston Corporation, ("CSFB") and Deutsche Bank Securities Inc. received advisory services fees of $8.75 million, $5.5 million and $1.75 million, respectively, from us, upon consummation of our acquisition of the Performance Materials Segment of Goodrich in February 2001. Advisory service fees were determined by agreement among us, the arrangers of our credit facilities, AEA, DLJ
Merchant Banking, MidOcean Capital/PMD Investors, LLC, CSFB and Deutsche Bank Securities Inc.

MANAGEMENT AGREEMENTS

          Pursuant to the stockholders agreement, we entered into management agreements with each of AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC, formerly known as DB Capital/PMD Investors, LLC. Under the management agreements, we pay AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC annual fees of $1.9 million, $1.1 million and $0.5 million, respectively, plus reasonable out-of-pocket expenses as compensation for the appointed directors, various advisory and consulting services and for monitoring and management costs, as applicable. Since we commenced operations on March 1, 2001, we have paid $3.4 million, $1.9 million and $0.9 million to AEA, DLJ Merchant Banking and DB Capital/PMD Investors, LLC, respectively, pursuant to these management agreements through March 31, 2003. Management fees were determined by agreement among us, the arrangers of our credit facilities, AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC. In addition, we agreed to indemnify AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC and their respective affiliates for liabilities arising from their actions under the management agreements.

          Pursuant to the stockholders agreement, we entered into an advisory services agreement, dated as of February 5, 2001, with CSFB. Under the advisory services agreement, we pay CSFB an annual fee of $0.5 million plus reasonable out-of-pocket expenses as compensation for strategic and financial planning advisory services. Since we commenced operations on March 1, 2001, we have paid $0.9 million to CSFB pursuant to the advisory services agreement through March 31, 2003. The annual fee was determined by agreement among us, the arrangers of our credit facilities, AEA, DLJ Merchant Banking, MidOcean Capital/PMD Investors, LLC and CSFB. In addition, we agreed to indemnify CSFB and its respective affiliates for liabilities arising from their actions under the advisory services agreement.

          The fee provisions of each of the management agreements and the advisory services agreement terminate, with respect to each of AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC, upon the earlier of the third anniversary of an IPO of International common stock and the date on which either of AEA or DLJ Merchant Banking, respectively, ceases to own at least 15% of International's common stock or MidOcean Capital/PMD Investors, LLC ceases to own at least 5% of International's common stock.

NOTE RECEIVABLE

          Our Chief Executive Officer and President purchased 10,000 shares of common stock in International that he paid for with the issuance of a $1.0 million note. The note carries interest at 7% per year and has a term of 10 years. We purchased the note from International at face value and have reflected the note receivable in other assets on the balance sheet. As of March 31, 2003, the total amount outstanding on the note, including interest, was $1.1 million. The principal amount of the note, together with accrued interest, is payable upon the earliest of:

     o    the expiration of the 10-year term of the note;

     o 30 days after Mr. Demetriou's employment is terminated for any reason, other than a termination without "cause" (as defined in his employment agreement); and

     o a "change in control" of International (as defined in his employment agreement) or the receipt of proceeds by Mr. Demetriou from the sale of shares of International's common stock (provided that Mr. Demetriou will only be obligated to repay that amount of the note that is equal to the amount of proceeds received from each such sale of shares until all amounts due under the note are repaid in full), and, in either case, a termination of Mr. Demetriou's employment by us without cause or by Mr. Demetriou with good reason.

RECEIVABLE FROM INTERNATIONAL

          International incurred $1.2 million in expenses and fees associated with International's attempted public offering. We paid for these amounts on behalf of International. These amounts may be paid to the Company out of the proceeds of a completed public offering by International.

TAX SHARING AGREEMENT

          We and International are parties to a tax sharing agreement pursuant to which International files a consolidated federal income tax return with us and our domestic affiliated subsidiaries, and the federal income tax liability of us and our domestic affiliated subsidiaries is included in the International consolidated federal income tax liability. Under the tax sharing agreement, we and our domestic subsidiaries will make periodic tax payments to International which generally are determined as though we and International file separate returns. Under applicable tax law, which provides that each member of a consolidated group is jointly and severally liable for the income tax liability of each member of the consolidated group, we could be held liable for the taxes of International even if they fail to make the payments required under the tax sharing agreement.

MANAGEMENT STOCKHOLDERS AGREEMENT

          We, International, AEA, DLJ Merchant Banking and MidOcean Capital/PMD Investors, LLC entered into a management stockholders agreement on October 31, 2001 with International's executive officers who hold shares of International common stock. The agreement restricts the transfer of shares held by these executive officers except in certain circumstances. These transfer restrictions expire on the earlier of a sale of International or the second anniversary of an IPO of International common stock. Under this agreement, International has the right to repurchase the shares of common stock if the executive officer is no longer employed by International.

CREDIT FACILITIES

          Credit Suisse First Boston, an affiliate of DLJ Merchant Banking, and Deutsche Bank Securities Inc., which was an affiliate of MidOcean Capital/PMD Investors, LLC through February 20, 2003, are joint lead arrangers and joint book managers under our credit facilities. Deutsche Bank Trust Company Americas, which was an affiliate of MidOcean Capital/PMD Investors, LLC through February 20, 2003, is administrative agent and a lender and Credit Suisse First Boston is syndication agent and a lender under our credit facilities and they receive fees customary for performing these services and interest on such indebtedness.

SENIOR SUBORDINATED NOTES

          On February 28, 2001, CSFB, an affiliate of DLJ Merchant Banking, and Deutsche Bank Securities Inc., which was an affiliate of MidOcean Capital/PMD Investors, LLC until February 20, 2003, were initial purchasers of $275.0 million aggregate principal amount of our senior subordinated notes, which they purchased at an aggregate purchase price, net of underwriting fees, of $266.8 million.

                     DESCRIPTION OF THE CREDIT FACILITIES

          The following is a summary of some of the material terms of our credit facilities entered into as of the closing of the Transactions, with the lenders thereto and with Deutsche Bank Trust Company Americas and Credit Suisse First Boston, each as a joint lead arranger and a joint book manager, Credit Suisse First Boston as syndication agent and Deutche Bank Trust Company Americas as administrative agent. A copy of the credit agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

STRUCTURE

          The credit facilities provide for aggregate borrowings of the dollar equivalent of $760.0 million measured as of the closing of the Transactions and consist of:

          - a six-year domestic revolving facility in the amount of $125,000,000, a portion of which is denominated in various foreign currencies;

          - a six-year Term A dollar facility in the amount of $75,000,000 and a six-year Term A euro facility in the amount of
            (euro)54,555,000; and

          - a seven and one-half year Term B dollar facility in the amount of $480,000,000 and a seven and one-half year Term B euro facility in the amount of (euro)32,733,000.

          The domestic revolving facility provides for a letter of credit subfacility, drawings under which will reduce the amount available under the domestic revolving facility. The revolving credit facilities were not drawn on at the date of the closing of the Transactions.

AVAILABILITY AND USE OF PROCEEDS

          Borrowings under the Term Loan A and Term Loan B facilities were used to finance our purchase of the Performance Materials Segment of Goodrich. Borrowings under the revolving credit facilities may be used to provide for working capital and for general corporate purposes. Availability under the revolving credit facilities is subject to various conditions precedent customary for syndicated loans.

INTEREST

Borrowings under the credit facilities bear interest at a rate equal, at our option, to either:

          - the reserve adjusted eurocurrency rate plus an applicable borrowing margin; or

          - the base rate plus an applicable borrowing margin. The reserve adjusted eurocurrency rate is the average of the offered quotation in the interbank eurodollar market for U.S. dollar amounts approximately equal to the outstanding principal amount of our eurocurrency rate loans. The base rate is the greater of
            (1) the prime rate or (2) the federal funds rate plus 50 basis points.

          Interest periods for eurocurrency rate loans are one, two, three or six months, subject to availability. Interest on eurocurrency rate loans is payable at the end of the applicable interest period, except for six month interest periods in which case interest is payable every three months. Interest on base rate loans is payable quarterly in arrears. Upon an event of default, all loans will bear an additional 2.0% of interest for as long as the event of default is continuing.

MATURITY AND AMORTIZATION

          Both Term Loan A and Term Loan B are subject to amortization of principal.

MANDATORY AND VOLUNTARY PREPAYMENTS

          Under the terms of the credit facilities, we are required to make mandatory prepayments with respect to a portion of those proceeds received in connection with asset sales, equity or debt issuances or with 75% of excess cash flow in the event our ratio of total debt to EBITDA is greater than or equal to 3.25x or 50% of excess cash flow in the event our ratio of total debt to EBITDA is less than 3.25x. If the ratio of total debt to EBITDA is less than or equal to 2.75x there is no mandatory prepayment related to excess cash flow. Additionally, we may prepay the base rate loans at any time without premium or penalty. We may prepay eurocurrency rate loans without premium or penalty only at the end of the applicable interest period. If we prepay eurocurrency rate loans at any other time, we will incur breakage costs.

FEES

          The credit facilities require us to pay customary commitment, letter of credit and other fees.

SECURITY AND GUARANTEES

          Our obligations under the credit facilities are:

          - secured by a first priority security interest in substantially all of our assets and the assets of our domestic subsidiaries, as defined in the credit agreement, including 100% of our capital stock, 100% of the capital stock of our direct and indirect restricted domestic subsidiaries and 65% of the capital stock of our first tier foreign subsidiaries; and

          - guaranteed by each of our direct and indirect restricted domestic subsidiaries.

          - guaranteed by International.

COVENANTS AND CONDITIONS

          The credit facilities contain customary covenants that restrict our ability to:



          - incur additional indebtedness (including guarantees);

          - incur liens;

          - dispose of assets;

          - make acquisitions;

          - pay dividends and make other restricted payments;

          - issue stock;

          - enter into sale and leaseback transactions;

          - make loans and investments;

          - enter into new lines of business;

          - make accounting changes;

          - enter into certain operating leases; and

          - engage in certain transactions with affiliates.

          In addition, the credit facilities require us to comply with specified financial covenants including maintenance of net worth, limitations on capital expenditures, minimum interest coverage ratios, maximum leverage ratios and a minimum EBITDA, as defined in the credit agreement.

EVENTS OF DEFAULT

          The credit facilities contain customary events of default, including:

          - failure to pay principal, interest or fees;

          - failure to meet covenants after customary cure periods;

          - representations and warranties false in any material respect when made;

          - cross-default to various other indebtedness;

          - change of ownership or control;

          - ERISA matters;

          - actual or asserted invalidity of loan documentation or security interest;

          - material judgment defaults; and

          - bankruptcy or insolvency.


                              DESCRIPTION OF THE NOTES

GENERAL


          The original notes were issued pursuant to an indenture, dated as of February 28, 2001, between Noveon, Inc., the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee. The exchange notes that you received in the exchange offer continue to be governed by that indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all those terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof.

          The following description is a summary of the material provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

          The definitions of certain terms used in the following summary are set forth below in this section or under "--Certain Definitions." For purposes of this summary, the term "Noveon, Inc." refers only to Noveon, Inc. and not to any of its Subsidiaries.


          The notes are:

          o    the general unsecured obligations of Noveon, Inc.;


          o junior in right of payment to all existing and future Senior Indebtedness of Noveon, Inc., including borrowings under our credit facilities;


          o equal in right of payment with any future senior subordinated Indebtedness of Noveon, Inc.;

          o senior in right of payment to all future junior subordinated Indebtedness of Noveon, Inc.; and

          o effectively junior to all liabilities of Noveon, Inc.'s non-guarantor subsidiaries.

          The notes are unconditionally guaranteed (the "Guarantees"), jointly and severally, on a senior subordinated basis by our existing Domestic Restricted Subsidiaries. The Guarantees are:

          o    general unsecured obligations of the Guarantors;


          o junior in right of payment to all existing and future Senior Indebtedness of the Guarantors, including guarantees under the Credit Facilities;


          o equal in right of payment with the original notes and any future senior subordinated Indebtedness of the Guarantors; and

          o senior in right of payment to any future junior subordinated Indebtedness of the Guarantors.


          As of March 31, 2003, we and the Guarantors had outstanding approximately $590.5 million of Senior Indebtedness. The indenture permits Noveon, Inc. and its Subsidiaries to incur additional Indebtedness, including Senior Indebtedness, in the future. See "Risk Factors--The notes are unsecured and junior to all of our present and future senior debt, including our credit facilities" and "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

          As of the date of the indenture, all of our Domestic Subsidiaries were Restricted Subsidiaries. However, so long as we satisfy the conditions described in the definition of "Unrestricted Subsidiary," we will be permitted to designate current or future Subsidiaries as "Unrestricted" Subsidiaries that are not subject to the restrictive covenants included in the indenture.

PRINCIPAL, MATURITY AND INTEREST

          o We issued $275.0 million in aggregate principal amount of notes, which will mature on February 28, 2011.

          o The notes were issued in denominations of $1,000 and integral multiples thereof.

          o    Interest on the notes accrues at the rate of 11% per year.

          o We will pay interest in arrears every March 15 and September 15 commencing on September 15, 2001, to holders of record on the immediately preceding March 1 and September 1.


          o Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.


          o Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          If a holder has given wire transfer instructions to us, we will pay all principal, interest and premium and liquidated damages, if any, on that holder's notes in accordance with those instructions. Otherwise, we will pay principal of, premium, if any, and interest and liquidated damages, if any, on the notes:

          o at the office or agency we maintain for that purpose within the City and State of New York;

          o or, at our option, by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes;


          o however, all payments with respect to notes represented by one or more permanent global notes will be paid by wire transfer of immediately available funds to the account of The Depository Trust Company or any successor thereto.


          Until we designate another office or agency, our office or agency in New York will be the office of the trustee maintained for that purpose.

          Notes previously issued and repurchased by us or any of our Subsidiaries may not be reissued under the terms of the indenture.

          Subject to the covenants described below, we may issue additional notes under the indenture having the same terms in all respects as the notes, or similar in all respects except for the payment of interest on the notes:

               (1) scheduled and paid prior to the date of issuance of those additional notes or

               (2) payable on the first interest payment date following that date of issuance. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the indenture.

SUBORDINATION

          The payment of Subordinated Note Obligations will be subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the indenture or thereafter incurred.

          Upon any distribution to creditors of Noveon, Inc. in a liquidation or dissolution of Noveon, Inc. or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Noveon, Inc. or its property, an assignment for the benefit of creditors or any marshaling of Noveon, Inc.'s assets and liabilities,

               (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, before the holders of notes will be entitled to receive any payment with respect to the Subordinated Note Obligations, and

               (2) until all Obligations with respect to Senior
          Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the holders of notes would be entitled shall be made to the holders of Senior Indebtedness.

          However, holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance."

          Noveon, Inc. also may not make any payment upon or in respect of the Subordinated Note Obligations, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant
Defeasance," until all obligations with respect to Senior Indebtedness have been paid in full in cash or Cash Equivalents if:

               (1) a default in the payment of the principal (including reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

               (2) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which that default relates to accelerate its maturity and the trustee receives a notice of that default (a "Payment Blockage Notice") from Noveon, Inc. or the holders of any Designated Senior Indebtedness.

          Payments on the notes may and shall be resumed:

               (1) in the case of a payment default, upon the date on which that default is cured or waived; and

               (2) in case of a nonpayment default, the earlier of the date on which nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior
          Indebtedness has been accelerated.

          No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been waived or cured for a period of not less than 90 days.

          "Designated Senior Indebtedness" means:

               (1) any Indebtedness outstanding under the Credit
          Facilities; and

               (2) any other Senior Indebtedness permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Noveon, Inc. in writing to the trustee as "Designated Senior Indebtedness."

          "Permitted Junior Securities" means Equity Interests in Noveon, Inc. or any other Person or debt securities of Noveon, Inc. or any other Person that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Indebtedness.

          "Senior Indebtedness" means, with respect to any Person:

               (1) all Obligations of that Person outstanding under the Credit Facilities;



               (2) all Hedging Agreements of Noveon, Inc.;

               (3) all Obligations of Noveon, Inc. under stand-by letters of credit;

               (4) any other Indebtedness, unless the instrument under which that Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of that Person; and

               (5) all Obligations with respect to the foregoing.

          Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

                  (a) any liability for federal, state, local or other
               taxes;



                  (b) any Indebtedness of that Person, other than pursuant
               to the Credit Facilities, to any of its Subsidiaries;



                  (c) any trade payables;

                  (d) any Indebtedness that is incurred in violation of the
               indenture;

                  (e) Indebtedness evidenced by the notes;



                  (f) to the extent that it may constitute Indebtedness,
               any Obligation under leases (other than Capital Lease Obligations) or management; and

                  (g) any Obligation that by operation of law is
               subordinate to any unsecured Obligations of Noveon, Inc.

          "Subordinated Note Obligations" means all Obligations with respect to the notes, including, without limitation, principal, premium, if any, interest and liquidated damages, if any, payable pursuant to the terms of the notes (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action, including claims for damages, or otherwise.

          We will promptly notify holders of Senior Indebtedness if payment of the notes is accelerated because of an Event of Default.

          As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of notes may recover less ratably than creditors of Noveon, Inc. who are holders of Senior
Indebtedness.

NOTE GUARANTEES

          Our payment obligations under the notes are jointly and severally guaranteed by the Guarantors. The Guarantee of each Guarantor is subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of that Guarantor, including that Guarantor's guarantee of the Credit Facilities, to the same extent that the notes are subordinated to Senior Indebtedness of Noveon, Inc. The obligation of each Guarantor under its Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP. Except as provided in the Credit Facilities and in "Certain Covenants" below, Noveon, Inc. is not restricted from selling or otherwise disposing of any of the Equity Interests of the Guarantors.



          No Guarantor may consolidate with or merge with or into another person or entity, whether or not the Guarantor is the surviving Person, unless:



               (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger, if other than Noveon, Inc. or the Guarantor, unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee under the indenture, the and the registration rights agreement; and



               (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

          In the event of:

          o the defeasance of the notes in accordance with the terms of the Indenture;

          o a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, if the Guarantor applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the indenture;

          o a sale or other disposition of all of the capital stock of a Guarantor, if the Net Proceeds of that sale are applied in accordance with the "Asset Sale" provisions of the indenture; or

          o the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of the indenture,

that Guarantor will be released and relieved of any obligations under its Guarantee.

OPTIONAL REDEMPTION

          Except as provided below, the notes are not redeemable prior to March 15, 2006. Thereafter, the notes will be subject to redemption at any time at the option of Noveon, Inc., in whole or in part, upon not less than 30 nor more than 60 days notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15th of the years indicated below:


YEAR                                                         PERCENTAGE

2006.........................................................105.500%
2007.........................................................103.667%
2008.........................................................101.833%
2009 and thereafter..........................................100.000%


          Notwithstanding the foregoing, on or prior to March 15, 2004, Noveon, Inc. may redeem up to 35% of the aggregate principal amount of notes from time to time originally issued under the indenture in cash at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date with the net cash proceeds of one or more Equity Offerings; provided that:

               (1) at least 65% of the aggregate principal amount of notes from time to time originally issued under the indenture remains outstanding immediately after the occurrence of the redemption; and

               (2) notice of any such redemption shall be made within 60 days of the date of the closing of any such Equity Offering.


          At any time prior to March 15, 2006, Noveon, Inc. may also redeem all or a part of the notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and liquidated damages, if any, to the date of redemption (the "Redemption Date").


          "Applicable Premium" means, with respect to any note on any Redemption Date, the greater of:

          (1)  1.0% of the principal amount of the note; or

          (2)  the excess of:


               (a) the present value at such Redemption Date of (i) the redemption of the note at March 15, 2006 (such redemption price being set in the table appearing above) plus (ii) all required interest due on the note through March 15, 2006 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over


               (b) the principal amount of the note, if greater.


          "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2006; provided, however, that if the period from the Redemption Date to March 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.


SELECTION AND NOTICE

          If less than all of the notes are to be redeemed at any time, the trustee will select the notes for redemption as follows:

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

          (2)  if the notes are not so listed, on a pro rata basis;

provided that no notes of $1,000 or less shall be redeemed in part.


          Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.


          If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION

          Noveon, Inc. is not required to make mandatory redemption of, or sinking fund payments with respect to, the notes.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

          Upon the occurrence of a Change of Control, each holder of notes will have the right to require Noveon, Inc. to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes validly tendered pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 90 days following any Change of Control (or at Noveon, Inc.'s option, prior to such Change of Control), Noveon, Inc. will, or will cause the trustee to, mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in that notice, which date shall be no earlier than 30 days and no later than 60 days from the date that notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in that notice; provided, that any Change of Control Offer made prior to any date of such Change of Control shall be made only in the reasonable anticipation of such Change of Control; and provided, further, that Noveon, Inc. shall not be required to purchase any notes tendered pursuant to such Change of Control Offer if such Change of Control does not occur. Noveon, Inc. will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to a Change of Control Offer, Noveon, Inc. will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

          On the Change of Control Payment Date, Noveon, Inc. will, to the extent lawful:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and


          (3) deliver or cause to be delivered to the trustee the notes so accepted together with an officer's certificate stating the aggregate principal amount of notes or portions thereof being purchased by Noveon, Inc.


          The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for that holder's notes, and the trustee will promptly authenticate and mail or cause to be transferred by book-entry to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple thereof.

          The indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Noveon, Inc. will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of notes required by this covenant. The indenture requires Noveon, Inc. to publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Noveon, Inc. repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.


          The Credit Facilities prohibit Noveon, Inc. from purchasing any notes and also provide that certain change of control events, which include events not otherwise constituting a Change of Control under the indenture, with respect to Noveon, Inc. would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which Noveon, Inc. becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Noveon, Inc. is prohibited from purchasing notes, Noveon, Inc. could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain that prohibition. If Noveon, Inc. does not obtain such a consent or repay those borrowings, Noveon, Inc. will remain prohibited from purchasing notes. In that case, Noveon, Inc.'s failure to purchase tendered notes would constitute an Event of Default under the indenture, which would, in turn, constitute a default under the Credit Facilities. In those circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.


          Noveon, Inc. will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Noveon, Inc. and purchases all notes validly tendered and not withdrawn under that Change of Control Offer.

          "Change of Control" means the occurrence of any of the following:

         (1) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Noveon, Inc. and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties;

          (2) the adoption of a plan for the liquidation or dissolution of Noveon, Inc.;


          (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of Parent or Noveon, Inc.; or


          (4) the first day on which a majority of the members of the board of directors of Noveon, Inc. are not Continuing Members.


          The definition of "Change of Control" includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Noveon, Inc. and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Noveon, Inc. to repurchase notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Noveon, Inc. and its Subsidiaries taken as a whole to another person or group may be uncertain.


          "Continuing Members" means, as of any date of determination, any member of the board of directors of Noveon, Inc. who:

          (1) was a member of Noveon, Inc.'s board of directors immediately after consummation of the Transactions, or


          (2) was nominated for election or elected to Noveon, Inc.'s board of directors with the approval of, or whose election to the board of directors ratified by, at least a majority of the Continuing Members who were of Noveon, Inc.'s board of directors at the time of that nomination election.


CERTAIN COVENANTS

Asset Sales

     The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:


          (1) Noveon, Inc. or the Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the market value, including the value of non-cash assets (evidenced by a resolution of the board of directors set forth in an officers' certificate delivered to the trustee), of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) at least 75% of the consideration therefore received by Noveon, Inc. or the Restricted Subsidiary is in the form of:

               (a) cash or Cash Equivalents; or

               (b) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by Noveon, Inc. or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary.

          For the purposes of this provision, each of the following shall be deemed to be cash:

                    (i) any liabilities, as shown on Noveon, Inc.'s or the
               Restricted Subsidiary's most recent balance sheet, of Noveon, Inc. or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Noveon, Inc. or the Restricted Subsidiary from further liability;



                    (ii) any securities, notes or other obligations
               received by Noveon, Inc. or the Restricted Subsidiary from the transferee that are converted, sold or exchanged within 180 days of their receipt by Noveon, Inc. or the Restricted Subsidiary into cash or Cash Equivalents, but only to the extent of the cash or Cash Equivalents received; and

                    (iii) any Designated Noncash Consideration received by
               Noveon, Inc. or any of its Restricted Subsidiaries in that Asset Sale having an aggregate fair market value (as determined by the board of directors), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 15% of Total Assets at the time of receipt of that Designated Noncash Consideration, (A) with the market value of each item of Designated Noncash Consideration measured at the time received and without giving effect to subsequent changes in value and (B) with respect to any Designated Noncash Consideration in excess of $50.0 million, the board of directors' determination of fair market value of such Designated Noncash Consideration must be based upon an opinion or appraisal by an accounting, appraisal or investment banking firm of national standing.



     The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses
(i), (ii) and (iii) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Noveon, Inc. or the Restricted Subsidiary, as the case may be, may apply or commit to apply the Net Proceeds, at its option (or to the extent Noveon, Inc. is required to apply the Net Proceeds pursuant to the terms of the Credit Facilities), to:

          (1) repay or purchase Senior Indebtedness of Noveon, Inc. or any Indebtedness of any Restricted Subsidiary, as the case may be; or

          (2) (a) an investment in property, the making of a capital expenditure or the acquisition of assets that are used or useful in a Permitted Business;

               (b) the acquisition of Capital Stock of any Person primarily engaged in a Permitted Business if:

                   (x) as a result of the acquisition by Noveon, Inc. or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary; or

                   (y) the Investment in that Capital Stock is permitted by clause (14) of the definition of Permitted Investments; or

          (3) apply the Net Proceeds of any Asset Sale or commence an offer or otherwise become obligated to repay Pari Passu Indebtedness
     (without regard to maturity) not exceeding the Pari Passu Indebtedness Pro Rata Share; or

          (4) apply up to 50% of such Net Proceeds to the purchase, prior to the second anniversary of the indenture, of not more than $60.0 million aggregate original face amount of the seller note of Parent at a purchase price not exceeding the accreted value at the date of purchase.

     Pending the final application of any Net Proceeds, Noveon, Inc. may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested or committed to be applied or invested as provided in the first sentence of the second preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, Noveon, Inc. will be required to make an offer to all holders of notes (an "Asset Sale Offer") to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture.

     To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Noveon, Inc. may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes surrendered by holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased as set forth under "--Selection and Notice." Upon completion of an offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     Noveon, Inc. will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to an Asset Sale Offer, Noveon, Inc. will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

Restricted Payments

     The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of Noveon, Inc.'s or any of its Restricted Subsidiaries' Equity Interests other than

          o dividends or distributions payable in Equity Interests other than Disqualified Stock of Noveon, Inc. or

          o dividends or distributions payable to Noveon, Inc. or any Wholly Owned Restricted Subsidiary of Noveon, Inc.;


          (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Noveon, Inc. or Parent other than any of those Equity Interests by Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc.;

          (3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Noveon, Inc. that is subordinated in right of payment to the notes, in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing that Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or


          (4)  make any Restricted Investment

(all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to that Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2) Noveon, Inc. would, immediately after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3) that Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Noveon, Inc. and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (3)), (2) through (9), (11) through (15) and (17) through (19) of the next succeeding paragraph), is less than the sum, duplication, of:

               (a) 50% of the Consolidated Net Income of Noveon, Inc. for the period (taken as one accounting period) commencing on the date of the indenture to the end of Noveon, Inc.'s most recently ended fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

               (b) 100% of the Qualified Proceeds received by Noveon, Inc. on or after the date of the indenture from contributions to Noveon, Inc.'s capital or from the issue or sale on or after the date of the indenture of Equity Interests of Noveon, Inc. and 100% of the stated value or principal amount of Disqualified Stock or convertible debt securities of Noveon, Inc. or any Restricted Subsidiary to the extent that they have been converted into those Equity Interests, other than:

               o Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of Noveon, Inc. and

               o Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock; plus

               (c) the amount equal to the net reduction in Investments in Persons after the date of the indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from:

               (i) Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to Noveon, Inc. or any Restricted
          Subsidiary from those Persons;

               (ii) Qualified Proceeds received upon the sale or liquidation of those Investments; and

               (iii) the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (10) or (14) below arising from the redesignation of that Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued, proportionate to Noveon, Inc.'s equity interest in that Subsidiary, at the fair market value of the net assets of that Subsidiary at the time of that redesignation).

     The foregoing provisions will not prohibit:

          (1) the payment of any dividend or distribution on, or redemption of, Equity Interests, within 60 days after the date of declaration thereof, or the giving of notice of such redemption, if at said date of declaration or giving of such notice, the payment would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Noveon, Inc. in exchange for, or out of the net cash proceeds of (or the payment of a dividend out of the net cash proceeds of) the substantially concurrent sale (other than to a Restricted Subsidiary of Noveon, Inc.) of other Equity Interests of Noveon, Inc. (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness, with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

          (4) the repurchase, redemption or other acquisition, cancellation or retirement for value of any Equity Interests of Noveon, Inc., Parent or any Restricted Subsidiary held by any officer, employee, director or consultant or former officer, employee, director or consultant of Parent, Noveon, Inc. (or any of its Restricted Subsidiaries) (or their estates or beneficiaries under their estates) pursuant to any management equity subscription agreement or stock option agreement and any dividend to Parent to fund any such repurchase, redemption, acquisition or retirement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed:

               (a) $5.0 million in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following clause (b)) of $10.0 million in any calendar year; plus

               (b) the aggregate net cash proceeds received by Noveon, Inc. during that calendar year from any reissuance of Equity Interests by Noveon, Inc. or Parent to members of management of Noveon, Inc. and its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit an acquisition or retirement for value pursuant to this clause (4) shall be excluded from clause (3)(b) of the preceding paragraph;

          (5)  payments and transactions in connection with

               o the Transactions, including any purchase price adjustment or any other payments made pursuant to, or as contemplated in, the Transaction Agreements or the financial advisory agreements described under "Certain Relationships and Related Transactions," including any dividends or other distributions to Parent for the purpose of funding any such price adjustments or other payments,

               o    the Transaction Financing,

               o    the Offering,


               o the Credit Facilities (including commitment, syndication and arrangement fees payable thereunder),


               o the application of the proceeds thereof, and the payment of fees and expenses with respect thereto;

          (6) the payment of dividends or the making of loans or advances by Noveon, Inc. to Parent not to exceed $2.0 million in any fiscal year for costs and expenses incurred by Parent in its capacity as a holding company for services rendered by Parent on behalf of Noveon, Inc., plus actual fees, expenses and indemnity payments incurred by Parent's officers and directors;

          (7) payments or distributions to Parent pursuant to any Tax Sharing Agreement;

          (8) the payment of dividends by a Restricted Subsidiary on any class of common stock of that Restricted Subsidiary if:

               (a) that dividend is paid pro rata to all holders of that class; and

               (b) at least 50.1% of that class of common stock is held by Noveon, Inc. or one or more of its Restricted Subsidiaries;

          (9) the repurchase of any class of common stock of a Restricted Subsidiary if:

               (a) that repurchase is made pro rata with respect to that class of common stock; and

               (b) at least 50.1% of that class of common stock is held by Noveon, Inc. or one or more of its Restricted Subsidiaries;

          (10) any other Restricted Investment made in a Permitted Business which, with all other Restricted Investments made pursuant to this clause (10) since the date of the indenture, does not exceed $5.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (10)), either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Noveon, Inc.'s equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clauses (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (10); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Investment;

          (11) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Noveon, Inc. or any Restricted Subsidiary issued on or after the date of the indenture in accordance with the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

          (12) repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

          (13) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (13) since the date of the indenture, does not exceed $25.0 million, in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (13) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Noveon, Inc.'s equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clauses (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (13); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

          (14) the pledge by Noveon, Inc. of the Capital Stock of an Unrestricted Subsidiary of Noveon, Inc. to secure Non-Recourse Debt of that Unrestricted Subsidiary;

          (15) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the date of the indenture; provided that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of:

               (a) the amount of cash and Cash Equivalents received by that Restricted Subsidiary from the issue or sale thereof; and

               (b) any accrued dividends thereon, the payment of which would be permitted pursuant to clause (11) above;

          (16) any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by Noveon, Inc. on or after the date of the indenture from contributions to Noveon, Inc.'s capital or from the issue and sale on or after the date of the indenture of Equity Interests of Noveon, Inc. or of Disqualified Stock or convertible debt securities to the extent they have been converted into those Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Noveon, Inc. and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time that Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of those Qualified Proceeds (excluding any such Qualified Proceeds to the extent utilized to permit a prior "Restricted Payment" pursuant to clause (3)(b) of the preceding paragraph);

          (17) distributions or payments of Receivables Fees;

          (18) any purchase or repayment of Subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if:

               (a) in the case of a Change of Control, Noveon, Inc. shall have complied with all of its obligations under the covenant described under "Offer to Purchase upon Change of Control" and purchased all the notes tendered pursuant to the Offer to Purchase required thereby prior to purchasing or repaying such Subordinated Indebtedness or

               (b) in the case of an Asset Sale, Noveon, Inc. shall have applied the Net Cash Proceeds from such Asset Sale in accordance with the covenant described under "--Asset Sales;" provided that
          (A) in either case the purchase price (stated as a percentage of principal amount or issue price plus accrued original discount, if less) of such Subordinated Indebtedness shall not be greater than the price (stated as a percentage of principal amount) of the notes pursuant to any Offer to Purchase, and (B) in the case of an Asset Sale, the aggregate amount of such Subordinated Indebtedness that Noveon, Inc. may purchase or repay shall not exceed the amount of Unutilized Net Cash Proceeds, if any, remaining after Noveon, Inc. has purchased all notes tendered pursuant to such Offer to Purchase; and

          (19) the purchase or other acquisition for value on or before the second anniversary of the indenture (or the payment on or before the second anniversary of the indenture of any dividend or other distribution to Parent of any amount sufficient to permit Parent to redeem or purchase for value) up to $25.0 million original principal amount of the seller note at the accreted value thereof and the delivery of the portion of the note so acquired to Parent for cancellation; provided that the Leverage Ratio is less than 4.0 to 1.0 on a pro forma basis after giving effect to such Restricted Payment.

     The board of directors of Noveon, Inc. may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making that designation, all outstanding Investments by Noveon, Inc. and its Restricted Subsidiaries (except to the extent repaid in cash or Cash Equivalents) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of that designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of (1) the net book value of those Investments at the time of that designation, and
(2) the fair market value of those Investments at the time of that designation.

     That designation will only be permitted if that Restricted Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of

          (1) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Noveon, Inc. or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment; and

          (2) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by Noveon, Inc. of those Qualified Proceeds.

     The fair market value of any non-cash Restricted Payment shall be determined by the board of directors of Noveon, Inc. whose resolution with respect thereto shall be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

          The indenture provides that:

          (1) Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise
               (collectively, "incur"), with respect to any Indebtedness (including Acquired Indebtedness);

          (2) Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock; and

          (3)  Noveon, Inc. will not permit any of its Restricted
               Subsidiaries to issue any shares of preferred stock;

provided that Noveon, Inc. or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, or issue shares of Disqualified Stock and any Restricted Subsidiary may issue preferred stock if the Fixed Charge Coverage Ratio for Noveon, Inc.'s most recently ended four full fiscal quarters for which internal financial statements are available immediately precede the date on which that additional Indebtedness is incurred or that Disqualified Stock or preferred stock issued would have been at least 2.0 to 1, determined on a consolidated pro forma basis, including, but not limited to, a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness
(collectively, "Permitted Indebtedness"):

          (1) the incurrence by Noveon, Inc. and its Restricted Subsidiaries of Indebtedness under the Credit Facilities and the Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Noveon, Inc. and those Restricted Subsidiaries thereunder) then classified as having been incurred in reliance upon this clause (1) that remains outstanding under the Credit Facilities and the Foreign Credit Facilities after giving effect to that incurrence does not exceed an amount equal to $760.0 million, less any amounts borrowed under clause (12) below and an amount not to exceed $25.0 million of additional foreign borrowings;

          (2) the incurrence by Noveon, Inc. and its Restricted
     Subsidiaries of Existing Indebtedness;

          (3) the incurrence by Noveon, Inc. of Indebtedness represented by the notes initially issued in this offering and the indenture and guarantees thereof by its Restricted Subsidiaries;

          (4) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries of Indebtedness represented by Purchase Money Indebtedness, Capital Expenditure Indebtedness, Capital Lease Obligations, including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired (and refinancings thereof), in an aggregate principal amount (or accreted value, as applicable) not to exceed the greater of:

               (a) $30.0 million outstanding after giving effect to that incurrence or

               (b) 10.0% of Consolidated Net Tangible Assets at the time of incurrence;

          (5) Indebtedness arising from agreements of Noveon, Inc. or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition; provided that:

               (a) that Indebtedness is not reflected on the balance sheet of Noveon, Inc. or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

               (b) the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Noveon, Inc. and/or that Restricted Subsidiary in connection with that disposition;

          (6) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred;

          (7) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries of intercompany Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary between or among Noveon, Inc. and/or any of its Restricted Subsidiaries; provided that:

               (a) if Noveon, Inc. is the obligor on Indebtedness, that Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and

               (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Disqualified Stock being held by a Person other than Noveon, Inc. or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness or Disqualified Stock to a Person that is not either Noveon, Inc. or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness or Disqualified Stock by Noveon, Inc. or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

          (8) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries of Hedging Agreements; provided such Hedging Agreements are entered into in the ordinary course of business, not for speculation;

          (9) the guarantee by Noveon, Inc. or any of its Restricted Subsidiaries of Indebtedness of Noveon, Inc. or a Restricted
     Subsidiary of Noveon, Inc. that was permitted to be incurred by another provision of this covenant;

          (10) obligations in respect of performance and surety bonds and completion guarantees (including related letters of credit) provided by Noveon, Inc. or any Restricted Subsidiary in the ordinary course of business;

          (11) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary in an aggregate face amount or principal amount (or accreted value, as applicable) outstanding after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $40.0 million;

          (12) Indebtedness of Foreign Subsidiaries (which may be incurred under the Credit Facilities or otherwise) (A) in an aggregate principal amount at any one time outstanding not to exceed the sum of:

               (a) 85% of the net book value of the accounts receivable of such Foreign Subsidiaries in accordance with GAAP and

               (b) 50% of the net book value of the inventory of such Foreign Subsidiaries in accordance with GAAP (provided that the calculation under this clause (A) shall exclude the net book value of accounts receivable and inventory sold to or financed through any Accounts Receivable Subsidiary) or (B) representing guarantees of Indebtedness of another Foreign Subsidiary incurred pursuant to subclause (A) of this clause (12);

          (13) unsecured Indebtedness incurred by Noveon, Inc. to former employees in connection with the purchase or redemption of Equity Interests of Noveon, Inc. not to exceed in the aggregate $10.0 million; and

          (14) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date such Restricted Subsidiary was acquired by Noveon, Inc. in a principal amount that, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (14), does not exceed $40.0 million; provided that such Indebtedness was incurred by such Subsidiary prior to such acquisition by Noveon, Inc. or one of its Subsidiaries and was not incurred in connection with, or contemplation of, such acquisition by Noveon, Inc. or one of its Subsidiaries.

     For purposes of determining compliance with this covenant:

          o in the event that an item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Noveon, Inc. shall, in its sole discretion, classify that item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries in any manner that complies with this covenant and that item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof;

          o Noveon, Inc. may, at any time, change the classification of an item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries (or any portion thereof) to any other clause or to the first paragraph hereof; provided that Noveon, Inc. would be permitted to incur that item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries (or that portion thereof) pursuant to that other clause or the first paragraph hereof, as the case may be, at the time of reclassification; and

          o accrual of interest and dividends, accretion or amortization of original issue discount and changes to amounts outstanding under Hedging Agreements solely as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, and compensation payable thereunder, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Liens

     The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness of Noveon, Inc. on any asset or property now owned or hereafter acquired by Noveon, Inc. or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the notes are equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; provided that, in any case involving a Lien securing subordinated Indebtedness of Noveon, Inc., that Lien is subordinated to the Lien securing the notes to the same extent that subordinated Indebtedness is subordinated to the notes.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) (a) pay dividends or make any other distributions to Noveon, Inc. or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or

               (b) pay any Indebtedness owed to Noveon, Inc. or any of its Restricted Subsidiaries;

          (2) make loans or advances to Noveon, Inc. or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Noveon, Inc. or any of its Restricted Subsidiaries.

          However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the date of the indenture;


          (2) the Credit Facilities as in effect as of the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;


          (3) the indenture and the notes;

          (4) applicable law and any applicable rule, regulation or order;

          (5) any agreement or instrument of a Person acquired by Noveon, Inc. or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent created in contemplation of that acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, that Indebtedness was permitted by the terms of the indenture to be incurred;

          (6) customary non-assignment provisions in leases, licenses or contracts;

          (7) Purchase Money Indebtedness and Capital Lease Obligations that impose restrictions of the nature described in clause (5) above on the property so acquired;

          (8) contracts for the sale of assets, including, without limitation, restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of that Subsidiary;

          (9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are, in the good faith judgment of Noveon, Inc.'s board of directors, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the agreements governing the Indebtedness being refinanced;

          (10) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" and "--Liens" that limit the right of the debtor to dispose of the assets securing that Indebtedness;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issuance Date pursuant to the provisions of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (13) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation, or Sale of Assets

     The indenture provides that Noveon, Inc. may not consolidate or merge with or into (whether or not Noveon, Inc. is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person unless:

          (1) Noveon, Inc. is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Noveon, Inc.) or to which that sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than Noveon, Inc.) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Noveon, Inc. under the registration rights agreement, the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

          (3) immediately after that transaction no Default or Event of Default exists; and

          (4) Noveon, Inc. or the Person formed by or surviving any such consolidation or merger (if other than Noveon, Inc.), or to which that sale, assignment, transfer, conveyance or other disposition shall have been made will, after giving pro forma effect to such transaction as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     The foregoing clause (4) will not prohibit:

               (a) a merger between Noveon, Inc. and a Wholly Owned Subsidiary of Parent created for the purpose of holding the Capital Stock of Noveon, Inc.;

               (b) a merger between Noveon, Inc. and a Wholly Owned Restricted Subsidiary; or

               (c) a merger between Noveon, Inc. and an Affiliate incorporated solely for the purpose of reincorporating Noveon, Inc. in another state of the United States so long as, in each case, the amount of Indebtedness of Noveon, Inc. and its Restricted Subsidiaries is not increased thereby.

     The indenture provides that Noveon, Inc. will not lease all or substantially all of its assets to any Person.

Transactions With Affiliates

     The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Noveon, Inc. (each of the foregoing, an "Affiliate Transaction"), unless:

          (1) that Affiliate Transaction, taken as a whole, is on terms that are no less favorable to Noveon, Inc. or that Restricted Subsidiary than those that would have been obtained in a comparable transaction by Noveon, Inc. or that Restricted Subsidiary with an unrelated Person; and

          (2) Noveon, Inc. delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, either:

               (a) a resolution of the board of directors set forth in an officers' certificate certifying that the relevant Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; or

               (b) an opinion as to the fairness to the holders of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

          (1) customary directors' fees, indemnification or similar arrangements or any employment agreement, consulting fees, employee salaries, bonuses or other compensation plan or arrangement entered into by Noveon, Inc. or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to officers, directors and employees for travel, entertainment, moving and other relocation expenses not to exceed (a) $5.0 million outstanding in the aggregate at any time and (b) $2.0 million to any one employee);

          (2) transactions between or among Noveon, Inc. and/or its Restricted Subsidiaries;

          (3) payments of customary fees by Noveon, Inc. or any of its Restricted Subsidiaries to the Principals and their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the board of directors in good faith;

          (4) any agreement as in effect on the date of the indenture or any amendment thereto (so long as that amendment is not disadvantageous to the holders of the notes in any material respect) or any transaction contemplated thereby;


          (5) payments and transactions in connection with the Transaction, including any purchase price adjustment or any other payments made pursuant to the Transaction Agreements or the financial advisory agreements with Credit Suisse First Boston LLC or any of its affiliates described under "Certain Relationships and Related Transactions," and the Transaction Financing, the Credit Facilities (including commitment, syndication and arrangement fees payable thereunder) and the Offering (including underwriting discounts and commissions in connection therewith) and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto;


          (6) Restricted Payments that are permitted by the provisions of the indenture described under the caption "--Restricted Payments" and any Permitted Investments;

          (7) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (8) the issue and sale by Noveon, Inc. to its stockholders of Equity Interests other than Disqualified Stock;

          (9) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; and

          (10) any transaction not constituting a Restricted Investment in the ordinary course of business or approved by a majority of the disinterested directors, between Noveon, Inc. or any Restricted Subsidiary and any Affiliate of Noveon, Inc. controlled by Noveon, Inc. that is a joint venture or similar entity primarily engaged in a Permitted Business.

Sale And Leaseback Transactions

     The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Noveon, Inc. or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) Noveon, Inc. or that Restricted Subsidiary, as the case may be, could have:

               (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to that sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

               (b) incurred a Lien to secure that Indebtedness pursuant to the covenant described under the caption "--Liens;"

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the board of directors and set forth in an officers' certificate delivered to the trustee and, with respect to any sale and leaseback transactions involving a fair market value in excess of $50.0 million, the board of directors' determination of fair market value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing) of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Noveon, Inc. applies the proceeds of that transaction in compliance with, the covenant described under the caption "Repurchase at the Option of Holders--Asset Sales."

No Senior Subordinated Indebtedness

     The indenture provides that:

     o Noveon, Inc. will not incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness and senior in right of payment to the notes, and

     o no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to that Guarantor's Guarantee.

Additional Note Guarantees


     The indenture provides that, if any Wholly Owned Restricted Subsidiary of Noveon, Inc. that is a Domestic Subsidiary guarantees any Indebtedness under the Credit Facilities, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel, in accordance with the terms of the indenture.


Reports

     The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Noveon, Inc. will furnish to the holders of notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Noveon, Inc. were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Noveon, Inc.'s certified independent accountants (or, in each such case, reports of Parent in lieu thereof); and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if Noveon, Inc. were required to file those reports, in each case, within the time periods specified in the SEC's rules and regulations (or, in each such case, reports of Parent in lieu thereof).

     In addition, following the consummation of the exchange offer, whether or not required by the rules and regulations of the SEC, Noveon, Inc. will file a copy of all that information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make that information available to securities analysts and prospective investors upon request.


     In addition, Noveon, Inc. and the Guarantors have agreed that for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


EVENTS OF DEFAULT AND REMEDIES

     The indenture provides that each of the following constitutes an "Event of Default":

          (1) default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the notes (whether or not prohibited by the subordination provisions of the indenture);

          (2) default in payment when due of the principal of or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the indenture);

          (3) failure by Noveon, Inc. or any of its Restricted Subsidiaries for 30 days after receipt of notice from the trustee or holders of at least 25% in principal amount of the notes then outstanding to comply with the provisions described under the captions "Repurchase at the Option of Holders--Change of Control," "--Asset Sales," "Certain Covenants--Restricted Payments," "--Incurrence of Indebtedness and Issuance of Preferred Stock" or "Merger, Consolidation or Sale of Assets;"

          (4) failure by Noveon, Inc. for 60 days after notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding to comply with any of its other agreements in the indenture or the notes;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Noveon, Inc. or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Noveon, Inc. or any of its Restricted Subsidiaries), whether that Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

               (a) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a "Payment Default"); or

               (b) results in the acceleration of that Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

          (6) failure by Noveon, Inc. or any of its Restricted Subsidiaries to pay final judgments aggregating excess of $25.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by the indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting of behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee; and

          (8) certain events of bankruptcy or insolvency with respect to Noveon, Inc. or any of its Restricted Subsidiaries that is a Significant Subsidiary.


     If any Event of Default (other than an Event of Default specified in clause (8) above with respect to events of bankruptcy or insolvency with respect to Noveon, Inc. or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the holders of at least 25% in principal amount of the then outstanding notes may direct the trustee to declare all the notes to be due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the Credit Facilities shall be outstanding, that acceleration shall not be effective until the earlier of:

          (1) an acceleration of any such Indebtedness under the Credit Facilities; or

          (2) five business days after receipt by Noveon, Inc. and the administrative agent under the Credit Facilities of written notice of that acceleration.


     Except as stated in the prior sentence, upon any such declaration, the notes shall become due and payable immediately.

     Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) above with respect to events of bankruptcy or insolvency with respect to Noveon, Inc. or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture.

     The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or liquidated damages, if any, that has become due solely because of the acceleration) have been cured or waived, provided that, in the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) above, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in that clause (5) have rescinded the declaration of acceleration in respect of that Indebtedness 30 days of the date of that declaration and if:

          (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (2) all existing Events of Default, except non-payment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

     Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

     No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default thereunder and unless the holders of at least 25% of the aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as the trustee, and the trustee shall have not have received from the holders of a majority in aggregate principal amount of such outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of such a note for enforcement of payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

     Noveon, Inc. is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Noveon, Inc. is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying that Default or Event of Default.

NO PERSONAL LIABILITY OF MEMBER, DIRECTORS, OFFICERS, EMPLOYEES AND
STOCKHOLDERS

     No member, director, officer, employee, incorporator or stockholder of Noveon, Inc. or any Guarantor, as such, shall have any liability for any obligations of Noveon, Inc. and the Guarantors under the notes, the guarantees or the indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of notes by accepting a note waives and releases all that liability. The waiver and release are part of the consideration for issuance of the notes. That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Noveon, Inc. may, at its option and at any time, elect to have all of its obligations, and all obligations of the Guarantors, discharged with respect to the outstanding notes, guarantees and the indenture ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on those notes when those payments are due from the trust referred to below;

          (2) Noveon, Inc.'s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and Noveon, Inc.'s obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, Noveon, Inc. may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture and all Guarantors released ("Covenant Defeasance") and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment with respect to the notes, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance,

          (1) Noveon, Inc. must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in those amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Noveon, Inc. must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, Noveon, Inc. shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

               (a) Noveon, Inc. has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon that opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, Noveon, Inc. shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

          (5) that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Noveon, Inc. or any of its Subsidiaries is a party or by which Noveon, Inc. or any of its Subsidiaries is bound;


          (6) Noveon, Inc. must have delivered to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or any other applicable federal or New York bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) Noveon, Inc. must deliver to the trustee an officers' certificate stating that the deposit was not made by Noveon, Inc. with the intent of preferring the holders of notes over the other creditors of Noveon, Inc. the intent of defeating, hindering, delaying or defrauding creditors of Noveon, Inc. or others; and

          (8) Noveon, Inc. must deliver to the trustee an officers' certificate and an opinion of counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Noveon, Inc. may require a holder to pay any taxes and fees required by law or permitted by the indenture. Noveon, Inc. is not required to transfer or exchange any note selected for redemption. Also, Noveon, Inc. is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided below, the indenture, the guarantees and the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding, and any existing default or compliance with any provision of the indenture, the guarantees or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes. Consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes shall be included for those purposes.

     Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder:

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than the provisions described under the caption
     "--Repurchase at the Option of Holders") in a manner adverse to the holder;

          (3) reduce the rate of or extend the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from that acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults;

          (7) waive a redemption payment with respect to any note (other than the provisions described under the caption "--Repurchase at the Option of Holders");

          (8) release any Guarantor from its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, any amendment to Article 10 of the indenture (which relates to subordination) will require the consent of the holders of at least two thirds in aggregate principal amount of the notes then outstanding if that amendment would materially adversely affect the rights of holders of notes.

     Without the consent of any holder of notes, Noveon, Inc., the Guarantors and the trustee may amend or supplement the indenture, the guarantees or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of Noveon, Inc.'s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of Noveon, Inc. or to provide for the assumption of any Guarantor's obligations under its guarantee in the case of a merger or consolidation of the Guarantor;

          (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

          (6) to provide for guarantees of the notes.

CONCERNING THE TRUSTEE

     The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Noveon, Inc., to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all those terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accounts Receivable Subsidiary" means an Unrestricted Subsidiary of Noveon, Inc. to which Noveon, Inc. or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

     "Acquired Indebtedness" means, with respect to any specified Person,

          (1) Indebtedness of any other Person existing at the time that other Person is merged with or into or became a Subsidiary of that specified Person, excluding Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into or becoming a Subsidiary of that specified Person; and

          (2) Indebtedness secured by a lien encumbering an asset acquired by that specified Person at the time that asset is acquired by that specified Person.

     "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, that specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, no individual, other than a director of Noveon, Inc. or an officer of Noveon, Inc. with a policy making function, shall be deemed an Affiliate of Noveon, Inc. or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to Noveon, Inc. or any of its Subsidiaries.

     "Asset Sale" means:

          (1) the sale, lease (that has the effect of a disposition), conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Noveon, Inc. and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described under the caption "--Change of Control" and/or the provisions described under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance, sale or transfer by Noveon, Inc. or any of its Restricted Subsidiaries of Equity Interests of any of Noveon, Inc.'s Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions,

          (a) that have a fair market value in excess of $5.0 million; or

          (b) for net proceeds in excess of $5.0 million.

     Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

          (1) dispositions in the ordinary course of business;

          (2) a disposition of assets by Noveon, Inc. to a Restricted Subsidiary or by a Restricted Subsidiary to Noveon, Inc. or to another Restricted Subsidiary;

          (3) a disposition of Equity Interests by a Restricted Subsidiary to Noveon, Inc. or to another Restricted Subsidiary;

          (4) the sale and leaseback of any assets within 90 days of the acquisition thereof or the incurrence of any Lien not prohibited by the provision of the indenture described under "--Limitation on Liens";

          (5) foreclosures on assets;

          (6) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

          (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (8) a Permitted Investment or a Restricted Payment that is permitted by the covenant described under the caption "--Restricted Payments";

          (9) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (10) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Noveon, Inc. or any Restricted Subsidiary;

          (11) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment; and

          (12) in the ordinary course of business, the license of patents, trademarks, copyrights and know-how to third Persons.

     "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in that sale and leaseback transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

     "Capital Expenditure Indebtedness" means Indebtedness incurred by any Person to finance the purchase or construction or improvement of any property or assets acquired or constructed by that Person which have a useful life or more than one year so long as:

          (1) the purchase or construction price for that property or assets is included in "addition to property, plant or equipment" in accordance with GAAP;

          (2) the acquisition or construction of that property or assets is not part of any acquisition of a Person or line of business; and

          (3) that Indebtedness is incurred within 180 days of the acquisition or completion of construction or improvement of that property or assets.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) U.S. dollars and any other currency that is convertible into U.S. dollars without legal restrictions and which is utilized by Noveon, Inc. or any of the Restricted Subsidiaries in the ordinary course of its business;

          (2) Government Securities;

          (3) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the Credit Facilities;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) any money market deposit accounts issued or offered by a financial institution meeting the qualifications specified in clause
     (3) above;

          (6) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of Noveon, Inc.) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

          (7) any bankers' acceptances of money market deposit accounts issued by an Eligible Institution;

          (8) any fund investing exclusively in investments of the types described in clauses (1) through (7) above; and

          (9) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) above, including without limitation any deposit with a bank that is a lender to any Restricted Subsidiary.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of that Person and its Restricted Subsidiaries for that period plus, to the extent deducted in computing Consolidated Net Income,

          (1) provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for that period;

          (2) Fixed Charges of that Person for that period;

          (3) depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges, but excluding any other non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of that Person and its Restricted Subsidiaries for that period;

          (4) net periodic post-retirement benefits;

          (5) other income or expense net as set forth on the face of that Person's statement of operations;


          (6) expenses and charges of Noveon, Inc. related to the Transactions, any purchase price adjustment or any other payments made pursuant to or as contemplated in the Transaction Agreements or the financial advisory agreements with Credit Suisse First Boston LLC or any of its Affiliates, including Donaldson, Lufkin & Jenrette Securities Corporation, and Deutsche Banc Alex. Brown or any of its Affiliates, under "Certain Relationships and Related Transactions," and Transaction Financing, the Credit Facilities and the application of the proceeds thereof; and


          (7) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions and Transaction Financing, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of

          (1) the interest expense of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP, including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Agreements; provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense; and

          (2) the consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued; provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

     Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the Net Income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Debt" means, with respect to any Person as of any date of determination, the aggregate principal amount of Indebtedness for borrowed money of such Person and its Restricted Subsidiaries as of such date, less the aggregate amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

     Notwithstanding the foregoing, the Consolidated Net Debt with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the Net Income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that

          (1) the Net Income (or loss) of any Person that is not Noveon, Inc. or a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

          (2) the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

          (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of that acquisition shall be excluded; and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Tangible Assets" means, with respect to any Person, the total assets minus unamortized deferred tax assets, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles, in each case on the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.


     "Credit Facilities" means that certain Credit Agreement by and among Noveon, Inc., certain subsidiaries of Noveon, Inc. from time to time party thereto as guarantors, the lenders thereto, and Deutsche Bank Securities Inc. and Credit Suisse First Boston, each as a joint lead arranger and a joint book manager, and Deutsche Bank Trust Company Americas as administrative agent, including any related notes, guarantees, letters of credit collateral documents, rate protection or hedging arrangement, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced (which need not be in lieu of a corresponding reduction in commitments) or refinanced from time to time (including any restatements thereof), including any agreement:

          (1) by or with the same or any other lender, creditor, or any one or more group of lenders or group of creditors (whether or not including any or all of the financial institutions party to the aforementioned Credit Agreement);

          (2) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

          (3) adding or deleting borrowers or guarantors thereunder;

          (4) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided that on the date that Indebtedness is incurred it would not be prohibited by clause (1) of the second paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; or

          (5) otherwise altering the terms and conditions thereof.

     Indebtedness under the Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture shall be deemed to have been incurred on that date in reliance on the first paragraph of the covenant described under the caption "--Certain
Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."


     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Noncash Consideration" means the fair market value of non-cash consideration received by Noveon, Inc. or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers' certificate, setting forth the basis of that valuation, executed by the principal executive officer and the principal financial officer of Noveon, Inc., less the amount of cash or Cash Equivalents received in connection with a sale of that Designated Noncash Consideration.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of that Person subject to the terms of any debt instrument to which that Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Noveon, Inc. to repurchase that Capital Stock upon the occurrence of a "Change of Control" or an "Asset Sale" shall not constitute Disqualified Stock if the terms of that Capital Stock provide that Noveon, Inc. may not repurchase or redeem any such Capital Stock pursuant to those provisions unless that repurchase or redemption complies with the covenant described under the caption "--Certain Covenants--Restricted Payments;" and provided further that, if that Capital Stock is issued to any plan for the benefit of employees of Noveon, Inc. or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Noveon, Inc. in order to satisfy applicable statutory or regulatory obligations.

     "Domestic Subsidiary" means a Subsidiary (1) that is organized under the laws of the United States or any state, district or territory thereof, and (2) the stock of which is not held, directly or indirectly, by a Subsidiary not organized under the laws of the United States or any state, district or territory thereof.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $500.0 million or its equivalent in foreign currency.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means

          (1) an underwritten primary public or private offering of Equity Interests of Noveon, Inc. or

          (2) a purchase of Equity Interests of Noveon, Inc. which results in net cash proceeds of at least $25.0 million by any Person which:

               (a) has a common equity market capitalization in excess of $500.0 million and

               (b) is engaged in a Permitted Business.


     "Existing Indebtedness" means Indebtedness of Noveon, Inc. and its Restricted Subsidiaries (other than Indebtedness under the Credit
Facilities) in existence on the date of the indenture, until those amounts are repaid.


     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of,

          (1) the Consolidated Interest Expense of that Person for that period; and

          (2) all dividend payments on any series of preferred stock of that Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock), in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined)) to the Fixed Charges of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date).

     In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of making the computation referred to above, the Transactions and acquisitions that may be made by Noveon, Inc. or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Noveon, Inc. (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

     "Foreign Credit Facilities" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States. Indebtedness under the Foreign Credit Facilities outstanding on the date on which the notes are first issued and authenticated under the indenture shall be deemed to have been incurred on that date in reliance on the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means (i) each Restricted Subsidiary of Noveon, Inc. on the date of the indenture that is a Domestic Subsidiary and (ii) any other Domestic Subsidiary that executes a Note Guarantee in accordance with the provisions of the indenture.

     "Hedging Agreements" means, with respect to any Person, the obligations of that Person under

          (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (b) other agreements or arrangements designed to protect that Person against fluctuations in interest rates; and

          (c) foreign currency or commodity hedge, exchange or similar protection agreements.

     "Indebtedness" means, with respect to any Person, any indebtedness of that Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing net obligations under any Hedging Agreements, except any such balance that constitutes an accrued expense, trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Agreements) would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP (but excluding (A) earnout or other similar obligations until such time as the amount of such obligation is capable of being determined and its payment is probable, or (B) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), as well as all Indebtedness of others secured by a Lien on any asset of that Person (whether or not that Indebtedness is assumed by that Person) and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person; provided that Indebtedness shall not include the pledge by Noveon, Inc. of the Capital Stock of an Unrestricted Subsidiary of Noveon, Inc. to secure Non-Recourse Debt of that Unrestricted Subsidiary.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

          (2) the principal amount thereof (together with any interest thereon that is more than 30 days past due), in the case of any other Indebtedness provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the date of the indenture, the Spot Rate in effect on the date of the indenture. If such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant Spot Rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the Spot Rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant of the indenture, Indebtedness arising solely by reason of the existence of a Lien permitted under the "Limitation on Liens" covenant of the indenture to secure other Indebtedness permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant of the indenture will not be considered to be incremental Indebtedness.

     Indebtedness shall not include obligations of any Person (A) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two business days of their incurrence, (B) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and
(C) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents.

     "Investments" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an investment by Noveon, Inc. for consideration consisting of common equity securities of Noveon, Inc. shall not be deemed to be an Investment other than for purposes of clause (3) of the definition of "Qualified Proceeds."

     The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

     "Leverage Ratio" means, for any four quarter period, the ratio of Consolidated Net Debt less the U.S. dollar equivalent of foreign Cash Equivalents as of the last day of such four-quarter period to Consolidated Cash Flow for such four-quarter period. In addition, for purposes of making the computation referred to above, the Transactions and acquisitions that may be made by Noveon, Inc. or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Noveon, Inc. (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest.

     "Management Loans" means one or more loans by Noveon, Inc. or Parent to officers and/or directors of Noveon, Inc. and any of its Restricted Subsidiaries to finance the purchase by such officers and directors of common stock of Parent or Noveon, Inc.; provided that the aggregate principal amount of all such Management Loans outstanding at any time shall not exceed the sum of $10.0 million and the amount of proceeds of such loans received by Noveon, Inc. in connection with the issuance of its Equity Interests or as a contribution to its capital.

     "Net Income" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (or loss), together with any related provision for taxes on that gain (or loss), realized in connection with:

               (a) any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

               (b) the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on that extraordinary or nonrecurring gain (or loss).

     "Net Proceeds" means the aggregate cash proceeds received by Noveon, Inc. or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

          (1) the direct costs relating to that Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale, and any relocation expenses incurred as a result thereof;

          (2) taxes paid or payable as a result thereof;


          (3) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the Credit Facilities unless there is a required reduction in commitments) by a Lien on the asset or assets that were the subject of that Asset Sale;


          (4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as that reserve is reversed or that escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Noveon, Inc. or its Restricted Subsidiaries from that escrow arrangement, as the case may be; and

          (5) cash payments attributable to Persons owning an interest in the assets subject to the Asset Sale.

     "Non-Recourse Debt" means Indebtedness,

          (1) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Noveon, Inc. or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (2) as to which the lenders have been notified in writing (which may be by the terms of the instrument evidencing such Indebtedness) that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Noveon, Inc. to secure debt of that Unrestricted Subsidiary) or assets of Noveon, Inc. or any of its Restricted Subsidiaries;

provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by Noveon, Inc. or any of its Restricted Subsidiaries if Noveon, Inc. or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to the indenture.

     "Obligations" means any principal, interest (including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not that interest is an allowable claim in that bankruptcy proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the notes by Noveon, Inc.

     "Parent" means Noveon International, Inc., the corporate parent of Noveon, Inc., or its successors.

     "Pari Passu Indebtedness" means Indebtedness of Noveon, Inc. that ranks pari passu in right of payment to the notes.

     "Pari Passu Indebtedness Pro Rata Share" means the amount of the applicable Net Cash Proceeds obtained by multiplying the amount of such Net Cash Proceeds by a fraction,

          (1) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Pari Passu Indebtedness outstanding at the time of the applicable Asset Sale and

          (2) the denominator of which is the sum of

               (a) the aggregate principal amount of all notes outstanding at the time of the applicable Asset Sale and

               (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all Pari Passu Indebtedness outstanding at the time of the applicable Offer to Purchase.

     "Permitted Business" means (1) those businesses in which Noveon, Inc. or any of the Restricted Subsidiaries is engaged on the date of the Indenture, or that are reasonably related, ancillary, incidental or complementary thereto and (2) any business (the "Other Business") which forms a part of a business (the "Acquired Business") which is acquired by Noveon, Inc. or any of the Restricted Subsidiaries if the primary intent of Noveon, Inc. or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (1) of this definition.

     "Permitted Investments" means:

          (1) any Investment in Noveon, Inc. or in a Restricted Subsidiary of Noveon, Inc.;

          (2) any Investment in cash or Cash Equivalents;

          (3) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (4) loans and advances to employees made in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding, the Management Loans or Investments in Parent to fund Management Loans;

          (5) any Investment by Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc. in a Person, if as a result of that Investment,

               (a) that Person becomes a Restricted Subsidiary of Noveon,
          Inc.; or

               (b) that Person is merged, consolidated or amalgamated with or into, transfers or conveys substantially all of its assets to, or is liquidated into, Noveon, Inc. or a Wholly Owned Restricted Subsidiary of Noveon, Inc.;

          (6) transactions with officers, directors and employees of Noveon, Inc. any Restricted Subsidiary entered into in the ordinary course of business (including compensation, employee benefit or indemnity arrangements with any such officer, director or employee) and consistent with past business practices;

          (7) Investments in existence or made pursuant to written commitments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, or modification complies with the terms of the Indenture;

          (8) any Investment consisting of a guarantee by a Guarantor of Senior Indebtedness or any guarantee permitted under clause (9) of the second paragraph of "Incurrence of Indebtedness and Issuance of Preferred Stock" above;

          (9) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to the indenture not at any time exceeding, in the case of all such notes and similar obligations, the amount of $5.0 million;

          (10) advances, loans or extensions of credit to suppliers in the ordinary course of business by Noveon, Inc. or any Restricted Subsidiary consistent with past practice as of the Issue Date;

          (11) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (12) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales;"

          (13) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of Noveon, Inc.;

          (14) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding, not to exceed 5% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (15) Investments relating to any special purpose Wholly Owned Subsidiary of Noveon, Inc. organized in connection with a Receivables Facility that, in the good faith determination of the board of directors of Noveon, Inc., are necessary or advisable to effect that Receivables Facility; and

          (16) Hedging Agreements permitted to be incurred under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Permitted Liens" means:

          (1) Liens on property of a Person existing at the time that Person is merged into or consolidated with Noveon, Inc. or any Restricted Subsidiary; provided that those Liens were not incurred in contemplation of that merger or consolidation and do not secure any property or assets of Noveon, Inc. or any Restricted Subsidiary other than the property or assets subject to the Liens prior to that merger or consolidation;

          (2) Liens existing on the date of the indenture;

          (3) Liens securing Indebtedness consisting of Capital Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Noveon, Inc. or its Restricted Subsidiaries, or repairs, additions or improvements to those assets, provided that:

               (a) those Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, additional or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

               (b) those Liens do not extend to any other assets of Noveon, Inc. or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);

               (c) the Incurrence of that Indebtedness is permitted by "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

               (d) those Liens attach within 365 days of that purchase, construction, installation, repair, addition or improvement;

          (4) Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, "refinancing") (or successive refinancings), whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as that Lien does not extend to any other property (other than improvements thereto);

          (5) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice;

          (6) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;


          (7) Liens securing (a) Indebtedness (including all Obligations) under the Credit Facilities or any Foreign Credit Facility or (b) Hedging Agreements;


          (8) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings;

          (9) Liens in favor of Noveon, Inc. or any Restricted Subsidiary;

          (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;

          (11) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business;

          (12) Liens securing money borrowed (or any securities purchased therewith) which is (or are, in the case of securities) set aside at the time of the Incurrence of any Indebtedness permitted to be Incurred by "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" above in order to prefund the payment of interest on such Indebtedness;

          (13) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a credit or depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Noveon, Inc. or any Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (B) such deposit account is not intended by Noveon, Inc. or any Subsidiary to provide collateral to the depository institution;

          (14) Liens evidenced by UCC financing statements regarding operating leases permitted by the Indenture or in respect of consigned goods;

          (15) Liens consisting of judgment or judicial attachments liens (including prejudgment attachment); provided that the enforcement of such Liens is effectively stayed or payment of which is covered in full (subject to customary deductibles) by insurance or which do not otherwise result in an Event of Default;

          (16) any encumbrances or restriction (including any put and call arrangements) with respect to the Equity Interests of any joint venture agreement to which Noveon, Inc. or any of its Restricted Subsidiaries is a party;

          (17) Liens to secure Indebtedness or other obligations of any Receivables Subsidiary; and

          (18) other Liens securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million.

     "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of Noveon, Inc. or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of Noveon, Inc. or any of its Restricted Subsidiaries; provided that:

          (1) the stated value, principal amount (or accreted value, if applicable) of that Permitted Refinancing Indebtedness does not exceed the stated value, principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest or dividends on the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (2) that Permitted Refinancing Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, that Permitted Refinancing Indebtedness is subordinated in right of payment to, notes on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


     "Principals" means PMD Investors I LLC, PMD Investors II LLC, AEA Investors Inc., DLJMB Funding III, Inc., DLJ Merchant Banking, MidOcean Capital/PMD Investors, LLC and MidOcean Partners, LP.


     "Purchase Money Indebtedness" means Indebtedness of Noveon, Inc. or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Qualified Proceeds" means any of the following or any combination of the following:

          (1) cash;

          (2) Cash Equivalents;

          (3) assets (other than Investments) that are used or useful in a Permitted Business; and

          (4) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc. of that Capital Stock,

               (a) that Person becomes a Restricted Subsidiary of Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc.; or

               (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc.

     "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which Noveon, Inc. or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

     "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

     "Related Party" means, with respect to any Principal,

          (1) any Affiliate, direct or indirect controlling stockholder of that Principal or any partner, employee, director or officer of that Principal (it being understood that no "person" or "group" (as such terms are defined in Section 13(d) of the Exchange Act) shall constitute a Related Party solely as a result of an employee, director or officer being a member of such "person" or "group" (as such terms are defined in Section 13(d) of the Exchange Act)); or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (1) or
     (2).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means, at any date of determination:

          (1) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (A) for the most recent fiscal year of Noveon, Inc. accounted for more than 10.0% of the consolidated revenues of Noveon, Inc. and the Restricted Subsidiaries or (B) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of Noveon, Inc. and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of Noveon, Inc. and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and

          (2) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause
     (8) of "Events of Default and Remedies" above has occurred, would constitute a Significant Subsidiary under clause (1) of this definition.

     "Spot Rate" means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which that payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any that interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person,

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership or limited liability company,

               (a) the sole general partner or the managing general partner or managing member of which is that Person or a Subsidiary of that Person; or

               (b) the only general partners or managing members of which are that Person or one or more Subsidiaries of that Person (or any combination thereof), in each case if more than 50% of the equity of such partnership or limited liability company is at the time owned or controlled, directly or indirectly, by such Person.

     "Tax Sharing Agreement" means any tax sharing agreement or arrangement between Noveon, Inc. and Parent (and any of their Subsidiaries), as the same may be amended from time to time.

     "Total Assets" means the total consolidated assets of Noveon, Inc. and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of Noveon, Inc.

     "Transactions" means the following series of transactions:


          (1) Noveon, Inc.'s acquisition from Goodrich of its performance materials business for $1,386.5 million, before fees and expenses (except the electronics materials division and textile dyes businesses that are not part of the acquisition);

          (2) the contribution by Affiliates of/AEA Investors LLC, the successor in interest to AEA Investors Inc., DLJ Merchant Banking and MidOcean Partners, LP, the successor in interest to DB Capital Partners, Inc. of $355.0 million of cash as equity to Parent, to be contributed by Parent to Noveon, Inc.;

          (3) Parent's issuance of a $172.0 million seller note to Goodrich; and (4) Noveon, Inc.'s issuance of the notes and borrowing of $635.0 million under the Credit Facilities.


     "Transaction Financing" means:

          (1) the issuance and sale by Parent of the seller note;

          (2) the issuance and sale by Noveon, Inc. of the notes; and


          (3) the execution and delivery by Noveon, Inc. and certain of its Subsidiaries of the Credit Facilities and the borrowing of loans and issuance of letters of credit, if any, thereunder; the proceeds of each of which were used to fund the purchase price for the acquisition of the performance materials business of Goodrich and related fees and expenses.


     "Unrestricted Subsidiary" means any Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc. unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Noveon, Inc. or that Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Noveon, Inc.;

          (3) is a Person with respect to which neither Noveon, Inc. nor any of its Restricted Subsidiaries has any direct or indirect obligation,

               (a) to subscribe for additional Equity Interests (other than Investments described in clause (7) of the definition of Permitted Investments); or

               (b) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels, of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Noveon, Inc. or any of its Restricted Subsidiaries.


     Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an officers' certificate certifying that designation complied with the foregoing conditions and was permitted by the covenant described under the caption entitled "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Noveon, Inc. as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Noveon, Inc. shall be in default of that covenant).


     The board of directors of Noveon, Inc. may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Noveon, Inc. of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if:

          (1) that Indebtedness is permitted under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (2) no Default or Event of Default would be in existence following that designation.

     "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying,

               (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

               (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of that payment; by

          (2) the then outstanding principal amount of that Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of that Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of that Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Subsidiaries of that Person.




                       BOOK-ENTRY, DELIVERY AND FORM

DEPOSITORY PROCEDURES


     The following description of the operations and procedures of The Depository Trust Company (DTC), Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Noveon, Inc. takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.


     DTC has advised Noveon, Inc. that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised Noveon, Inc. that, pursuant to procedures established by it:

     (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

     (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank, N.A., as operators of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Noveon, Inc. and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Noveon, Inc., the trustee nor any agent of Noveon, Inc. or the trustee has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised Noveon, Inc. that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Noveon, Inc. Neither Noveon, Inc. nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Noveon, Inc. and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised Noveon, Inc. that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Noveon, Inc. nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

     (1) DTC (a) notifies Noveon, Inc. that it is unwilling or unable to continue as depositary for the Global Notes and Noveon, Inc. fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

     (2) Noveon, Inc., at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

     (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

SAME DAY SETTLEMENT AND PAYMENT

     Noveon, Inc. will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Noveon, Inc. will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Noveon, Inc. expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Noveon, Inc. that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes, in the case of U.S. holders, the material U.S. federal income tax consequences and, in the case of non-U.S. holders, the material U.S. federal income and estate tax consequences, of the acquisition, ownership and disposition of the exchange notes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation which may be relevant to investors in light of their particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The discussion below deals only with exchange notes held as capital assets within the meaning of the Internal Revenue Code, and does not address holders of the exchange notes that may be subject to special rules. Holders that may be subject to special rules include:

     - certain U.S. expatriates;

     - financial institutions;

     - insurance companies;

     - tax-exempt entities;

     - dealers in securities or currencies;

     - traders in securities;

     - holders whose functional currency is not the U.S. dollar; and

     - persons that hold the exchange notes as part of a straddle, hedge, conversion or other integrated transaction.

     You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the exchange notes that may be applicable to you.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of the outstanding notes for the exchange notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes a holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the exchange notes as it had in the outstanding notes immediately before the exchange.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

     For purposes of this discussion, a U.S. holder is a beneficial owner of an exchange note that is, for U.S. federal income tax purposes:

     o a citizen or individual resident of the United States;

     o a corporation or partnership created or organized in or under the laws of the United States or any of its political subdivisions;

     o an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

     o a trust if, in general, the trust is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Internal Revenue Code.

     Taxation of Stated Interest. In general, stated interest paid on an exchange note will be included in the gross income of a U.S. holder as ordinary interest income at the time it is received or accrued in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

     Market Discount and Bond Premium. If a U.S. holder purchases an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) at a price that is less than its principal amount, the excess of the principal amount over the U.S. holder's purchase price will be treated as "market discount." However, the market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the U.S. holder purchased the exchange note or outstanding note, as the case may be.

     Under the market discount rules of the Internal Revenue Code, a U.S. holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, an exchange note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, the U.S. holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the exchange note (or the outstanding note for which the exchange note was exchanged, as the case may be). In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the exchange note (or outstanding note for which the exchange note was exchanged, as the case may be) to the maturity date of the exchange note, unless the U.S. holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. A U.S. holder may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the exchange note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

     If a U.S. holder purchases an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may
be) for an amount in excess of the amount payable at maturity of the exchange note, the U.S. holder will be considered to have purchased the exchange note (or outstanding note) with a "bond premium" equal to the excess of the U.S. holder's purchase price over the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). A U.S. holder may elect to amortize the premium using a constant yield method over the remaining term of the exchange note (or until an earlier call date, as applicable). The amortized amount of the premium for a taxable year generally will be treated first as a reduction of interest on the exchange note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. holder's prior interest inclusions on the exchange note, and finally as a carryforward allowable against the U.S. holder's future interest inclusions on the exchange note. The election, once made, may not be revoked without the consent of the Internal Revenue Service and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired.

     Dispositions. Upon the sale, exchange, retirement, redemption or other taxable disposition of an exchange note, a U.S. holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. holder's adjusted tax basis in the exchange note. A U.S. holder's adjusted tax basis in an exchange note will generally equal the cost of the exchange note (or, in the case of an exchange note acquired in exchange for an outstanding note in the exchange offer, the tax basis of the outstanding note, as discussed above under "--U.S. Federal Income Tax Consequences of the Exchange Offer"), increased by the amount of any market discount previously included in the U.S. holder's gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to the exchange note.

     Gain or loss recognized by a U.S. holder on the taxable disposition of an exchange note generally will be capital gain or loss (except with respect to any amount received that is attributable to accrued but unpaid interest, which will be taxable in the manner described above under "Taxation of Stated Interest"). Such capital gain or loss will be long-term capital gain or loss if the exchange note has been held for more than one year at the time of the disposition (taking into account for this purpose, in the case of an exchange note received in exchange for an outstanding note in the exchange offer, the period of time that the outstanding note was held). Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 20%. Subject to limited exceptions, capital losses cannot be used to offset ordinary income.

     Backup Withholding. In general, "backup withholding" may apply:

     o    to payments of principal and interest made on an exchange note;
          and

     o to payment of the proceeds of a sale or exchange of an exchange note before maturity that are made to a non-corporate U.S. holder if the holder fails to provide a correct taxpayer identification number or otherwise fails to comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against a U.S. holder's U.S. federal income tax liability, provided that correct information is provided to the Internal Revenue Service. Corporate U.S. holders are not subject to backup withholding. To avoid backup withholding, corporate holders may also be required to provide a correct taxpayer identification number.


U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

     For the purposes of the following discussion, a non-U.S. holder is a beneficial owner of an exchange note that is not, for U.S. federal income tax purposes, a U.S. holder. An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by virtue of being present in the United States:

     -    on at least 31 days in the calendar year; and

     - for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

     See "U.S. Federal Income Tax Consequences to U.S. holders" for a discussion of the U.S. federal income tax consequences applicable to a resident alien.

     Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

     (a) payments of principal, premium, if any, and interest on an exchange note by us or any of our paying agents to a non-U.S. holder will not be subject to withholding of U.S. federal income tax, provided that in the case of interest

     o the non-U.S. holder does not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder

     o the non-U.S. holder is not (x) a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership, or (y) a bank receiving interest described in
          Section 881(c)(3)(A) of the Internal Revenue Code

     o such interest is not effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder, and

     o either (A) the beneficial owner of the exchange note certifies to us or our paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Internal Revenue Code and provides its name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the exchange note on behalf of the beneficial owner certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the beneficial owner, has received from the beneficial owner a statement, under penalties of perjury, that it is not a "United States person" and provides the payer with a copy of this statement.

          If a non-U.S. holder is engaged in a trade or business in the United States and interest on the exchange note is effectively connected with the conduct of that trade or business, interest on the exchange note will also be exempt from withholding tax if the holder furnishes a properly executed IRS form on or before any payment date to claim the exemption, but may be taxable income for U.S. federal income tax purposes, and, accordingly, may be taxable in the manner described above under "U.S. Federal Income Tax Consequences to U.S. Holders--Taxation of Stated Interest."

          Non-U.S. holders may also be eligible for exemption or reduction from applicable U.S. withholding taxes if the non-U.S. holder is eligible for the benefits of an income tax treaty with the U.S. and satisfies applicable documentation requirements.

          Treasury regulations provide alternative methods for satisfying the certification requirement described in this paragraph (a). These regulations may require a non-U.S. holder that provides an IRS form indicating that the income is effectively connected with a U.S. trade or business, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number. These regulations generally also will require, in the case of an exchange note held by a foreign partnership, that

     o the certifications described above be provided by the partners, and

     o the partnership provide certain information, including a U.S. taxpayer identification number.

     Further, a look-through rule will apply in the case of tiered partnerships;

     (b) a non-U.S. holder will not be subject to U.S. federal income tax on any gain or income realized on the sale, exchange, redemption, retirement at maturity or other disposition of an exchange note (provided that, in the case of proceeds representing accrued interest, the conditions described in paragraph (a) above are met) unless

     o in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and specific other conditions are met, or

     o the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder (provided that, if an income tax treaty applies, such gain may not be taxable if it is not generally attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder); and

     (c) an exchange note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of death if, at the time of death

     o the individual did not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder, and

     o the income on the exchange note would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

     A foreign corporation that is a holder of an exchange note may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on an exchange note or gain recognized on the disposition of an exchange note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.


     Backup Withholding and Information Reporting. Interest paid to non-U.S. holders may be subject to information reporting and U.S. backup withholding. If you are a non-U.S. holder, you will be exempt from such backup withholding if you provide a Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a non-U.S. holder or otherwise establish an exemption.

      The gross proceeds from the disposition of the exchange notes may be subject to information reporting and backup withholding. If you sell the exchange notes outside the U.S. through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the U.S., then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the U.S., if you sell the exchange notes through a non-U.S. office of a broker that:


     o    is a U.S. person,

     o derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the U.S.,

     o    is a "controlled foreign corporation" for U.S. tax purposes, or

     o    is a foreign partnership, if at any time during its tax year:

     o one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or

     o    the foreign partnership is engaged in a U.S. trade or business,


unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption.


     If you receive payments of the proceeds of a sale of our exchange notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

     You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is furnished to the U.S. Internal Revenue Service.

                             PLAN OF DISTRIBUTION




     This prospectus is to be used by Credit Suisse First Boston LLC in connection with offers and sales of the notes in market-making transactions effected from time to time. Goldman Sachs may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for the counterparty, and may receive compensation in the form of discounts and commissions, including from the counterparty when it acts as agent for it. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     We have been advised by Credit Suisse First Boston LLC that, subject to applicable laws and regulations, Credit Suisse First Boston LLC currently intends to continue to make a market in the notes. However, Credit Suisse First Boston LLC is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. There can be no assurance that an active trading market will be sustained. See "Risk Factors - You may be unable to resell your notes if a trading market for the notes does not continue."

     Credit Suisse First Boston LLC and its affiliates may in the future engage in commercial and/or investment banking transactions with Noveon and its affiliates. Credit Suisse First Boston Corporation, the predecessor entity of Credit Suisse First Boston LLC, acted as an initial purchaser in connection with the initial sale of the notes and received customary underwriting discounts in connection with that transaction.

     We will not receive any of the proceeds of such sales of the notes.



                               LEGAL MATTERS


     Certain legal matters in connection with the notes have been passed upon for Noveon, Inc. by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. Fried, Frank, Harris, Shriver & Jacobson, on behalf of its partners, is a limited partner in PMD Investors I LP, which indirectly owns an equity interest in Noveon International, Inc., our sole stockholder. The validity of the guarantees of the notes by Noveon IP Holdings Corp. and Noveon Kalama, Inc. has been passed upon by McBride Baker & Coles and Ryan, Swanson & Cleveland, PLLC, respectively.


                                  EXPERTS


     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Noveon, Inc. at December 31, 2002 and 2001 and for the year ended December 31, 2002 and the period of ten months ended December 31, 2001, and the consolidated financial statements of BFGoodrich Performance Materials (a segment of The BFGoodrich Company) for the period of two months ended February 28, 2001 and for the year ended December 31, 2000, as set forth in their reports. We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.


     Ernst & Young LLP, independent auditors, have audited BFGoodrich Performance Materials' consolidated financial statements at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, as set forth in their report. We have included the consolidated financial statements of BFGoodrich Performance Materials in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND MORE INFORMATION

     We and our guarantor subsidiaries have filed with the SEC a Registration Statement on Form S-4, as amended (Commission File No. 333-61812), the "exchange offer registration statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933, and the rules and regulations promulgated thereunder, covering the notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to Noveon, Inc., the guarantor subsidiaries and the exchange offer, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

     Pursuant to the indenture we have agreed, whether or not we are required to do so by the rules and regulations of the SEC, to furnish to the holders of the notes and, to the extent permitted by applicable law or regulation, file with the SEC all reports and information that would be required to be filed with the SEC pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provision by a person subject to those provisions. In addition, for so long as any of the notes remain outstanding we have agreed under the indenture to make available to any record holder, securities analysts and prospective investors, upon their request, the information required by Rule 144A(d)(4) under the Securities Act of 1933, as amended, during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     You may read and copy any reports or other information filed by us at the SEC public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information contained in the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the Securities and Exchange Commission's Web site at http://www.sec.gov.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Reports of Independent Auditors............................................F-2

Consolidated Financial Statements

Consolidated Statement of Operations for the year ended
  December 31, 2002, the ten months ended December 31, 2001, the two months ended February 28, 2001 and the year ended
  December 31, 2000........................................................F-5
Consolidated Balance Sheet as of December 31, 2002 and 2001................F-6
Consolidated Statement of Cash Flows for the year ended
  December 31, 2002, the ten months ended December 31, 2001, the two months ended February 28, 2001 and the year ended
  December 31, 2000........................................................F-7
Consolidated Statement of Stockholder's Equity for the year ended
  December 31, 2002 and the ten months ended December 31, 2001 and the Consolidated Statement of BFGoodrich Investment for
  the two months ended February 28, 2001 and the year ended
  December 31, 2000........................................................F-8
Notes to Consolidated Financial Statements.................................F-9
Condensed Consolidated Income Statement for the three months ended
  March 31, 2003 and 2002 (unaudited).....................................F-57
Condensed Consolidated Balance Sheet as of March 31, 2003 (unaudited) and
  December 31, 2002.......................................................F-58
Condensed Consolidated Statement of Cash Flows for the three months ended
  March 31, 2003 and 2002 (unaudited).....................................F-59
Notes to Condensed Consolidated Financial Statements (unaudited)..........F-60


                       Report of Independent Auditors

Board of Directors of
Noveon, Inc.

We have audited the accompanying consolidated balance sheet of Noveon, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year ended December 31, 2002 and the ten months ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Noveon, Inc. at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the year ended December 31, 2002 and the ten months ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

As explained in Note I to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill.

                                     ------------------------
                                     /s/ Ernst & Young LLP

Cleveland, Ohio
February 13, 2003

                       Report of Independent Auditors

Board of Directors of
Noveon, Inc.

We have audited the accompanying consolidated statements of operations, BFGoodrich investment and cash flows of BFGoodrich Performance Materials (as defined in Note A) (a segment of The BFGoodrich Company) for the two months ended February 28, 2001. These financial statements are the responsibility of the management of Noveon, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of the operations and cash flows of BFGoodrich Performance Materials for the two months ended February 28, 2001, in conformity with accounting principles generally accepted in the United States.

                                     ------------------------
                                     /s/ Ernst & Young LLP

Cleveland, Ohio
September 5, 2002

                       Report of Independent Auditors

Board of Directors of
The BFGoodrich Company

We have audited the accompanying consolidated statements of operations, BFGoodrich investment, and cash flows of BFGoodrich Performance Materials (as defined in Note A) (a segment of The BFGoodrich Company) for the year ended December 31, 2000. These financial statements are the responsibility of the management of The BFGoodrich Company. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of BFGoodrich Performance Materials (as defined in Note A) for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.



                                     ------------------------
                                     /s/ Ernst & Young LLP


Charlotte, North Carolina
February 12, 2001, except for the information related to the years ended December 31, 2000 included in Note V, as to which the date is May 23, 2001

                                Noveon, Inc.
                                    and
                      BFGoodrich Performance Materials
     (The Predecessor Company and a Segment of The BFGoodrich Company)

                    Consolidated Statement of Operations
                           (dollars in millions)

                                                                            BFGOODRICH
                                           NOVEON, INC.                    PERFORMANCE
                                                                            MATERIALS
                                  ----------------------------  ------------------------------
                                                   TEN MONTHS     TWO MONTHS
                                   YEAR ENDED         ENDED          ENDED       YEAR ENDED
                                   DECEMBER 31     DECEMBER 31   FEBRUARY 28     DECEMBER 31
                                      2002            2001           2001           2000
                                  ----------------------------  ------------------------------

SALES                                $1,069.3      $ 876.4         $ 187.0        $1,167.7
Cost of sales                           726.8        628.1           137.3           819.5
                                  ----------------------------  ------------------------------

GROSS PROFIT                            342.5        248.3            49.7           348.2
Selling and administrative expenses     201.6        160.5            35.2           201.1
Amortization expense                     13.9         26.5             4.0            24.4
Restructuring and consolidation costs     6.1          3.1             -              40.5
                                  ----------------------------  ------------------------------

OPERATING INCOME                        120.9         58.2            10.5            82.2
Interest expense (income)--net           75.6         73.5            (0.6)           (4.4)
Other expense (income)--net               2.4          0.7             1.5             0.4
                                  ----------------------------  ------------------------------
Income (loss) before income taxes        42.9        (16.0)            9.6            86.2
Income tax expense                        8.2          4.6             4.0            35.9
                                  ----------------------------  ------------------------------
NET INCOME (LOSS)                    $   34.7      $ (20.6)        $   5.6         $  50.3
                                  ============================  ==============================


See notes to consolidated financial statements.


                                Noveon, Inc.

                         Consolidated Balance Sheet
                (dollars in millions, except share amounts)

                                                             DECEMBER 31
                                                           2002       2001
                                                        -----------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                  $    79.5    $  120.0
Accounts and notes receivable, net of allowances
  ($9.0 and $8.7 at December 31, 2002
  and 2001, respectively)                                      135.7       133.8
Inventories                                                    144.1       140.2
Prepaid expenses and other current assets                        7.2         4.5
                                                        -----------------------
TOTAL CURRENT ASSETS                                           366.5       398.5

Property, plant and equipment--net                             670.7       672.5
Goodwill                                                       365.5       346.9
Technology intangible assets--net                              139.7       148.2
Other identifiable intangible assets--net                       42.4        43.8
Receivable from Parent                                           1.2         -
Other assets                                                    43.1        51.9
                                                        -------------------------
TOTAL ASSETS                                               $ 1,629.1    $ 1,661.8
                                                        =========================

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Short-term bank debt                                       $     0.4    $    1.3
Accounts payable                                               111.2        97.1
Accrued expenses                                                70.6        74.2
Income taxes payable                                             5.3         1.0
Current maturities of long-term debt                             -          23.2
                                                        -------------------------
TOTAL CURRENT LIABILITIES                                      187.5       196.8

Long-term debt                                                 847.1       876.2
Postretirement benefits other than pensions                      5.8         5.3
Accrued pensions                                                34.9        32.8
Deferred income taxes                                           18.1        24.6
Accrued environmental                                           18.2        20.7
Other non-current liabilities                                   17.8         9.2

STOCKHOLDER'S EQUITY
Common stock ($.01 par value, 1,000 shares authorized,
  1 share issued and outstanding at December 31, 2002
  and 2001, respectively)                                        -          -
Paid in capital                                                498.0      527.0
Retained deficit                                                (1.9)     (20.6)
Accumulated other comprehensive income (loss)                    3.6      (10.2)
                                                        -------------------------
Total stockholder's equity                                     499.7      496.2
                                                        -------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                 $ 1,629.1   $ 1,661.8
                                                        =========================

See notes to consolidated financial statements.

                                Noveon, Inc.
                                    and
                      BFGoodrich Performance Materials
     (The Predecessor Company and a Segment of The BFGoodrich Company)
                    Consolidated Statement of Cash Flows

                           (dollars in millions)

                                                                             BFGOODRICH
                                             NOVEON, INC.                PERFORMANCE MATERIALS
                                                      TEN MONTHS      TWO MONTHS
                                       YEAR ENDED       ENDED           ENDED       YEAR ENDED
                                       DECEMBER 31     DECEMBER 31   FEBRUARY 28    DECEMBER 31
                                         2002             2001         2001           2000
                                       ---------------------------  ------------------------------

OPERATING ACTIVITIES
Net income (loss)                        $   34.7     $  (20.6)       $    5.6      $   50.3
Adjustments to reconcile net income
  (loss) to net cash
  provided (used) by operating
  activities:
    Consolidation costs:
     Expenses                                 6.1          3.1              -           40.5
     Payments                                (8.5)       (11.8)           (2.0)         (4.9)
    Depreciation and amortization            84.7         83.0            14.4          86.7
    Deferred income taxes                    (0.6)         0.4            (5.2)         (1.2)
    Debt issuance cost amortization
     in interest expense                      5.6          6.8              -            -
    Change in assets and liabilities,
     net of effects of
     acquisitions and dispositions of
     businesses:
       Receivables                            2.2         45.9            (7.2)         (1.5)
       Inventories                            3.4         35.8            (3.1)         (2.8)
       Other current assets                  (2.6)         0.9            (0.1)          1.9
       Accounts payable                       9.2         (4.0)          (16.8)         (1.0)
       Accrued expenses                      (0.7)        13.4             5.7           1.5
       Income taxes payable                   5.4          -             (27.9)          5.2
       Other non-current assets and
        liabilities                           4.0          1.0             5.0           6.2
                                       ---------------------------  -----------------------------
Net cash provided (used) by operating
activities                                  142.9        153.9           (31.6)        180.9

INVESTING ACTIVITIES
 Purchases of property, plant and
  equipment                                 (52.3)       (28.5)           (7.6)        (64.0)
 Proceeds from sale of property and
  business                                    -            0.9              -            0.3
 Payments made in connection with
  acquisitions, net of cash acquired        (27.4)    (1,191.1)             -          (11.6)
                                       ---------------------------  -----------------------------
Net cash (used) by investing activities     (79.7)    (1,218.7)           (7.6)        (75.3)

FINANCING ACTIVITIES
 Decrease in short-term debt                 (0.2)       (25.8)           (3.7)        (11.3)
 Proceeds from issuance of long-term
  debt                                        -          910.0              -            -
 Repayments of long-term debt               (63.9)        (8.5)             -           (0.3)
 Proceeds from sale of receivables, net       2.2         (1.9)            0.5          (1.9)
 Debt issuance costs                         (0.6)       (44.4)             -            -
 Equity contribution from stockholder         -          355.0              -            -
 Dividend to Parent                         (45.0)         -                -            -
 Transfers from (to) BFGoodrich               -            -              40.7         (86.7)
                                       ---------------------------  -----------------------------
Net cash (used) provided by financing
activities                                 (107.5)     1,184.4            37.5        (100.2)

Effect of exchange rate changes on
  cash and cash equivalents                   3.8          0.4              -           (0.3)
                                       ---------------------------  -----------------------------
Net (decrease) increase in cash and
cash equivalents                            (40.5)       120.0            (1.7)          5.1
Cash and cash equivalents at
beginning of period                         120.0          -              15.7          10.6
                                       ---------------------------  -----------------------------
CASH AND CASH EQUIVALENTS AT END OF
PERIOD                                      $79.5     $  120.0        $   14.0      $   15.7
                                       ===========================  =============================

See notes to consolidated financial statements.


                                Noveon, Inc.
                                    and
                      BFGoodrich Performance Materials
     (The Predecessor Company and a Segment of The BFGoodrich Company)

  Consolidated Statement of Stockholder's Equity and BFGoodrich Investment

                           (dollars in millions)

                                                           BFGOODRICH
                                                      PERFORMANCE MATERIALS
                                                    --------------------------
                                                    TWO MONTHS
                                                      ENDED         YEAR ENDED
                                                    FEBRUARY 28    DECEMBER 31
                                                       2001           2000
                                                    --------------------------
BFGOODRICH INVESTMENT

Beginning of period                                   $  910.4    $  950.9
Net income                                                 5.6        50.3
Cumulative translation adjustment                          2.6        (4.1)
                                                    --------------------------
Comprehensive income                                       8.2        46.2
Net transfers from (to) BFGoodrich                        40.7       (86.7)
                                                    --------------------------
END OF PERIOD                                         $  959.3    $  910.4
                                                    ==========================



                                                         ACCUMULATED
                                                            OTHER
                            COMMON   PAID IN  RETAINED  COMPREHENSIVE
                             STOCK   CAPITAL  DEFICIT   INCOME (LOSS)  TOTAL
                            --------------------------------------------------
STOCKHOLDER'S
  EQUITY--NOVEON, INC.
OPENING BALANCE AT
  MARCH 1, 2001              $   -   $    -   $    -       $    -       $    -
Equity contribution from
  stockholder                    -    527.0        -            -        527.0
Comprehensive loss:
  Net loss                       -        -    (20.6)           -        (20.6)
  Net change in fair value
    of cash flow hedges          -        -        -         (5.7)        (5.7)
  Cumulative translation
    adjustment                   -        -        -         (4.5)        (4.5)
                                                                        ------
Total comprehensive loss                                                 (30.8)
                            --------------------------------------------------
BALANCE AT
  DECEMBER 31, 2001              -    527.0    (20.6)       (10.2)       496.2
Dividend to Parent               -    (29.0)   (16.0)           -        (45.0)
Comprehensive income:
  Net income                     -        -     34.7            -         34.7
  Net change in fair value
    of cash flow hedges          -        -        -         (9.0)        (9.0)
  Cumulative translation
    adjustment                   -        -        -         22.8         22.8
                                                                        ------
Total comprehensive income       -                                        48.5
                            --------------------------------------------------
BALANCE AT
  DECEMBER 31, 2002          $   -   $498.0   $ (1.9)      $  3.6       $499.7
                            ==================================================

See notes to consolidated financial statements.

                                 Noveon, Inc.
                         Year Ended December 31, 2002
               and Period of Ten Months Ended December 31, 2001
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)
                 Period of Two Months Ended February 28, 2001
                       and Year Ended December 31, 2000

                  Notes to Consolidated Financial Statements


A. ORGANIZATION AND ACQUISITION

Noveon, Inc. (the "Company") commenced operations on March 1, 2001 through the acquisition on February 28, 2001 of certain assets and common stock of certain subsidiaries of the Performance Materials (the "Predecessor Company" or "Performance Materials") Segment of The BFGoodrich Company ("Goodrich"), now known as Goodrich Corporation, (the "Acquisition"). The Company is a wholly owned subsidiary of Noveon International, Inc. ("International" or "Parent").

International was organized for the purpose of owning all of the common stock of the Company and was capitalized through an equity contribution of $355.0 million from affiliates of its equity sponsors, AEA Investors Inc. (AEA), DLJ Merchant Banking Partners III, L.P. and affiliates (DLJ Merchant Banking) and DB Capital Partners, Inc. (DB Capital). International has no independent operations or investments other than its investment in the Company. International has made an equity contribution of $527.0 million to the Company comprised of $355.0 million in cash and $172.0 million from the seller note that International issued to a subsidiary of Goodrich in connection with the Company's Acquisition of the Predecessor Company. The seller note bears interest at an initial rate of 13% payable semiannually in cash or additional notes at the option of International and increases to a rate of 15% after 5 years. If the interest is paid in cash, the interest rate remains at 13%. International may be dependent on the cash flows of the Company to repay the seller note upon maturity in 2011. At December 31, 2002, there was $145.2 million outstanding on the seller note.

The Acquisition of the Predecessor Company was recorded under the purchase method of accounting. The purchase price before fees and expenses, totaling $21.4 million, was $1,386.5 million and consisted of cash of $1,167.1 million, assumption of debt and liabilities of $32.9 million, net of cash acquired, and a $172.0 million equity contribution resulting from the seller note of International issued to Goodrich.

Pursuant to the Agreement for Sale and Purchase of Assets between Goodrich and the Company (the "Agreement"), the purchase price was subject to a post-closing working capital adjustment. On June 28, 2002, the Company entered into an agreement with Goodrich settling the working capital adjustment pursuant to which the Company paid Goodrich $14.5 million. The settlement payment and the costs associated with the settlement efforts have been reflected as an adjustment to the purchase price in the Company's financial statements and increased the goodwill associated with the Acquisition.

The Acquisition of the Predecessor Company from Goodrich was financed through term loan borrowings under the Company's credit facilities, proceeds from the offering of senior subordinated notes, and the $527.0 million equity contribution from International. The proceeds from the credit facilities included $125.0 million on the six-year Term Loan A facility and $510.0 million on the seven and one-half year Term Loan B facility. The proceeds from the 11% Senior Subordinated Notes due 2011 were $275.0 million.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


A. ORGANIZATION AND ACQUISITION (CONTINUED)

The assets acquired and liabilities assumed of the Predecessor Company have been recorded at fair values. The deferred income taxes provided in the purchase price allocation are attributed to the tax effects of differences between the assigned values and the tax basis of assets acquired (except for certain goodwill which is non-deductible for tax purposes) and liabilities assumed.

As of the Acquisition date, management began to assess a plan to consolidate and/or exit activities of the business and reduce the number of personnel at the Company. Management completed this assessment and finalized the components of the plan, including exiting certain non-core product lines and investments and undertaking efficiency and productivity initiatives at selected locations. The assets have been adjusted to fair values through purchase accounting. Included in the purchase price allocation is a $12.9 million accrual for termination benefits and exit costs related to the components of the plan.

The following unaudited pro forma data summarize the results of operations for the years ended December 31, 2001 and 2000 as if the Company had been acquired as of the beginning of the periods presented. The pro forma data give effect to actual operating results prior to the Acquisition. Adjustments to interest expense, goodwill amortization and income taxes related to the Acquisition are reflected in the pro forma data. In addition, the results of textile dyes, which were not part of the Acquisition, are excluded from the pro forma results. These pro forma amounts do not purport to be indicative of the results that would have actually been attained if the Acquisition had occurred as of the beginning of the periods presented or that may be attained in the future.

   (IN MILLIONS)                                      2001         2000
   --------------------------------------------------------------------------

   Net sales                                        $1,062.3    $1,152.0
   Operating income                                     66.2        92.1
   Net income (loss)                                   (29.3)        3.9

B. BASIS OF PRESENTATION

The consolidated financial statements of the Predecessor Company present the consolidated results of operations and financial condition as it operated as the Performance Materials Segment of Goodrich, including certain adjustments and allocations, prior to the Acquisition.

Goodrich's investment represents Goodrich's equity investment in Performance Materials. Interest expense associated with Goodrich's general corporate debt was not charged to Performance Materials and has not been allocated to Performance Materials. Performance Materials received funding for its operations from Goodrich as deemed necessary. All transfers to and from Goodrich have been reported in the Goodrich investment account.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


B. BASIS OF PRESENTATION (CONTINUED)

During the two months ended February 28, 2001 and the year ended December 31, 2000, Performance Materials was allocated $0.8 million and $6.1 million in costs from Goodrich, respectively. Certain costs, such as employee benefits, legal and executive compensation, were specifically attributed to Performance Materials. These costs amounted to $0.5 million and $3.2 million for the two months ended February 28, 2001 and the year ended December 31, 2000. Certain costs, such as the corporate aircraft, tax, accounting, and other corporate shared services, were allocated to Performance Materials primarily based on estimates of the time spent on Performance Materials matters. These costs amounted to $0.3 million and $2.9 million for the two months ended
February 28, 2001 and the year ended December 31, 2000, respectively. Performance Materials also participated in certain benefit plans of Goodrich, the cost of which was allocated to Performance Materials and is included in the accompanying financial statements but is not reflected in the amounts above. Management of the Predecessor Company believes these allocations are reasonable.

The results for the Predecessor Company are not necessarily comparable to those of the Company because of the exclusion of certain businesses from the Acquisition and changes in organizational structure, recorded asset values, cost structure and capitalization of the Company resulting from the Acquisition.

Earnings per share data are not presented because the Company's common stock is not publicly traded and the Company is a wholly owned subsidiary of International.

C. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements reflect the accounts of the Company and its majority-owned subsidiaries. Investments in 20%-owned to 50%-owned affiliates are accounted for using the equity method. Equity in earnings (losses) from these businesses is included in other income (expense)-net. Intercompany accounts and transactions are eliminated.

REVENUE AND INCOME RECOGNITION

Revenue from the sale of products is recognized at the point of passage of title, which is at the time of shipment or consumption by the customer for inventory on consignment. The Company requires that persuasive evidence of a revenue arrangement exists, delivery of product has occurred or services have been rendered, the price to the customer is fixed and determinable and collectibility is reasonably assured before revenue is realized and earned. Rebates, customer claims, allowances, returns and discounts are

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


C. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

reflected as reductions from gross sales in determining net sales. Rebates are accrued based on contractual relationships with customers as shipments are made. Customer claims, returns and allowances and discounts are accrued based on our history of claims and sales returns and allowances. Allowances for doubtful accounts are maintained for estimated losses resulting from the inability of customers to make required payments.

CASH EQUIVALENTS

Cash equivalents consist of highly liquid investments with a maturity of three months or less at the time of purchase.

INVENTORIES

Inventories are stated at the lower of cost or market. The elements of inventory cost include raw materials and labor and manufacturing overhead costs attributed to the production process. Most domestic inventories are valued by the last-in, first-out (LIFO) cost method. Inventories not valued by the LIFO method are valued principally by the average cost method. The Company provides for allowances for excess and obsolete inventory based on the age and quality of the Company's products.

LONG-LIVED ASSETS

Property, plant and equipment of the Predecessor Company and property, plant and equipment purchased subsequent to the Acquisition, including amounts recorded under capital leases, are recorded at cost. Appraisals of fair value were obtained for property, plant and equipment acquired in the Acquisition. Depreciation and amortization are computed principally using the straight-line method over the following estimated useful lives: buildings and improvements, 15 to 40 years; machinery and equipment, 5 to 15 years. Repairs and maintenance costs are expensed as incurred.

Identifiable intangible assets are recorded at cost, or when acquired as a part of a business combination, at estimated fair value. These assets include principally patents and other technology agreements and trademarks. Appraisals of fair value were obtained for identifiable intangibles acquired in the Acquisition. The appraised value of identifiable intangibles acquired totaled $201.8 million, and included approximately $156.9 million of identifiable intangibles for technology. They are amortized using the straight-line method over estimated useful lives of primarily 15 years.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


C. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired businesses and was amortized by the straight-line method over 20 years through December 31, 2001. See Note I for an additional discussion of the impairment tests performed in 2002 related to goodwill.

Impairment of long-lived assets, other than goodwill, is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable and the estimate of undiscounted cash flows over the remaining estimated useful life of the assets are less than the carrying value of the assets. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

DEBT ISSUANCE COSTS

Costs associated with the issuance of the Company's credit facilities and senior subordinated notes have been capitalized in other assets in the consolidated balance sheet and are being amortized using the interest method over the life of the related agreements ranging in periods of six through ten years.

FREIGHT-OUT COSTS

The Company includes costs of shipping and handling in cost of goods sold in the statement of operations.

FINANCIAL INSTRUMENTS

Financial instruments recorded on the balance sheet include cash and cash equivalents, accounts and notes receivable, accounts payable and debt. Because of their short maturity, the carrying value of cash and cash equivalents, accounts and notes receivable, accounts payable and short-term bank debt approximates fair value. Fair value of long-term debt is based on quoted market prices.

The fair value of foreign currency forward contracts and interest rate swap agreements is based on quoted market prices.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


C. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DERIVATIVE AND HEDGING ACTIVITIES

Effective January 1, 2001, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" was adopted. SFAS No. 133 requires companies to recognize their derivative instruments as either assets or liabilities in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation.

For derivative instruments that are designated and qualify as a fair value hedge (i.e., hedging the exposure to changes in the fair value of an asset or a liability or an identified portion thereof that is attributable to a particular risk), the gain or loss on the derivative instrument as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in current earnings during the period of the change in fair values. For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change. For derivative instruments that are designated and qualify as a hedge of a net investment in a foreign currency, the gain or loss is reported in other comprehensive income as part of the cumulative transaction adjustment to the extent it is effective. For derivative instruments not designated as hedging instruments, the gain or loss is recognized in current earnings during the period of change.

As required by the credit agreement, the Company has entered into interest rate swap agreements (cash flow hedges) to limit its exposure to interest rate fluctuations on $180.0 million of the outstanding principal of the Company's Term Loans through 2005. These agreements require the Company to pay a fixed rate of interest while receiving a variable rate. The net payments or receipts under these agreements are recognized as an adjustment to interest expense in the Company's results of operations. For the year ended December 31, 2002, the Company recorded $6.5 million of interest expense as a result of these swap agreements. At December 31, 2002 and 2001, the fair value of these swap arrangements, included in other non-current liabilities, totaled approximately $14.7 million and $5.7 million, respectively. The offsetting impact of this hedge transaction is included in accumulated other comprehensive loss, net of the related tax benefit.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


C. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company entered into currency forward exchange contracts, totaling $10.3 million and $10.5 million at December 31, 2002 and 2001, respectively, to hedge certain firm commitments denominated in foreign currencies. The purpose of the Company's foreign currency hedging activities is to protect the Company from risk that the eventual cash flows from the sale of products to international customers will be adversely affected by changes in the exchange rates. The fair value of these contracts at December 31, 2002 and 2001 was not material to the Company's results of operations, cash flow or financial position.

The Company has foreign denominated floating rate debt to protect the value of its investments in its foreign subsidiaries in Europe. Realized and unrealized gains and losses from these hedges are not included in the income statement, but are shown in the cumulative translation adjustment account included in other comprehensive loss. During the year ended December 31, 2002 and ten months ended December 31, 2001, the Company recognized $10.1 million of net losses and $2.1 million of net gains, respectively, included in the cumulative translation adjustment related to the foreign denominated floating rate debt.

STOCK-BASED COMPENSATION

As more fully described in Note S, the Company's Parent has a stock option plan in which certain eligible employees of the Company participate. The Company and the Predecessor Company account for stock-based employee compensation using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                               BFGOODRICH
                                                              PERFORMANCE
                                          NOVEON, INC.         MATERIALS
                                    ------------------------  --------------
                                                 TEN MONTHS
                                    YEAR ENDED      ENDED      YEAR ENDED
                                    DECEMBER 31  DECEMBER 31  DECEMBER 31
                                       2002         2001          2000
   ---------------------------------------------------------  --------------

   Net income (loss) as reported      $   34.7       $(20.6)      $ 50.3
   Deduct: Total stock-based
     employee compensation expense
     determined under fair value
     based method for all awards,
     net of related tax effects           (1.7)        (1.0)        (0.8)
                                    ------------------------  --------------
   Pro forma net income (loss)        $   33.0       $(21.6)      $ 49.5
                                    ========================  ==============

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


C. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The effects of applying SFAS No. 123 may not be representative of the effects on reportable net income (loss) in future years.

INCOME TAXES

The provision for income taxes is calculated in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes using the liability method.

The Company's operations will be included in the consolidated income tax returns filed by International. Income tax expense in the Company's consolidated statement of operations is calculated on a separate tax return basis as if the Company had operated as a stand-alone entity.

Historically, the Predecessor Company's operations have been included in the consolidated income tax returns filed by Goodrich. Income tax expense in the Predecessor Company's consolidated statement of operations is calculated on a separate tax return basis as if the Company had operated as a stand-alone entity.

RESEARCH AND DEVELOPMENT EXPENSE

The Company performs research and development under Company-funded programs for commercial products. Total research and development expenditures for the year ended December 31, 2002, the ten months ended December 31, 2001, the two months ended February 28, 2001 and the year ended December 31, 2000 were $24.1 million, $18.2 million, $4.3 million and $32.9 million, respectively.



RECLASSIFICATIONS

Certain amounts in prior financial statements have been reclassified to conform to the current year presentation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


C. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING STANDARDS

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations," that requires the recognition of the fair value of the liability for closure and removal costs associated with the resulting legal obligations upon retirement or removal of any tangible long-lived assets be recognized in the period in which it is incurred. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. The Company is required to adopt this Statement by January 1, 2003. However, management has not yet determined the effect of this Statement on the Company's consolidated financial condition or results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," that supersedes SFAS No. 121, "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." The Statement retains the fundamental provisions of SFAS No. 121 related to the recognition and measurement of the impairment of long-lived assets to be "held and used," provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset (group) to be disposed of other than by sale (i.e., abandoned) be classified as "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset (group) as "held for sale." The Company adopted this Statement effective January 1, 2002. The effect of adoption had no impact on the Company's consolidated financial condition or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statement No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections." In most cases, SFAS No. 145 will require gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. Upon adoption, any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods presented that does not meet the criteria of APB Opinion No. 30 for such classification should be reclassified to conform with the provisions of SFAS No. 145. SFAS No. 145 also amends SFAS No. 13 to require certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor). The Company adopted the Statement during the second quarter of 2002, the effect of which had no impact on the Company's consolidated financial position or results of operations.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


C. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted this Statement effective January 1, 2003. The effect of adoption had no impact on the Company's consolidated financial condition or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The Company has included these disclosures for the year ended December 31, 2002.

D. ACQUISITIONS

The following acquisitions of the Company and Predecessor Company were recorded using the purchase method of accounting. Their results of operations have been included in the Company's results since their respective dates of acquisition.

During 2002, the Consumer Specialties segment purchased certain tangible assets of a Latin American personal care and pharmaceutical distributor; certain assets, technology, and other intellectual property from a dispersions business; and certain assets, technology and other intellectual property related to aroma chemicals. During 2002, the Performance Coatings segment purchased certain tangible assets and technology of a textile coatings business. During 2002, the Specialty Materials segment acquired the common stock of Gemoplast SA, which is a business located in Lyon, France engaged in the conception, production and marketing of plastic alloys. The total cash paid for these 2002 acquisitions was $11.9 million.

During 2001, the Company acquired certain intellectual property and tangible assets as an addition to the Company's TempRite(R) product family within the Specialty Materials segment for $3.6 million.

During 2000, Performance Materials acquired the intellectual property related to two businesses in our Consumer Specialties segment. Total consideration aggregated $11.6 million, of which $10.2 million represented goodwill and other intangible assets.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


E. RESTRUCTURING AND CONSOLIDATION COSTS

To improve productivity in the electronics industry-related product lines, during 2002, the Company announced the consolidation of its static control manufacturing facilities into Malaysia and the closing of the Twinsburg, Ohio leased facility. In conjunction with this consolidation, the Company incurred personnel-related charges as well as closure costs related to this leased facility. The restructuring accrual is summarized below:

                             BALANCE                              BALANCE
                            JANUARY 1                           DECEMBER 31
(IN MILLIONS)                  2002      PROVISION   ACTIVITY       2002
----------------------------------------------------------------------------

Personnel-related costs       $  -         $ 0.1      $(0.1)        $  -
Facility closure costs           -           1.1       (0.9)         0.2
Relocation and
  restructuring expense          -           0.1       (0.1)           -
                          --------------------------------------------------
                              $  -         $ 1.3      $(1.1)        $0.2
                          ==================================================

In order to increase efficiency and productivity, reduce costs and support the Company's global growth strategy, the Company has reduced headcount at facilities throughout its global operations, restructured its colorants business in Cincinnati, Ohio, and discontinued its flush pigments and colorformers product lines in June 2001. Through these restructuring efforts, the Company will be eliminating approximately 440 positions. Approximately 92% of the affected employees have left their positions as of December 31, 2002. In conjunction with this restructuring plan, the Company recorded net consolidation costs of $4.7 million in 2002 consisting of $1.2 million in personnel-related costs associated with the closing of a plant in England and $3.5 million of other restructuring related expenses. The restructuring accrual has been reduced by $1.6 million, which represents a revision of prior estimates recorded at the date of the Acquisition, with a corresponding reduction in goodwill.

The restructuring accrual at December 31, 2001 and 2002 is summarized below:

                              ACQUISITION
                                 DATE                               BALANCE
                             BALANCE SHEET                        DECEMBER 31
   (IN MILLIONS)               LIABILITY    PROVISION   ACTIVITY      2001
   ---------------------------------------------------------------------------

   Personnel-related costs      $11.6         $   -      $ (5.6)     $ 6.0
   Facility closure costs         1.3             -        (0.6)       0.7
   Relocation and
     restructuring expense          -           1.2        (1.2)         -
                             -------------------------------------------------
                                $12.9         $ 1.2      $ (7.4)     $ 6.7
                             =================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


E. RESTRUCTURING AND CONSOLIDATION COSTS (CONTINUED)

                                                    ADJUSTMENT
                      BALANCE                           TO         BALANCE
                     JANUARY 1                      ACQUISITION  DECEMBER 31
(IN MILLIONS)          2002    PROVISION  ACTIVITY     COST         2002
----------------------------------------------------------------------------

Personnel-related
  costs               $  6.0    $ 1.2      $ (3.5)    $ (1.6)      $  2.1
Facility closure
  costs                  0.7      0.4        (0.5)         -          0.6
Relocation and
  restructuring
  expense                  -      3.1        (3.1)         -            -
                     -------------------------------------------------------
                      $  6.7    $ 4.7      $ (7.1)    $ (1.6)      $  2.7
                     =======================================================

Performance Materials recorded net consolidation costs of $40.5 million in 2000 consisting of $4.2 million in personnel-related costs (offset by a $0.7 million credit representing a revision of prior estimates) and $37.0 million in asset write-downs and facility closure costs. Personnel-related costs include $3.7 million of severance related to the textile restructuring associated with Goodrich's divestiture of Performance Materials and $0.5 million for other workforce reductions.

Asset write-down and facility closure costs of $37.0 million are for restructuring activities associated with Goodrich's divestiture of Performance Materials and relate to the closure or sale of facilities serving the textile market. The $41.0 million in activity during 2000 includes reserve reductions of $4.9 million related to cash payments and $36.1 million in asset write-downs associated with restructuring activities performed in connection with Goodrich's divestiture of Performance Materials ($4.6 million of inventory, $18.3 million of goodwill and $13.2 million of property, plant and equipment).

Consolidation accruals relating to pre-Acquisition restructuring plans at December 31, 2000 and February 28, 2001 for the Predecessor Company and December 31, 2001 and 2002 for the Company, as well as activity during the periods consisted of:

                           BALANCE                              BALANCE
                          JANUARY 1                           DECEMBER 31
   (IN MILLIONS)            2000       PROVISION   ACTIVITY       2000
   -------------------------------------------------------------------------

   Personnel-related
     costs                 $  5.6        $  3.5     $ (4.4)     $  4.7
   Asset write-down
     and facility
     closure costs            0.7          37.0      (36.6)        1.1
                        ----------------------------------------------------
                           $  6.3        $ 40.5     $(41.0)     $  5.8
                        ====================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


E. RESTRUCTURING AND CONSOLIDATION COSTS (CONTINUED)

                           BALANCE                              BALANCE
                          JANUARY 1                           DECEMBER 31
   (IN MILLIONS)            2000       PROVISION   ACTIVITY       2000
   -------------------------------------------------------------------------

   Personnel-related
     costs                 $  4.7        $  -       $ (2.0)      $  2.7
   Asset write-down
     and facility
     closure costs            1.1           -         (1.1)           -
                        ----------------------------------------------------
                           $  5.8        $  -       $ (3.1)      $  2.7
                        ====================================================

                           BALANCE                              BALANCE
                           MARCH 1                            DECEMBER 31
   (IN MILLIONS)            2001       PROVISION   ACTIVITY       2001
   -------------------------------------------------------------------------

   Personnel-related
     costs                 $  2.7        $  -       $ (2.5)      $  0.2
   Asset write-down
     and facility
     closure costs              -         0.8         (0.8)           -
   Relocation and
     restructuring
     expense                    -         1.1         (1.1)           -
                        ----------------------------------------------------
                           $  2.7        $1.9       $ (4.4)      $  0.2
                        ====================================================

                           BALANCE                              BALANCE
                          JANUARY 1                           DECEMBER 31
   (IN MILLIONS)            2002       PROVISION   ACTIVITY       2002
   -------------------------------------------------------------------------

   Personnel-related
     costs                 $  0.2        $  -       $ (0.2)      $    -
   Relocation and
     restructuring
     expense                    -         0.1         (0.1)           -
                        ----------------------------------------------------
                           $  0.2        $0.1       $ (0.3)      $    -
                        ====================================================

F. ACCOUNTS RECEIVABLE

The Company has an agreement to sell certain Spanish Peseta denominated trade accounts receivable without recourse, up to a maximum of approximately $5.5 million. At December 31, 2002 and 2001, $2.2 million and $2.1 million, respectively, of receivables were sold under this agreement and reflected as a reduction of accounts receivable. The receivables were sold at a discount, which was included in interest expense.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


F. ACCOUNTS RECEIVABLE (CONTINUED)

The following table summarizes the activity in allowances for accounts receivable:

                                BALANCE AT                          BALANCE
                                BEGINNING   COSTS AND                AT END
(IN MILLIONS)                   OF PERIOD   EXPENSES   DEDUCTIONS  OF PERIOD
----------------------------------------------------------------------------

Year ended December 31, 2000     $ 7.3       $26.8      $ 27.2       $6.9
Two months ended February 28,
  2001                             6.9         6.3         6.7        6.5
Ten months ended December 31,
  2001                             6.5        25.0        22.8        8.7
Year ended December 31, 2002       8.7        21.9        21.6        9.0

Costs and expenses relate to allowances for returns, sales credits and provisions for bad debts. Deductions include sales credits issued and write-offs of doubtful accounts, net of recoveries. Write-offs of doubtful accounts, net of recoveries, were $0.8 million, $1.2 million, $0.4 million and $2.2 million for the year ended December 31, 2002, the ten months ended December 31, 2001, the two months ended February 28, 2001 and the year ended December 31, 2000, respectively.

G. INVENTORIES

Inventories consisted of the following:

   (IN MILLIONS)                                          2002       2001
   ---------------------------------------------------------------------------

   Finished products                                    $ 107.4    $ 107.5
   In process                                               3.6        2.5
   Raw materials                                           33.1       30.2
                                                       -----------------------
   Total                                                $ 144.1    $ 140.2
                                                       =======================

Approximately 53% and 57% of inventory was valued by the LIFO method in 2002 and 2001, respectively. At December 31, 2002 and 2001, LIFO inventory approximated first-in, first-out (FIFO) cost.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


H. PROPERTY, PLANT AND EQUIPMENT--NET

Property, plant and equipment - net consisted of the following:

   (IN MILLIONS)                                        2002        2001
   --------------------------------------------------------------------------

   Land                                               $  40.5     $  36.4
   Buildings and improvements                           143.3       129.8
   Machinery and equipment                              580.8       536.1
   Construction in progress                              35.2        25.7
                                                     ------------------------
                                                        799.8       728.0
   Less allowances for depreciation                    (129.1)      (55.5)
                                                     ------------------------
   Total                                              $ 670.7     $ 672.5
                                                     ========================

Amounts charged to expense for depreciation were $70.8 million, $56.5 million, $10.4 million and $62.3 million for the year ended December 31, 2002, the ten months ended December 31, 2001, the two months ended February 28, 2001, and the year ended December 31, 2000, respectively.

I. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

The FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," in July 2001. The Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." SFAS No. 142 applies to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. The Company adopted SFAS No. 142 effective January 1, 2002. During the second quarter of 2002, the Company performed the first of the required impairment tests of goodwill as of January 1, 2002. During the fourth quarter of 2002, the annual impairment test of goodwill was performed. The Company determined that no goodwill impairment has occurred.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


I. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS (CONTINUED)

After giving effect to the elimination of goodwill amortization, as required by the provisions of SFAS No. 142, net income (loss) for the ten months ended December 31, 2001, the two months ended February 28, 2001 and the year ended December 31, 2000 would have been as follows:

                                                          BFGOODRICH
                                     NOVEON, INC.    PERFORMANCE MATERIALS
                                     -------------  -------------------------
                                     TEN MONTHS      TWO MONTHS       YEAR
                                        ENDED           ENDED         ENDED
                                     DECEMBER 31     FEBRUARY 28   DECEMBER 31
   (IN MILLIONS)                        2001            2001          2000
   -----------------------------------------------  -------------------------

   Reported net income (loss)         $  (20.6)        $ 5.6         $ 50.3
   Goodwill amortization                  15.1           3.0           18.6
   Tax effect on amortization                -          (0.1)          (0.6)
                                     -------------  -------------------------
   Pro forma net income (loss)        $   (5.5)        $ 8.5         $ 68.3
                                     =============  =========================

The changes in the carrying amount of goodwill by reporting segment during the year ended December 31, 2002 are as follows:

                                  CONSUMER     SPECIALTY  PERFORMANCE
(IN MILLIONS)                    SPECIALTIES   MATERIALS    COATINGS    TOTAL
-----------------------------------------------------------------------------

Goodwill balance at January 1,
  2002                             $102.3       $144.7       $ 99.9    $346.9
Finalization of purchase price
  allocation for acquisitions
  in 2001                             7.1          3.7          2.5      13.3
Effect of acquisitions in 2002        1.2          2.1          2.0       5.3
                                 --------------------------------------------
Goodwill balance at December
  31, 2002                         $110.6       $150.5       $104.4    $365.5
                                 ============================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


I. GOODWILL AND OTHER INTANGIBLE ASSETS (CONTINUED)

Intangible assets that continue to be subject to amortization were comprised of the following at December 31, 2002:

                                                                  WEIGHTED
                              GROSS                     NET       AVERAGE
                             CARRYING   ACCUMULATED   CARRYING  AMORTIZATION
   (DOLLARS IN MILLIONS)      AMOUNT    AMORTIZATION   AMOUNT      PERIOD
   ---------------------------------------------------------------------------

   Technology                 $158.9       $19.2       $139.7    15.0 years
   Trademarks                   47.0         5.8         41.2    15.1 years
   Non-compete agreements        1.3         0.1          1.2     5.0 years
                           ----------------------------------
   Total                      $207.2       $25.1       $182.1    15.0 years
                           ==================================

Intangible assets that continue to be subject to amortization were comprised of the following at December 31, 2001:

                                                                  WEIGHTED
                              GROSS                     NET       AVERAGE
                             CARRYING   ACCUMULATED   CARRYING  AMORTIZATION
   (DOLLARS IN MILLIONS)      AMOUNT    AMORTIZATION   AMOUNT      PERIOD
   ---------------------------------------------------------------------------

   Technology                 $156.9       $ 8.7      $ 148.2    15.0 years
   Trademarks                   46.3         2.5         43.8    15.0 years
                           ----------------------------------
   Total                      $203.2       $11.2      $ 192.0    15.0 years
                           ==================================

Amortization expense for intangible assets subject to amortization was $13.9 million, $11.4 million, $1.0 million and $5.8 million for the year ended December 31, 2002, the ten months ended December 31, 2001, the two months ended February 28, 2001 and the year ended December 31, 2000, respectively.

Estimated annual amortization expense for intangible assets subject to amortization approximates $14.0 million for each of the next five years.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


J. ACCRUED EXPENSES

Accrued expenses consisted of the following:

   (IN MILLIONS)                                        2002        2001
   --------------------------------------------------------------------------

   Wages, vacations, pensions and other employment
     costs                                            $  31.3     $  24.4
   Accrued interest                                      10.9        10.9
   Accrued rebates                                        9.5         9.4
   Taxes, other than federal and foreign taxes on
     income                                               7.4         7.0
   Consolidation costs                                    2.9         6.9
   Accrued environmental liabilities                      0.9         3.0
   Other                                                  7.7        12.6
                                                     ------------------------
   Total                                              $  70.6     $  74.2
                                                     ========================

K. FINANCING ARRANGEMENTS

Short-term Bank Debt

At December 31, 2002 and 2001, the Company had $0.4 million and $1.3 million of short-term bank debt outstanding under various foreign facilities. Weighted-average interest rates on short-term borrowings were 3.7%, 10.0%, 5.4% and 5.1%, for the year ended December 31, 2002, the ten months ended December 31, 2001, the two months ended February 28, 2001 and the year ended December 31, 2000, respectively.

Long-term Debt

In connection with the Acquisition, the Company entered into credit facilities and issued subordinated notes.

The credit facilities include (1) a Term Loan A facility in the amount of $125.0 million that matures in 2007, (2) a Term Loan B facility in the amount of $510.0 million that matures in 2008 and (3) a revolving credit facility in the amount of $125.0 million that expires in 2007. A portion of the revolving credit facility is made available in various foreign currencies. Portions of Term Loan A and Term Loan B were made available in euros. At December 31, 2002, approximately $31.6 million and $31.7 million were outstanding on Term Loan A and Term Loan B, respectively, and payable in euros. While borrowings under Term Loans A and B were used to finance the Acquisition, borrowings under the revolving credit facility may be used for working capital and for general corporate purposes.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


K. FINANCING ARRANGEMENTS (CONTINUED)

Borrowings under the credit facilities bear interest in an amount equal, at the Company's option, to either (1) the reserve adjusted eurocurrency rate plus an applicable borrowing margin or (2) the base rate plus an applicable borrowing margin. The reserve adjusted eurocurrency rate is the average of the offered quotation in the interbank eurodollar market for U.S. dollar deposits, approximately equal to the outstanding principal amount of the Company's eurocurrency rate loans. The base rate is the greater of (1) the prime rate or (2) the federal funds rate plus 50 basis points. The applicable borrowing margins for eurocurrency and base rate loans are based upon the most recent leverage ratio submitted by the Company to the Administrative Agent. The applicable borrowing margins for eurocurrency rate loans at December 31, 2002 are 2.75% for the revolving loan facility and Term Loan A and 3.50% for Term Loan B. The applicable borrowing margins for the base rate loans at December 31, 2002 are 1.75% for the revolving loan facility and Term Loan A and 2.50% for Term Loan B. The applicable borrowing margins for eurocurrency rate loans at December 31, 2001 are 3.25% for the revolving loan facility and Term Loan A and 3.75% for Term Loan B. The applicable borrowing margins for the base rate loans at December 31, 2001 are 2.25% for the revolving loan facility and Term Loan A and 2.75% for Term Loan B. Interest periods for eurocurrency rate loans are one, two, three or six months, subject to availability. Interest on eurocurrency rate loans is payable at the end of the applicable interest period, except for six-month interest periods in which case interest is payable every three months. Interest on base rate loans is payable quarterly in arrears. Upon an event of default, all loans will bear an additional 2.0% of interest for as long as the event of default is continuing. At December 31, 2002, the average interest rates for Term Loans A and B were 5.53% and 5.62%, respectively, exclusive of the effects of the swap agreements disclosed in Note C. At December 31, 2001, the average interest rates for Term Loans A and B were 5.81% and 5.89%, respectively, exclusive of the effects of the swap agreements. At
December 31, 2002 and 2001 the average interest rate for Term Loan B was 6.91% and 7.10%, respectively, inclusive of the effects of the swap agreements.

The credit facilities are secured by a first priority security interest in substantially all of the Company's assets and the assets of the domestic subsidiaries. The credit facilities do require prepayments of portions of principal for certain asset dispositions, other equity or debt issuances and excess cash positions. The credit facilities require the Company to pay commitment fees of 0.5% on the unused portion of the revolving line of credit.

At December 31, 2002 and 2001, the Company has no amounts outstanding on the revolving credit facility and $120.1 million is available for borrowing, net of $4.9 million on outstanding letters of credit.

The credit facilities contain covenants related to net worth requirements, capital expenditures, interest coverage, leverage and EBITDA levels and provide for events of default. The Company was in compliance with all covenants at December 31, 2002.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


K. FINANCING ARRANGEMENTS (CONTINUED)

The $275.0 million senior subordinated notes mature on February 28, 2011 and interest accrues at 11% per year. Interest payments on the notes occur on March 15 and September 15 of each year. The notes contain customary provisions for events of default. The Company was in compliance with all terms and conditions of the senior subordinated notes at December 31, 2002.

Company amended its Term Loan agreements in 2002 allowing the Company to prepay $45.0 million of its outstanding Term Loans and dividend to its Parent $45.0 million in cash so the Parent could reduce the seller note based upon an agreed discount arranged between the Parent and Goodrich. As a result of the prepayment of the Term Loans, the Company has no current maturities of long-term debt at December 31, 2002.

Maturities of these long-term financing arrangements are as follows:

                       TERM      TERM    SUBORDINATED
   (IN MILLIONS)      LOAN A    LOAN B      NOTES        OTHER     TOTAL
   ----------------------------------------------------------------------

   2003               $   -     $    -     $    -        $  -     $    -
   2004                19.7        5.4          -         0.1       25.2
   2005                22.3        5.4          -         0.1       27.8
   2006                24.5        5.5          -           -       30.0
   2007                 6.4        5.5          -         0.1       12.0
   Thereafter             -      477.1      275.0           -      752.1
                     ----------------------------------------------------
                      $72.9     $498.9     $275.0        $0.3     $847.1
                     ====================================================

L. LEASE COMMITMENTS

Future minimum lease payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining noncancelable lease terms in excess of one year, consisted of the following at December 31, 2002:

   (IN MILLIONS)
   ---------------------------------------------------------

   2003                                             $ 4.3
   2004                                               2.9
   2005                                               1.6
   2006                                               1.0
   2007                                               0.4
   Thereafter                                         0.1
                                                  ----------
   Total minimum payments                           $10.3
                                                  ==========

Net rent expense was $10.6 million, $8.2 million, $2.0 million and $12.1 million for the year ended December 31, 2002, the ten months ended
December 31, 2001, the two months ended February 28, 2001 and the year ended December 31, 2000, respectively.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


M. PENSIONS AND POSTRETIREMENT BENEFITS

As an operating segment of Goodrich, Performance Materials did not have its own pension and postretirement benefit plans. Employees of Performance Materials were eligible to participate in Goodrich's salary and wage pension plans, non-qualified plans and postretirement benefit plans.

As part of the terms of the Acquisition, Goodrich retained the pension benefit obligations for all retirees and the vested portion of the pension obligations for active employees for service prior to the Acquisition, as well as the plan assets of the domestic pension plans. Furthermore, Goodrich retained the post-retirement benefit obligations of retirees and those eligible to retire through December 31, 2002. The Company has recorded the pension and postretirement benefit obligations for active employees covered by collective bargaining agreements that remained with the Company after the Acquisition.

Salaried employees' benefit payments are generally determined using a formula that is based on an employees' compensation and length of service. Hourly employees' benefit payments are generally determined using stated amounts for each year of service.

Employees also participate in unfunded defined benefit postretirement plans that provide certain health-care and life insurance benefits to eligible employees. The health-care plans are contributory, with retiree contributions adjusted periodically, and contain other cost-sharing features, such as deductibles and coinsurance. The life insurance plans are generally noncontributory.

The Company maintains adequate funding to offset the accumulated benefit obligation of the Company's qualified pension plans.

The following table summarizes information regarding the Company's defined benefit pension plans and defined benefit postretirement plans as of December 31, 2002 and 2001 and the amounts recorded in the consolidated balance sheet at these dates. In describing the period changes in the table, the period of March 1, 2001 through December 31, 2001 was used to describe the effect of activity for 2001.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


M. PENSIONS AND POSTRETIREMENT BENEFITS (CONTINUED)

                                UNITED STATES      EUROPEAN      UNITED STATES
                                   PENSION         PENSION           OTHER
                                   BENEFITS        BENEFITS        BENEFITS
                               --------------- --------------- ---------------
(IN MILLIONS)                    2002    2001    2002    2001    2002    2001
------------------------------------------------------------------------------
Change in projected benefit
  obligations:
  Projected benefit obligation
   at beginning of period      $  30.1  $ 26.0   $14.9   $ 13.5  $ 5.4   $ 4.8
     Service cost                  2.6     2.0     1.0      1.0    0.1     0.2
     Interest cost                 2.3     1.7     0.8      0.6    0.3     0.3
     Amendments                    0.1     0.2       -        -   (0.8)      -
     Actuarial losses              3.8     0.2     1.7      1.5    0.2     0.1
     Acquisitions and other          -       -     1.8     (1.5)     -       -
     Benefits paid                (0.1)      -    (0.6)    (0.2)  (0.1)      -
     Curtailments                    -       -    (2.0)       -      -       -
                               -----------------------------------------------
Projected benefit obligation
  at end of period             $  38.8  $ 30.1   $17.6   $ 14.9  $ 5.1   $ 5.4
                               ===============================================
Change in plan assets:
  Fair value of plan assets at
    beginning of period        $   0.1  $    -   $ 9.9   $  9.0  $   -   $   -
  Actual return on plan assets       -       -     0.3      0.4      -       -
  Acquisitions and other             -       -     1.0        -      -       -
  Company contributions            6.1     0.1     0.8      0.7      -       -
  Settlements                        -       -    (2.5)       -      -       -
  Benefits paid                   (0.1)      -    (0.4)    (0.2)     -       -
                               -----------------------------------------------
  Fair value of plan assets at
    end of period              $   6.1  $  0.1   $ 9.1   $  9.9  $   -   $   -
                               ===============================================
Funded status (underfunded):
  Funded status                $ (32.7) $(30.0)  $(8.5)  $ (5.0) $(5.1)  $(5.4)
  Unrecognized net actuarial
    loss (gain)                    4.1     0.3     1.9      1.7    0.2     0.1
  Unrecognized prior service
    cost                           0.3     0.2       -        -   (0.9)      -
                               -----------------------------------------------
  Accrued benefit cost         $ (28.3) $(29.5)  $(6.6)  $ (3.3) $(5.8)  $(5.3)
                               ===============================================
Amounts recognized in the
  statement of financial
  position consist of:
   Accrued benefit liability   $ (28.3) $(29.5)  $(6.6)  $ (3.3) $(5.8)  $(5.3)
                               ================================================
Weighted-average assumptions
  as of December 31:
   Discount rate                  6.75%   7.50%   5.82%    6.00%  6.75%   7.50%
   Expected return on plan
     assets                       8.50%   8.50%   5.37%    5.79%     -       -
   Rate of compensation
     increase                     4.00%   4.00%   4.45%    4.29%     -       -

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


M. PENSIONS AND POSTRETIREMENT BENEFITS (CONTINUED)

For measurement purposes, a 10% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2002. The rate was assumed to decrease gradually to 6.0% for 2006 and remain at that level thereafter. The components of net periodic benefit cost are reflected below for the year ended December 31, 2002, the ten months ended December 31, 2001 and the year ended December 31, 2000.

                                     UNITED STATES             EUROPEAN
                                   PENSION BENEFITS        PENSION BENEFITS
                               -----------------------  ---------------------
(IN MILLIONS)                    2002    2001    2000    2002    2001    2000
-----------------------------------------------------------------------------

Components of net periodic
  benefit cost:
  Service cost                   $ 2.6   $2.0    $ 4.2   $1.0   $ 1.0   $ 1.0
  Interest cost                    2.3    1.7     15.1    0.8     0.6     0.7
  Expected return on plan
    assets                        (0.1)     -    (21.0)  (0.4)   (0.3)   (0.4)
  Amortization of prior
    service cost                     -      -      1.1      -       -       -
  Amortization of transition
    obligation                       -      -      0.9      -       -     0.1
  Recognized net actuarial loss      -      -      0.2      -       -       -
  Curtailment and settlement
    losses                           -      -        -    0.5       -       -
  Other                              -      -        -    1.5       -       -
                                ---------------------------------------------
Total net periodic benefit cost  $ 4.8   $3.7    $ 0.5   $3.4   $ 1.3   $ 1.4
                                =============================================

                                                            UNITED STATES
                                                            OTHER BENEFITS
                                                        ---------------------
   (IN MILLIONS)                                         2002   2001   2000
   --------------------------------------------------------------------------

   Components of net periodic benefit cost:
     Service cost                                        $0.1   $0.2  $ 0.5
     Interest cost                                        0.3    0.3    5.6
     Amortization of prior service cost                  (0.1)     -   (0.1)
     Recognized net actuarial loss                          -      -    0.7
                                                        ---------------------
                                                         $0.3   $0.5  $ 6.7
                                                        =====================

Net periodic benefits costs for pension benefits and other benefits were $0.2 million and $1.0 million, respectively, for the two months ended February 28, 2001.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


M. PENSIONS AND POSTRETIREMENT BENEFITS (CONTINUED)

The table below quantifies the impact of a one percentage point change in the assumed health care cost trend rate.

                                                   1 PERCENTAGE  1 PERCENTAGE
                                                       POINT         POINT
   (IN MILLIONS)                                     INCREASE       DECREASE
   --------------------------------------------------------------------------

   Effect on total of service and interest cost
     components in 2002                               $    -         $    -
   Effect on postretirement benefit obligation
     as of December 31, 2002                          $  0.3         $ (0.3)

The Company's employees also participate in voluntary retirement savings plans for salaried and wage employees. Under provisions of these plans, eligible employees can receive varying matching contributions on up to the first 6% of their eligible earnings. Expense for defined contribution plans totaled $6.2 million, $4.8 million, $1.1 million and $6.5 million for the year ended December 31, 2002, the ten months ended December 31, 2001, the two months ended February 28, 2001 and the year ended December 31, 2000, respectively.

N. INCOME TAXES

The Company's operations will be included in the consolidated income tax returns filed by International. The provision for income taxes is calculated in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes using the liability method. Tax valuation allowances were recorded in 2002 and 2001.

Income (loss) before income taxes as shown in the consolidated statement of operations consisted of the following:

                                                             BFGOODRICH
                                    NOVEON, INC.        PERFORMANCE MATERIALS
                             ----------------------- --------------------------
                                         TEN MONTHS   TWO MONTHS
                             YEAR ENDED     ENDED        ENDED      YEAR ENDED
                            DECEMBER 31  DECEMBER 31  FEBRUARY 28   DECEMBER 31
    (IN MILLIONS)               2002        2001         2001          2000
   ------------------------------------------------- --------------------------

   Domestic                   $ 25.1      $ (25.2)      $  5.7        $ 60.7
   Foreign                      17.8          9.2          3.9          25.5
                             ----------------------- --------------------------
   Total                      $ 42.9      $ (16.0)      $  9.6        $ 86.2
                             ======================= ==========================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


N. INCOME TAXES (CONTINUED)

A summary of income tax (expense) benefit in the consolidated statement of operations was as follows:

                                                             BFGOODRICH
                                    NOVEON, INC.        PERFORMANCE MATERIALS
                             ----------------------- --------------------------
                                         TEN MONTHS   TWO MONTHS
                             YEAR ENDED     ENDED        ENDED      YEAR ENDED
                            DECEMBER 31  DECEMBER 31  FEBRUARY 28   DECEMBER 31
    (IN MILLIONS)               2002        2001         2001          2000
   ------------------------------------------------- --------------------------

   Current:
     Federal                   $   -       $   -        $ (7.4)       $(25.6)
     Foreign                    (8.8)       (4.2)         (1.6)         (8.5)
     State                         -           -          (0.2)         (3.0)
                              ---------------------- ------------------------
                                (8.8)       (4.2)         (9.2)        (37.1)
   Deferred:
     Federal                    (1.9)          -           5.2           1.2
     State                      (0.3)          -             -             -
     Foreign                     2.8        (0.4)            -             -
                              ---------------------- ------------------------
                                 0.6        (0.4)          5.2           1.2
                              ---------------------- ------------------------
   Total                       $(8.2)      $(4.6)       $ (4.0)       $(35.9)
                              ====================== ========================

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and certain changes in valuation allowances. During 2002, sufficient income was generated to realize certain of the deferred tax assets. As a result, income tax expense associated with income before income taxes for the year ended December 31, 2002 has been offset by $4.8 million related to the net reversal of tax valuation allowances.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


N. INCOME TAXES (CONTINUED)

The significant components of deferred income tax assets and liabilities at December 31, 2002 and 2001, are as follows:

   (IN MILLIONS)                                       2002       2001
   ---------------------------------------------------------------------

   Deferred income tax assets:
     Pension accruals                                $  9.4     $ 11.2
     Accrual for postretirement benefits other
      than pensions                                     2.0        1.9
     Other nondeductible accruals                      10.9       16.7
     Reserve for environmental liabilities              7.3       10.0
     Inventory                                          2.0          -
     Net operating loss carryovers and credits         67.7       19.3
     Other                                              0.6        5.8
                                                  ----------------------
   Total deferred income tax assets                    99.9       64.9
     Less valuation allowance                         (36.0)     (35.6)
                                                  ----------------------
   Net deferred income tax assets                      63.9       29.3
   Deferred income tax liabilities:
     Property, plant and equipment                    (81.0)     (41.8)
     Intangible amortization                           (1.0)      (0.8)
     Inventory                                            -       (9.5)
     Other                                                -       (1.8)
                                                  ----------------------
   Total deferred income tax liabilities              (82.0)     (53.9)
                                                  ----------------------
   Net deferred income taxes                         $(18.1)    $(24.6)
                                                  ======================

At December 31, 2002, the Company had domestic net operating loss carryforwards and credits of $155.6 million which expire in 2021 and 2022. Additionally, the Company had foreign net operating loss carryforwards and credits of $28.7 million at December 31, 2002 of which $5.9 million expires in years 2005 through 2010, and $22.8 million that have an indefinite carryforward period.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


N. INCOME TAXES (CONTINUED)

Management has determined, based on the Company's new capital structure and lack of prior earnings history based on this new structure, that it is uncertain that future taxable income of the Company will be sufficient enough to recognize certain of these net deferred tax assets. As a result, a valuation allowance of $36.0 million at December 31, 2002 has been recorded. This valuation allowance relates to net domestic deferred tax assets recorded in purchase accounting, acquired foreign net deferred tax assets associated with net operating losses and credits and deferred tax assets resulting from domestic and foreign tax net operating losses and credits generated subsequent to the Acquisition date. Any reversal of the valuation allowance that was recorded in purchase accounting would reduce goodwill. In the current year, a reduction of the valuation allowance of $2.2 million was allocated to goodwill. Additionally, a tax benefit of $2.9 million was allocated to goodwill as a result of changes in estimated deferred taxes recorded in purchase accounting associated with our foreign entities.

In determining the adequacy of the $36.0 million valuation allowance, management assessed the Company's profitability taking into account the present and anticipated amounts of domestic and international earnings as well as the anticipated taxable income as a result of the reversal of future taxable temporary differences. The Company will maintain tax valuation allowances for the balance of deferred tax assets until sufficient positive evidence (for example, cumulative positive domestic earnings and future taxable income) exists to support the reversal of the tax valuation allowances.

The effective income tax rate varied from the statutory federal income tax rate as follows:

                                         PERCENT OF PRETAX INCOME
                            ---------------------------------------------------
                                                             BFGOODRICH
                                  NOVEON, INC.          PERFORMANCE MATERIALS
                            ---------------------------------------------------
                                         TEN MONTHS    TWO MONTHS
                            YEAR ENDED      ENDED         ENDED     YEAR ENDED
                           DECEMBER 31   DECEMBER 31   FEBRUARY 28  DECEMBER 31
(IN MILLIONS)                  2002         2001          2001         2000
-------------------------------------------------------------------------------

Statutory federal income
  tax rate                     35.0%       (35.0)%        35.0%        35.0%
State and local taxes, net
  of federal benefit            1.8         (5.6)          1.6          2.3
Amortization of
  nondeductible goodwill          -          9.4           8.7          4.8
Tax exempt income from
  foreign sales                (0.2)        (3.4)         (3.1)        (2.1)
Foreign partnership losses     (2.7)       (13.1)         (7.4)        (2.0)
Differences in rates on
  consolidated foreign
  subsidiaries                 (5.5)        (5.2)          2.2         (0.5)
Other items                     1.9         (1.1)          4.7          4.1
Valuation allowance           (11.2)        82.8             -            -
                            ---------------------------------------------------
Effective income tax rate      19.1%        28.8%         41.7%        41.6%
                            ===================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


N. INCOME TAXES (CONTINUED)

The Company has not provided for U.S. income and foreign withholding taxes on approximately $34.5 million of foreign subsidiaries' undistributed earnings as of December 31, 2002, because such earnings are intended to be reinvested indefinitely. Accordingly, no provision has been made for U.S. or foreign withholding taxes which may become payable if undistributed earnings of foreign subsidiaries were paid as dividends to the Company. The additional taxes that would result had such earnings actually been repatriated are not practically determinable.

O. FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments at December 31, 2002 and 2001 are provided in the following table.

                                              2002                2001
                                       ---------------------------------------
                                       CARRYING   FAIR     CARRYING   FAIR
   (IN MILLIONS)                        AMOUNT    VALUE     AMOUNT    VALUE
   ---------------------------------------------------------------------------

   Term Loan A                           $ 72.9   $ 72.9   $117.9   $117.2
   Term Loan B                            498.9    501.4    506.5    506.5
   Subordinated notes                     275.0    298.4    275.0    292.9
   Other                                    0.3      0.3        -        -

P. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Total accumulated other comprehensive income (loss) for the year ended December 31, 2002 and the ten months ended December 31, 2001 consisted of the following:

                                    NET CHANGE                  ACCUMULATED
                                     IN CASH     CUMULATIVE        OTHER
                                      FLOW      TRANSLATION    COMPREHENSIVE
(IN MILLIONS)                        HEDGES      ADJUSTMENT    INCOME (LOSS)
------------------------------------------------------------------------------

BALANCE AT MARCH 1, 2001             $    -        $   -          $    -
Net comprehensive income (loss)
  changes during the year              (5.7)        (4.5)          (10.2)
                                     ------------------------------------
BALANCE AT DECEMBER 31, 2001           (5.7)        (4.5)          (10.2)
Net comprehensive income (loss)
  changes during the year              (9.0)        22.8            13.8
                                     ------------------------------------
BALANCE AT DECEMBER 31, 2002         $(14.7)       $18.3          $  3.6
                                     ====================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


P. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The accumulated other comprehensive loss was $17.8 million and $20.4 million at February 28, 2001 and December 31, 2000, respectively, and represents unrealized translation adjustments and is included in the BFGoodrich investment.

Q. BUSINESS SEGMENT INFORMATION

The Company's operations are classified into three reportable business segments: Consumer Specialties, Specialty Materials and Performance Coatings. In 2002, the Company changed the name of its Polymer Solutions segment to Specialty Materials. The accounting policies of the segments are the same as those described in Note C.

The Consumer Specialties segment is a global producer of synthetic thickeners, film formers, pharmaceutical actives and intermediates, benzoate preservatives, synthetic food dyes and natural colorants. The Company markets products from the Consumer Specialties segment to the following primary end-use industries: personal care, pharmaceuticals, and food and beverage. The Consumer Specialties segment products are sold to customers worldwide. These customers include major manufacturers of cosmetics, personal care products, household products, soft drinks and food products.

The Specialty Materials segment is the largest global supplier of chlorinated polyvinyl chloride ("CPVC"), thermoplastic polyurethane ("TPU") and reactive liquid polymers ("RLP") and is a leading North American producer of rubber and lubricant antioxidants and rubber accelerators. The Company markets Specialty Materials segment products through the primary product categories of specialty plastics and polymer additives. The Specialty Materials segment products are sold to a diverse customer base comprised of major manufacturers in the construction, automotive, telecommunications, electronics, recreation and aerospace industries.

The Performance Coatings segment is a leading global producer of high-performance polymers for specialty paper, graphic arts, architectural and industrial coatings and textile applications. The Company markets the Performance Coatings segment through the primary product categories of performance polymers and coatings and textile performance chemicals. The Performance Coatings segment services major companies in the specialty paper, graphic arts, paints and coatings, and textile industries.

Segment operating income is total segment revenue reduced by operating expenses identifiable with that business segment. Restructuring and consolidation costs are presented separately and corporate costs include general corporate administrative expenses that are not specifically identifiable with just one of the reportable business segments.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


Q. BUSINESS SEGMENT INFORMATION

The Company conducts business on a global basis with manufacturing and sales undertaken in various locations throughout the world. The Company's products are principally sold to customers in North America and Europe. Sales are attributed to geographic areas based on the country to which the product was shipped.

As a result of the Company's evaluation of SFAS No. 142, certain segment allocations for amortization expense and intangible assets, have been reclassified between the reporting segments. The effects of this reclassification on operating income, depreciation and amortization expense, and total assets are reflected in the following table summarizing business segment information:

                                                              BFGOODRICH
                                   NOVEON, INC.         PERFORMANCE MATERIALS
                             --------------------------------------------------
                                          TEN MONTHS   TWO MONTHS
                             YEAR ENDED      ENDED        ENDED     YEAR ENDED
                             DECEMBER 31  DECEMBER 31  FEBRUARY 28  DECEMBER 31
(IN MILLIONS)                    2002        2001         2001         2000
-------------------------------------------------------------------------------

Sales:

  Consumer Specialties       $  290.8       $238.8      $  45.2     $  283.3
  Specialty Materials           402.4        324.4         73.1        426.7
  Performance Coatings          376.1        313.2         68.7        457.7
                             --------------------------------------------------
Total sales                  $1,069.3       $876.4      $ 187.0     $1,167.7
                             ==================================================
Operating income:
  Consumer Specialties       $   48.2       $ 30.8      $   2.1     $   40.2
  Specialty Materials            84.3         52.3         16.9         98.3
  Performance Coatings           59.4         34.5          3.2         52.5
  Corporate costs               (64.9)       (56.3)       (11.7)       (68.3)
  Restructuring and
    consolidation costs          (6.1)        (3.1)           -        (40.5)
                             --------------------------------------------------
Total operating income       $  120.9       $ 58.2      $  10.5     $   82.2
                             ==================================================

Capital expenditures:
  Consumer Specialties       $   17.0       $ 10.9      $   1.9     $   24.5
  Specialty Materials            10.4          7.0          1.7         12.9
  Performance Coatings           12.8          7.0          2.6         19.7
  Corporate                      12.1          3.6          1.4          6.9
                             --------------------------------------------------
Total capital expenditures   $   52.3       $ 28.5      $   7.6     $   64.0
                             ==================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


Q. BUSINESS SEGMENT INFORMATION (CONTINUED)

                                                              BFGOODRICH
                                   NOVEON, INC.         PERFORMANCE MATERIALS
                             --------------------------------------------------
                                          TEN MONTHS   TWO MONTHS
                             YEAR ENDED      ENDED        ENDED     YEAR ENDED
                             DECEMBER 31  DECEMBER 31  FEBRUARY 28  DECEMBER 31
(IN MILLIONS)                   2002         2001         2001         2000
-------------------------------------------------------------------------------

Depreciation and amortization
expense:
  Consumer Specialties       $   22.4     $   21.4      $   4.4      $   25.0
  Specialty Materials            33.9         32.0          3.8          22.7
  Performance Coatings           19.2         20.8          4.5          29.0
  Corporate                       9.2          8.8          1.7          10.0
                             --------------------------------------------------
Total depreciation and
  amortization               $   84.7     $   83.0      $  14.4      $   86.7
                             ==================================================
Net sales:
  United States              $  675.2     $  566.0      $ 122.6      $  804.6
  Europe                        191.0        158.4         35.7         180.0
  Other foreign                 203.1        152.0         28.7         183.1
                             --------------------------------------------------
Total                        $1,069.3     $  876.4      $ 187.0      $1,167.7
                             ==================================================
Assets:
  Consumer Specialties       $  466.8     $  480.1
  Specialty Materials           576.8        562.1
  Performance Coatings          397.0        415.2
  Corporate                     188.5        204.4
                             ---------------------
Total assets                 $1,629.1     $1,661.8
                             =====================

Property:
  United States              $  497.5     $ 511.6
  Europe                        160.0       149.3
  Other foreign                  13.2        11.6
                             ---------------------
Total                        $  670.7     $ 672.5
                             =====================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


R. SUPPLEMENTAL CASH FLOW INFORMATION

The following table sets forth supplemental cash flow information, including information related to acquisitions accounted for under the purchase method:

   (IN MILLIONS)                             2002        2001        2000
   ----------------------------------------------------------------------------

   Estimated fair value of tangible
     assets acquired                        $  4.6     $1,091.8    $  1.4
   Liabilities assumed                        (1.1)      (294.4)        -
   Goodwill and identifiable intangible
     assets acquired                          23.9        565.7      10.2
   Less: seller note issued by Noveon
     International, Inc.                         -       (172.0)        -
                                          -------------------------------------
   Net cash paid, including fees and
     expenses                               $ 27.4     $1,191.1    $ 11.6
                                          =====================================
   Interest paid                            $ 71.9     $   57.0    $  3.6
                                          =====================================
   Income taxes paid                        $  4.6     $    4.8    $    -
                                          =====================================
   Equity contribution                      $    -     $  172.0    $    -
                                          =====================================
   Assets contributed to joint venture      $    -     $      -    $ 17.9
                                          =====================================

S. STOCK OPTIONS

Stock Option Plan of International

The Company does not have a stock option plan; however, certain eligible employees of the Company participate in International's Stock Option Plan (the "International Plan"). Options granted by International vest on each of the first five anniversaries of the grant date at 20% per year subject to continued employment. The term of each option cannot exceed 10 years from the date of grant. All options granted under the International Plan have been granted at not less than 100% of market value, as determined by the Board of Directors of International, on the date of grant.

Pro forma information regarding net income is required by SFAS No. 123, "Accounting for Stock-Based Compensation," and has been determined as if International had accounted for its employee stock options under the fair value method described within that statement. The fair value for these options was estimated using the Black-Scholes pricing method with the following weighted-average assumptions: (1) a risk-free interest rate of 5.7%; (2) a dividend yield of 0.0%; (3) an expected volatility percentage of 37.2%; and (4) an expected life of the options of 7.0 years. The option pricing method requires the input of highly subjective assumptions that can materially affect the fair value estimate. The weighted-average fair value of stock options granted by International during 2002 and 2001 was $38.30 and $42.24, respectively.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


S. STOCK OPTIONS (CONTINUED)

International's stock option activity relating to the Company was as follows for the year ended December 31, 2002 and the ten months ended December 31, 2001:

                                                                WEIGHTED
                                                                AVERAGE
   (OPTIONS IN THOUSANDS)                         OPTIONS    EXERCISE PRICE
   ------------------------------------------------------------------------

   Outstanding at March 1, 2001:                       -        $      -
     Granted                                       323.0          128.57
     Exercised                                         -               -
     Forfeited                                     (10.0)         128.57
                                                 --------------------------
   Outstanding at December 31, 2001                313.0          128.57
     Granted                                        11.4          128.57
     Exercised                                         -               -
     Forfeited                                      (7.5)         128.57
                                                 --------------------------
   Outstanding at December 31, 2002                316.9        $ 128.57
                                                 ==========================

There were 61,102 options exercisable at December 31, 2002. There were no options exercisable at December 31, 2001.

Goodrich's Stock Option Plan

As an operating segment of Goodrich, Performance Materials had no employee stock option plan; however, certain eligible employees of Performance Materials participated in Goodrich's Stock Option Plan (the "Plan"). Generally, options granted by Goodrich were exercisable at the rate of 35% after one year, 70% after two years and 100% after three years. Certain options are fully exercisable immediately after grant. The term of each option cannot exceed 10 years from the date of grant. All options granted under the Plan have been granted at not less than 100% of market value (as defined) on the date of grant.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


S. STOCK OPTIONS (CONTINUED)

Pro forma information regarding net income is required by SFAS No. 123 and has been determined as if Goodrich had accounted for its employee stock options under the fair value method described within that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                              2000
                                                           ----------

   Risk-free interest rate (%)                                 5.0
   Dividend yield (%)                                          3.4
   Volatility factor (%)                                      37.5
   Weighted average expected life of the options (years)       7.0
     (years)

The option valuation model requires the input of highly subjective assumptions, primarily stock price volatility, changes in which can materially affect the fair value estimate. The weighted-average fair values of stock options granted by Goodrich during 2000 was $8.65.

Goodrich disclosed pro forma expense of $5.3 million in 2000. This amount related primarily to stock options. At December 31, 2000, employees of Performance Materials had 1,245,442 stock options outstanding, which represented approximately 14.6% of total outstanding options of Goodrich. Using the ratio of options held by Performance Materials' employees to total options outstanding for Goodrich, the Company's pro forma SFAS 123 net income would have been $0.8 million lower than that reported in 2000.

The Stock Option Plan of BFGoodrich also provides that shares of common stock may be awarded as phantom performance shares to certain key executives having a critical impact on long-term performance.

Dividends are earned on phantom shares and are reinvested in additional phantom shares. Under this plan, compensation expense is recorded based on the extent performance objectives are expected to be met. During 2000, Goodrich issued 172,400 phantom performance shares to employees of Performance Materials. During 2000, 10,800 performance shares were forfeited by employees of Performance Materials. In 2000, $(0.1) million was charged to income for performance shares. If the provisions of SFAS 123 had been used to account for awards of performance shares, the weighted-average grant-date fair value of performance shares granted in 2000 would have been $23.12 per share.

In 2000, a final pro rata payout (approximately 33,000 shares for employees of Performance Materials) of the 1998 and 1999 performance share awards was made in connection with the Company's adoption of new performance measures.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


T. RELATED PARTY TRANSACTIONS

In connection with the Acquisition, AEA and affiliates of Credit Suisse First Boston LLC, formerly known as Credit Suisse First Boston Corporation, ("CSFB") and DB Capital, the initial purchasers of the notes, provided acquisition advisory services. At the closing, AEA, an affiliate of CSFB and an affiliate of DB Capital received $8.8 million, $5.5 million and $1.7 million, respectively, for these services. In addition, direct expenses of $1.3 million, $0.5 million and $0.1 million, respectively, were reimbursed to them. All of these amounts have been considered in the purchase price allocation.

Affiliates of CSFB and DB Capital were each arrangers and agents of the credit facilities and received customary fees in connection with these credit facilities. CSFB is an affiliate of DLJ Merchant Banking. DLJ Merchant Banking and DB Capital are stockholders of International.

CSFB and DB Capital were each initial purchasers of the notes and received fees in connection with their initial purchase.

Total debt financing fees in connection with the Acquisition paid to affiliates of CSFB and DB Capital were $10.4 million and $19.6 million, respectively.

The Company entered into management agreements with each of AEA and affiliates of DLJ Merchant Banking and DB Capital. Under the management agreements, the Company will pay AEA, DLJ Merchant Banking and DB Capital an annual fee of $1.9 million, $1.1 million and $0.5 million, respectively, plus reasonable out-of-pocket expenses as compensation for the appointed directors, various advisory and consulting services and for monitoring and management costs, as applicable. In addition, the Company agreed to indemnify AEA, DLJ Merchant Banking and DB Capital and their respective affiliates for liabilities arising from their actions under the management agreements. The management agreements will remain in effect for as long as the stockholders agreement among International, AEA and affiliates of DLJ Merchant Banking and DB Capital is in effect.

The Company entered into an advisory services agreement, dated as of February 5, 2001, with CSFB. Under the advisory services agreement, the Company will pay CSFB an annual fee of $0.5 million plus reasonable out-of-pocket expenses as compensation for strategic and financial planning advisory services. In addition, the Company agreed to indemnify CSFB and its respective affiliates for liabilities arising from their actions under the advisory services agreement.

For the year ended December 31, 2002 and the ten months ended December 31, 2001, the Company recognized management fee expense of $3.7 million and $3.3 million, respectively.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


T. RELATED PARTY TRANSACTIONS (CONTINUED)

International issued stock to the Company's Chief Executive Officer and President for a $1.0 million full recourse note. The note carries interest at 7% and is due on November 30, 2011. The note, amounting to $1.1 million, including interest, at December 31, 2002, was transferred to the Company and is included in other assets on the balance sheet. The Company also reflected a $1.0 million liability to International included in current liabilities at December 31, 2001. The amount due to International was repaid in 2002.

At December 31, 2002, a receivable from International totaling $1.2 million is included as a non-current asset and reflects expenses incurred by International but paid by the Company for International's attempted public offering.

U. COMMITMENTS AND CONTINGENCIES

CONTINGENCIES

The Company has numerous purchase commitments for materials, supplies and energy incident to the ordinary course of business. The Company has numerous sales commitments for product supply contracts incident to the ordinary course of business.

GENERAL

There are pending or threatened against the Company or our subsidiaries various claims, lawsuits and administrative proceedings, all arising from the ordinary course of business with respect to commercial, product liability, and environmental matters, which seek remedies or damages. The Company believes that any liability that may finally be determined with respect to commercial and product liability claims should not have a material adverse effect on our consolidated financial position, results of operations or cash flows. From time to time, we are also involved in legal proceedings as a plaintiff involving contract, patent protection, environmental and other matters. Gain contingencies, if any, are recognized when they are realized.

ENVIRONMENTAL

The Company and its subsidiaries are generators of both hazardous and non-hazardous wastes, the treatment, storage, transportation and disposal of which are regulated by various laws and governmental regulations. Although the Company believes past operations were in substantial compliance with the then-applicable regulations, either the Company or the Performance Materials segment of Goodrich have been designated as a potentially responsible party
(PRP) by the U.S. Environmental Protection Agency, or similar state agencies, in connection with several disposal sites. These laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and similar state laws, generally impose liability for costs to investigate and remediate contamination without regard to

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


U. COMMITMENTS AND CONTINGENCIES (CONTINUED)

fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources.

The Company initiates corrective and/or preventive environmental projects to ensure environmental compliance and safe and lawful activities at its current operations. The Company also conducts a compliance and management systems audit program. The Company believes that compliance with current laws and regulations will not have a material adverse effect on its capital expenditures, results of operations, cash flows or competitive position.

The Company's environmental engineers and consultants review and monitor environmental issues at past and existing operating sites, as well as off-site disposal sites at which the Company has been identified as a PRP. This process includes investigation and remedial action selection and implementation, as well as negotiations with other PRPs and governmental agencies.

Goodrich provided the Company with an indemnity for various environmental liabilities. The Company estimates Goodrich's share of such currently identified liabilities under the indemnity, which extends to 2011, to be about $8.1 million. In addition to Goodrich's indemnity, several other indemnities from third parties such as past owners relate to specific environmental liabilities. Goodrich and other third party indemnitors are currently indemnifying the Company for several environmental remediation projects. Goodrich's share of all of these liabilities may increase to the extent such third parties fail to honor their indemnity obligations through 2011. The Company's December 31, 2002 balance sheet includes liabilities, measured on an undiscounted basis, of $19.1 million to cover future environmental expenditures either payable by the Company or indemnifiable by Goodrich. Accordingly, the current portion of the environmental obligations of $0.9 million is recorded in accrued expenses and $1.4 million is recorded in accounts receivable. Approximately $18.2 million is included in non-current liabilities and $6.7 million is included in other non-current assets, reflecting the recovery due from Goodrich.

The following table summarizes the activity in the environmental liability from January 1, 2001 to December 31, 2002 (dollars in millions):

   BALANCES AT JANUARY 1, 2001                               $  47.6
   Payments from January 1, 2001 to February 28, 2001           (0.7)
                                                            ----------
   Balance at February 28, 2001 before transfer of
     liabilities to Goodrich in closing                         46.9
   Environmental liabilities of sites retained by
     Goodrich                                                  (23.7)
                                                            ----------
   TOTAL ENVIRONMENTAL LIABILITY AT MARCH 1, 2001               23.2
   Payments from March 1, 2001 to December 31, 2001             (0.2)
   Revisions of environmental liabilities recorded
     in the opening balance sheet                                0.7
                                                            ----------
   BALANCE AT DECEMBER 31, 2001                                 23.7
   Payments in 2002                                             (0.2)
   Environmental expense in 2002                                 0.1
   Reduction in estimated indemnified liabilities               (4.5)
                                                            ----------
   BALANCE AT DECEMBER 31, 2002                              $  19.1
                                                            ==========

The Company believes that its reserves are adequate based on currently available information. The Company believes that it is reasonably possible that additional costs may be incurred beyond the amounts accrued as a result of new information, newly discovered conditions or a change in the law. However, the additional costs, if any, cannot be currently estimated.

V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION

The Company as presented below represents Noveon, Inc. (or the Predecessor Company for periods prior to March 1, 2001) exclusive of its guarantor subsidiaries and its non-guarantor subsidiaries.

The Company's domestic subsidiaries, all of which are directly or indirectly wholly owned, are the only guarantors of the 11% Senior Subordinated Notes. The guarantees are full, unconditional and joint and several. Separate financial statements of these guarantor subsidiaries are not presented as management has determined that they would not be material to investors.

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

The Company's foreign subsidiaries are not guarantors of the 11% Senior Subordinated Notes. Summarized consolidating financial information for the Company, the guarantor subsidiaries, and the non-guarantor, foreign subsidiaries is as follows:

                                     YEAR ENDED DECEMBER 31, 2002
                       --------------------------------------------------------
                                 COMBINED     COMBINED
                         THE    GUARANTOR   NON-GUARANTOR
INCOME STATEMENT DATA  COMPANY SUBSIDIARIES  SUBSIDIARIES ELIMINATIONS   TOTAL
-------------------------------------------------------------------------------
                                            (IN MILLIONS)

Sales                  $ 664.6    $ 172.9      $ 340.1      $(108.3)   $1,069.3
Cost of sales            430.0      150.2        254.9        108.3       726.8
                       --------------------------------------------------------
Gross profit             234.6       22.7         85.2            -       342.5
Selling and
administrative
  expenses               133.5       10.8         57.3            -       201.6
Amortization expense       0.3        9.1          4.5            -        13.9
Restructuring and
consolidation costs        2.5          -          3.6            -         6.1
                       --------------------------------------------------------
Operating income          98.3        2.8         19.8            -       120.9
Interest expense
  (income) net            68.0        6.7          0.9            -        75.6
Other expense
  (income)--net            1.6       (0.3)         1.1            -         2.4
                       --------------------------------------------------------
Income (loss) before
  income taxes            28.7       (3.6)        17.8            -        42.9
Income tax expense
  (benefit)                4.7       (2.5)         6.0            -         8.2
                       --------------------------------------------------------
Net income (loss)      $  24.0    $  (1.1)     $  11.8      $     -      $ 34.7
                       ========================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                           DECEMBER 31, 2002
                       --------------------------------------------------------
                                    COMBINED     COMBINED
                            THE    GUARANTOR   NON-GUARANTOR
BALANCE SHEET DATA        COMPANY SUBSIDIARIES SUBSIDIARIES ELIMINATIONS TOTAL
-------------------------------------------------------------------------------

CURRENT ASSETS
Cash and cash
  equivalents            $ 27.7   $   0.1      $  51.7        $   -      $ 79.5
Accounts and notes
  receivable               58.4      20.0         57.3            -       135.7
Inventories                66.3      30.3         47.5            -       144.1
Prepaid expenses and
  other current assets      4.0       0.9          2.3            -         7.2
                        -------------------------------------------------------
TOTAL CURRENT ASSETS      156.4      51.3        158.8                    366.5
Property, plant and
  equipment--net          399.3      98.2        173.2            -       670.7
Goodwill                  246.2       0.5        118.8            -       365.5
Technology intangible
  assets--net                 -      93.8         45.9            -       139.7
Other identifiable
  intangible assets--net    2.6      28.0         11.8            -        42.4
Intercompany
  receivables             358.6       0.7         23.8       (383.1)          -
Investment in
  subsidiaries            430.8      48.9            -       (479.7)          -
Receivable from Parent      1.2         -            -            -         1.2
Other assets               35.0       7.6          0.5            -        43.1
                       --------------------------------------------------------
TOTAL ASSETS           $1,630.1   $ 329.0      $ 532.8      $(862.8)   $1,629.1
                       ========================================================
CURRENT LIABILITIES

Short-term bank debt      $   -   $   0.1      $   0.3      $   -      $    0.4
Accounts payable           62.5      11.8         36.9          -         111.2
Accrued expenses           57.5       5.0          8.1          -          70.6
Income taxes payable          -         -          5.3          -           5.3
                       --------------------------------------------------------
TOTAL CURRENT
  LIABILITIES             120.0      16.9         50.6          -         187.5
Long-term debt            846.8         -          0.3          -         847.1
Postretirement
  benefits other
  than pensions             4.5       1.3            -          -           5.8
Accrued pensions           22.1       6.2          6.6          -          34.9
Deferred income taxes         -         -         18.1          -          18.1
Accrued environmental       1.4      16.8            -          -          18.2
Intercompany payables     151.5     142.6         89.0     (383.1)            -
Other non-current
  liabilities              15.8         -          2.0          -          17.8
                       --------------------------------------------------------
TOTAL LIABILITIES       1,162.1     183.8        166.6     (383.1)      1,129.4
Paid in capital           498.0         -            -          -         498.0
Capital stock of
  subsidiaries                -     148.2        331.5     (479.7)            -
Retained earnings
  (deficit)               (15.3)     (3.0)        16.4          -          (1.9)
Accumulated other
  comprehensive income    (14.7)        -         18.3          -           3.6
                       --------------------------------------------------------
TOTAL STOCKHOLDER'S
  EQUITY                  468.0     145.2        366.2     (479.7)        499.7
                       --------------------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY $1,630.1   $ 329.0      $ 532.8    $(862.8)     $1,629.1
                       ========================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                        YEAR ENDED DECEMBER 31, 2002
                       --------------------------------------------------------
                                    COMBINED     COMBINED
                            THE    GUARANTOR   NON-GUARANTOR
CASH FLOW DATA            COMPANY SUBSIDIARIES SUBSIDIARIES ELIMINATIONS TOTAL
-------------------------------------------------------------------------------
                                              (IN MILLIONS)

Net cash provided by
  operating activities    $ 101.0    $  8.4      $  33.5       $   -    $142.9
Investing activities:
  Purchases of
    property, plant
    and equipment           (31.0)     (8.6)       (12.7)          -     (52.3)
  Payments made in
    connection with
    acquisitions, net
    of cash acquired         (27.4)       -            -           -     (27.4)
                        -------------------------------------------------------
Net cash (used) by
  investing activities       (58.4)    (8.6)       (12.7)          -     (79.7)

Financing activities:
  Decrease in
    short-term debt              -        -         (0.2)          -      (0.2)
  Repayments of
    long-term debt           (63.9)       -            -           -     (63.9)
  Proceeds from sale
    of receivables,
    net                          -        -          2.2           -       2.2
  Debt issuance costs         (0.6)       -            -           -      (0.6)
  Dividend to Parent         (45.0)       -            -           -     (45.0)
                        -------------------------------------------------------
Net cash (used) by
  financing activities      (109.5)       -          2.0           -    (107.5)
Effect of exchange
  rate changes on
  cash and cash
  equivalents                    -        -          3.8           -       3.8
                        -------------------------------------------------------
Net (decrease)
  increase in cash
  and cash equivalents       (66.9)    (0.2)        26.6           -     (40.5)
Cash and cash
  equivalents
  at beginning of year        94.6      0.3         25.1           -     120.0
                        -------------------------------------------------------
Cash and cash
  equivalents
  at end of year           $  27.7    $ 0.1      $  51.7       $   -    $ 79.5
                        =======================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                   TEN MONTHS ENDED DECEMBER 31, 2001
                       --------------------------------------------------------
                                    COMBINED     COMBINED
                            THE    GUARANTOR   NON-GUARANTOR
INCOME STATEMENT DATA     COMPANY SUBSIDIARIES SUBSIDIARIES ELIMINATIONS TOTAL
-------------------------------------------------------------------------------
                                              (IN MILLIONS)

   Sales                   $ 536.4    $150.1      $ 265.8     $(75.9)   $876.4
   Cost of sales             362.8     136.9        204.3      (75.9)    628.1
                          -----------------------------------------------------
   Gross profit              173.6      13.2         61.5         -       248.3
   Selling and
     administrative
     expenses                109.7       9.2         41.6         -       160.5
   Amortization expense       10.6       7.6          8.3         -        26.5
   Restructuring and
     consolidation costs       3.1         -            -         -         3.1
                          -----------------------------------------------------
   Operating income
     (loss)                   50.2      (3.6)        11.6         -        58.2
   Interest expense
     (income)--net            73.4      (1.6)         1.7         -        73.5
   Other expense
     (income)--net             0.1      (0.1)         0.7         -         0.7
                          -----------------------------------------------------
   Income (loss) before
     income taxes            (23.3)     (1.9)         9.2         -       (16.0)
   Income tax expense            -         -          4.6         -         4.6
                          -----------------------------------------------------
   Net income (loss)       $ (23.3)    $(1.9)     $   4.6     $   -     $ (20.6)
                          =====================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                           DECEMBER 31, 2001
                       --------------------------------------------------------
                                    COMBINED     COMBINED
                            THE    GUARANTOR   NON-GUARANTOR
BALANCE SHEET DATA        COMPANY SUBSIDIARIES SUBSIDIARIES ELIMINATIONS TOTAL
-------------------------------------------------------------------------------
                                             (IN MILLIONS)

CURRENT ASSETS
Cash and cash
  equivalents           $   94.6    $  0.3      $  25.1        $   -    $120.0
Accounts and notes
  receivable                62.8      20.1         50.9            -     133.8
Inventories                 74.5      30.7         35.0            -     140.2
Prepaid expenses and
  other current assets       1.5       0.8          2.2            -       4.5
                       --------------------------------------------------------
TOTAL CURRENT ASSETS       233.4      51.9        113.2            -     398.5

Property, plant and
  equipment--net           416.0      95.6        160.9            -     672.5
Goodwill--net              241.8         -        105.1            -     346.9
Technology intangible
  assets--net                  -      98.7         49.4            -     148.2
Identifiable intangible
  assets--net                 1.5     29.7         12.7            -      43.8
Intercompany receivables    443.7        -         63.5       (507.2)        -
Investment in subsidiaries  246.9    328.9            -       (575.8)        -
Other assets                 39.5     10.0          2.4            -      51.9
                       --------------------------------------------------------
TOTAL ASSETS             $1,622.8   $614.8      $ 507.2    $(1,083.0) $1,661.8
                       ========================================================

CURRENT LIABILITIES

Short-term bank debt     $      -   $    -      $   1.3    $       -  $    1.3
Accounts payable             59.3     10.4         27.4            -      97.1
Accrued expenses             60.2      7.9          6.1            -      74.2
Income taxes payable            -        -          1.0            -       1.0
Current maturities
  of long-term debt          23.2        -            -            -      23.2
                       --------------------------------------------------------
TOTAL CURRENT
  LIABILITIES               142.7     18.3         35.8            -     196.8
Long-term debt              876.2        -            -            -     876.2
Postretirement
  benefits other than
  pensions                    4.6      0.7            -            -       5.3
Accrued pensions             22.1      7.4          3.3            -      32.8
Deferred income taxes           -        -         24.6            -      24.6
Accrued environmental         1.3     19.4            -            -      20.7
Intercompany payables        70.5    339.7         97.0       (507.2)        -
Other non-current
  liabilities                 7.4        -          1.8            -       9.2
                       --------------------------------------------------------
TOTAL LIABILITIES         1,124.8    385.5        162.5       (507.2)  1,165.6

STOCKHOLDER'S EQUITY
Paid in capital             527.0        -            -            -     527.0
Capital stock of
  subsidiaries                  -    231.2        344.6       (575.8)        -
Retained earnings
  (deficit)                 (23.3)    (1.9)         4.6            -     (20.6)
Accumulated other
  comprehensive loss         (5.7)       -         (4.5)           -     (10.2)
                       --------------------------------------------------------
TOTAL STOCKHOLDER'S
  EQUITY                    498.0    229.3        344.7       (575.5)    496.2
                       --------------------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY  $ 1,622.8   $614.8      $ 507.2    $(1,083.0  $1,661.8
                       ========================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                  TEN MONTHS ENDED DECEMBER 31, 2001
                       --------------------------------------------------------
                                    COMBINED     COMBINED
                            THE    GUARANTOR   NON-GUARANTOR
CASH FLOW DATA            COMPANY SUBSIDIARIES SUBSIDIARIES ELIMINATIONS TOTAL
-------------------------------------------------------------------------------
                                             (IN MILLIONS)

Net cash provided by
  operating activities   $ 112.3    $  6.6      $  35.0       $   -    $153.9
Investing activities:
  Purchases of
    property, plant
    and equipment          (14.8)     (6.3)        (7.4)          -     (28.5)
  Proceeds from sale
    of property and
    business                 0.9         -            -           -       0.9
  Payments made in
    connection with
    acquisitions; net
    of cash acquired    (1,191.1)        -            -           -  (1,191.1)
                       --------------------------------------------------------
Net cash (used) by
  investing activities  (1,205.0)     (6.3)        (7.4)          -  (1,218.7)
Financing activities:
  Decrease in
    short-term debt            -         -        (25.8)          -     (25.8)
  Proceeds from
    issuance of
    long-term debt         910.0         -            -           -     910.0
  Repayments of
    long-term debt          (8.5)        -            -           -      (8.5)
  Proceeds from sale
    of receivables,
    net                        -         -         (1.9)          -      (1.9)
  Debt issuance costs      (44.4)        -            -           -     (44.4)
  Equity contribution
    from stockholder       355.0         -            -           -     355.0
  Intercompany
    transfers              (24.8)        -         24.8           -         -
                       --------------------------------------------------------
Net cash provided
  (used) by financing
  activities             1,187.3         -         (2.9)          -   1,184.4
Effect of exchange
  rate changes on
  cash and cash
  equivalents                  -         -          0.4           -       0.4
                       --------------------------------------------------------
Net increase in cash
  and cash equivalents      94.6       0.3         25.1           -     120.0
Cash and cash
  equivalents
  at beginning of
  period                       -         -            -           -         -
                       --------------------------------------------------------
Cash and cash
  equivalents
  at end of period       $  94.6    $   0.3     $  25.1       $   -    $120.0
                       ========================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                  TWO MONTHS ENDED FEBRUARY 28, 2001
                       --------------------------------------------------------
                                    COMBINED     COMBINED
                            THE    GUARANTOR   NON-GUARANTOR
INCOME STATEMENT DATA     COMPANY SUBSIDIARIES SUBSIDIARIES ELIMINATIONS TOTAL
-------------------------------------------------------------------------------
                                             (IN MILLIONS)

   Sales                  $ 120.2    $26.9      $  56.7     $ (16.8) $187.0
   Cost of sales             85.6     26.0         42.5       (16.8)  137.3
                          -----------------------------------------------------
   Gross profit              34.6      0.9         14.2           -    49.7
   Selling and
     administrative
     expenses                25.0      1.7          8.5           -    35.2
   Amortization expense       1.2      2.4          0.4           -     4.0
                          -----------------------------------------------------
   Operating income
     (loss)                   8.4     (3.2)         5.3           -    10.5
   Interest (income)
     expense--net            (0.3)    (0.7)         0.4           -    (0.6)
   Other expense
     (income)--net            1.0        -          0.5           -     1.5
                          -----------------------------------------------------
   Income (loss) before
     income taxes             7.7     (2.5)         4.4           -     9.6
   Income tax expense
     (benefit)                3.0     (0.6)         1.6           -     4.0
                          -----------------------------------------------------
   Net income (loss)      $   4.7    $(1.9)     $   2.8     $     -  $  5.6
                          =====================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                  TWO MONTHS ENDED FEBRUARY 28, 2001
                       --------------------------------------------------------
                                    COMBINED     COMBINED
                            THE    GUARANTOR   NON-GUARANTOR
CASH FLOW DATA            COMPANY SUBSIDIARIES SUBSIDIARIES ELIMINATIONS TOTAL
-------------------------------------------------------------------------------
                                             (IN MILLIONS)

Net cash (used) by
  operating activities   $ (10.7)   $(10.6)      $(10.3)      $   -    $(31.6)
Investing activities:
  Purchases of
    property, plant
    and equipment           (5.2)     (0.7)        (1.7)          -      (7.6)
                       --------------------------------------------------------
Net cash (used) by
  investing activities      (5.2)     (0.7)        (1.7)          -      (7.6)
Financing activities:
  Decrease in
    short-term debt            -         -         (3.7)          -      (3.7)
  Proceeds from sale
    of receivables, net        -         -          0.5           -       0.5
  Transfers from
    Goodrich                15.9      11.2         13.6           -      40.7
                       --------------------------------------------------------
Net cash provided by
  financing activities      15.9      11.2         10.4           -      37.5
                       --------------------------------------------------------
Net decrease in cash
  and cash equivalents         -      (0.1)        (1.6)          -      (1.7)
Cash and cash
     equivalents
     at beginning of
     period                  0.1       0.2         15.4           -      15.7
                       --------------------------------------------------------
   Cash and cash
     equivalents
     at end of period    $   0.1    $  0.1       $ 13.8       $   -    $ 14.0
                       ========================================================

                                     YEAR ENDED DECEMBER 31, 2000
                       --------------------------------------------------------
                                    COMBINED     COMBINED
                            THE    GUARANTOR   NON-GUARANTOR
INCOME STATEMENT DATA     COMPANY SUBSIDIARIES SUBSIDIARIES ELIMINATIONS TOTAL
-------------------------------------------------------------------------------
                                            (IN MILLIONS)

Sales                  $ 772.5   $ 170.3      $ 331.7     $(106.8)  $1,167.7
Cost of sales            523.6     150.9        250.9      (105.9)     819.5
                       -----------------------------------------------------
Gross profit             248.9      19.4         80.8        (0.9)     348.2
Selling and
  administrative
  expenses               144.8       9.1         47.2           -      201.1
Amortization expense       8.2      14.5          1.7           -       24.4
Restructuring and
  consolidation costs     38.8         -          1.7           -       40.5
                       -----------------------------------------------------
Operating income
  (loss)                  57.1      (4.2)        30.2        (0.9)      82.2
Interest (income)
  expense--net            (1.9)     (3.4)         0.9           -       (4.4)
Other (income)
  expense--net            (0.8)        -          1.2           -        0.4
                       -----------------------------------------------------
Income (loss) before
  income taxes            59.8      (0.8)        28.1        (0.9)      86.2
Income tax expense
  (benefit)               24.6       2.1          9.5        (0.3)      35.9
                       -----------------------------------------------------
Net income (loss)      $  35.2   $  (2.9)     $  18.6     $  (0.6)    $ 50.3
                       =====================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


V. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                     YEAR ENDED DECEMBER 31, 2000
                       --------------------------------------------------------
                                    COMBINED     COMBINED
                            THE    GUARANTOR   NON-GUARANTOR
CASH FLOW DATA            COMPANY SUBSIDIARIES SUBSIDIARIES ELIMINATIONS TOTAL
-------------------------------------------------------------------------------
                                             (IN MILLIONS)

Net cash provided by
  operating activities    $ 132.7    $14.6      $  33.6       $    -    $180.9
Investing activities:
  Purchases of
    property, plant
    and equipment           (31.9)   (13.7)       (18.4)           -     (64.0)
  Proceeds from sale
    of property
    and business              0.3        -            -            -       0.3
  Payments made in
    connection
    with acquisitions,
    net of cash acquired    (11.6)       -            -            -     (11.6)
                          -----------------------------------------------------
Net cash (used) by
  investing activities      (43.2)   (13.7)       (18.4)           -     (75.3)
Financing activities:
  Decrease in
    short-term debt             -        -        (11.3)           -     (11.3)
  Repayments of
    long-term debt              -        -         (0.3)           -      (0.3)
  Proceeds from sale
    of receivables, net         -        -         (1.9)           -      (1.9)
  Transfers (to)/from
    Goodrich                (89.8)    (1.0)         4.1            -     (86.7)
                          -----------------------------------------------------
Net cash (used) by
  financing activities      (89.8)    (1.0)        (9.4)           -    (100.2)
Effect of exchange
  rate changes on
  cash and cash
  equivalents                   -        -         (0.3)           -      (0.3)
                          -----------------------------------------------------
Net increase
  (decrease) in cash
  and cash equivalents       (0.3)    (0.1)         5.5            -       5.1
Cash and cash
  equivalents at
  beginning of year           0.4      0.3          9.9            -      10.6
                          -----------------------------------------------------
Cash and cash
  equivalents
  at end of year          $   0.1   $  0.2      $  15.4        $   -    $ 15.7
                          =====================================================

                                 Noveon, Inc.
                                     and
                       BFGoodrich Performance Materials
      (The Predecessor Company and a Segment of The BFGoodrich Company)

           Notes to Consolidated Financial Statements (continued)


W. QUARTERLY FINANCIAL DATA (UNAUDITED)

Summary data relating to the results of operations for each quarter of the years ended December 31, 2002 and 2001 follows:

                                                  NOVEON, INC.
                                    ------------------------------------------
                                      FIRST     SECOND     THIRD    FOURTH
                                     QUARTER   QUARTER    QUARTER   QUARTER
                                    ------------------------------------------
                                                 (IN MILLIONS)

   2002
   Net sales                         $ 259.4   $ 280.9    $ 273.2   $ 255.8
   Gross profit                         82.4      94.6       89.0      76.5
   Operating income                     29.4      38.3       33.1      20.1
   Net income (loss)                     8.5      15.8       12.3      (1.9)


                        BFGOODRICH
                        PERFORMANCE
                         MATERIALS                NOVEON, INC.
                        -----------  -----------------------------------------
                            TWO        ONE
                          MONTHS      MONTH
                           ENDED      ENDED     SECOND     THIRD    FOURTH
                        FEBRUARY 28  MARCH 31   QUARTER   QUARTER   QUARTER
                        -----------  -----------------------------------------
                                                 (IN MILLIONS)

   2001
   Net sales                $187.0    $  95.8    $ 271.1   $ 262.4   $ 247.1
   Gross profit               49.7       27.8       70.7      70.8      79.0
   Operating income           10.5        9.4       12.7      15.0      21.1
   Net income (loss)           5.6       (0.6)      (6.9)     (6.0)     (7.1)

                                 Noveon, Inc.

                   Condensed Consolidated Income Statement

                            (dollars in millions)

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                            2003       2002
                                                       ------------------------
                                                              (unaudited)

Sales                                                    $  282.3    $ 259.4
Cost of sales                                               200.5      177.0
                                                       ------------------------

Gross profit                                                 81.8       82.4
Selling and administrative expenses                          50.4       49.1
Amortization expense                                          3.6        3.8
Restructuring and consolidation costs                         2.0        0.1
                                                       ------------------------

Operating income                                             25.8       29.4
Interest expense--net                                        18.0       19.3
Other (income) expense--net                                  (0.1)       0.2
                                                       ------------------------
Income before income taxes and cumulative
  effect of accounting change                                 7.9        9.9
Income tax expense                                            2.1        1.4
                                                       ------------------------
Income before cumulative effect
  of accounting change                                        5.8        8.5
Cumulative effect of accounting change--net of tax            0.5          -
                                                       ------------------------
Net income                                               $    5.3    $   8.5
                                                       ========================


See notes to condensed consolidated financial statements.

                                Noveon, Inc.

                    Condensed Consolidated Balance Sheet

                           (dollars in millions)

                                                      MARCH 31,    DECEMBER 31,
                                                        2003          2002
                                                    ---------------------------
                                                     (unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents                              $   70.7     $  79.5
Accounts and notes receivable, net of allowances
  ($9.2 and $9.0 at March 31, 2003 and
  December 31, 2002, respectively)                        159.4       135.7
Inventories                                               142.8       144.1
Prepaid expenses and other current assets                  10.8         7.2
                                                    ---------------------------
TOTAL CURRENT ASSETS                                      383.7       366.5

Property, plant and equipment--net                        669.3       670.7
Goodwill                                                  374.8       365.5
Identifiable intangible assets--net                       180.1       182.1
Receivable from Parent                                      1.2         1.2
Other assets                                               42.3        43.1
                                                    ---------------------------
TOTAL ASSETS                                           $1,651.4    $1,629.1
                                                    ===========================

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Short-term bank debt                                   $    0.1     $   0.4
Accounts payable                                          124.0       111.2
Accrued expenses                                           52.2        70.6
Income taxes payable                                        6.8         5.3
Current maturities of long-term debt                        6.7           -
                                                    ---------------------------
TOTAL CURRENT LIABILITIES                                 189.8       187.5

Long-term debt                                            859.1       847.1
Postretirement benefits other than pensions                 5.7         5.8
Accrued pensions                                           35.6        34.9
Deferred income taxes                                      17.8        18.1
Accrued environmental                                      18.2        18.2
Other non-current liabilities                              20.0        17.8

STOCKHOLDER'S EQUITY

Common stock                                                  -           -
Paid in capital                                           498.0       498.0
Retained earnings (deficit)                                 3.4        (1.9)
Accumulated other comprehensive income                      3.8         3.6
                                                    ---------------------------
TOTAL STOCKHOLDER'S EQUITY                                505.2       499.7
                                                    ---------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY             $1,651.4    $1,629.1
                                                    ===========================

See notes to condensed consolidated financial statements.

                                 Noveon, Inc.

                   Condensed Consolidated Statement of Cash Flows

                            (dollars in millions)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                        2003         2002
                                                    ---------------------------
                                                           (unaudited)

OPERATING ACTIVITIES

Net income                                             $    5.3     $   8.5
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Cumulative effect of accounting change--net of
      tax                                                   0.5           -
    Depreciation and amortization                          21.8        20.9
    Deferred income taxes                                  (0.1)          -
    Debt issuance cost amortization in interest
      expense                                               1.4         1.4
    Change in assets and liabilities, net of
      effects of acquisitions of businesses               (28.6)      (28.0)
                                                    ---------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                   0.3         2.8

INVESTING ACTIVITIES

Purchases of property, plant and equipment                (16.5)       (4.9)
Payments made in connection with acquisitions,
  net of cash acquired                                    (10.7)          -
                                                    ---------------------------
NET CASH (USED) BY INVESTING ACTIVITIES                   (27.2)       (4.9)

FINANCING ACTIVITIES
(Decrease) increase in short-term debt                     (0.3)        0.1
Net proceeds from borrowings on revolving credit
  facility                                                 18.5           -
Payments on long-term borrowings                              -        (7.2)
                                                    ---------------------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES           18.2        (7.1)

Effect of exchange rate changes on cash and cash
equivalents                                                (0.1)       (0.1)
                                                    ---------------------------
Net (decrease) in cash and cash equivalents                (8.8)       (9.3)
Cash and cash equivalents at beginning of period           79.5       120.0
                                                    ---------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD             $   70.7     $ 110.7
                                                    ===========================

 See notes to condensed consolidated financial statements.

                                 Noveon, Inc.
            Periods of Three Months Ended March 31, 2003 and 2002

       Notes to Condensed Consolidated Financial Statements (unaudited)


A. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

Earnings per share data are not presented because the common stock of Noveon, Inc. (the "Company") is not publicly traded and the Company is a wholly owned subsidiary of Noveon International, Inc. ("International" or "Parent").

The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

B. ACQUISITIONS

The Company's Specialty Materials segment purchased selected assets and technology from a European extruder of electrostatic dissipative sheet in February 2003 and made an investment in a company that produces TPU-based cushion technology in March 2003. Also, in March 2003, the Company's Performance Coatings segment purchased certain coatings technology and manufacturing assets. The aggregate purchase price paid for these acquisitions and investment was $10.7 million, which was allocated to the assets acquired and resulted in goodwill of $9.3 million.

C. NEW ACCOUNTING STANDARDS

In June 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted this Statement effective
January 1, 2003. The effect of adoption had no impact on the Company's consolidated financial condition or results of operations.

                                Noveon, Inc.

D. INVENTORIES

The components of inventory consist of the following:

                                                     MARCH 31,   DECEMBER 31,
                                                       2003         2002
                                                  ----------------------------
                                                        (IN MILLIONS)

   Raw materials                                     $   32.5     $   33.1
   Work in process                                        3.1          3.6
   Finished products                                    107.2        107.4
                                                  ----------------------------
                                                     $  142.8     $  144.1
                                                  ============================

At March 31, 2003 and December 31, 2002, LIFO inventory approximated first-in, first-out (FIFO) cost.

E. ASSET RETIREMENT OBLIGATIONS

In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," that requires the fair value of the liability for closure and removal costs associated with the resulting legal obligations upon retirement or removal of any tangible long-lived assets be recognized in the period in which it is incurred. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. The Company adopted this statement effective January 1, 2003. Under the new standard, the Company recognizes asset retirement obligations in the period in which they are incurred if a reasonable estimate of a fair value can be determined. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.

The cumulative effect of this change in accounting principle resulted in a first quarter charge of $0.5 million (net of income taxes of $0.2 million). The effect of the change on the three months ended March 31, 2003 was not material to the results of operations. The pro forma effects as if the Company had adopted SFAS No. 143 on January 1, 2002 are not material to the results of operations.

F. FINANCING ARRANGEMENTS

The Company has interest rate swap agreements to limit its exposure to interest rate fluctuations. In the first quarter of 2003, the Company entered into an additional interest rate swap agreement with a notional amount of $25.0 million. Under the terms of the agreement, the Company will pay a fixed rate of interest of 2.92% through 2007.

                                 Noveon, Inc.

G. INCOME TAXES

The Company's operations will be included in the consolidated income tax returns filed by International. The provision for income taxes is calculated in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes using the liability method.

For the three months ended March 31, 2003 and even more so for the three months ended March 31, 2002, the effective tax rate differed from the federal statutory rate predominantly due to decreases in the income tax rate as a result of the reversal of tax valuation allowances previously recorded for the Company's domestic operations. In addition, decreases in the income tax rate resulted from certain income tax credits and the effective tax rate differential on consolidated foreign subsidiaries. The decreases in the income tax rate were partially offset by increases in tax valuation allowance amounts associated with the Company's foreign operations and other nondeductible items.

As of March 31, 2003, management has determined, based on the Company's new capital structure and lack of prior earnings history based on this new structure, that it is uncertain that future taxable income of the Company will be sufficient enough to recognize certain of these net deferred tax assets. As a result, under the provisions of SFAS No. 109, a valuation allowance of $36.7 million at March 31, 2003 has been established. This valuation allowance relates to net domestic deferred tax assets established in purchase accounting, acquired foreign net deferred tax assets associated with net operating losses and credits and deferred tax assets from domestic and foreign tax net operating losses and credits arising subsequent to March 1, 2001. The most significant portion of the valuation allowance is associated with the deferred tax assets established in purchase accounting. Any reversal of the valuation allowance that was established in purchase accounting would reduce goodwill.

In determining the adequacy of the $36.7 million valuation allowance, management assessed the Company's profitability taking into account the present and anticipated amounts of domestic and international earnings as well as the anticipated taxable income as a result of the reversal of future taxable temporary differences. The Company will maintain the tax valuation allowances for the balance of deferred tax assets until sufficient positive evidence (for example, cumulative positive earnings and future taxable income) exists to support a reversal of the tax valuation allowances.

                                 Noveon, Inc.

H. SEGMENT INFORMATION

Consistent with the Company's focus on industries and end-use applications, its operations are organized into three reportable business segments:
Consumer Specialties, Specialty Materials and Performance Coatings.

Segment operating income is total segment revenue reduced by operating expenses identifiable within that business segment. Restructuring and consolidation costs are presented separately and corporate costs include general corporate administrative expenses that are not specifically identifiable with just one of the reportable business segments.

The following tables summarize business segment information:

                                           THREE MONTHS ENDED MARCH 31,
                                          2003      %       2002       %
                                       --------------------------------------
                                              (DOLLARS IN MILLIONS)
   Sales
     Consumer Specialties                $  82.9   29.4%   $  66.9    25.8%
     Specialty Materials                   104.7   37.1%      98.1    37.8%
     Performance Coatings                   94.7   33.5%      94.4    36.4%
                                       --------------------------------------
   Total sales                           $ 282.3  100.0%   $ 259.4   100.0%
                                       ======================================
   Gross profit
     Consumer Specialties                $  22.4   27.0%   $  20.0    29.9%
     Specialty Materials                    36.5   34.9%      36.1    36.8%
     Performance Coatings                   22.9   24.2%      26.3    27.9%
                                       -----------       ------------
   Total gross profit                    $  81.8   29.0%   $  82.4    31.8%
                                       ===========       ============
   Operating income
     Consumer Specialties                $  11.7   14.1%   $  10.6    15.8%
     Specialty Materials                    20.5   19.6%      21.3    21.7%
     Performance Coatings                   11.2   11.8%      15.1    16.0%
                                       -----------       ------------
      Total segment operating
      income                                43.4   15.4%      47.0    18.1%
     Corporate costs                       (15.6)  (5.6)%    (17.5)   (6.8)%
     Restructuring and
       consolidation costs                  (2.0)  (0.7)%     (0.1)       -
                                       --------------------------------------
   Total operating income                $  25.8    9.1%   $  29.4    11.3%
                                       ======================================

                                 Noveon, Inc.

I. COMPREHENSIVE INCOME

Total comprehensive income consists of the following:

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                         2003       2002
                                                      ----------------------
                                                          (IN MILLIONS)

 Net income                                              $  5.3     $  8.5
 Net change related to cash flow hedges                     -          1.3
 Cumulative translation adjustment                          0.2       (1.0)
                                                      ----------------------
 Total comprehensive income                              $  5.5     $  8.8
                                                      ======================

                                 Noveon, Inc.

J. STOCK-BASED COMPENSATION

The Company's Parent has a stock option plan in which certain eligible employees of the Company participate. The Company accounts for stock-based employee compensation using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price at or greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                          2003      2002
                                                       ----------------------
                                                           (IN MILLIONS)

Net income as reported                                   $  5.3    $  8.5
Deduct: total stock-based employee
  compensation expense determined
  under the fair value based method for
  all awards, net of related tax effects                   (0.5)     (0.4)
                                                      ----------------------
 Pro forma net income                                    $  4.8    $  8.1
                                                      ======================

The effects of applying SFAS No. 123 may not be representative of the effects on reportable net income in future years.

K. RESTRUCTURING AND CONSOLIDATION COSTS

In order to increase efficiency and productivity and to reduce costs, the Company has reduced headcount at various administrative and manufacturing facilities in 2003. All headcount reductions comprising the $1.7 million of restructuring and consolidation costs were completed by March 31, 2003. The restructuring accrual at March 31, 2003 is summarized below:

                                BALANCE                            BALANCE
                              JANUARY 1,                          MARCH 31,
   (IN MILLIONS)                 2003      PROVISION   ACTIVITY      2003
   -------------------------------------------------------------------------

   Personnel-related costs     $ -          $ 1.7       $ 0.3       $ 1.4
                             ===============================================

                                 Noveon, Inc.

K. RESTRUCTURING AND CONSOLIDATION COSTS (CONTINUED)

During 2002, the Company consolidated its static control manufacturing facilities into its Malaysia facility and closed the Twinsburg, Ohio leased facility in order to improve productivity in the electronics industry-related product lines. In conjunction with this consolidation, the Company incurred personnel-related charges as well as closure costs related to this leased facility. The restructuring accrual at March 31, 2003 is summarized below:

                                BALANCE                            BALANCE
                              JANUARY 1,                          MARCH 31,
   (IN MILLIONS)                 2003      PROVISION   ACTIVITY      2003
   -------------------------------------------------------------------------

   Facility closure costs      $ 0.2        $ -         $ -         $ 0.2
                             ================================================

In order to increase efficiency and productivity, reduce costs and support the Company's global growth strategy, the Company has reduced headcount at facilities throughout its global operations, restructured its colorants business in Cincinnati, Ohio, and discontinued its flush pigments and colorformers product lines in June 2001. Through these restructuring efforts, the Company planned to eliminate approximately 440 positions. Approximately 95% of the affected employees have left their positions as of March 31, 2003. The restructuring accrual at March 31, 2003 is summarized below:

                                BALANCE                            BALANCE
                              JANUARY 1,                          MARCH 31,
   (IN MILLIONS)                 2003      PROVISION   ACTIVITY      2003
   --------------------------------------------------------------------------

   Personnel-related costs     $ 2.1        $ -        $ 0.8       $ 1.3
   Facility closure costs        0.6          -          0.2         0.4
   Relocation and
     restructuring expense       -            0.3        0.3         -
                             ------------------------------------------------
                               $ 2.7        $ 0.3      $ 1.3       $ 1.7
                             ================================================

L. CONTINGENCIES

The Company has numerous purchase commitments for materials, supplies and energy incident to the ordinary course of business. The Company has numerous sales commitments for product supply contracts incident to the ordinary course of business.

                                 Noveon, Inc.

L. CONTINGENCIES (CONTINUED)

General--There are pending or threatened claims, lawsuits and administrative proceedings against the Company or its subsidiaries, all arising from the ordinary course of business with respect to commercial, product liability, and environmental matters, which seek remedies or damages. The Company believes that any liability that may finally be determined with respect to commercial and product liability claims should not have a material adverse effect on the Company's consolidated financial position, results of operations, or cash flows. From time to time, the Company is also involved in legal proceedings as a plaintiff involving contract, patent protection, environmental and other matters. Gain contingencies, if any, are recognized when they are realized.

Environmental--The Company and its subsidiaries are generators of both hazardous wastes and non-hazardous wastes, the treatment, storage, transportation and disposal of which are regulated by various laws and governmental regulations. Although past operations were in substantial compliance with the then-applicable regulations, the Company has been designated as a potentially responsible party (PRP) by the U.S. Environmental Protection Agency (EPA), or similar state agencies, in connection with several sites.

The Company initiates corrective and/or preventive environmental projects of its own to ensure environmental compliance and safe and lawful activities at its current operations. The Company also conducts a compliance and management systems audit program. The Company believes that compliance with current laws and regulations will not have a material adverse effect on its capital expenditures, results of operations, cash flows or competitive position.


The Company's environmental engineers and consultants review and monitor environmental issues at past and existing operating sites, as well as off-site disposal sites at which the Company has been identified as a PRP. This process includes investigation and remedial action election and implementation, as well as negotiations with other PRPs and governmental agencies.

Goodrich Corporation ("Goodrich") provided the Company with an indemnity for various environmental liabilities. The Company estimates Goodrich's share of such currently identified liabilities under the indemnity, which extends to 2011, to be about $8.1 million. In addition to Goodrich's indemnity, several other indemnities from third parties such as past owners relate to specific environmental liabilities. Goodrich and other third party indemnitors are currently indemnifying the Company for several environmental remediation projects. Goodrich's share of all of these liabilities may increase to the extent such third parties fail to honor their indemnity obligations through 2011. The Company's March 31, 2003 balance sheet includes liabilities, measured on an undiscounted basis, of $19.1 million to cover future environmental expenditures either payable by the Company or indemnifiable by Goodrich. Accordingly, the current portion of the environmental obligations of $0.9 million is recorded in accrued expenses and $1.4 million is recorded in accounts receivable. Non-current liabilities include $18.2 million and other non-current assets include $6.7 million, reflecting the recovery due from Goodrich.

                                 Noveon, Inc.

L. CONTINGENCIES (CONTINUED)

The Company believes that its reserves are adequate based on currently available information. Management believes that it is reasonably possible that additional costs may be incurred beyond the amounts accrued as a result of new information. However, the additional costs, if any, cannot be estimated and management believes that they would not have a material adverse effect on the Company's results of operations, financial position or cash flows in a given period.

M. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION

The Company as presented herein represents Noveon, Inc. exclusive of its guarantor subsidiaries and its non-guarantor subsidiaries.

The Company's domestic subsidiaries, all of which are directly or indirectly wholly owned, are the only guarantors of the 11% Senior Subordinated Notes. The guarantees are full, unconditional and joint and several. Separate financial statements of these guarantor subsidiaries are not presented as management has determined that they would not be material to investors.

The Company's foreign subsidiaries are not guarantors of the 11% Senior Subordinated Notes. Condensed consolidating financial information for the Company, the guarantor subsidiaries, and the non-guarantor, foreign subsidiaries is as follows:



                                               THREE MONTHS ENDED MARCH 31, 2003
                              ---------------------------------------------------------------------
                                            COMBINED       COMBINED
                                  THE      GUARANTOR    NON-GUARANTOR
INCOME STATEMENT DATA           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS     TOTAL
---------------------------------------------------------------------------------------------------
                                                         (IN MILLIONS)

Sales                           $  166.7    $    47.5    $    97.5         $  (29.4)    $  282.3
Cost of sales                      112.2         44.8         72.9            (29.4)       200.5
                              ---------------------------------------------------------------------
Gross profit                        54.5          2.7         24.6              -           81.8
Selling and administrative
  expenses                          32.7          2.5         15.2              -           50.4
Amortization expense                 0.1          2.3          1.2              -            3.6
Restructuring and
  consolidation costs                1.6          -            0.4              -            2.0
                              ---------------------------------------------------------------------
Operating income (loss)             20.1         (2.1)         7.8              -           25.8
Interest expense--net               16.1          1.7          0.2              -           18.0
Other (income) expense--net         (0.2)        (0.2)         0.3              -           (0.1)
                              ---------------------------------------------------------------------
Income (loss) before income
  taxes and cumulative effect
  of accounting change               4.2         (3.6)         7.3              -            7.9
Income tax expense (benefit)         -           (0.2)         2.3              -            2.1
                              ---------------------------------------------------------------------
Income (loss) before
  cumulative effect of
  accounting change                  4.2         (3.4)         5.0              -            5.8
Cumulative effect of
  accounting change--net of
  tax                                -            -            0.5              -            0.5
                              ---------------------------------------------------------------------
Net income (loss)               $    4.2    $    (3.4)   $     4.5         $    -       $    5.3
                              =====================================================================



                                 Noveon, Inc.

M. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                       MARCH 31, 2003
                              -------------------------------------------------------------------
                                            COMBINED      COMBINED
                                  THE       GUARANTOR   NON-GUARANTOR
BALANCE SHEET DATA              COMPANY   SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS    TOTAL
-------------------------------------------------------------------------------------------------
                                                        (IN MILLIONS)
CURRENT ASSETS
Cash and cash equivalents        $   9.2      $    0.6      $   60.9      $    -        $  70.7
Accounts and notes receivable       71.3          25.8          62.3           -          159.4
Inventories                         68.0          29.8          45.0           -          142.8
Prepaid expenses and other
  current assets                     7.2           1.1           2.5           -           10.8
                              -------------------------------------------------------------------
TOTAL CURRENT ASSETS               155.7          57.3         170.7           -          383.7
Property, plant and
 equipment-net                     395.6         101.1         172.6           -          669.3
Goodwill                           250.0           0.5         124.3           -          374.8
Identifiable intangible
 assets-net                          3.5         119.9          56.7           -          180.1
Intercompany receivables           380.3           -            24.4        (404.7)         -
Investment in subsidiaries         436.7          48.9           -          (485.6)         -
Receivable from Parent               1.2           -             -             -            1.2
Other assets                        34.1           7.7           0.5           -           42.3
                              -------------------------------------------------------------------
TOTAL ASSETS                    $1,657.1      $  335.4      $  549.2      $ (890.3)    $1,651.4
                              ===================================================================
CURRENT LIABILITIES
Short-term bank debt             $   -        $    -        $    0.1      $    -        $   0.1
Accounts payable                    76.6          11.8          35.6           -          124.0
Accrued expenses                    38.0           4.6           9.6           -           52.2
Income taxes payable                 -             -             6.8           -            6.8
Current maturities of debt           6.7           -             -             -            6.7
                              -------------------------------------------------------------------
TOTAL CURRENT LIABILITIES          121.3          16.4          52.1           -          189.8
Long-term debt                     858.8           -             0.3           -          859.1
Postretirement benefits other
  than pensions                      4.4           1.3           -             -            5.7
Accrued pensions                    22.5           6.3           6.8           -           35.6
Deferred income taxes                -             -            17.8                       17.8
Accrued environmental                1.2          17.0           -             -           18.2
Intercompany payables              159.9         155.1          89.7        (404.7)         -
Other non-current liabilities       16.8           -             3.2           -           20.0
                              -------------------------------------------------------------------
TOTAL LIABILITIES                1,184.9         196.1         169.9        (404.7)     1,146.2

STOCKHOLDER'S EQUITY
Capital stock                        -           145.7         339.9        (485.6)         -
Paid in capital                    498.0           -             -             -          498.0
Retained earnings (deficit)        (11.1)         (6.4)         20.9           -            3.4
Accumulated other
  comprehensive income (loss)      (14.7)          -            18.5           -            3.8
                              -------------------------------------------------------------------
TOTAL STOCKHOLDER'S EQUITY         472.2         139.3         379.3        (485.6)       505.2
                              -------------------------------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY          $1,657.1      $  335.4      $  549.2      $ (890.3)    $1,651.4
                              ===================================================================


                                 Noveon, Inc.

M. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)



                                              THREE MONTHS ENDED MARCH 31, 2003
                              -------------------------------------------------------------------
                                            COMBINED      COMBINED
                                  THE       GUARANTOR   NON-GUARANTOR
CASH FLOW DATA                  COMPANY   SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS     TOTAL
-------------------------------------------------------------------------------------------------
                                                        (IN MILLIONS)
Net cash provided (used) by
  operating activities            $ (19.5)    $    5.5      $   14.3      $    -       $   0.3
Investing activities:
  Purchases of property,
    plant and equipment              (7.1)        (5.0)         (4.4)          -         (16.5)
  Payments made in connection
    with acquisitions, net of
    cash acquired                   (10.4)         -            (0.3)          -         (10.7)
                              -------------------------------------------------------------------
Net cash (used) by
  investing activities              (17.5)        (5.0)         (4.7)                    (27.2)
Financing activities:
  Decrease in short-term
    debt                              -            -            (0.3)          -          (0.3)
  Net proceeds from
    borrowings on revolving
    credit facility                  18.5          -             -             -          18.5
                              -------------------------------------------------------------------
Net cash provided (used) by
  financing activities               18.5          -            (0.3)          -          18.2
Effect of exchange rate
  changes on cash and cash
  equivalents                         -            -            (0.1)          -          (0.1)
                              -------------------------------------------------------------------
Net (decrease) increase in
  cash and cash equivalents         (18.5)         0.5           9.2           -          (8.8)
Cash and cash equivalents
  at beginning of period             27.7          0.1          51.7           -          79.5
                              -------------------------------------------------------------------
Cash and cash equivalents
  at end of period                $   9.2     $    0.6      $   60.9      $    -       $  70.7
                              ===================================================================


                                 Noveon, Inc.

M. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                               THREE MONTHS ENDED MARCH 31, 2002
                              ---------------------------------------------------------------------
                                            COMBINED       COMBINED
                                  THE      GUARANTOR    NON-GUARANTOR
INCOME STATEMENT DATA           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS     TOTAL
---------------------------------------------------------------------------------------------------
                                                         (IN MILLIONS)

Sales                           $  163.4    $    41.4    $    78.8         $  (24.2)     $ 259.4
Cost of sales                      105.9         35.7         59.6            (24.2)       177.0
                              ---------------------------------------------------------------------
Gross profit                        57.5          5.7         19.2              -           82.4
Selling and administrative
  expenses                          35.3          2.6         11.2              -           49.1
Amortization expense                 -            2.1          1.7              -            3.8
Restructuring and
  consolidation costs                -            -            0.1              -            0.1
                              ---------------------------------------------------------------------
Operating income                    22.2          1.0          6.2              -           29.4
Interest expense (income)--net      19.1         (0.3)         0.5              -           19.3
Other expense--net                    -            -           0.2              -            0.2
                              ---------------------------------------------------------------------
Income before income taxes           3.1          1.3          5.5              -            9.9
Income tax expense                   0.1          0.1          1.2              -            1.4
                              ---------------------------------------------------------------------
Net income                      $    3.0    $     1.2    $     4.3         $    -        $   8.5
                              =====================================================================

                                 Noveon, Inc.

M. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                      DECEMBER 31, 2002
                              -------------------------------------------------------------------
                                            COMBINED      COMBINED
                                  THE       GUARANTOR   NON-GUARANTOR
BALANCE SHEET DATA              COMPANY   SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS    TOTAL
-------------------------------------------------------------------------------------------------
                                                        (IN MILLIONS)
CURRENT ASSETS
 Cash and cash equivalents        $  27.7     $   0.1       $  51.7       $   -        $   79.5
 Accounts and notes
  receivable                         58.4        20.0          57.3           -           135.7
 Inventories                         66.3        30.3          47.5           -           144.1
 Prepaid expenses and other
  current assets                      4.0         0.9           2.3           -             7.2
                              -------------------------------------------------------------------
TOTAL CURRENT ASSETS                156.4        51.3         158.8                       366.5
Property, plant and
  equipment--net                    399.3        98.2         173.2           -           670.7
Goodwill                            246.2         0.5         118.8           -           365.5
Identifiable intangible
  assets--net                         2.6       121.8          57.7           -           182.1
Intercompany receivables            358.6         0.7          23.8        (383.1)          -
Investment in subsidiaries          430.8        48.9           -          (479.7)          -
Receivable from Parent                1.2         -             -             -             1.2
Other assets                         35.0         7.6           0.5           -            43.1
                              -------------------------------------------------------------------
TOTAL ASSETS                      $1,630.1    $ 329.0       $ 532.8       $(862.8)     $1,629.1
                              ===================================================================
CURRENT LIABILITIES
 Short-term bank debt             $   -       $   0.1       $   0.3       $   -        $    0.4
 Accounts payable                    62.5        11.8          36.9           -           111.2
 Accrued expenses                    57.5         5.0           8.1           -            70.6
 Income taxes payable                 -           -             5.3           -             5.3
                              -------------------------------------------------------------------
TOTAL CURRENT LIABILITIES           120.0        16.9          50.6           -           187.5

 Long-term debt                     846.8         -             0.3           -           847.1
Postretirement benefits
  other than pensions                 4.5         1.3           -             -             5.8
Accrued pensions                     22.1         6.2           6.6           -            34.9
Deferred income taxes                 -           -            18.1           -            18.1
Accrued environmental                 1.4        16.8           -             -            18.2
Intercompany payables               151.5       142.6          89.0        (383.1)          -
Other non-current liabilities        15.8         -             2.0           -            17.8
                              -------------------------------------------------------------------
TOTAL LIABILITIES                 1,162.1       183.8         166.6        (383.1)      1,129.4

STOCKHOLDER'S EQUITY
Capital stock                         -         148.2         331.5        (479.7)          -
Paid in capital                     498.0         -             -             -           498.0
Retained (deficit) earnings         (15.3)       (3.0)         16.4           -            (1.9)
Accumulated other
  comprehensive income (loss)       (14.7)        -            18.3           -             3.6
                              -------------------------------------------------------------------
TOTAL STOCKHOLDER'S EQUITY          468.0       145.2         366.2        (479.7)        499.7
                              -------------------------------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY           $1,630.1     $ 329.0       $ 532.8       $(862.8)     $1,629.1
                              ===================================================================

                                 Noveon, Inc.

M. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                              THREE MONTHS ENDED MARCH 31, 2002
                              -------------------------------------------------------------------
                                            COMBINED      COMBINED
                                  THE       GUARANTOR   NON-GUARANTOR
CASH FLOW DATA                  COMPANY   SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS     TOTAL
-------------------------------------------------------------------------------------------------
                                                        (IN MILLIONS)
Net cash provided (used) by
  operating activities            $  (5.9)    $    0.7      $    8.0      $    -       $   2.8
Investing activities:
  Purchases of property,
    plant and equipment              (3.2)        (0.8)         (0.9)          -          (4.9)
                              -------------------------------------------------------------------
Net cash used by investing
  activities                         (3.2)        (0.8)         (0.9)          -          (4.9)
Financing activities:
  Increase in short-term debt         -            -             0.1           -           0.1
  Payments on long-term
    borrowings                       (7.2)         -             -             -          (7.2)
                              -------------------------------------------------------------------
Net cash (used) provided by
  financing activities               (7.2)         -             0.1           -          (7.1)
Effect of exchange rate
  changes on cash and cash
  equivalents                         -            -            (0.1)          -          (0.1)
                              -------------------------------------------------------------------
(Decrease) increase in cash
  and cash equivalents              (16.3)        (0.1)          7.1           -          (9.3)
Cash and cash equivalents
  at beginning of period             94.6          0.3          25.1           -         120.0
                              -------------------------------------------------------------------
Cash and cash equivalents
  at end of period                $  78.3     $    0.2      $   32.2      $    -       $ 110.7
                              ===================================================================



                                $275,000,000



                                NOVEON, INC.

                   11% SENIOR SUBORDINATED NOTES DUE 2011



                                 PROSPECTUS




                                June __, 2003

                                  PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Noveon, Inc., Noveon China, Inc., Noveon Diamalt, Inc., Noveon FCC, Inc., Noveon Hilton Davis, Inc., Noveon Textile Chemicals, Inc., FCC Acquisition Corp., Noveon Holdings Corporation, FCC Acquisition Corp. and Performance Materials I Inc. are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation-a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The respective by-laws of Noveon, Inc., Noveon China, Inc., Noveon Diamalt, Inc., Noveon FCC, Inc., Noveon Hilton Davis, Inc., Noveon Textile Chemicals, Inc., Noveon Holdings Corporation, FCC Acquisition Corp. and Performance Materials I Inc. provide that the corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation.

     The respective by-laws of Noveon, Inc., Noveon China, Inc., Noveon Diamalt, Inc., Noveon FCC, Inc., Noveon Hilton Davis, Inc., Noveon Textile Chemicals, Inc., Noveon Holding Corporation, FFC Acquisition Corp. and Performance Materials I Inc. do not contain provisions regarding the purchase or maintenance of insurance on their own behalf or on behalf of any person.

     Performance Materials II LLC is organized under the laws of the State of Delaware. Section 108 of the Delaware Limited Liability Company Act (the "LLC Act") provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other such person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

     The Limited Liability Company Operating Agreement of Performance Materials II LLC provides that debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member or participating in the management of the Company.

     Noveon IP Holdings Corp. is incorporated under the laws of the State of Illinois. Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the "Illinois Law") contains provisions permitting an Illinois corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Illinois Law further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 8.75.

     The by-laws of Noveon IP Holdings Corp. provide that the corporation shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, him or her testator or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. The by-laws further provide that Noveon IP Holdings Corp. may, to the extent authorized by its board of directors, indemnify any employee or agent of the corporation, or any person serving at the request of the corporation in the same manner as a director or officer of the corporation.

     Noveon Kalama, Inc. is incorporated under the laws of the State of Washington. Sections 8.500 through 8.570 of the Business Corporation Act of the State of Washington (the "Washington Law") provide that a Washington corporation may indemnify directors of the corporation who was, is, or are threatened to be named parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) against judgments, settlements, penalties, fines, or reasonable expenses incurred with respect to such proceeding, if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct with unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is limited to reasonable expenses incurred in connection with the proceeding and court approval is required before indemnifying a person adjudged liable to the corporation. Court approval is also required before indemnifying a person adjudged to have gained an improper personal benefit in any proceeding charging improper personal benefit to such person. In addition, unless its articles of incorporation state otherwise, a Washington corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party due to being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding or when directed by the court conducting the proceeding or another court of competent jurisdiction. Officers, employees, or agents of a Washington corporation who are not directors may be indemnified by the corporation to the same extent as a director and, consistent with law, as provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

     The Washington Law further authorizes a Washington corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against, or incurred by, such person in that capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under Washington Law.

     The by-laws of Noveon Kalama, Inc. provide that the corporation shall indemnify, to the fullest extent permitted by the law, any person who was, is or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she or his or her testator or intestate, is or was a director or officer of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The by-laws of Noveon Kalama, Inc. further provide that any employee or agent of the corporation may, by action of its board of directors, be indemnified in the same manner as a director or officer of the corporation.

     We have obtained an indemnification insurance policy insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

 EXHIBIT
  NUMBER                        EXHIBIT DESCRIPTION
--------------------------------------------------------------------------

    2.1 Agreement for Sale and Purchase of Assets, dated as of November 28, 2001, by and between The B.F.Goodrich Company and PMD Group Inc., filed on May 29, 2001 as Exhibit 2.1 to our Registration Statement on Form S-4 (Commission File No. 333-61812) ("Registration Statement No. 333-61812"), and incorporated herein by reference.+

    3.1 Corrected Restated Certificate of Incorporation of Noveon, Inc., filed as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

    3.2   Amended and Restated By-Laws of Noveon, Inc., filed as Exhibit
          3.2 to Form 10-K for the year ended December 31, 2001, and incorporated herein by reference.

    3.3 Amended and Restated Certificate of Incorporation of Noveon China, Inc., formerly known as BFGoodrich China, Inc., filed as
          Exhibit 3.3 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.4   By-Laws of Noveon China, Inc., filed as Exhibit 3.4 to
          Registration Statement No. 333-61812, and incorporated herein by reference.

    3.5 Amended and Restated Certificate of Incorporation of Noveon Diamalt, Inc., formerly known as BFGoodrich Diamalt, Inc., filed as Exhibit 3.5 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.6 By-Laws of Noveon Diamalt, Inc., filed as Exhibit 3.6 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.7 Amended and Restated Certificate of Incorporation of Noveon FCC, Inc., formerly known as BFGoodrich FCC, Inc., filed as
          Exhibit 3.7 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.8 By-Laws of Noveon FCC, Inc., filed as Exhibit 3.8 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.9 Amended and Restated Certificate of Incorporation of Noveon Hilton Davis, Inc., formerly known as BFGoodrich Hilton Davis, Inc., filed as Exhibit 3.9 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.10 By-Laws of Noveon Hilton Davis, Inc., filed as Exhibit 3.10 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.11 Amended and Restated Certificate of Incorporation of Noveon Kalama, Inc., formerly known as BFGoodrich Kalama, Inc., filed as
          Exhibit 3.11 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.12 By-Laws of Noveon Kalama, Inc., filed as Exhibit 3.12 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.13 Amended and Restated Certificate of Incorporation of Noveon Textile Chemicals, Inc., formerly known as BFGoodrich Textile Chemicals, Inc., filed as Exhibit 3.13 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.14 By-Laws of Noveon Textile Chemicals, Inc., filed as Exhibit 3.14 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.15  Certificate of Incorporation of FCC Acquisition Corp., filed as
          Exhibit 3.15 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.16 By-Laws of FCC Acquisition Corp., filed as Exhibit 3.16 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.17 Amended and Restated Certificate of Incorporation of Noveon Holding Corporation, formerly known as Goodrich Holding
          Corporation, filed as Exhibit 3.17 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.18 By-Laws of Noveon Holding Corporation, filed as Exhibit 3.18 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.19 Certificate of Incorporation of Performance Materials I Inc., filed as Exhibit 3.19 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.20 By-Laws of Performance Materials I Inc., filed as Exhibit 3.20 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.21 Certificate of Formation of Goodbar LLC II, filed as Exhibit 3.21 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.22 Certificate of Amendment to Certificate of Goodbar LLC II, now known as Performance Materials II LLC, filed as Exhibit 3.22 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.23 Limited Liability Company Operating Agreement of Performance Materials II LLC, filed as Exhibit 3.23 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.24  Articles of Incorporation of US Intangible Company, filed as
          Exhibit 3.24 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.25  Articles of Amendment of US Intangible Company, filed as Exhibit
          3.25 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.26  Articles of Amendment of PMD Intangible Holdings Corp., filed as
          Exhibit 3.26 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.27 Articles of Amendment of PMD Holdings Corp., now known as Noveon IP Holdings Corp., filed as Exhibit 3.27 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.28 By-Laws of Noveon IP Holdings Corp., filed as Exhibit 3.28 to Registration Statement No. 333-61812, and incorporated herein by reference.

    4.1 Indenture, dated February 28, 2001, by and between PMD Group Inc., the Guarantors party thereto and Wells Fargo Bank
          Minnesota, National Association, as trustee, filed as Exhibit 4.1 to Registration Statement No. 333-61812, and incorporated herein by reference.

    4.2 Forms of 11% Senior Subordinated Notes due 2011, Series A Notes (contained in Exhibit 4.1 as Exhibit A and B thereto, respectively), filed as Exhibit 4.2 to Registration Statement No. 333-61812, and incorporated herein by reference.

    4.3 Form of Guarantee (contained in Exhibit 4.1 as Exhibit E thereto), filed as Exhibit 4.3 to Registration Statement No. 333-61812, and incorporated herein by reference.

    4.4 Registration Rights Agreement, dated February 28, 2001, by and between PMD Group Inc., the Guarantors party thereto, Credit Suisse First Boston and Deutsche Banc Alex. Brown, filed as
          Exhibit 4.4 to Registration Statement No. 333-61812, and incorporated herein by reference.

    5.1 Opinion and consent of Fried, Frank, Harris, Shriver & Jacobson, filed as Exhibit 5.1 to Registration Statement No. 333-61812, and incorporated herein by reference.

    5.2   Opinion and consent of McBride Baker & Coles, filed as Exhibit
          5.2 to Registration Statement No. 333-61812, and incorporated herein by reference.

    5.3   Opinion and consent of Ryan, Swanson & Cleveland, PLLC, filed as
          Exhibit 5.3 to Registration Statement No. 333-61812, and incorporated herein by reference.

    10.1 Amended and Restated Management Agreement, dated June 26, 2001, between Noveon, Inc. and DLJ Merchant Banking III, Inc., filed as
          Exhibit 10.1 to Form 10-K for the year ended December 31, 2001, and incorporated herein by reference.

    10.2 Management Agreement, dated February 5, 2001, between PMD Group Inc. and DB Capital/PMD Investors, LLC, filed as Exhibit 10.2 to Registration Statement No. 333-61812, and incorporated herein by reference.

    10.3 Management Agreement, dated February 5, 2001, between PMD Group Inc. and AEA Investors Inc., filed as Exhibit 10.3 to
          Registration Statement No. 333-61812, and incorporated herein by reference.

    10.4 Advisory Services Agreement, dated as of February 5, 2001, by and between PMD Group Inc. and Credit Suisse First Boston
          Corporation, filed as Exhibit 10.4 to Registration Statement No. 333-61812, and incorporated herein by reference.+

    10.5 Credit Agreement by and among PMD Group Inc., PMD Group Holdings Inc., Bankers Trust Company and Credit Suisse First Boston, dated as of February 28, 2001, filed as Exhibit 10.5 to Registration Statement No. 333-61812, and incorporated herein by reference.+

    10.6  First Amendment to Credit Agreement by and among Noveon
          International, Inc., Noveon, Inc., Deutsche Bank Trust Company Americas, Credit Suisse First Boston and the financial institutions signatory thereto dated as of October 31, 2002, filed as Exhibit 10.6 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    10.8 Settlement Agreement and Release between Goodrich Corporation and Noveon, Inc. dated June 28, 2002, filed as Exhibit 10.12 to Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

    10.9 Employment Agreement, dated March 9, 2001, between PMD Group Holdings Inc., PMD Group Inc., and Steven J. Demetriou, filed as
          Exhibit 10.8 to Registration Statement No. 333-61812, and incorporated herein by reference.+

    10.10 Noveon Holdings, Inc. Amended and Restated Stock Option Plan, filed as Exhibit 10.8 to Form 10-K for year ended December 31, 2001, and incorporated herein by reference.

    10.11 Noveon, Inc. Special Deferred Compensation Plan (First
          Restatement effective November 1, 2002), filed as Exhibit 10.11 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    10.12 Noveon, Inc. Management Incentive Plan, filed as Exhibit 10.1 to Form 10-Q for the quarter ended March 31, 2003, and incorporated herein by reference.+

    10.13 Promissory Note dated November 30, 2001 between Steven J. Demetriou as maker and Noveon Holdings, Inc. as payee, filed as
          Exhibit 10.13 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    10.14 Security Agreement dated November 30, 2001 between Steven J. Demetriou as pledgee and Noveon Holdings, Inc. as pledgor, filed as Exhibit 10.14 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    10.15 Assignment effective as of November 30, 2001 between Noveon Holdings, Inc. as assignor and Noveon, Inc. as assignee, filed as
          Exhibit 10.15 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    12.1  Computation of ratio of earnings to fixed charges.

    21.1  Subsidiaries of the Company.

    23.1  Consent of Ernst & Young LLP (independent auditors).

    23.3 Consent of Fried, Frank, Harris, Shriver and Jacobson (included in Exhibit 5.1).

    23.4  Consent of McBride Baker & Coles (included in Exhibit 5.2).

    23.5  Consent of Ryan Swanson & Cleveland, PLLC (included in Exhibit
          5.3).

    24.1 Powers of Attorney (included in the signature pages to Registration Statement No. 333-61812 and this Post-Effective Amendment No. 1).

    25.1  Statement of Eligibility of Trustee on Form T-1, filed as Exhibit
          25.1 to Registration Statement No. 333-61812, and incorporated herein by reference.

    99.1  Form of Letter of Transmittal, filed as Exhibit 99.1 to
          Registration Statement No. 333-61812 and incorporated herein by reference.

    99.2  Form of Notice of Guaranteed Delivery, filed as 99.2 to
          Registration Statement No. 333-61812 and incorporated herein by reference.

    99.3 Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant From Beneficial Owner, filed as
          Exhibit 99.3 to Registration Statement No. 333-61812 and incorporated herein by reference.

--------------------

+ We agree to furnish supplementary to the SEC a copy of any omitted schedule to such agreement upon the request of the SEC in accordance with
   Item 601(b)(2) of Regulation S-K.



ITEM 22. UNDERTAKINGS

     The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (4) That, for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                 SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.

                                       NOVEON, INC.

                                       By:  /s/ Christopher R. Clegg
                                          ------------------------------------
                                                Christopher R. Clegg
                                          Senior Vice President, General Counsel
                                                    and Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

          SIGNATURE                             TITLE
          ---------                             -----

               *                         Director, Chief Executive
-----------------------------------          Officer and President
     Steven J. Demetriou                (principal executive officer)


               *                         Chief Financial Officer and
----------------------------------         Executive Vice President
      Michael D. Friday                 (principal financial officer)


               *                           Chairman and Director
----------------------------------
  H. William Lichtenberger

               *                             Director
----------------------------------
     T.J. Dermot Dunphy


               *                             Director
----------------------------------
       John L. Garcia


               *                             Director
----------------------------------
     Brian R. Hoesterey


               *                             Director
----------------------------------
      Susan C. Schnabel


               *                             Director
----------------------------------
      Vincent A. Sarni


               *                             Director
----------------------------------
     James Edward Virtue


* Pursuant to power of attorney.

By:    /s/ Christopher R. Clegg              Attorney-in-Fact
   -------------------------------
       Christopher R. Clegg


Dated: June 4, 2003

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon China, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.

                                          NOVEON CHINA, INC.



                                          By: /s/ Christopher R. Clegg
                                              --------------------------------
                                                  Christopher R. Clegg
                                                        Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                              TITLE
              ---------                              -----

                   *                   Director, President and Treasurer
----------------------------------
           Michael D. Friday

                   *                      Director, Vice-President and
----------------------------------            Assistant Treasurer
          Kenneth J. Willings


       /s/ Christopher R. Clegg              Director and Secretary
----------------------------------
         Christopher R. Clegg


* Pursuant to power of attorney.


By:   /s/ Christopher R. Clegg                  Attorney-in-Fact
----------------------------------
        Christopher R. Clegg

Dated:      June 4, 2003

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Diamalt, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.

                                          NOVEON DIAMALT, INC.



                                          By: /s/ Christopher R. Clegg
                                              --------------------------------
                                                  Christopher R. Clegg
                                                        Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                              TITLE
              ---------                              -----

                   *                   Director, President and Treasurer
----------------------------------
           Michael D. Friday

                   *                      Director, Vice-President and
----------------------------------            Assistant Treasurer
          Kenneth J. Willings


       /s/ Christopher R. Clegg              Director and Secretary
----------------------------------
         Christopher R. Clegg


* Pursuant to power of attorney.


By:   /s/ Christopher R. Clegg                  Attorney-in-Fact
----------------------------------
        Christopher R. Clegg

Dated:      June 4, 2003

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon FCC, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.

                                          NOVEON FCC, INC.



                                          By: /s/ Christopher R. Clegg
                                              --------------------------------
                                                  Christopher R. Clegg
                                                        Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                              TITLE
              ---------                              -----

                   *                   Director, President and Treasurer
----------------------------------
           Michael D. Friday

                   *                      Director, Vice-President and
----------------------------------            Assistant Treasurer
          Kenneth J. Willings


       /s/ Christopher R. Clegg              Director and Secretary
----------------------------------
         Christopher R. Clegg


* Pursuant to power of attorney.


By:   /s/ Christopher R. Clegg                  Attorney-in-Fact
----------------------------------
        Christopher R. Clegg

Dated:      June 4, 2003

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Hilton Davis, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.

                                          NOVEON HILTON DAVIS, INC.



                                          By: /s/ Christopher R. Clegg
                                              --------------------------------
                                                  Christopher R. Clegg
                                                        Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:


              SIGNATURE                              TITLE
              ---------                              -----

                   *                   Director, President and Treasurer
----------------------------------
           Michael D. Friday

                   *                      Director, Vice-President and
----------------------------------            Assistant Treasurer
          Kenneth J. Willings


       /s/ Christopher R. Clegg              Director and Secretary
----------------------------------
         Christopher R. Clegg


* Pursuant to power of attorney.


By:   /s/ Christopher R. Clegg                  Attorney-in-Fact
----------------------------------
        Christopher R. Clegg

Dated:      June 4, 2003

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Kalama, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.

                                          NOVEON KALAMA, INC.



                                          By: /s/ Christopher R. Clegg
                                              --------------------------------
                                                  Christopher R. Clegg
                                                        Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                              TITLE
              ---------                              -----

                   *                   Director, President and Treasurer
----------------------------------
           Michael D. Friday

                   *                      Director, Vice-President and
----------------------------------            Assistant Treasurer
          Kenneth J. Willings


       /s/ Christopher R. Clegg              Director and Secretary
----------------------------------
         Christopher R. Clegg


* Pursuant to power of attorney.


By:   /s/ Christopher R. Clegg                  Attorney-in-Fact
----------------------------------
        Christopher R. Clegg

Dated:      June 4, 2003

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Textile Chemicals, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.


                                          NOVEON TEXTILE CHEMICALS, INC.



                                          By: /s/ Christopher R. Clegg
                                              --------------------------------
                                                  Christopher R. Clegg
                                                        Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                              TITLE
              ---------                              -----

                   *                   Director, President and Treasurer
----------------------------------
           Michael D. Friday

                   *                      Director, Vice-President and
----------------------------------            Assistant Treasurer
          Kenneth J. Willings


       /s/ Christopher R. Clegg              Director and Secretary
----------------------------------
         Christopher R. Clegg


* Pursuant to power of attorney.


By:   /s/ Christopher R. Clegg                  Attorney-in-Fact
----------------------------------
        Christopher R. Clegg

Dated:      June 4, 2003

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Holding Corporation has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.


                                          NOVEON HOLDING CORPORATION



                                          By: /s/ Christopher R. Clegg
                                              --------------------------------
                                                  Christopher R. Clegg
                                                        Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                              TITLE
              ---------                              -----

                   *                   Director, President and Treasurer
----------------------------------
           Michael D. Friday

                   *                      Director, Vice-President and
----------------------------------            Assistant Treasurer
          Kenneth J. Willings


       /s/ Christopher R. Clegg              Director and Secretary
----------------------------------
         Christopher R. Clegg


* Pursuant to power of attorney.


By:   /s/ Christopher R. Clegg                  Attorney-in-Fact
----------------------------------
        Christopher R. Clegg

Dated:      June 4, 2003

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Performance Materials I Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.


                                          PERFORMANCE MATERIALS I INC.



                                          By: /s/ Christopher R. Clegg
                                              --------------------------------
                                                  Christopher R. Clegg
                                                        Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                              TITLE
              ---------                              -----

                   *                   Director, President and Treasurer
----------------------------------
           Michael D. Friday

                   *                      Director, Vice-President and
----------------------------------            Assistant Treasurer
          Kenneth J. Willings


       /s/ Christopher R. Clegg              Director and Secretary
----------------------------------
         Christopher R. Clegg


* Pursuant to power of attorney.


By:   /s/ Christopher R. Clegg                  Attorney-in-Fact
----------------------------------
        Christopher R. Clegg

Dated:      June 4, 2003

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Performance Materials II LLC has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.




                                          PERFORMANCE MATERIALS II LLC



                                          By:   Noveon, Inc.
                                                its Sole Member

                                          By:   /s/ Christopher R. Clegg
                                              ------------------------------
                                                    Christopher R. Clegg
                                          Senior Vice President, General Counsel
                                                       and Secretary

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon IP Holdings Corp. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brecksville, State of Ohio, on the 4th day of June, 2003.

                                          NOVEON IP HOLDINGS CORP.



                                          By: /s/ Christopher R. Clegg
                                              --------------------------------
                                                  Christopher R. Clegg
                                                        Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                              TITLE
              ---------                              -----

                   *                   Director, President and Treasurer
----------------------------------
           Michael D. Friday

                   *                      Director, Vice-President and
----------------------------------            Assistant Treasurer
          Kenneth J. Willings


       /s/ Christopher R. Clegg              Director and Secretary
----------------------------------
         Christopher R. Clegg


* Pursuant to power of attorney.


By:   /s/ Christopher R. Clegg                  Attorney-in-Fact
----------------------------------
        Christopher R. Clegg

Dated:      June 4, 2003

                                EXHIBIT INDEX

 EXHIBIT
  NUMBER                        EXHIBIT DESCRIPTION
--------------------------------------------------------------------------

    2.1 Agreement for Sale and Purchase of Assets, dated as of November 28, 2001, by and between The B.F.Goodrich Company and PMD Group Inc., filed on May 29, 2001 as Exhibit 2.1 to our Registration Statement on Form S-4 (Commission File No. 333-61812) ("Registration Statement No. 333-61812"), and incorporated herein by reference.+

    3.1 Corrected Restated Certificate of Incorporation of Noveon, Inc., filed as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

    3.2   Amended and Restated By-Laws of Noveon, Inc., filed as Exhibit
          3.2 to Form 10-K for the year ended December 31, 2001, and incorporated herein by reference.

    3.3 Amended and Restated Certificate of Incorporation of Noveon China, Inc., formerly known as BFGoodrich China, Inc., filed as
          Exhibit 3.3 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.4   By-Laws of Noveon China, Inc., filed as Exhibit 3.4 to
          Registration Statement No. 333-61812, and incorporated herein by reference.

    3.5 Amended and Restated Certificate of Incorporation of Noveon Diamalt, Inc., formerly known as BFGoodrich Diamalt, Inc., filed as Exhibit 3.5 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.6 By-Laws of Noveon Diamalt, Inc., filed as Exhibit 3.6 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.7 Amended and Restated Certificate of Incorporation of Noveon FCC, Inc., formerly known as BFGoodrich FCC, Inc., filed as
          Exhibit 3.7 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.8 By-Laws of Noveon FCC, Inc., filed as Exhibit 3.8 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.9 Amended and Restated Certificate of Incorporation of Noveon Hilton Davis, Inc., formerly known as BFGoodrich Hilton Davis, Inc., filed as Exhibit 3.9 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.10 By-Laws of Noveon Hilton Davis, Inc., filed as Exhibit 3.10 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.11 Amended and Restated Certificate of Incorporation of Noveon Kalama, Inc., formerly known as BFGoodrich Kalama, Inc., filed as
          Exhibit 3.11 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.12 By-Laws of Noveon Kalama, Inc., filed as Exhibit 3.12 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.13 Amended and Restated Certificate of Incorporation of Noveon Textile Chemicals, Inc., formerly known as BFGoodrich Textile Chemicals, Inc., filed as Exhibit 3.13 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.14 By-Laws of Noveon Textile Chemicals, Inc., filed as Exhibit 3.14 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.15  Certificate of Incorporation of FCC Acquisition Corp., filed as
          Exhibit 3.15 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.16 By-Laws of FCC Acquisition Corp., filed as Exhibit 3.16 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.17 Amended and Restated Certificate of Incorporation of Noveon Holding Corporation, formerly known as Goodrich Holding
          Corporation, filed as Exhibit 3.17 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.18 By-Laws of Noveon Holding Corporation, filed as Exhibit 3.18 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.19 Certificate of Incorporation of Performance Materials I Inc., filed as Exhibit 3.19 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.20 By-Laws of Performance Materials I Inc., filed as Exhibit 3.20 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.21 Certificate of Formation of Goodbar LLC II, filed as Exhibit 3.21 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.22 Certificate of Amendment to Certificate of Goodbar LLC II, now known as Performance Materials II LLC, filed as Exhibit 3.22 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.23 Limited Liability Company Operating Agreement of Performance Materials II LLC, filed as Exhibit 3.23 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.24  Articles of Incorporation of US Intangible Company, filed as
          Exhibit 3.24 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.25  Articles of Amendment of US Intangible Company, filed as Exhibit
          3.25 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.26  Articles of Amendment of PMD Intangible Holdings Corp., filed as
          Exhibit 3.26 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.27 Articles of Amendment of PMD Holdings Corp., now known as Noveon IP Holdings Corp., filed as Exhibit 3.27 to Registration Statement No. 333-61812, and incorporated herein by reference.

    3.28 By-Laws of Noveon IP Holdings Corp., filed as Exhibit 3.28 to Registration Statement No. 333-61812, and incorporated herein by reference.

    4.1 Indenture, dated February 28, 2001, by and between PMD Group Inc., the Guarantors party thereto and Wells Fargo Bank
          Minnesota, National Association, as trustee, filed as Exhibit 4.1 to Registration Statement No. 333-61812, and incorporated herein by reference.

    4.2 Forms of 11% Senior Subordinated Notes due 2011, Series A Notes (contained in Exhibit 4.1 as Exhibit A and B thereto, respectively), filed as Exhibit 4.2 to Registration Statement No. 333-61812, and incorporated herein by reference.

    4.3 Form of Guarantee (contained in Exhibit 4.1 as Exhibit E thereto), filed as Exhibit 4.3 to Registration Statement No. 333-61812, and incorporated herein by reference.

    4.4 Registration Rights Agreement, dated February 28, 2001, by and between PMD Group Inc., the Guarantors party thereto, Credit Suisse First Boston and Deutsche Banc Alex. Brown, filed as
          Exhibit 4.4 to Registration Statement No. 333-61812, and incorporated herein by reference.

    5.1 Opinion and consent of Fried, Frank, Harris, Shriver & Jacobson, filed as Exhibit 5.1 to Registration Statement No. 333-61812, and incorporated herein by reference.

    5.2   Opinion and consent of McBride Baker & Coles, filed as Exhibit
          5.2 to Registration Statement No. 333-61812, and incorporated herein by reference.

    5.3   Opinion and consent of Ryan, Swanson & Cleveland, PLLC, filed as
          Exhibit 5.3 to Registration Statement No. 333-61812, and incorporated herein by reference.

    10.1 Amended and Restated Management Agreement, dated June 26, 2001, between Noveon, Inc. and DLJ Merchant Banking III, Inc., filed as
          Exhibit 10.1 to Form 10-K for the year ended December 31, 2001, and incorporated herein by reference.

    10.2 Management Agreement, dated February 5, 2001, between PMD Group Inc. and DB Capital/PMD Investors, LLC, filed as Exhibit 10.2 to Registration Statement No. 333-61812, and incorporated herein by reference.

    10.3 Management Agreement, dated February 5, 2001, between PMD Group Inc. and AEA Investors Inc., filed as Exhibit 10.3 to
          Registration Statement No. 333-61812, and incorporated herein by reference.

    10.4 Advisory Services Agreement, dated as of February 5, 2001, by and between PMD Group Inc. and Credit Suisse First Boston
          Corporation, filed as Exhibit 10.4 to Registration Statement No. 333-61812, and incorporated herein by reference.+

    10.5 Credit Agreement by and among PMD Group Inc., PMD Group Holdings Inc., Bankers Trust Company and Credit Suisse First Boston, dated as of February 28, 2001, filed as Exhibit 10.5 to Registration Statement No. 333-61812, and incorporated herein by reference.+

    10.6  First Amendment to Credit Agreement by and among Noveon
          International, Inc., Noveon, Inc., Deutsche Bank Trust Company Americas, Credit Suisse First Boston and the financial institutions signatory thereto dated as of October 31, 2002, filed as Exhibit 10.6 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    10.8 Settlement Agreement and Release between Goodrich Corporation and Noveon, Inc. dated June 28, 2002, filed as Exhibit 10.12 to Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

    10.9 Employment Agreement, dated March 9, 2001, between PMD Group Holdings Inc., PMD Group Inc., and Steven J. Demetriou, filed as
          Exhibit 10.8 to Registration Statement No. 333-61812, and incorporated herein by reference.+

    10.10 Noveon Holdings, Inc. Amended and Restated Stock Option Plan, filed as Exhibit 10.8 to Form 10-K for year ended December 31, 2001, and incorporated herein by reference.

    10.11 Noveon, Inc. Special Deferred Compensation Plan (First
          Restatement effective November 1, 2002), filed as Exhibit 10.11 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    10.12 Noveon, Inc. Management Incentive Plan, filed as Exhibit 10.1 to Form 10-Q for the quarter ended March 31, 2003, and incorporated herein by reference.+

    10.13 Promissory Note dated November 30, 2001 between Steven J. Demetriou as maker and Noveon Holdings, Inc. as payee, filed as
          Exhibit 10.13 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    10.14 Security Agreement dated November 30, 2001 between Steven J. Demetriou as pledgee and Noveon Holdings, Inc. as pledgor, filed as Exhibit 10.14 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    10.15 Assignment effective as of November 30, 2001 between Noveon Holdings, Inc. as assignor and Noveon, Inc. as assignee, filed as
          Exhibit 10.15 to Form 10-K for year ended December 31, 2002, and incorporated herein by reference.

    12.1  Computation of ratio of earnings to fixed charges.

    21.1  Subsidiaries of the Company.

    23.1  Consent of Ernst & Young LLP (independent auditors).

    23.3 Consent of Fried, Frank, Harris, Shriver and Jacobson (included in Exhibit 5.1).

    23.4  Consent of McBride Baker & Coles (included in Exhibit 5.2).

    23.5  Consent of Ryan Swanson & Cleveland, PLLC (included in Exhibit
          5.3).

    24.1 Powers of Attorney (included in the signature pages to Registration Statement No. 333-61812 and this Post-Effective Amendment No. 1).

    25.1  Statement of Eligibility of Trustee on Form T-1, filed as Exhibit
          25.1 to Registration Statement No. 333-61812, and incorporated herein by reference.

    99.1  Form of Letter of Transmittal, filed as Exhibit 99.1 to
          Registration Statement No. 333-61812 and incorporated herein by reference.

    99.2  Form of Notice of Guaranteed Delivery, filed as 99.2 to
          Registration Statement No. 333-61812 and incorporated herein by reference.

    99.3 Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant From Beneficial Owner, filed as
          Exhibit 99.3 to Registration Statement No. 333-61812 and incorporated herein by reference.